As filed with the Securities and Exchange Commission on December 10, 2015
Registration No.: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNOCOLL HOLDINGS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)
Ireland (State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. employer identification number)
Innocoll Holdings plc
Unit 9, Block D
Monksland Business Park
Monksland, Athlone, Co. Roscommon
Ireland
+353 (0) 90 6486834
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anthony P. Zook
3813 West Chester Pike
Newtown Square, PA 19073
610-405-2347
(Name, address, and telephone number of agent for service)

Copies to:
Jeffrey A. Baumel, Esq.
Ilan Katz, Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020
Tel. No.: 212-768-6700
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the flowing box and list the Securities Act Registration Statement number of the earliest effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Aggregate Price per Ordinary Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Ordinary Shares(1)	28,231,418	Not Applicable	$221,616,632	$22,317

(1)
Ordinary shares, par value $0.01 per share, of Innocoll Holdings plc, a public limited company formed under Irish law (“Innocoll Ireland”), to be issued in connection with the proposed redomicile merger described herein (the “Redomicile Merger”) of Innocoll AG, a German stock corporation (“Innocoll Germany”) into Innocoll Ireland.

(2)
Represents the maximum number of ordinary shares expected to be issued by the registrant to the shareholders of Innocoll Germany, in the Redomicile Merger. Calculated as the product of  (x) 13.25 and (y) the sum of  (i) 1,837,493 Innocoll Germany ordinary shares outstanding as of December 9, 2015, plus (ii) 293,180 Innocoll Germany ordinary shares issuable pursuant to outstanding stock options.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (f) under the Securities Act of 1933, as amended, based upon the product of  (i) 28,231,418 and (ii) $7.85, which is the average of the high and low sale price of the ADSs of Innocoll Germany, as reported on the NASDAQ Global Market on December 3, 2015. As described herein, in connection with the Redomicile Merger, each issued, registered common share of Innocoll Germany, €1.00 notional par value per share, will be converted into the right to receive 13.25 ordinary shares of Innocoll Ireland and the Innocoll Germany ADSs will be terminated prior to the effective time of the merger and holders thereof will have the right to receive one Innocoll Ireland ordinary share for each terminated Innocoll Germany ADS.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may change. We may not sell the securities offered by this preliminary prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus does not constitute an offer to sell or a solicitation to buy any securities in any state or jurisdiction in which such offer or solicitation is not permitted.
PRELIMINARY COPY — SUBJECT TO COMPLETION — DATED DECEMBER 10, 2015

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
This prospectus relates to the ordinary shares of Innocoll Holdings plc, a public limited company formed under Irish law (“Innocoll Ireland”), to be issued to holders of ordinary shares of Innocoll AG, a German stock corporation (“Innocoll Germany”), in connection with the proposed cross-border merger between Innocoll Germany and Innocoll Ireland with Innocoll Germany being the disappearing entity and Innocoll Ireland being the surviving entity in a merger by acquisition (the “Merger”). The Merger will be effected pursuant to the common draft terms of a cross-border merger (the “Merger Proposal”). A substantively final version of the common draft terms is attached to this prospectus as Annex A (the “Draft Merger Proposal”). Holders of Innocoll Germany ordinary shares are being asked to approve the Merger at an extraordinary general meeting of shareholders of Innocoll Germany (the “Extraordinary Meeting”), to be held on •, 2016, at • p.m. Central European Time (• a.m. Eastern Daylight Time), at the offices of Dr. Susanne Frank, Residenzstraße 27, 80333 Munich, Germany. The Draft Merger Proposal will be finalized and signed by Innocoll Germany and Innocoll Ireland before the Extraordinary Meeting after compliance with certain procedural requirements of German and Irish law.
If approved by our shareholders, the Merger would result in Innocoll Ireland becoming the publicly-traded parent of the Innocoll group of companies and also result in you holding Innocoll Ireland ordinary shares, par value $0.01 per share, rather than Innocoll Germany ordinary shares, with a notional value of  €1.00 per share. After the Merger, Innocoll Ireland will continue to conduct the same businesses through the Innocoll group of companies as Innocoll Germany conducted prior to the Merger and your relative economic interest in the Innocoll group will remain unchanged after the Merger.
Conditioned upon the Merger becoming effective, Innocoll Germany has resolved to terminate the Innocoll Germany American Depositary Share (“ADS”) facility. Each outstanding ADS currently represents 1/13.25 of an ordinary share of Innocoll Germany. In order to be able to issue one Innocoll Ireland ordinary share in the Merger which will then be exchangeable for each ADS upon after the termination of the ADS facility, each Innocoll Germany ordinary share will be converted into 13.25 Innocoll Ireland ordinary shares in the Merger. If any action is required by a holder of ADSs to effect the exchange of such ADSs for the underlying ordinary share of Innocoll Ireland to be issued in the Merger, holders of ADSs will receive separate instructions on how to surrender and cancel the Innocoll Germany ADSs.
On the effective date of the Merger, each holder of Innocoll Germany ordinary shares (other than holders of ADSs) will hold 13.25 Innocoll Ireland ordinary shares for each Innocoll Germany ordinary share held prior to the Merger. Since Irish law does not recognize fractional shares held of record, Innocoll Ireland will not issue any fractions of Innocoll Ireland ordinary shares. Instead, all entitlements to fractional Innocoll Ireland ordinary shares held by a registered shareholder will be aggregated with the entitlements to fractional Innocoll Ireland ordinary shares of all other Innocoll Germany shareholders and will be sold by the exchange agent, with any sale proceeds being distributed in cash pro rata to such registered shareholders whose fractional entitlements have been sold.
We expect the Innocoll Ireland ordinary shares to be listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “INNL”, the same symbol under which Innocoll Germany ADSs are currently listed and traded. Currently, there is no established public trading market for the ordinary shares of Innocoll Ireland.
Upon completion of the Merger, we will continue to be subject to U.S. Securities and Exchange Commission reporting requirements applicable to foreign private issuers, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable corporate governance rules of NASDAQ. After the Merger, we will also be obligated to comply with any additional applicable rules and reporting requirements under Irish law. In addition, at or prior to the effective time of the Merger, we intend to elect to voluntarily report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles instead of International Financial Reporting Standards.
Under U.S. federal income tax law and Irish tax law, holders of ordinary shares of Innocoll Germany or Innocoll Germany ADSs generally will not recognize gain or loss on the exchange of such shares or ADSs for Innocoll Ireland ordinary shares in the Merger or upon termination of the ADSs and the termination of the ADS facility. Under German tax law, holders of Innocoll Germany ordinary shares will technically recognize a gain, however it is expected that this gain will be exempt from German taxes as Innocoll Germany shareholders may have the ability to elect for a tax-neutral treatment or enjoy the protection of an applicable double tax treaty. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR TAX CONSEQUENCES.
The Merger cannot be completed without satisfying certain conditions, the most important of which is the approval of the Merger by the affirmative vote of holders of at least seventy five percent (75%) of the ordinary shares of Innocoll Germany represented in person or by proxy at the Extraordinary Meeting.
We currently anticipate that the Merger will be completed during the first quarter of 2016, although we may abandon the Merger at any time prior to the Extraordinary Meeting and, in certain circumstances, even after obtaining shareholder approval if certain other conditions are not met as described in this Prospectus.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY. If you hold Innocoll Germany ordinary shares through an intermediary such as a broker/dealer or clearing agency, or if you hold Innocoll Germany ADSs, you should consult with that intermediary about how to obtain information on the Extraordinary Meeting.
We encourage you to read this entire prospectus carefully. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WE DESCRIBE STARTING ON PAGE 24.
None of the U.S. Securities and Exchange Commission, any U.S. state securities commission or any other regulatory authority has approved or disapproved of the securities to be issued in the merger or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December •, 2015.

In reviewing this prospectus, you should carefully consider the matters described under “Risk Factors.”
This prospectus incorporates important business and financial information about Innocoll Germany from documents filed with the U.S. Securities and Exchange Commission (the “SEC”) that have not been included in or delivered with this prospectus. This information is available at the Web site the SEC maintains at www.sec.gov, as well as from other sources. See the section of this prospectus entitled “Where You Can Find More Information.” You also may request copies of these documents from us, without charge, upon written or oral request directed to Innocoll Shareholder Services, Innocoll AG, Unit 9, Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon, Ireland. In order to receive timely delivery of the documents, you must make your request no later than five business days prior to the date of the Extraordinary Meeting.
This document is not a prospectus within the meaning of the Companies Act 2014 of Ireland, the Prospectus Directive (2003/71/EC) or the Prospectus Rules issued by the Central Bank of Ireland. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law within the meaning of the above legislation. Other than pursuant to U.S. federal and state securities laws, this document is not a prospectus, prospectus equivalent document or any other form of formal disclosure document for the purposes of any applicable law, rule or regulation in any other jurisdiction, state, province or territory and no offer of shares to the public is being made, or will be made, that requires the publication of a prospectus, prospectus equivalent document or any other form of formal disclosure document and this document is not required to, and does not, contain all the information which may be required in a prospectus, prospectus equivalent document or any other form of formal disclosure document for the purposes of any applicable law, rule or regulation in any other jurisdiction, state, province or territory.
None of the SEC, any U.S. state securities commission, the Central Bank of Ireland or any other regulatory body, agency or authority elsewhere have approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. This document has not been reviewed by or registered with the Central Bank of Ireland or any other regulatory body, agency or authority elsewhere, other than the SEC. This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended), the Markets in Financial Instruments Directive (2004/39/EC) or any equivalent law, rule or regulation in any other jurisdiction, state, province or territory. This document does not take into account the investment objectives, financial situation or needs of any particular person. Neither Innocoll Ireland nor Innocoll Germany is an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended), the Markets in Financial Instruments Directive (2004/39/EC) or any equivalent law, rule or regulation in any other jurisdiction, state, province or territory and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.
This prospectus does not constitute an offer to sell or otherwise dispose of, or an invitation or solicitation of any offer to buy or otherwise acquire, any securities in any jurisdiction, state, province or territory in contravention of applicable law.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER
References in this prospectus to “Innocoll Germany” refer to Innocoll AG, a German stock corporation. References in this prospectus to “Innocoll Ireland” refer to Innocoll Holdings plc, a public limited company formed under Irish law. References to “Innocoll,” “we,” “us,” “our,” or the “Innocoll group” refer to Innocoll Germany and its consolidated subsidiaries prior to the Merger and Innocoll Ireland together with its consolidated subsidiaries following completion of the Merger. References in this prospectus to “our board” refer to the management board of Innocoll Germany.
The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed Merger and the Extraordinary Meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this prospectus, its annexes and the documents referred to or incorporated by reference in this prospectus for more information. For instructions on obtaining the documents incorporated by reference, see “Incorporation by Reference.”
Q:
WHY AM I RECEIVING THIS PROSPECTUS?

A:
Our board has unanimously approved a corporate reorganization of the Innocoll group, which would result in Innocoll Ireland, an Irish public limited company, becoming the publicly traded parent of the Innocoll group of companies and result in you holding shares in an Irish company rather than a German company. If approved by our shareholders, Innocoll Germany will merge into Innocoll Ireland, with Innocoll Germany being the disappearing entity and Innocoll Ireland being the surviving entity (the “Merger”). You are receiving this prospectus because you own ordinary shares of Innocoll Germany. This prospectus describes the proposal to approve the Merger and related matters on which Innocoll shareholders are being requested to vote. This prospectus also gives you information about Innocoll and other background information to assist you in making an informed decision.

We encourage you to read this prospectus carefully.
Q:
WHAT IS THE MERGER?

A:
The Merger is the method by which we will effect the corporate reorganization of the Innocoll group. As a result of the Merger, Innocoll Germany, will merge into Innocoll Ireland, with Innocoll Germany being the disappearing entity and Innocoll Ireland being the surviving entity. Upon completion of the Merger, holders of Innocoll Germany ordinary shares will receive, as consideration, 13.25 ordinary shares of Innocoll Ireland in exchange for each share of Innocoll Germany they hold immediately prior to the Merger. Since Irish law does not recognize fractional shares held of record, Innocoll Ireland will not issue any fractions of Innocoll Ireland ordinary shares to Innocoll Germany shareholders in the transaction. Instead, all entitlements to fractional Innocoll Ireland ordinary shares will be aggregated and sold by the exchange agent, with any sale proceeds being distributed in cash pro rata to the Innocoll Germany shareholders whose fractional entitlements have been sold.

Conditioned upon the Merger becoming effective, we have agreed to terminate the ADS facility. Accordingly, the ADSs will be cancelled and each ADS so cancelled will effectively become exchangeable for one ordinary share of Innocoll Ireland in connection with the Merger.
All the assets and liabilities of Innocoll Germany shall transfer by universal succession of title to Innocoll Ireland with Innocoll Germany being dissolved without going into liquidation. After the Merger, Innocoll Ireland will continue to conduct the same businesses through the Innocoll group of companies as Innocoll Germany conducted prior to the Merger.
Q:
WHO ARE THE PARTIES TO THE MERGER?

A:
The parties to the Merger are Innocoll Germany and Innocoll Ireland.

Q:
WHY DO YOU WANT TO HAVE YOUR PUBLICLY-TRADED PARENT INCORPORATED IN IRELAND?

A:
In reaching its decision to approve the Merger Proposal and recommend the Merger for your approval, Innocoll Germany identified several potential benefits of having our publicly-traded parent incorporated in Ireland, including the following:

•
Irish corporate law is more flexible than German corporate law. We believe that this flexibility could be beneficial to us in structuring equity issuances and other financing transactions which, under German law, are subject to subscription rights or price constraints which place Innocoll at a competitive disadvantage to its publicly traded peers. Under Irish law, statutory pre-emption rights can be made inapplicable for up to five years in the constitution of a company or by a special resolution passed by the shareholders of the company at a general meeting. A special resolution requires not less than 75% of the votes of Innocoll Ireland’s shareholders cast at a general meeting.

•
That certain burdensome formalities imposed by German corporate law are not applicable to Irish corporate law which better aligns the administration of share capital and other corporate functions and corporate governance matters with the obligations of a NASDAQ listed company.

•
That certain limitations imposed under German corporate law prohibit the exercise of stock options for a period of at least four years from issuance, even upon a change of control, and prohibit grants of options to members of our supervisory board, which limitations are not applicable to Irish companies. Accordingly, as an Irish company, we will be able to provide competitive equity incentive opportunities that enable us to continue to attract and retain talented directors, officers and employees.

•
We believe that the Merger will result in a reduction in certain operational, administrative, legal and accounting costs over the long term. For example, while ordinary shares of Innocoll Germany cannot be listed directly on NASDAQ, we will be able to list the ordinary shares of Innocoll Ireland directly on NASDAQ, which will allow us to terminate the Innocoll Germany ADS facility and eliminate the costs and administrative burden associated with this program for Innocoll and its shareholders.

•
The belief that a publicly-traded pharmaceutical company incorporated in Ireland and traded on NASDAQ will be better positioned to attract a broader shareholder base.

Though we expect the Merger should provide us the benefits described above, the Merger will expose Innocoll Germany and its shareholders to some risks. Our board was cognizant of and considered a variety of risks or potential risks, including the possibility of uncertainty created by the Merger and the change in our legal domicile, the fact that we expect to incur costs to complete the Merger, the fact that Irish corporate law imposes different and additional obligations on us and other risks discussed in the discussion under “Risk Factors Relating to the Merger.” After completing its review of the expected benefits and the potential advantages of the Merger, our board unanimously approved the Merger Proposal, and has recommended that shareholders vote for the Merger. Nevertheless, we cannot assure you that any of the anticipated benefits of the Merger will be realized.
Q:
WILL THE MERGER AFFECT OUR CURRENT OR FUTURE OPERATIONS?

A:
While changing the jurisdiction of incorporation of our publicly-traded parent is expected to position Innocoll to capture the benefits described above, we believe that the Merger should otherwise have no material impact on how we conduct our day-to-day operations. Where we conduct our future operations for our customers will depend on a variety of factors including the worldwide demand for our services and the overall needs of our business, independent of our legal domicile. Please read “Risk Factors Relating to the Merger” for a discussion of various ways in which the Merger could have an adverse effect on us.

Q:
WILL THE MERGER DILUTE MY ECONOMIC INTEREST?

A:
The Merger will not dilute your economic interest in the Innocoll group. Upon completion of the Merger, holders of Innocoll Germany ordinary shares will receive, as consideration, 13.25 ordinary shares of Innocoll Ireland in exchange for each share of Innocoll Germany they hold immediately prior to the Merger. Since Irish law does not recognize fractional shares held of record, Innocoll Ireland will not issue any fractions of Innocoll Ireland ordinary shares to Innocoll Germany shareholders in the transaction. Instead, all entitlements to fractional Innocoll Ireland ordinary shares will be aggregated and sold by the exchange agent, with any sale proceeds being distributed in cash pro rata to the Innocoll Germany shareholders whose fractional entitlements have been sold.
Conditioned upon the Merger becoming effective, we have agreed to terminate the ADS facility. Accordingly, the ADSs will be cancelled and each ADS so cancelled will effectively become exchangeable for one ordinary share of Innocoll Ireland in connection with the Merger.
Q:
WILL THE MERGER RESULT IN ANY CHANGES TO MY RIGHTS AS A SHAREHOLDER?

A:
The completion of the Merger will change the governing corporate law that applies to shareholders of our parent company from German law to Irish law. The legal system governing corporations organized under Irish law differs from the legal system governing corporations organized under German law. As a result, we are unable to adopt governing documents for Innocoll Ireland that are identical to the governing documents for Innocoll Germany. Notwithstanding the differences in the governing documents between Innocoll Ireland and Innocoll Germany, we believe that Irish law and the proposed constitution of Innocoll Ireland adequately safeguard the rights of shareholders. See “Comparison of Rights of Shareholders.” A copy of Innocoll Ireland’s proposed constitution is attached as Schedule 1 to Annex A to this prospectus.

Q:
WHY IS THE MERGER PROPOSAL STILL IN DRAFT FORM AND UNSIGNED?

A:
A substantively final version of the common draft terms is attached to this prospectus as Annex A. We refer to this as the Draft Merger Proposal. The Draft Merger Proposal will be finalized and signed by Innocoll Germany and Innocoll Ireland before the Extraordinary Meeting after compliance with certain procedural requirements of German and Irish law.

Q:
WHAT ARE THE MAJOR ACTIONS THAT HAVE BEEN PERFORMED OR WILL BE PERFORMED TO EFFECT THE MERGER?

A:
We have taken or intend to take the actions listed below to effect the Merger.

•
Innocoll Ireland was reregistered from a private limited company to a public limited company on December 1, 2015;

•
the Draft Merger Proposal was unanimously approved by the management board of Innocoll Germany and the board of directors of Innocoll Ireland;

•
a merger report by the management board of Innocoll Germany and a directors’ report by the board of directors of Innocoll Ireland (or as the case may be a joint report) will be prepared;

•
a merger audit report will be prepared by the court-appointed auditor;

•
an expert’s report on the valuation of the non-cash consideration will be provided for the allotment of the Innocoll Ireland ordinary shares as a result of the Merger in compliance with the Irish Companies Acts;

•
the directors of Innocoll Ireland will file the Merger Proposal in the Companies Registration Office in Ireland;

•
Innocoll Ireland shall procure the publication of the particulars required under Irish law with respect to the Merger in the CRO Gazette and two Irish national daily newspapers;

•
the registration of the Merger with, and receipt of a pre-merger certificate from, the competent German Commercial Register will be sought;

•
an order by the Irish High Court certifying that Innocoll Ireland has completed properly the pre-merger acts and formalities for the Merger in accordance with the Irish Regulations will be sought;

•
an order by the Irish High Court approving the completion of the Merger pursuant to the Irish Regulations will be sought;

•
the Merger Proposal will be signed by Innocoll Germany and Innocoll Ireland on or around December •, 2015 and will be notarized for German law purposes, in each case before the Extraordinary Meeting;

•
the sole shareholder of Innocoll Ireland will be asked to approve the Merger Proposal; and

•
Innocoll Germany shareholders will be asked to vote to approve the Merger Proposal at the Extraordinary Meeting.

Conditional upon approval of the Merger Proposal by the existing Innocoll Ireland shareholder, and the Innocoll Germany shareholders, and the satisfaction of the other conditions to completing the Merger, Innocoll Germany will merge with and into Innocoll Ireland, Innocoll Germany will dissolve without going into liquidation and the Merger will be effective.
As a result of the Merger:
•
all assets and liabilities of Innocoll Germany shall transfer by universal succession of title to Innocoll Ireland;

•
Innocoll Germany shall cease to exist;

•
each shareholder will receive, as consideration in the Merger, 13.25 Innocoll Ireland ordinary shares for each Innocoll Germany ordinary share held immediately prior to the Merger, rounded down to the nearest whole Innocoll Ireland ordinary share;

•
aggregated entitlements to fractional Innocoll Ireland ordinary shares will be sold by the exchange agent and sale proceeds will be distributed in cash pro rata to registered shareholders whose fractional entitlements have been sold;

•
the Innocoll Germany ADS facility will be terminated and holders of ADSs will have their ADSs cancelled with each ADS so cancelled effectively becoming exchangeable for one Innocoll Ireland ordinary share;

•
each share of Innocoll Germany will be cancelled and will cease to exist; and

•
Innocoll Ireland will assume all rights and obligations of Innocoll Germany (including under the employee equity-based plans of Innocoll Germany) by operation of law.

Q:
WILL THE MERGER HAVE AN IMPACT ON OUR OPERATING EXPENSES OR EFFECTIVE TAX RATE?

A:
We do not expect the Merger to have a material effect on our operating costs, including our selling, general and administrative expenses. In addition, we do not expect the Merger to materially affect our worldwide effective corporate tax rate.

Q:
IS THE MERGER TAXABLE TO ME?

A:
Under German tax law, holders of Innocoll Germany ordinary shares will technically recognize a gain, however it is expected that this gain will be exempt from German taxes as Innocoll Germany shareholders may have the ability to elect for a tax-neutral treatment or enjoy the protection of an applicable double tax treaty. See “Material Tax Considerations — German Tax Considerations.”

Under U.S. federal income tax law, holders of Innocoll Germany ordinary shares or Innocoll Germany ADSs generally will not recognize gain or loss as a result of the exchange of their ordinary shares or ADSs for ordinary shares of Innocoll Ireland in the Merger. See “Material Tax Considerations — U.S. Federal Income Tax Considerations.”
Under Irish tax law, holders of Innocoll Germany ordinary shares or Innocoll Germany ADSs who are not resident or ordinarily resident in Ireland for Irish tax purposes and who do not carry on a trade in Ireland through a branch or agency to which the holding of such ordinary shares or ADSs is attributable will not be subject to tax as a result of the Merger.

Innocoll Germany shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes, or Innocoll Germany shareholders who hold their ordinary shares or ADSs in connection with a trade carried on by such holder in Ireland through a branch or agency, will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish tax on chargeable gains arising on the cancellation of their ordinary shares or ADSs of Innocoll Germany pursuant to the Merger. However on the basis that the Merger is treated as a ‘scheme of reconstruction or amalgamation’ for Irish Capital Gains Tax purposes and qualifies for relief under Section 587 of the Taxes Consolidation Act, 1997, the cancellation of Innocoll Germany ordinary shares or ADSs and receipt of Innocoll Ireland ordinary shares or ADSs should not be treated as a disposal of Innocoll Germany ordinary shares or ADSs for Irish Capital Gains Tax (“CGT”) purposes.
The receipt by Innocoll Germany shareholders who are resident or ordinarily resident in Ireland for Irish tax purposes, or who hold their ordinary shares or ADSs in connection with a trade carried on by such holder in Ireland through a branch or agency, of cash in lieu of fractional ordinary shares of Innocoll Ireland will be treated as a part disposal of their Innocoll Germany ordinary shares or ADSs for Irish CGT purposes in respect of the cash consideration received. This may, subject to the availability of any exemptions and reliefs, give rise to a chargeable gain (or allowable loss) for the purposes of Irish CGT in respect of the cash received.
Shareholders of Innocoll Germany who are resident or ordinarily resident in Ireland for Irish tax purposes or who hold their ordinary shares or ADSs in connection with a trade carried on by such holder in Ireland through a branch or agency, and who exercise withdrawal rights and receive the cash compensation should be treated as having made a disposal for Irish CGT purposes and should consult their professional advisers on the Irish tax implications and the tax implications in other relevant jurisdictions including the deductibility of the shareholders’ tax basis in those shares. See “Material Tax Considerations — Irish Tax Considerations.”
Q:
IS THE MERGER A TAXABLE TRANSACTION FOR EITHER INNOCOLL GERMANY OR INNOCOLL IRELAND?

A:
The Merger is a taxable transaction for Innocoll Germany for German tax purposes. However, due to the fact that Innocoll Germany has its place of management in Ireland and it does not own any assets that are allocable to a taxable presence in Germany, no tax is expected to be required to be paid by Innocoll Germany.

The Merger is not a taxable transaction for Innocoll Germany or Innocoll Ireland for Irish tax purposes. There are capital gains tax and stamp duty restructuring reliefs available to facilitate this type of merger and the Merger fits within the parameters to qualify for those reliefs. The application of those reliefs does not require pre-notification or approval from the tax authorities.
Q:
WILL THERE BE IRISH WITHHOLDING TAX ON FUTURE DIVIDENDS, IF ANY, BY INNOCOLL IRELAND?

A:
For the majority of shareholders, there will be no Irish withholding tax on dividends paid by Innocoll Ireland. Whether Innocoll Ireland will be required to deduct Irish dividend withholding tax from dividends paid to a shareholder will depend largely on whether that shareholder is resident for tax purposes in a “relevant territory.” The information below is only a summary and does not contain all of the information that is important to you. See “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends” for a more detailed description of the Irish withholding tax on dividends.

SHARES HELD BY U.S. RESIDENT SHAREHOLDERS
Dividends paid in respect of Innocoll Ireland ordinary shares that are owned by residents of the United States generally will not be subject to Irish withholding tax. For shares held through The Depository Trust Company (“DTC”), dividends will not be subject to Irish withholding tax if the address of the relevant shareholder in his, her or its broker’s records is in the United States. For shares held outside of DTC, dividends will not be subject to Irish withholding tax if the shareholder has provided a valid Irish dividend withholding tax exemption form to Innocoll Ireland’s transfer agent.

SHARES HELD BY RESIDENTS OF “RELEVANT TERRITORIES” OTHER THAN THE UNITED STATES
Dividends paid to Innocoll Ireland shareholders who are residents of  “relevant territories” other than the United States generally will not be subject to Irish withholding tax, provided that those shareholders provide a valid Irish dividend withholding tax exemption forms that will allow them to receive their dividends without any Irish withholding tax. Such shareholders must provide the appropriate Irish forms to their brokers before the record date for the first dividend payment to which they are entitled (in the case of shares held through DTC) or to Innocoll Ireland’s transfer agent at least seven business days before such record date (in the case of shares held outside DTC).
SHARES HELD BY RESIDENTS OF COUNTRIES THAT ARE NOT “RELEVANT TERRITORIES”
Innocoll Ireland shareholders who do not reside in “relevant territories” will be subject to Irish withholding tax (currently at the rate of 20%), though there are a number of exemptions that could apply on a case-by-case basis. Such shareholders should seek advice from their tax advisors as to whether and how they may claim such exemptions.
IMPORTANT INFORMATION ABOUT IRISH DIVIDEND WITHHOLDING TAX
Innocoll Ireland will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax exemption forms. We strongly recommend that shareholders who will need to complete Irish dividend withholding tax exemption forms as described above do so and provide them to their brokers or Innocoll Ireland’s transfer agent, as the case may be, as soon as possible. Shareholders who do not need to complete Irish dividend withholding tax exemption forms should ensure, however, that their residence or required U.S. tax information has been properly recorded by their brokers or provided to Innocoll Ireland’s transfer agent, as the case may be. If any shareholder who is exempt from withholding receives a dividend subject to Irish dividend withholding tax, such shareholder may be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form, subject to certain time limits.
Links to the Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html. Please contact your broker or your tax advisor if you have any questions regarding Irish dividend withholding tax.
Q:
WILL THERE BE IRISH INCOME TAX ON DIVIDENDS ON INNOCOLL IRELAND ORDINARY SHARES?

A:
Irish income tax and the universal social charge may arise for non-Irish residents in respect of dividends received from Irish resident companies.

Dividends paid in respect of Innocoll Ireland ordinary shares owned by residents of  “relevant territories” or by other shareholders that are otherwise exempt from Irish dividend withholding tax will generally not be subject to Irish income tax or the universal social charge unless such shareholders hold the shares through a branch or agency which carries on a trade in Ireland. Residents of  “relevant territories” and other shareholders that are otherwise exempt from Irish dividend withholding tax who receive dividends subject to Irish withholding tax may be able to make an application for a refund from the Irish Revenue Commission on the prescribed form, subject to certain time limits. Innocoll Ireland shareholders who receive their dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax or the universal social charge on the dividend unless such shareholders hold the shares through a branch or agency which carries on a trade in Ireland.
The summary response does not address shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes, and such shareholders should seek advice from their tax advisors.
See “Material Tax Considerations — Irish Tax Considerations — Income Tax on Dividends Paid on Innocoll Ireland Ordinary Shares” for a more detailed description of the Irish income tax on dividends.

Q:
WILL THERE BE AN IRISH STAMP DUTY ON THE TRANSFER OF INNOCOLL IRELAND ORDINARY SHARES?

A:
Under Irish stamp duty law, stamp duty may be incurred upon certain share transfers occurring after completion of the merger.

Innocoll Ireland expects to enter into arrangements with DTC to allow Innocoll Ireland ordinary shares to be settled through the facilities of DTC (including Innocoll Ireland ordinary shares issued upon conversion of the Innocoll Germany ordinary shares underlying ADSs). As such, the summary below deals with shareholders who hold their shares through DTC and shareholders who hold shares outside of DTC.
Shares Held Through DTC
A transfer of Innocoll Ireland ordinary shares effected by means of the transfer of book-entry interest in DTC will not be subject to Irish stamp duty.
Shares Held Outside of DTC or Transferred Into or Out of DTC
A transfer of Innocoll Ireland ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty.
Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty, provided that:
•
there is no change in the ultimate beneficial ownership of such shares as a result of the transfer; and

•
the transfer into (or out of) DTC is not on a sale or in contemplation of a sale.

Because of the potential Irish stamp duty on transfers of Innocoll Ireland ordinary shares, we strongly recommend that any person who wishes to acquire Innocoll Ireland ordinary shares after completion of the Merger acquires such shares through DTC.
Innocoll Ireland expects that it may be required to assume the obligation for paying the stamp duty liability with respect to certain transfers of Innocoll Ireland ordinary shares as a result of the arrangements it enters into with DTC. Innocoll Ireland’s constitution as it will be in effect after the Merger provides that, if stamp duty resulting from the transfer of Innocoll Ireland ordinary shares, which would otherwise be payable by the transferee, is paid by Innocoll Ireland or any subsidiary of Innocoll Ireland on behalf of or as agent for the transferee, then in those circumstances, Innocoll Ireland shall on its behalf or on behalf of any such subsidiary, be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at Innocoll Ireland’s or relevant subsidiary’s discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at Innocoll Ireland’s or relevant subsidiary’s discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by Innocoll Ireland or any subsidiary for the amount of stamp duty paid. Innocoll Ireland’s lien shall extend to all dividends paid on those shares.
See “Material Tax Considerations — Irish Tax Considerations — Stamp Duty” for a more detailed description of the Irish stamp duty.
Q:
UNDER IRISH LAW, DOES IT MATTER, FOR TAX OR OTHER REASONS, WHETHER I HOLD MY SHARES “BENEFICIALLY” OR “OF RECORD”?

A:
Yes. In general, Innocoll Ireland shareholders will hold their shares in one of two ways. Some shareholders are directly registered in their own names on Innocoll Ireland’s shareholder records, as maintained by its transfer agent. In this prospectus, we generally refer to these shareholders as holding their shares “directly” or “of record.” Most of our shareholders will hold their shares through banks, brokers, trustees, custodians or other nominees, which in turn hold those shares through DTC. We generally refer to these shareholders as holding their shares “beneficially,” and to these banks brokers, trustees, custodians or other nominees as “brokers.”

Under Irish tax law you may be treated differently depending on whether you hold your shares “beneficially” or “of record.” Because of the potential Irish stamp duty on transfers of Innocoll Ireland ordinary shares, we strongly recommend that any person who wishes to acquire Innocoll Ireland ordinary shares after completion of the Merger acquires such shares through DTC. See “Material Tax Considerations — Irish Tax Considerations.”
Q:
WHAT TYPES OF INFORMATION AND REPORTS WILL INNOCOLL IRELAND MAKE AVAILABLE FOLLOWING THE MERGER?

A:
After the effective time of the Merger, we will remain subject to U.S. Securities and Exchange Commission (the “SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable corporate governance rules of NASDAQ. We also must comply with any additional applicable rules and reporting requirements under Irish law. In addition, at or prior to the effective time of the Merger, we intend to elect to voluntarily report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles instead of International Financial Reporting Standards. To the extent possible under Irish law, Innocoll Ireland’s corporate governance practices are expected to be comparable to those of Innocoll Germany. Please see “Comparison of Rights of Shareholders.”

Q:
WHAT ARE THE CLOSING CONDITIONS TO THE MERGER?

A:
The Merger cannot be completed without satisfying certain conditions, the most important of which is that the Innocoll Germany shareholders approve the Merger at the Extraordinary Meeting. In addition, there are other conditions, such as the receipt of a confirmation from the German Revenue Administration that there is no stamp duty tax payable under German law as a result of the Merger, the requirement to obtain authorization for listing the Innocoll Ireland ordinary shares on NASDAQ, the registration of the Merger with the competent German Commercial Register, receipt of pre-merger certificates, and receipt of a final order approving the completion of the Merger and specifying the date of the Merger from the Irish High Court. Please see “Summary of the Merger — Reasons that Innocoll may Decide to Abandon the Merger.”

Q:
WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:
We intend to complete the Merger in the first quarter of 2016, assuming the Merger is approved at the Extraordinary Meeting. If the Merger is approved by the requisite vote of the Innocoll Germany shareholders at the meeting, and the other conditions to completion of the Merger are satisfied (including the approval of the relevant German tax authorities), we will file an application for a final order of the Irish High Court as soon as practicable following the Extraordinary Meeting and the receipt of pre-merger certificates by Innocoll Ireland and Innocoll Germany. The Merger will be completed and become effective on the date specified by the Irish High Court.

We may decide to abandon the Merger at any time prior to the Extraordinary Meeting and the Merger remains subject to certain conditions even after obtaining shareholder approval at the Extraordinary Meeting. After the Merger is approved by Innocoll Germany shareholders and German and Irish pre-merger certificates are obtained, we anticipate filing the application for a final order specifying the date that the Merger is to effected with the Irish High Court, unless one of the conditions to completing the Merger fails to be satisfied.
Q:
WHAT WILL I RECEIVE FOR MY INNOCOLL GERMANY SHARES?

A:
Upon completion of the Merger, holders of Innocoll Germany ordinary shares will receive, as consideration, 13.25 ordinary shares of Innocoll Ireland in exchange for each share of Innocoll Germany they hold immediately prior to the Merger. Since Irish law does not recognize fractional shares held of record, Innocoll Ireland will not issue any fractions of Innocoll Ireland ordinary shares to Innocoll Germany shareholders in the transaction. Instead, all entitlements to fractional Innocoll Ireland ordinary shares will be aggregated and sold by the exchange agent, with any sale proceeds being distributed in cash pro rata to the Innocoll Germany shareholders whose fractional entitlements have been sold.

Conditioned upon the Merger becoming effective, we have agreed to terminate the ADS facility. Accordingly, the ADSs will be cancelled and each ADS so cancelled will effectively become exchangeable for one ordinary share of Innocoll Ireland in connection with the Merger.
Q:
DO I HAVE TO TAKE ANY ACTION TO EXCHANGE MY INNOCOLL GERMANY SHARES AND RECEIVE THE INNOCOLL IRELAND ORDINARY SHARES THAT I BECOME ENTITLED TO RECEIVE AS A RESULT OF THE MERGER?

A:
All ordinary shares of Innocoll Germany held by Citibank N.A. underlying Innocoll Germany ADSs will be converted into ordinary shares of Innocoll Ireland and recorded in book entry form in DTC. If any action is required by a holder of ADSs to effect the exchange of such ADSs for the underlying ordinary share of Innocoll Ireland to be issued in the Merger, holders of ADSs will receive separate instructions on how to surrender and cancel their Innocoll Germany ADSs.

Innocoll Ireland expects to enter into arrangements with DTC to allow Innocoll Ireland ordinary shares to be settled through the facilities of DTC. Accordingly, beneficial owners of Innocoll Germany ordinary shares held in “street name” through a bank, broker or other nominee will not be required to take any action. Ownership, following receipt of Innocoll Ireland ordinary shares, will be recorded in book entry form by your nominee, or broker or bank (as they are today) through the facilities of DTC without the need for any additional action.
If you are a registered uncertificated holder of Innocoll Germany ordinary shares, you will be sent instructions explaining the procedure for surrendering your Innocoll Germany book-entry shares in exchange for Innocoll Ireland ordinary shares. Innocoll Ireland ordinary shares will be initially delivered to the exchange agent for the Merger, for delivery to you, or in “street name” through DTC, in accordance with such instructions.
Holders of shares of Innocoll Germany or ADS holders of record that elect to receive a share certificate representing Innocoll Ireland ordinary shares should note that subsequent transfers of Innocoll Ireland ordinary shares outside of DTC may be subject to Irish stamp duty.
Q:
WHAT HAPPENS TO INNOCOLL GERMANY’S OUTSTANDING EQUITY-BASED AWARDS AT THE EFFECTIVE TIME OF THE MERGER?

A:
As a result of the Merger, Innocoll Ireland will assume, and become the plan sponsor of, each employee benefit and compensation plan, arrangement and agreement that is presently sponsored, maintained or contributed to by Innocoll Germany (including each equity and incentive plan and any outstanding award outstanding thereunder on the date of the Merger).

At the effective time of the Merger and pursuant to the terms of the Merger Proposal, each above-mentioned outstanding option to acquire shares of Innocoll Germany immediately prior to the effective time of the Merger will be converted, as applicable, into an option to acquire or an award covering a number of ordinary shares of Innocoll Ireland (rounded down to the nearest whole share) equal to the product obtained by multiplying (x) the number of Innocoll Germany ordinary shares subject to the option or award by (y) 13.25, at an exercise price (rounded up to the nearest whole cent) per Innocoll Ireland ordinary share equal to the quotient obtained by dividing (i) the exercise price per Innocoll Germany ordinary share by (ii) 13.25. If, upon exercise of such converted options or awards, Innocoll Ireland would be required to issue fractional shares, Innocoll Ireland is entitled to make a cash payment in the amount of the value of the fractional options, which amount shall be equivalent to the corresponding fraction of the closing price of Innocoll Irelands’ shares on NASDAQ Global Market on the day the option or award was exercised. Each Innocoll Ireland option or award as so assumed and converted will otherwise continue to have, and will otherwise be subject to, the same terms and conditions as applied to the applicable Innocoll Germany option immediately prior to the effective time of the scheme.
We anticipate that some or all of the outstanding and previously issued Innocoll Germany options and awards, including the stock options granted by Innocoll Germany to its own and it subsidiaries’ members of the management board and employees pursuant to a stock option plan, will be reissued under the 2016 Plan after the effective time of the Merger, subject to the consent of the relevant option holder.

In addition, Innocoll Ireland will assume the option agreements which Innocoll Germany has executed with members of the Innocoll Germany management board and executive officers in December 2014 pursuant to which members of the supervisory board and certain executive officers were granted options, which are exercisable subject to certain black-out periods, at an exercise price of  $119.25 per Innocoll Germany ordinary share. Innocoll Ireland will assume these obligations as a result of the Merger which will become options to acquire a number of ordinary shares of Innocoll Ireland (rounded down to the nearest whole share) equal to the product obtained by multiplying (x) the number of Innocoll Germany ordinary shares subject to the option or award by (y) 13.25, at an exercise price (rounded up to the nearest whole cent) per Innocoll Ireland ordinary share equal to the quotient obtained by dividing (i) the exercise price per Innocoll Germany ordinary share by (ii) 13.25. If, upon exercise of such converted options or awards, Innocoll Ireland would be required to issue fractional shares, Innocoll Ireland is entitled to make a cash payment in the amount of the value of the fractional options, which amount shall be equivalent to the corresponding fraction of the closing price of Innocoll Irelands’ shares on NASDAQ Global Market on the day the option or award was exercised. The board of directors of Innocoll Ireland will have the authority to issue the required amount of Innocoll Ireland ordinary shares upon exercise of the options described above in its authorized but unissued share capital.
Q:
WHAT HAPPENS TO INNOCOLL GERMANY’S OUTSTANDING 2014 INVESTOR OPTION AGREEMENT AT THE EFFECTIVE TIME OF THE MERGER?

A:
Innocoll Ireland will assume an option agreement dated July 2014 between Innocoll Germany and certain shareholders and other persons (the “2014 Investor Option Agreement”) which provided the option holders with the right to purchase up to an aggregate of 205,199 Innocoll Germany ordinary shares at an exercise price of  €100 per ordinary share. Pursuant to certain anti-dilution rights, the exercise price was reduced to €88.52 per ordinary share as a result of the sale of Innocoll Germany ADSs for a purchase price of  $9.00 per ADS. This 2014 Investor Option Agreement remains outstanding for 196,912 Innocoll Germany ordinary shares and Innocoll Ireland will assume these obligations as a result of the Merger, including the anti-dilution rights, which will become options to acquire a number of ordinary shares of Innocoll Ireland (rounded down to the nearest whole share) equal to the product obtained by multiplying (x) the number of Innocoll Germany ordinary shares subject to the option or award by (y) 13.25, at an exercise price (rounded up to the nearest whole cent) per Innocoll Ireland ordinary share equal to the quotient obtained by dividing (i) the exercise price per Innocoll Germany ordinary share by (ii) 13.25. If, upon exercise of such converted options or awards, Innocoll Ireland would be required to issue fractional shares, Innocoll Ireland is entitled to make a cash payment in the amount of the value of the fractional options, which amount shall be equivalent to the corresponding fraction of the closing price of Innocoll Irelands’ shares on NASDAQ Global Market on the day the option or award was exercised. Subject to the consent of each option holder, the exercise price will be expressed in U.S. dollars based on the then applicable exchange rate of euros to dollars. The board of directors of Innocoll Ireland will have the authority to issue the required amount of Innocoll Ireland ordinary shares upon exercise of the options described above in its authorized but unissued share capital.

Q:
CAN I TRADE INNOCOLL ORDINARY SHARES BETWEEN THE DATE OF THIS PROSPECTUS AND THE EFFECTIVE TIME OF THE MERGER?

A:
Yes. Innocoll Germany ordinary shares and ADSs will continue to trade during this period.

Q:
AFTER THE MERGER IS COMPLETE, WHERE CAN I TRADE INNOCOLL IRELAND ORDINARY SHARES?

A:
We expect the Innocoll Ireland ordinary shares to be listed on NASDAQ under the symbol “INNL”, the same symbol under which Innocoll Germany ADSs are currently listed and traded. Innocoll Ireland currently does not intend to seek a listing on the Irish Stock Exchange.

Q:
ARE INNOCOLL GERMANY SHAREHOLDERS ABLE TO EXERCISE WITHDRAWAL RIGHTS?

A:
Yes. Innocoll Germany is required to make an offer to certain holders of Innocoll Germany ordinary shares to acquire that owner’s ordinary shares in return for appropriate cash compensation. Such obligation will be assumed by Innocoll Ireland in connection with the Merger. See “Approval of the Merger Proposal — Shareholder Withdrawal Rights.”

Q:
DO ANY OF INNOCOLL GERMANY’S DIRECTORS OR EXECUTIVE OFFICERS HAVE INTERESTS IN THE MERGER THAT MAY DIFFER FROM THOSE OF OTHER SHAREHOLDERS?

A:
Yes. Some of Innocoll Germany’s directors or executive officers may have interests in the Merger that may differ from, or be in addition to, those of other shareholders. Innocoll Germany is prohibited by German corporate law from issuing options to members of the supervisory board and options issued to officers and employees are not exercisable for four years upon issuance even in connection with a change in control. As a result of the Merger and becoming an Irish public company, Innocoll will be able to grant options to directors, officers and employees and such options will not be subject to the four year holding period applicable to Innocoll Germany today. In addition, directors of Innocoll Ireland, who were previously members of the supervisory board of Innocoll Germany and may have been subject to double taxation as a result of being resident in Germany, may not be subject to double taxation after the Merger with respect to compensation for serving on Innocoll Irelands board of directors.

We anticipate that some or all of the outstanding and previously issued Innocoll Germany options and awards granted by Innocoll Germany to its own and it subsidiaries’ members of the management board and employees pursuant to a stock option plan, will be reissued under the 2016 Plan after the effective time of the Merger, subject to the consent of the relevant option holder.
The existing executive officers of Innocoll Germany will become executive officers of Innocoll Ireland. Innocoll expects that the board of directors of Innocoll Ireland after the Merger will be composed of the following persons:
•
Anthony P. Zook (CEO of Innocoll Germany);

•
Jonathan Symonds (Chairperson of the Innocoll Germany Supervisory Board);

•
Shumeet Banerji (Vice-Chairperson of the Innocoll Germany Supervisory Board);

•
David R. Brennan (member of the Innocoll Germany Supervisory Board);

•
A. James Culverwell (member of the Innocoll Germany Supervisory Board);

•
Rolf D. Schmidt (member of the Innocoll Germany Supervisory Board); and

•
Joseph Wiley (member of the Innocoll Germany Supervisory Board).

In connection with the Merger, one or more of Innocoll Ireland’s subsidiaries will enter into indemnification agreements with each of Innocoll Ireland’s directors, secretary and executive officers (as may be determined by the board of directors of Innocoll Ireland from time to time), providing for the indemnification of, and advancement of expenses to, such persons, to the fullest extent permitted by law. Please see “The Merger — Interests of Directors and Executive Officers in the Merger.”
Q:
WHAT AM I VOTING ON?

A:
You are being asked to vote on the following proposals scheduled to be voted on at the Extraordinary Meeting:

•
to approve the Merger; and

•
to ratify the Innocoll 2016 Omnibus Incentive Compensation Plan.

Q:
WHY ARE INNOCOLL SHAREHOLDERS BEING ASKED TO RATIFY THE INNOCOLL 2016 OMNIBUS INCENTIVE COMPENSATION PLAN AT THE EXTRAORDINARY MEETING?

A:
The board of directors of Innocoll Ireland and the sole shareholder of Innocoll Ireland have approved the Innocoll 2016 Omnibus Incentive Compensation Plan, which is referred to in this prospectus as the “2016 Plan.” While the 2016 Plan is not required to be approved by the Innocoll Germany shareholders under Irish law to be implemented, Innocoll has decided only to implement the 2016 Plan if it is ratified by the affirmative vote of the holders of at least a majority of the shares of Innocoll Germany ordinary shares represented and voting either in person or by proxy at the special meeting. The vote on this Proposal to approve the 2016 Plan is a vote separate and apart from the vote on the Merger Proposal and approve the Merger. Accordingly, you may vote against this Proposal and vote to adopt the Merger Proposal and approve the Merger. Approval of this Proposal is not a condition to the completion of the Merger and whether or not this Proposal is approved will have no impact on the completion of the Merger. However, if the Merger Proposal is not ratified, or if the Merger is otherwise not completed, then the 2016 Plan will not become effective.

Innocoll believes that the 2016 Plan is appropriate and will enable Innocoll Ireland to grant stock options and other awards to its directors, officers and employees at levels reasonably necessary to attract, retain and motivate talent after completion of the Merger. We anticipate that some or all of the outstanding and previously issued Innocoll Germany options and awards will be reissued under the 2016 Plan after the effective time of the Merger, subject to the consent of the relevant option holder.
Q:
WHO IS ENTITLED TO VOTE?

A:
Holders of Innocoll Germany ordinary shares as of the close of business on January •, 2016 (the “record date”) may vote at the Extraordinary Meeting.

Q:
WHAT CONSTITUTES A QUORUM?

A:
There is no minimum requirement in order to establish a quorum at the Extraordinary Meeting for the transaction of business.

Q:
HOW MANY VOTES DO I HAVE?

A:
Shareholders of Innocoll Germany ordinary shares at the close of business on January •, 2016 are entitled to one vote at our Extraordinary Meeting for each ordinary share of Innocoll Germany held by them. As of December 9, 2015, Innocoll Germany had 1,837,493 ordinary shares outstanding.

Q:
HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

A:
To be validly approved, the Merger requires the affirmative vote of holders of at least seventy five percent (75%) of the ordinary shares of Innocoll Germany represented in person or by proxy at the Extraordinary Meeting. A majority of the votes cast is required for the ratification of the 2016 Plan.

Q:
HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:
Our Board of Directors recommends that you vote your shares:

•
“FOR” the approval of the Merger; and

•
“FOR” ratification of the 2016 Plan.

Q:
HOW DO I VOTE INNOCOLL GERMANY ADS AT THE EXTRAORDINARY MEETING?

A:
ADS Holders with questions relating to the Extraordinary Meeting can be directed to Citibank N.A. ADS Shareholder Services toll free (within the U.S.) at 1-877-248-4237 or +1-781-575-4555 for international dialers Monday through Friday from 8:30 AM EST to 6:00 PM EST (Eastern Standard Time).

Q:
HOW DO I VOTE ORDINARY SHARES AT THE EXTRAORDINARY MEETING IN PERSON?

A:
In order to participate in the Extraordinary Meeting and exercise their voting rights, Innocoll Germany shareholders must (1) be registered in Innocoll Germany’s stock ledger and (2) register for the Extraordinary Meeting in writing, by fax, or in written form at the following address:

Innocoll AG
Donaustr. 24
93342 Saal an der Donau
E-Mail: toconnor@innocoll.com
Fax: +353 (0) 90 6486835
The registration has to be received by Innocoll Germany by January •, 2016, which is at least seven days prior to the Extraordinary Meeting in German or English language at the above address. After receipt of the registration by Innocoll Germany, registering shareholders will receive tickets for the Extraordinary Meeting.
Q:
HOW DO I VOTE ORDINARY SHARES WITHOUT ATTENDING THE EXTRAORDINARY MEETING?

A:
Innocoll Germany shareholders who have registered in time and are registered in the stock ledger, but do not wish to participate personally in the Extraordinary Meeting may exercise their voting right by a proxy. If a bank is registered in the stock ledger, such bank can only exercise the voting right for shares not owned by it pursuant to an authorization by the shareholder. Voting proxies, as well as their revocation of and the evidence of authorization with respect to Innocoll Germany have to be made in written form.

Templates for voting proxies can be obtained from Innocoll Germany at the following address:
Innocoll AG
Donaustr. 24
93342 Saal an der Donau
E-Mail: toconnor@innocoll.com
Fax: +353 (0) 90 6486835
or can be downloaded from:
http://investors.innocoll.com
Voting proxies can be submitted at the time of admission prior to the Extraordinary Meeting, or in advance per mail, email, or fax to the address above. The same applies also the revocation of voting proxies.
Q:
WHO CAN HELP ANSWER MY QUESTIONS?

A:
If you have any questions about the proposed transactions, need assistance in voting your shares, or if you need additional copies of this prospectus or the enclosed proxy card, you should contact:

Corporate Controller
Innocoll AG
Unit 9, Block D
Monksland Business Park
Monksland, Athlone, Co. Roscommon, Ireland
Telephone number is +353 (0) 90 648 6834
Q:
WHERE CAN I FIND MORE INFORMATION ABOUT INNOCOLL?

A:
You can find more information about Innocoll from the various sources described under “Where You Can Find More Information.”

SUMMARY OF THE MERGER
This summary highlights selected information from this prospectus. It does not contain all of the information that is important to you. To understand the Merger more fully, and for a more complete legal description of the Merger, you should read carefully the entire prospectus, including the Merger Proposal attached as Annex A to this prospectus and the constitution of Innocoll Ireland attached as Schedule 1 to Annex A to this prospectus, which will govern Innocoll Ireland, the company whose shares you will own after the Merger. We encourage you to read those documents. Unless otherwise indicated, currency amounts in this prospectus are stated in U.S. dollars.
Parties to the Merger
Innocoll Germany.   We are a global, commercial stage, specialty pharmaceutical company, with late-stage development programs targeting areas of significant unmet medical need. We manufacture our products in our own commercial scale facility. We have strategic partnerships in place with large international healthcare companies, such as Takeda, EUSA Pharma and Biomet, which market certain of our approved products in their applicable territory within Asia, Australia, Canada, Europe, Latin America, the Middle East, and the United States. Our corporate headquarters are located in Athlone, Ireland.
Innocoll Ireland.   Innocoll Ireland is a dormant Irish private company incorporated on May 28, 2014 that was reregistered as a public limited company on December 1, 2015. The current sole shareholder of Innocoll Ireland is Mr. Turlough O’Connor, an employee of a subsidiary of Innocoll Germany. Innocoll Ireland has only nominal assets and the minimum share capital required for a public company under Irish law, has no financial or operating history of its own and has not engaged in any business or other activities other than in connection with its formation, entry into the Merger Agreement and related transactions.
See “Information Regarding Innocoll Germany” for additional information about the business and corporate history of Innocoll Germany as well as risk factors related to the business of Innocoll Germany that will also be applicable to Innocoll Ireland after the Merger.
The Merger (See Page •)
You are being asked to approve the merger of Innocoll Germany, our current German holding company into Innocoll Ireland, an Irish public limited company. The Merger will result in Innocoll Ireland serving as the publicly-traded parent of the Innocoll group of companies, effectively changing the place of incorporation of the publicly-traded parent of the Innocoll group from Germany to Ireland. The Merger will also result in (i) the issuance to you of Innocoll Ireland ordinary shares as merger consideration in exchange for your Innocoll Germany ordinary shares, of equal value and (ii) the assets and liabilities of Innocoll Germany being transferred by universal succession of title to Innocoll Ireland. Upon the Merger becoming effective, the shares of Innocoll Germany will be cancelled and cease to exist, and each holder of shares of Innocoll Germany will cease to have any rights with respect to such Innocoll Germany ordinary shares.
Upon the Merger taking effect, (i) Innocoll Germany as disappearing entity will merge into Innocoll Ireland as acquiring entity, (ii) each shareholder in Innocoll Germany, other than the shareholders that exercise withdrawal rights, will receive by operation of law 13.25 Innocoll Ireland ordinary shares for each ordinary share of Innocoll Germany it held in Innocoll Germany immediately prior to the Merger, rounded down to the nearest whole Innocoll Ireland ordinary share, (iii) each holder of Innocoll Germany ADSs will be able to exchange each ADS for the Innocoll Ireland ordinary share issued upon conversion of the 1/13.25 of an ordinary share of Innocoll Germany represented by such ADS, (iv) Innocoll Ireland will have acquired all assets and liabilities of Innocoll Germany by operation of law, (v) Innocoll Germany will dissolve without going into liquidation and (vi) Innocoll Ireland will carry on, through its subsidiaries, the same business conducted by Innocoll Germany before the Merger.
Since Irish law does not recognize fractional shares held of record, Innocoll Ireland will not issue any fractions of Innocoll Ireland ordinary shares. Instead, all entitlements to fractional Innocoll Ireland ordinary shares held by a registered shareholder will be aggregated with the entitlements to fractional Innocoll Ireland ordinary shares of all other Innocoll Germany shareholders and will be sold by the exchange agent, with any sale proceeds being distributed in cash pro rata to such registered shareholders whose fractional entitlements have been sold.

Any trades in Innocoll Germany ADSs made in the three business days preceding the Merger will, as a result of the Merger taking effect, be settled after the Merger by the delivery of Innocoll Ireland ordinary shares issued upon conversion of the Innocoll Germany ordinary shares underlying the ADSs and will be subject to any special trading requirements that may be applicable under NASDAQ trading rules.
Conditioned upon the Merger becoming effective, we have agreed to terminate the ADS facility. Accordingly, the ADSs will be cancelled and each ADS so cancelled will become effectively exchangeable for one ordinary share of Innocoll Ireland in connection with the Merger.
Many of the principal attributes of Innocoll Germany’s ordinary shares and Innocoll Ireland’s ordinary shares will be similar. However, if the Merger is consummated, your future rights as a holder of ordinary shares of Innocoll Ireland will differ from your current rights as a holder of ordinary shares of Innocoll Germany, and Innocoll Ireland’s proposed constitution will differ from Innocoll Germany’s articles of association mostly to the extent that Irish corporate law differs from German corporate law. Except with respect to (i) subscription rights to participate in equity issuances, which are being waived in the constitution of Innocoll Ireland for the five year period after its adoption, and (ii) approval of board remuneration which requires shareholder approval under German law and will be approved by the compensation committee of the board of directors of Innocoll Ireland after the Merger, we have sought to preserve in the constitution of Innocoll Ireland similar material rights and powers of shareholders as those provided under the articles of association of Innocoll Germany. As a result, other than as required by Irish law or German law, we believe that the rights of shareholders under Innocoll Ireland’s constitution are comparable to those under Innocoll Germany’s articles of association. See “Comparison of Rights of Shareholders.” A copy of Innocoll Ireland’s proposed constitution is attached as Schedule 1 to Annex A to this prospectus.
Upon completion of the Merger, we will remain subject to the SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable corporate governance rules of NASDAQ. Upon the completion of the Merger, we must also comply with any additional applicable rules and reporting requirements under Irish law. In addition, at or prior to the effective time of the Merger, we intend to elect to voluntarily report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles instead of International Financial Reporting Standards.
At the effective time of the Merger and pursuant to the terms of the Merger Proposal, each outstanding option to acquire shares of Innocoll Germany and each other equity-based award issued by Innocoll Germany that is outstanding immediately prior to the effective time of the Merger will be converted, as applicable, into an option to acquire or an award covering a number of ordinary shares of Innocoll Ireland (rounded down to the nearest whole share) equal to the product obtained by multiplying (x) the number of Innocoll Germany ordinary shares subject to the option or award by (y) 13.25, at an exercise price (rounded up to the nearest whole cent) per Innocoll Ireland ordinary share equal to the quotient obtained by dividing (i) the exercise price per Innocoll Germany ordinary share by (ii) 13.25. If, upon exercise of such converted options or awards, Innocoll Ireland would be required to issue fractional shares, Innocoll Ireland is entitled to make a cash payment in the amount of the value of the fractional options, which amount shall be equivalent to the corresponding fraction of the closing price of Innocoll Irelands’ shares on NASDAQ Global Market on the day the option or award was exercised. Each Innocoll Ireland option or award as so assumed and converted will otherwise continue to have, and will otherwise be subject to, the same terms and conditions as applied to the applicable Innocoll Germany option or award immediately prior to the effective time of the scheme. We anticipate that some or all of the outstanding and previously issued Innocoll Germany options and awards, including the stock options, granted by Innocoll Germany to its own and it subsidiaries’ members of the management board and employees pursuant to a stock option plan, will be reissued under the 2016 Plan after the effective time of the Merger, subject to the consent of the relevant option holder. In the case of the 2014 Investor Option Agreement, subject to the consent of the option holders, the exercise price will be expressed in U.S. dollars based on the then applicable exchange rate of euros to dollars.

Reasons for the Merger (See Page •)
In reaching its decision to approve the Merger Proposal and recommend the Merger for your approval, the Innocoll Germany board identified several potential benefits of having our publicly-traded parent incorporated in Ireland, including the following:
•
Irish corporate law is more flexible than German corporate law. We believe that this flexibility could be beneficial to us in structuring equity issuances and other financing transactions which, under German law, are subject to subscription rights or price constraints which place Innocoll at a competitive disadvantage to its publicly traded peers. Under Irish law, statutory pre-emption rights can be made inapplicable for up to five years in the constitution of a company or by a special resolution passed by the shareholders of the company at a general meeting. A special resolution requires not less than 75% of the votes of Innocoll Ireland’s shareholders cast at a general meeting

•
That certain burdensome formalities imposed by German corporate law are not applicable to Irish corporate law which better aligns the administration of share capital and other corporate functions and corporate governance matters with the obligations of a NASDAQ listed company.

•
That certain limitations imposed under German corporate law prohibit the exercise of stock options for a period of at least four years from issuance, even upon a change of control, and prohibit grants of options to members of our supervisory board, which limitations are not applicable to Irish companies. Accordingly, as an Irish company, we will be able to provide competitive equity incentive opportunities that enable us to continue to attract and retain talented directors, officers and employees.

•
We believe that the Merger will result in a reduction in certain operational, administrative, legal and accounting costs over the long term. For example, while ordinary shares of Innocoll Germany cannot be listed directly on NASDAQ, we will be able to list the ordinary shares of Innocoll Ireland directly on NASDAQ, which will allow us to terminate the Innocoll Germany ADS facility and eliminate the costs and administrative burden associated with this program for Innocoll and its shareholders.

•
The belief that a publicly-traded pharmaceutical company incorporated in Ireland and traded on NASDAQ will be better positioned to attract a broader shareholder base.

Though we expect the Merger should provide us the benefits described above, the Merger will expose Innocoll Germany and its shareholders to some risks. Our board was cognizant of and considered a variety of risks or potential risks, including the possibility of uncertainty created by the Merger and the change in our legal domicile, the fact that we expect to incur costs to complete the Merger, the fact that Irish corporate law imposes different and additional obligations on us and other risks discussed in the discussion under “Risk Factors Relating to the Merger.” After completing its review of the expected benefits and the potential advantages of the Merger, our board unanimously approved the Merger Proposal, and has recommended that shareholders vote for the Merger. Nevertheless, we cannot assure you that any of the anticipated benefits of the Merger will be realized.
Reasons that Innocoll may Decide to Abandon the Merger (See Page •)
If the Merger is approved at the Extraordinary Meeting of Innocoll Germany, the completion of the Merger will remain subject to the satisfaction of the following conditions unless Innocoll Germany decides to waive them:
•
the SEC has declared the registration statement on Form F-4 that includes this prospectus effective, and no stop order with respect thereto shall be in effect at the date of the final hearing of the Irish High Court under Regulation 14 of the Irish Regulations;

•
the ordinary shares of Innocoll Ireland are authorized for listing on NASDAQ, subject to official notice of issuance;

•
the ordinary shares of Innocoll Ireland have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates; and

•
no event, change, circumstance, discovery, announcement, occurrence, effect or state of facts having occurred that, individually or in the aggregate, leads or would reasonably be expected to lead the value of the assets and liabilities of Innocoll Germany to be transferred to Innocoll Ireland as a result of the Merger to be lower than the par value of the Innocoll Ireland ordinary shares to be issued on the effective date of the Merger.

In addition, the completion of the Merger will at all times also remain subject to the satisfaction of the following conditions which cannot be waived:
•
the issuance of an order by the Irish High Court certifying that Innocoll Ireland has completed properly the pre-merger acts and formalities for the Merger in accordance with the Irish Regulations;

•
the issuance of an order by the Irish High Court approving the completion of the Merger pursuant to the Irish Regulations; and

•
the issuance of the “pre-merger certificate” by the German commercial register.

The Merger Proposal provides that we may decide to abandon the Merger at any time prior to the Extraordinary Meeting and at any time during the three day period following the Extraordinary Meeting for any reason, including if a significant number of Innocoll Germany shareholders exercise their withdrawal rights to accept the adequate compensation offer. The Merger Proposal further provides that we may abandon the Merger after this three day period if the conditions identified above are not satisfied. In each of these cases, the Merger Proposal provides that we have a right of rescission and may exercise this right and abandon the Merger.
If the Merger is approved by the Innocoll Germany shareholders and pre-merger certificates are received by Innocoll Germany and Innocoll Ireland, a joint application must be filed with the Irish High Court for the order approving the completion of the Merger in order to effect the Merger unless one of the conditions to closing fails to be satisfied and we exercise our right of rescission prior to the date of the final Irish High Court hearing. See “Risk Factors Relating to the Merger — We may choose to abandon the Merger.”
In addition, the expected timing for the completion of the Merger may be impacted by other conditions described in this prospectus.
Effective Time
If the Merger is approved by the requisite vote of Innocoll Germany shareholders and the other conditions to implement the Merger are satisfied, Innocoll Ireland intends to apply for an order by the Irish High Court certifying that Innocoll Ireland has completed properly the pre-merger acts and formalities in accordance with the Irish Regulations. Prior to that, the merger has to be filed with the German commercial register, which has to issue a so-called “pre-merger certificate.” Following this, a joint application will be submitted to the Irish High Court by Innocoll Ireland and Innocoll Germany for the issuance of an order approving the completion of the Merger. We anticipate that the Merger will be effected days after the date of such order, which is currently expected to be in the first quarter of 2016.
The expected timing for the completion of the Merger may be impacted by other conditions described in this prospectus.
Regulatory Matters
We are not aware of any governmental approvals or actions that are required to complete the Merger other than compliance with U.S. federal and state securities laws, various provisions of German law and Irish corporate law.

Material Tax Considerations Relating to the Merger (See Page •)
German Taxes.   Under German tax law, holders of Innocoll Germany ordinary shares will technically recognize a gain, however it is expected that this gain will be exempt from German taxes as Innocoll Germany shareholders may have the ability to elect for a tax-neutral treatment or enjoy the protection of an applicable double tax treaty.
U.S. Federal Income Taxes.   Under U.S. federal income tax law, holders of Innocoll Germany ordinary shares generally will not recognize gain or loss as a result of the exchange of their ordinary shares for ordinary shares of Innocoll Ireland in the Merger.
Irish Taxes.   Under Irish tax law, holders of Innocoll Germany ordinary shares or ADSs who are not resident or ordinarily resident in Ireland for Irish tax purposes and who do not carry on a trade in Ireland through a branch or agency to which the holding of such shares or ADSs is attributable will not be subject to tax as a result of the Merger.
Innocoll Germany shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes, or Innocoll Germany shareholders who hold their shares or ADSs in connection with a trade carried on by such holder in Ireland through a branch or agency, will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish tax on chargeable gains arising on the cancellation of their Innocoll Germany ordinary shares or ADSs pursuant to the Merger. However on the basis that the Merger is treated as a ‘scheme of reconstruction or amalgamation’ for Irish CGT purposes and qualifies for relief under Section 587 of the Taxes Consolidation Act 1997, the cancellation of Innocoll Germany ordinary shares or ADSs and receipt of Innocoll Ireland ordinary shares should not be treated as a disposal of Innocoll Germany ordinary shares or ADSs for Irish CGT purposes.
The receipt by Innocoll Germany shareholders who are resident or ordinarily resident in Ireland for Irish tax purposes, or who hold their ordinary shares or ADSs in connection with a trade carried on by such holder in Ireland through a branch or agency, of cash in lieu of fractional ordinary shares of Innocoll Ireland will be treated as a part disposal of their Innocoll Germany ordinary shares or ADSs for Irish CGT purposes in respect of the cash consideration received. This may, subject to the availability of any exemptions and reliefs, give rise to a chargeable gain (or allowable loss) for the purposes of Irish CGT in respect of the cash received.
Shareholders of Innocoll Germany who are resident or ordinarily resident in Ireland for Irish tax purposes or who hold their ordinary shares or ADSs in connection with a trade carried on by such holder in Ireland through a branch or agency, and who exercise withdrawal rights and receive the cash compensation should be treated as having made a disposal for Irish CGT purposes and should consult their professional advisers on the Irish tax implications and the tax implications in other relevant jurisdictions including the deductibility of the shareholders’ tax basis in those shares
Irish Stamp Duty.   Under Irish law, stamp duty is levied on transfers of shares in an Irish incorporated company at 1% of the price paid (or the market value of the acquired shares if higher).
Innocoll Ireland expects to enter into arrangements with DTC to allow Innocoll Ireland ordinary shares to be settled through the facilities of DTC (including Innocoll Ireland ordinary shares issued upon conversion of the Innocoll Germany ordinary shares underlying ADSs). As such, the summary below deals with shareholders who hold their shares through DTC and shareholders who hold shares outside of DTC.
Shares Held Through DTC
A transfer of Innocoll Ireland ordinary shares effected by means of the transfer of book-entry interests in DTC will not be subject to Irish stamp duty.
Shares Held Outside of DTC or Transferred Into or Out of DTC
A transfer of Innocoll Ireland ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty.

Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty, provided that:
•
there is no change in the ultimate beneficial ownership of such shares as a result of the transfer; and

•
the transfer into (or out of) DTC is not on a sale or in contemplation of a sale.

Because of the potential Irish stamp duty on transfers of Innocoll Ireland ordinary shares, we strongly recommend that any person who wishes to acquire Innocoll Ireland ordinary shares after completion of the Merger acquires such shares through DTC.
Innocoll Ireland expects that it may be required to assume the obligation for paying the stamp duty liability with respect to certain transfers of Innocoll Ireland ordinary shares as a result of the arrangements it enters into with DTC. Innocoll Ireland’s constitution as it will be in effect after the Merger provides that, if stamp duty resulting from the transfer of Innocoll Ireland ordinary shares, which would otherwise be payable by the transferee, is paid by Innocoll Ireland or any subsidiary of Innocoll Ireland on behalf of or as agent for the transferee, then in those circumstances, Innocoll Ireland shall on its behalf or on behalf of any such subsidiary, be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at Innocoll Ireland’s or relevant subsidiary’s discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at Innocoll Ireland’s or relevant subsidiary’s discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by Innocoll Ireland or any subsidiary for the amount of stamp duty paid. Innocoll Ireland’s lien shall extend to all dividends paid on those shares.
Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax and the material German and Irish tax consequences of the Merger to Innocoll Germany and its shareholders. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation. You are urged to consult your tax adviser for a full understanding of the tax consequences of the Merger to you.
Rights of Shareholders (See Page •)
Except with respect to (i) subscription rights to participate in equity issuances, which are being waived in the constitution of Innocoll Ireland for the five year period after its adoption, and (ii) approval of board remuneration which requires shareholder approval under German law and will be approved by the compensation committee of the board of directors of Innocoll Ireland after the Merger, and other than as required by Irish law or German law, many of the principal attributes of Innocoll Germany ordinary shares and Innocoll Ireland’s ordinary shares will be similar. However, if the Merger is completed, your future rights under Irish corporate law as a holder of Innocoll Ireland ordinary shares will differ from your current rights under German corporate law as a holder of Innocoll Germany ordinary shares. In addition, Innocoll Ireland’s proposed constitution differs in some respects from Innocoll Germany’s articles of association and organizational regulations. Notwithstanding the differences in the governing documents between Innocoll Germany and Innocoll Ireland, we believe that Irish law and the Innocoll Ireland constitution as a whole adequately safeguard the rights of Innocoll Germany shareholders. See “Comparison of Rights of Shareholders.” A copy of Innocoll Ireland’s proposed constitution is attached as Schedule 1 to Annex A to this prospectus.
Exchange of Shares (See Page •)
All ordinary shares of Innocoll Germany underlying Innocoll Germany ADSs held by Citibank N.A. through DTC will be converted into ordinary shares of Innocoll Ireland and recorded in book entry form by Citibank N.A. through DTC. If any action is required by a holder of ADSs to effect the exchange of such ADSs for the underlying ordinary share of Innocoll Ireland to be issued in the Merger, holders of ADSs will receive separate instructions on how to surrender and cancel their Innocoll Germany ADSs.

Innocoll Ireland expects to enter into arrangements with DTC to allow Innocoll Ireland ordinary shares to be settled through the facilities of DTC. Accordingly, beneficial holders of Innocoll Germany ordinary shares held in “street name” through a bank, broker or other nominee will not be required to take any action. Ownership, following receipt of Innocoll Ireland ordinary shares, will be recorded in book entry form by your nominee, or broker or bank (as they are today) through the facilities of DTC without the need for any additional action.
If you are a registered uncertificated holder of Innocoll Germany ordinary shares, you will be sent instructions explaining the procedure for surrendering your Innocoll Germany book-entry shares in exchange for Innocoll Ireland ordinary shares. Innocoll Ireland ordinary shares will be initially delivered to the exchange agent for the Merger, for delivery to you, or in “street name” through DTC, in accordance with such instructions.
Holders of shares of Innocoll Germany or ADS holders of record that elect to receive a share certificate representing Innocoll Ireland ordinary shares should note that subsequent transfers of Innocoll Ireland ordinary shares outside of DTC may be subject to Irish stamp duty.
Stock Exchange Listing (See Page •)
We expect that, immediately following the Merger, the ordinary shares of Innocoll Ireland will be listed and traded in U.S. dollars on NASDAQ under the symbol “INNL,” the same symbol under which Innocoll Germany ADSs are currently listed. We do not intend to seek an additional listing on the Irish Stock Exchange.
Shareholder Withdrawal Rights
If the Merger is approved at the Extraordinary Meeting, any shareholder of Innocoll Germany that procures that their objection against the Merger is recorded in the minutes of the Extraordinary Meeting, has the right to elect not to remain a shareholder of Innocoll Ireland following the effectiveness of the Merger and file a request to receive compensation against transfer of shareholders converted shares in accordance with the Merger Proposal within two months after the effectiveness of the Merger has been published in accordance with Irish law.
A withdrawing Innocoll Germany shareholder can only make use of the withdrawal right in respect of the Innocoll Germany ordinary that such shareholder held at the record date of the Extraordinary Meeting. From the perspective of Innocoll Ireland, the procedure to receive cash compensation against transfer of the converted shares is structured as follows for shareholders who exercise withdrawal rights in the two month period specified above:
•
on receipt of the cash compensation by a shareholder exercising withdrawal rights (net of any German dividend withholding tax that is required to be withheld by law) to be received upon duly exercising withdrawal right, the Innocoll Ireland ordinary shares which the shareholder exercising withdrawal rights has received in the course of the Merger will automatically convert into Innocoll Ireland deferred shares with a par value of  $0.01 per share on a one for one basis.

•
the Innocoll Ireland deferred shares will carry no voting rights or income rights and have only limited rights on a return of capital equal to the par value of those shares; and

•
subsequently such Innocoll Ireland deferred shares will either, at the election of Innocoll Ireland or upon request of the shareholder exercising withdrawal rights, be acquired by Innocoll Ireland for nil consideration.

Accounting Treatment of the Merger
The Merger will represent a transaction between entities under common ownership. Assets and liabilities transferred between entities under common ownership are recorded at their existing carrying values rather than at fair value. Accordingly, the assets and liabilities of Innocoll Germany will be reflected at their carrying amounts in the accounts of Innocoll Ireland at the effective time of the Merger.

Market Price and Dividend Information
On December 9, 2015, the last trading day before the public announcement of the Merger, the closing price of the Innocoll Germany ADSs on NASDAQ was $8.96 per share. On December •, 2015, the last practicable date before the date of this prospectus, the closing price of the Innocoll Germany ADSs was $• per ADS.
Innocoll Germany has not paid dividends on its ordinary shares. Following the completion of the Merger, Innocoll Ireland’s ability to declare and pay future dividends will depend on Innocoll Ireland’s distributable reserves’ position, results of operations, financial condition, cash requirements, future business prospects, contractual restrictions, other factors deemed relevant by Innocoll Ireland’s board of directors and restrictions imposed by Irish law.

SELECTED HISTORICAL FINANCIAL DATA
The following tables set forth selected historical financial data for Innocoll Germany. The selected historical financial information presented below for each of the years the in the three year period ended December 31, 2014 and at December 31, 2014, 2013 and 2012 has been derived from our audited consolidated financial statements, which were prepared in accordance with International Financial Reporting Standards, unless otherwise noted. The selected historical financial information presented below as of and for each of the nine month periods ended September 30, 2015 and 2014 has been derived from our unaudited IFRS condensed consolidated interim financial statements. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Innocoll Germany or Innocoll Ireland after the Merger, and you should read the selected historical financial data together with Innocoll Germany’s audited consolidated financial statements and related notes in Innocoll Germany’s Annual Report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference into this prospectus. Similarly, the unaudited consolidated interim financial statements and the accompanying notes as of September 30, 2015 and for the nine-month periods ended September 30, 2015 and 2014 are included in our Third Quarter 6-K, which is incorporated herein by reference.
This selected financial data should be read in conjunction with Innocoll Germany’s audited consolidated financial statements, the notes related thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innocoll Germany’s Annual Report on Form 20-F for the year ended December 31, 2014. See “Incorporation by Reference.”
Amounts presented in U.S. dollars are not audited and have been converted from euros to U.S. dollars solely for the convenience of the reader. The amounts as of and at December 31, 2014 have been converted at an exchange rate of   $1.2141 per euro, the official exchange rate of the European Central Bank on December 31, 2014. The amounts as of and at September 30, 2015 have been converted at an exchange rate of  $1.1203 per euro, the official exchange rate of the European Central Bank on September 30, 2015.
	For the Nine Months Ended September 30,			For the Year Ended December 31,
	2015	2015	2014	2014	2014	2013	2012
	($’000)	(€’000)	(€’000)	($’000)	(€’000)	(€’000)	(€’000)
Consolidated Statement of Comprehensive Income Data:
Revenue
Revenue – continuing operations	$1,993	€1,779	€3,742	$5,460	€4,497	€3,546	€4,312
Cost of sales	(4,096)	(3,656)	(4,161)	(6,766)	(5,573)	(4,551)	(4,553)
Gross loss	(2,103)	(1,877)	(419)	(1,306)	(1,076)	(1,005)	(241)
Operating expense
Research and development expenses	(18,100)	(16,156)	(1,955)	(3,948)	(3,252)	(1,663)	(1,696)
General and administrative expenses	(13,953)	(12,455)	(7,356)	(14,189)	(11,687)	(4,121)	(3,266)
Other operating expense – net	2,403	2,145	—	(47)	(39)	(154)	(556)
Total operating expense – net	(29,650)	(26,466)	(9,311)	(18,184)	(14,978)	(5,938)	(5,518)
Loss from operating activities – continuing operations	(31,753)	(28,343)	(9,730)	(19,490)	(16,054)	(6,943)	(5,759)
Finance expense	(9,509)	(8,488)	(6,667)	(5,506)	(4,535)	(6,949)	(6,379)
Other income	—	—	75	91	75	16,073	407
(Loss)/profit before income tax	(41,262)	(36,831)	(16,322)	(24,905)	(20,514)	2,181	(11,731)
Income tax expense	(97)	(87)	(107)	(185)	(152)	(72)	(74)
(Loss)/profit for the period – all attributable to equity holders of the company	(41,359)	(36,918)	(16,429)	(25,090)	(20,666)	2,109	(11,805)
Currency translation adjustment	(443)	(395)	(415)	(756)	(623)	155	573
Total comprehensive (loss)/income	(41,802)	(37,313)	(16,844)	$(25,846)	€(21,289)	€2,264	€(11,232)
(Loss)/earnings per share:
Basic	$(25.0)	€(22.3)	€(33.4)	$(34.1)	€(28.1)	€47.0	€(231.7)
Diluted	$(25.0)	€(22.3)	€(33.4)	$(34.1)	€(28.1)	€9.5	€(231.7)
Basic loss per ADS(1)	$(1.9)	€(1.7)	€(2.5)	$(2.6)	€(2.1)
Diluted loss per ADS(1)	$(1.9)	€(1.7)	€(2.5)	$(2.6)	€(2.1)

(1)
Each ADS represents 1/13.25 of an ordinary share.

	As of September 30,		As of December 31,
	2015	2015	2014	2014	2013	2012
	($’000)	(€’000)	($’000)	(€’000)	(€’000)	(€’000)
Consolidated Statement of Financial Position Data:
Current assets	$44,542	€39,759	$57,664	€47,495	€4,824	€1,830
Total assets	49,995	44,626	59,167	48,733	5,556	2,500
Current liabilities	(10,926)	(9,753)	(8,376)	(6,899)	(9,048)	(57,788)
Long term debt	—	—	—	—	(63,026)	(17,700)
Other non-current liabilities	(22,287)	(19,894)	(8,863)	(7,300)	(1,055)	(941)
Total equity attributable to equity holders of the company	16,782	14,979	41,928	34,534	(67,573)	(73,929)
Total equity and liabilities	49,995	44,626	59,167	48,733	5,556	2,500

RISK FACTORS RELATING TO THE MERGER
Before you decide how to vote on the Merger, you should carefully consider the following risk factors, in addition to the other information contained in this prospectus and the documents incorporated by reference, including the information set forth in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 20-F for the year ended December 31, 2014. The occurrence of any of the events or developments described in our risk factors could harm our business, financial condition, results of operations and growth prospects. In such an event, the market price of our securities could decline and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.
The anticipated benefits of the Merger may not be realized.
We may not realize the benefits we anticipate from the Merger. Our failure to realize those benefits could have an adverse effect on our business, results of operations or financial condition.
Your rights as a shareholder will change as a result of the Merger.
The consummation of the Merger will change the governing law that applies to our shareholders from German law (which applies to the shares of Innocoll Germany) to Irish law (which applies to Innocoll Ireland’s ordinary shares). Many of the principal attributes of Innocoll Germany’s shares and Innocoll Ireland’s ordinary shares will be similar. However, if the Merger is consummated, your future rights as a shareholder under Irish law will differ from your current rights as a shareholder under German law. In addition, Innocoll Ireland’s proposed constitution will differ from Innocoll Germany’s articles of association. See “Comparison of Rights of Shareholders.”
Innocoll Ireland will be exposed to the risk of future adverse changes in Irish and U.S. law, as well as changes in tax rates, which could materially adversely affect us, including by reducing or eliminating the anticipated benefits of the Merger.
Innocoll Ireland is subject to Irish law. As a result, Innocoll Ireland would be subject to the risk of future adverse changes in Irish law (including Irish corporate and tax law). In addition, the tax rates for which we expect Innocoll Ireland and its subsidiaries to be eligible on our transformation may be increased in the future.
Innocoll Ireland also will be subject to the risk of future adverse changes to U.S. law and German law, as well as changes of law in other countries in which Innocoll Ireland or its subsidiaries operate.
For example, the U.S. Congress may take legislative action that could override tax treaties upon which we rely or could subject Innocoll Ireland or its subsidiaries to U.S. tax. A number of legislative proposals in recent years have sought to deny benefits or impose penalties on companies domiciled outside of the U.S. that conduct substantial business in the U.S. or whose executives with decision-making responsibility are located primarily in the U.S. We cannot predict the outcome of any specific legislative proposal.
We will remain subject to changes in law and other factors after the Merger that may not allow us to maintain a worldwide effective corporate tax rate that is competitive in our industry.
While we believe that the Merger should not affect our ability to maintain a worldwide effective corporate tax rate that is competitive in our industry, we cannot give any assurance as to what our effective tax rate will be after the Merger. Also, the tax laws of Ireland, the United States, Germany, and other jurisdictions could change in the future, and such changes could cause a material change in our worldwide effective corporate tax rate. In particular, legislative action could be taken by Ireland, the United States or Germany which could override tax treaties upon which we expect to rely and adversely affect our effective tax rate. As a result, our actual effective tax rate may be materially different from our expectation.

There is a risk that the IRS will react adversely as a result of our decision to pursue the Merger Proposal.
Although we do not believe our decision to pursue the Merger Proposal should increase the likelihood that the IRS will seek to examine any tax years or portions thereof not examined prior to the move to Ireland, we cannot predict how the IRS will react to our decision to pursue the Merger. There can be no assurance that, as a result of the Merger Proposal, the IRS will not seek to examine other tax years or portions thereof. In addition, the IRS could seek to challenge our move to Ireland and our ability to receive benefits under the U.S./Ireland Treaty.
Following the consummation of the Merger, we may be treated as a U.S. corporation for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to us and investors.
For U.S. federal income tax purposes, a corporation generally is considered a U.S. corporation if it is created or organized in the United States or under the law of the United States or of any state thereof or the District of Columbia. Entities treated as U.S. corporations are generally subject to U.S. federal income tax on their worldwide income, and U.S. reporting and withholding tax rules may apply to dividends that they pay. Because we were formed and organized under the law of Germany, we would ordinarily not be treated for U.S. federal income tax purposes as a U.S. corporation. Section 7874 of the Code, however, contains special rules that could result in a non-U.S. corporation being taxed as a U.S. corporation for U.S. federal income tax purposes where the corporation, directly or indirectly, re-domiciles from the U.S. to another country. Under Section 7874 of the Code, as a result of our re-domiciling from the U.S. to Germany in 2013 (the “2013 Transaction”), we would be treated as a U.S. corporation for U.S. federal income tax purposes unless our “expanded affiliated group” (“EAG”) is treated as having “substantial business activities” in Germany. While we believe that we satisfied this “substantial business activities” test at the time of the 2013 Transaction (and, thus, should not be treated as a U.S. corporation for U.S. federal income tax purposes), due to the complexity of certain aspects of the law and the very fact-specific nature of the inquiry, there is no assurance that the IRS will not challenge our determination. Further, the IRS has issued recent guidance in Notice 2015-79 that provides that an EAG cannot meet the substantial business activities test with respect to a foreign country unless the foreign acquiring corporation is a tax resident of that foreign country. This new requirement for the substantial business activities test is effective for acquisitions completed on or after November 19, 2015. However, Notice 2015-79 also states that no inference is intended regarding the treatment under current law of any transaction described in Notice 2015-79 and that the IRS may challenge such transactions under applicable Code sections or judicial doctrines. In addition, there have been proposals to expand the scope of U.S. corporate tax residence and there could be prospective or retroactive legislative changes to Section 7874 of the Code that would result in us being treated as a U.S. corporation. Further, we have made the determination to re-domicile in 2016 to Ireland. If the Merger is treated as a related transaction to the 2013 Transaction, then we would be treated as a U.S. corporation for U.S. federal income tax purposes unless our EAG is treated as having substantial business activities in Ireland. In that case, we would not satisfy the substantial business activities test in Ireland, and thus, we would be treated as a U.S. corporation, even if we would have met the substantial business activities test had we remained a German corporation. Due to the complexity of certain aspects of the law and the very fact-specific nature of the inquiry, there is no assurance that the IRS will not successfully challenge our determination. If we are treated as a U.S. corporation for U.S. federal tax purposes, we could be liable for substantial U.S. federal taxes in addition to German and Irish taxes. In addition, our investors could be subject to U.S. withholding tax (including under the Foreign Account Tax Compliance Act) on the receipt of dividends from us. See the US tax discussion for the consequences to an investor if we were treated as a U.S. corporation for U.S. federal income tax purposes.
Dividends you receive may be subject to Irish dividend withholding tax.
In certain circumstances, as an Irish tax resident company, we may be required to deduct Irish dividend withholding tax (currently at the rate of 20%) from dividends paid to our shareholders. Shareholders resident in “relevant territories” (including countries that are European Union Member States (other than Ireland), the United States and other countries with which Ireland has a tax treaty) will generally not be subject to Irish withholding tax provided that, in each case, they complete certain tax forms. However, shareholders residing in other countries will generally be subject to withholding tax.

Please see “Material Tax Considerations Relating to the Transaction — Irish Tax Considerations — Withholding Tax on Dividends.”
We strongly recommend that each shareholder consults his or her own tax advisor as to the tax consequences of holding ordinary shares in and receiving dividends from Innocoll Ireland.
We expect to incur transaction costs in connection with the Merger and the Merger may divert the attention of our management from our operating business during the period of implementation.
We expect to incur transaction costs in connection with the Merger, which have been and will continue to be expensed as incurred. A significant portion of these costs will be incurred regardless of whether the Merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with German and Irish corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, solicitation fees, transfer agent fees, ADS termination fees and financial printing expenses in connection with the Merger. The Merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation.
We may choose to abandon the Merger.
We may decide to abandon the Merger at any time prior to the Extraordinary Meeting and at any time during the three day period following the Extraordinary Meeting. After the Merger is approved by shareholders, we will not effect the Merger if one of the conditions to closing fails to be satisfied and is not otherwise waived.
If Innocoll Ireland’s ordinary shares are not eligible for deposit and clearing within the facilities of the Depository Trust Company (“DTC”), then transactions in our securities may be disrupted.
The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms.
Innocoll Ireland expects that it may be required to assume the obligation for paying the stamp duty liability with respect to certain transfers of Innocoll Ireland ordinary shares as a result of the arrangements it enters into with DTC. Innocoll Ireland’s constitution as it will be in effect after the Merger provides that, if stamp duty resulting from the transfer of Innocoll Ireland ordinary shares, which would otherwise be payable by the transferee, is paid by Innocoll Ireland or any subsidiary of Innocoll Ireland on behalf of or as agent for the transferee, then in those circumstances, Innocoll Ireland shall on its behalf or on behalf of any such subsidiary, be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at Innocoll Ireland’s or relevant subsidiary’s discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at Innocoll Ireland’s or relevant subsidiary’s discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by Innocoll Ireland or any subsidiary for the amount of stamp duty paid. Innocoll Ireland’s lien shall extend to all dividends paid on those shares.
DTC is not obligated to accept the ordinary shares of Innocoll Ireland for deposit and clearing within its facilities at the closing and, even if DTC does initially accept the ordinary shares, it will generally have discretion to cease to act as a depository and clearing agency for the ordinary shares. If DTC determined prior to the consummation of the Merger that the Innocoll Ireland ordinary shares are not eligible for clearance within the DTC system, then we would not expect to complete the transactions contemplated by this prospectus in their current form. However, if DTC determined at any time after the consummation of the Merger that the Innocoll Ireland ordinary shares were not eligible for continued deposit and clearance within its facilities, then we believe the Innocoll Ireland ordinary shares would not be eligible for continued listing on a U.S. securities exchange and trading in the Innocoll Ireland ordinary shares would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Innocoll Ireland ordinary shares.
Innocoll Ireland’s existing shareholders may be entitled to pre-emptive rights under Irish law, which could limit its ability to raise funds through future issuances of ordinary shares.
Subject to specified exceptions, including the opt-out described in Innocoll Ireland’s constitution, Irish law grants statutory pre-emptive rights to existing shareholders to subscribe for new issuances of shares in exchange for cash. The opt-out described in Innocoll Ireland’s constitution must be renewed every five years by a resolution approved by not less than 75% of the votes cast by our shareholders at a general meeting. Innocoll Ireland expects that it will seek renewal of the opt-out at an annual general meeting within five years from the adoption date of its constitution, which will have been adopted shortly prior to the completion of the Merger. However, it cannot be guaranteed that the pre-emptive rights opt-out will always be approved. If this opt-out is not renewed, it can make any future equity fundraising more cumbersome, costly and time consuming.
Our board of directors may be limited by the Irish Takeover Rules in its ability to defend an unsolicited takeover attempt.
Following the listing of our ordinary shares on NASDAQ, we will become subject to the Irish Takeover Panel Act, 1997, Irish Takeover Rules 2013 (Irish Takeover Rules), under which we will not be permitted to take certain actions that might “frustrate” an offer for our ordinary shares once our board of directors has received an offer, or has reason to believe an offer is or may be imminent, without the approval of more than 50% of shareholders entitled to vote at a general meeting of our shareholders or the consent of the Irish Takeover Panel. This could limit the ability of our board of directors to take defensive actions even if it believes that such defensive actions would be in our best interests or the best interests of our shareholders.
The operation of the Irish Takeover Rules may affect the ability of certain parties to acquire our ordinary shares.
Under the Irish Takeover Rules if an acquisition of ordinary shares were to increase the aggregate holding of the acquirer and its concert parties to ordinary shares that represent 30% or more of the voting rights of the company, the acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding ordinary shares at a price not less than the highest price paid for the ordinary shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of ordinary shares by a person holding (together with its concert parties) ordinary shares that represent between 30% and 50% of the voting rights in the company if the effect of such acquisition were to increase that person’s percentage of the voting rights by 0.05% within a 12 month period. Following the listing of our ordinary shares on the NASDAQ, under the Irish Takeover Rules, certain separate concert parties will be presumed to be acting in concert. The board of directors of Innocoll Ireland and their relevant family members, related trusts and “controlled companies” are presumed to be acting in concert with any corporate shareholder who holds 20% or more of Innocoll Ireland.
The application of these presumptions may result in restrictions upon the ability of any of the concert parties and/or members of our board of directors to acquire more of our securities, including under the terms of any executive incentive arrangements. Following the listing of our ordinary shares on NASDAQ, we may consult with the Irish Takeover Panel with respect to the application of this presumption and the restrictions on the ability to acquire further securities although, we are unable to provide any assurance as to whether the Irish Takeover Panel will overrule this presumption. For a description of certain takeover provisions applicable to us, see “Description of the Share Capital of Innocoll Ireland — Irish Takeover Rules and Substantial Acquisition Rules.” Accordingly the application of the Irish Takeover Rules may frustrate the ability of certain of our shareholders and directors to acquire our ordinary shares.
The implementation of the Merger requires the approval of the Commercial Register in Germany and the Irish High Court. We expect the required approvals to be forthcoming but we are not aware of similar precedents.
The Merger requires the issue of a pre-merger certificate from the Commercial Register in Germany and an order of the Irish High Court. The issuance of the pre-merger certificate and the required court order is a matter for the discretion of the Commercial Register and the Irish High Court respectively. We are not aware of a similar precedent for a listed public company acquisition in Ireland or Germany.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this prospectus or in the documents incorporated by reference, including those regarding any expected benefits, effects or results of the Merger, the timing of the Merger, the tax and accounting treatment of the Merger and expenses related to the Merger, our operations, costs and effective tax rates going forward, and our financial position, business strategy, plans and objectives of management for future operations and industry conditions, are forward-looking statements. When used in this prospectus or in the documents incorporated by reference, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “could,” “may,” “will,” “plan,” “forecast,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct.
The following factors could affect our future results of operations and could cause those results to differ materially from those expressed in the forward-looking statements included in this prospectus or incorporated by reference:
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an inability to realize expected benefits from the Merger or the occurrence of difficulties in connection with the Merger;

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changes in tax law, tax treaties or tax regulations or the interpretation or enforcement thereof, including tax authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

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our plans to develop and manufacture XaraColl, Cogenzia and our other product candidates;

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the timing of, and our ability to obtain, regulatory approval of XaraColl, Cogenzia and our other product candidates;

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the timing of, and our ability to obtain, a general indication of postoperative analgesia for XaraColl;

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the timing of commencement of any discussions, proceedings, or any actions involving the U.S. Food and Drug Administration, or FDA;

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the ability of the results of our clinical trials to support our product candidate claims;

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the timing of our anticipated launches of XaraColl, Cogenzia and our other product candidates;

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the rate and degree of market acceptance of XaraColl, Cogenzia and our other product candidates;

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the size and growth of the potential markets for XaraColl, Cogenzia and our other product candidates and our ability to serve those markets;

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our manufacturing and marketing capabilities;

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regulatory developments in the United States and foreign countries;

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our ability to obtain and maintain the scope, duration and protection of our intellectual property rights;

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the accuracy of our estimates regarding expenses and capital requirements;

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the loss of key scientific or management personnel;

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factors discussed under “Risk Factors Relating to the Merger” and the “Background and Reasons for the Merger” subsection under “Proposals Relating to the Merger” and elsewhere in this prospectus; and

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risk factors discussed in the documents that we incorporate by reference into this prospectus.

Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks before deciding how to vote.
All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake any obligation to publicly update or revise any forward-looking statements except as required by law.

PROPOSAL TO APPROVE THE MERGER PROPOSAL
The following includes a summary of the material provisions of the Merger Proposal, a copy of which is attached as Annex A and incorporated by reference into this prospectus. We encourage you to read the Merger Proposal and the constitution of Innocoll Ireland in their entirety. In the event of any discrepancy between the terms of the Merger Proposal and the following summary, the Merger Proposal will prevail.
Introduction
Our board has unanimously approved the Merger Proposal and recommends that you approve the Merger of Innocoll Germany into Innocoll Ireland. The Merger will result in Innocoll Ireland becoming the publicly-traded parent of the Innocoll group and thereby effectively change the place of incorporation of our publicly-traded parent company from Germany to Ireland.
The Merger you are being asked to approve at the meeting would result in Innocoll Germany merging with and into Innocoll Ireland, with Innocoll Ireland surviving the Merger and Innocoll Germany being the disappearing entity. The Merger will effectively result in your shares of Innocoll Germany being exchanged for Innocoll Ireland ordinary shares of Innocoll Ireland, and all of the assets and liabilities of Innocoll Germany being transferred to Innocoll Ireland.
After the Merger, you will continue to own an interest in a parent company that will carry on, through its subsidiaries, the same businesses as conducted by Innocoll Germany before the Merger and your relative economic interest in the Innocoll group will remain unchanged. Upon completion of the Merger, holders of Innocoll Germany ordinary shares will receive, as consideration, 13.25 ordinary shares of Innocoll Ireland in exchange for each share of Innocoll Germany they hold immediately prior to the Merger. Since Irish law does not recognize fractional shares held of record, Innocoll Ireland will not issue any fractions of Innocoll Ireland ordinary shares to Innocoll Germany shareholders in the transaction. Instead, all entitlements to fractional Innocoll Ireland ordinary shares will be aggregated and sold by the exchange agent, with any sale proceeds being distributed in cash pro rata to the Innocoll Germany shareholders whose fractional entitlements have been sold.
Conditioned upon the Merger becoming effective, we have agreed to terminate the ADS facility. Accordingly, the ADSs will be cancelled and each ADS so cancelled, will effectively become exchangeable for one ordinary share of Innocoll Ireland in connection with the Merger.
As of December •, 2015, the last practicable date before the date of this prospectus, there were • shares of Innocoll Germany outstanding. For a description of the ordinary shares of Innocoll Ireland, see “Description of the Share Capital of Innocoll Ireland.”
Parties to the Merger
Innocoll Germany.   We are a global, commercial stage, specialty pharmaceutical company, with late-stage development programs targeting areas of significant unmet medical need. We manufacture our products in our own commercial scale facility. We have strategic partnerships in place with large international healthcare companies, such as Takeda, EUSA Pharma and Biomet, which market certain of our approved products in their applicable territory within Asia, Australia, Canada, Europe, Latin America, the Middle East, and the United States. Our corporate headquarters are located in Athlone, Ireland.
Innocoll Ireland.   Innocoll Ireland is a dormant Irish private company that was reregistered as a public limited company on December 1, 2015. The sole shareholder of Innocoll Ireland is Mr. Turlough O’Connor, an employee of a subsidiary of Innocoll Germany. Innocoll Ireland has only nominal assets and the minimum share capital required for a public company under Irish law, has no financial or operating history of its own and has not engaged in any business or other activities other than in connection with its formation, entry into the Merger Agreement and related transactions. The shares of Innocoll Ireland held by Mr. Turlough O’Connor immediately prior to the Merger will convert to euro deferred shares of par value €1.00 per share on the effective date of the Merger. The euro deferred shares will be in issue solely to ensure that Innocoll Ireland satisfies Irish law minimum share capital requirements for public limited companies at all times and will carry no voting rights or income rights and have only limited rights on a return of capital equal to the par value of those shares.

See “Information Regarding Innocoll Germany” for additional information about the business and corporate history of Innocoll Germany as well as risk factors related to the business of Innocoll Germany that will also be applicable to Innocoll Ireland after the Merger.
Background and Reasons For the Merger
In reaching its decision to approve the Merger Proposal and recommend the Merger for your approval, the Innocoll Germany board identified several potential benefits of having our publicly-traded parent incorporated in Ireland, including the following:
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Irish corporate law is more flexible than German corporate law. We believe that this flexibility could be beneficial to us in structuring equity issuances and other financing transactions which, under German law, are subject to subscription rights or price constraints which place Innocoll at a competitive disadvantage to its publicly traded peers. Under Irish law, statutory pre-emption rights can be made inapplicable for up to five years in the constitution of a company or by a special resolution passed by the shareholders of the company at a general meeting. A special resolution requires not less than 75% of the votes of Innocoll Ireland’s shareholders cast at a general meeting.

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That certain burdensome formalities imposed by German corporate law are not applicable to Irish corporate law which better aligns the administration of share capital and other corporate functions and corporate governance matters with the obligations of a NASDAQ listed company.

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That certain limitations imposed under German corporate law prohibit the exercise of stock options for a period of at least four years from issuance, even upon a change of control, and prohibit grants of options to members of our supervisory board, which limitations are not applicable to Irish companies. Accordingly, as an Irish company, we will be able to provide competitive equity incentive opportunities that enable us to continue to attract and retain talented directors, officers and employees.

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We believe that the Merger will result in a reduction in certain operational, administrative, legal and accounting costs over the long term. For example, while ordinary shares of Innocoll Germany cannot be listed directly on NASDAQ, we will be able to list the ordinary shares of Innocoll Ireland directly on NASDAQ, which will allow us to terminate the Innocoll Germany ADS facility and eliminate the costs and administrative burden associated with this program for Innocoll and its shareholders.

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The belief that a publicly-traded pharmaceutical company incorporated in Ireland and traded on NASDAQ will be better positioned to attract a broader shareholder base.

Though we expect the Merger should provide us the benefits described above, the Merger will expose Innocoll Germany and its shareholders to some risks. Our board was cognizant of and considered a variety of risks or potential risks, including the possibility of uncertainty created by the Merger and the change in our legal domicile, the fact that we expect to incur costs to complete the Merger, the fact that Irish corporate law imposes different and additional obligations on us and other risks discussed in the discussion under “Risk Factors Relating to the Merger.” After completing its review of the expected benefits and the potential advantages of the Merger, our board unanimously approved the Merger Proposal, and has recommended that shareholders vote for the Merger. Nevertheless, we cannot assure you that any of the anticipated benefits of the Merger will be realized.
The Merger
There are several principal steps to effect the Merger which include:
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Innocoll Ireland was reregistered from a private limited company to a public limited company on December 1, 2015;

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the Draft Merger Proposal was unanimously approved by the management board of Innocoll Germany and the board of directors of Innocoll Ireland;

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a merger report by the management board of Innocoll Germany and a directors’ report by the board of directors of Innocoll Ireland (or as the case may be a joint report) will be prepared;

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a merger audit report will be prepared by the court-appointed auditor;

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an expert’s report on the valuation of the non-cash consideration will be provided for the allotment of the Innocoll Ireland ordinary shares as a result of the Merger in compliance with the Irish Companies Acts;

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the directors of Innocoll Ireland will file the Merger Proposal in the Companies Registration Office in Ireland;

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Innocoll Ireland shall procure the publication of the particulars required under Irish law with respect to the Merger in the CRO Gazette and two Irish national daily newspapers;

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the registration of the Merger with, and receipt of a pre-merger certificate from, the competent German Commercial Register will be sought;

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an order by the Irish High Court certifying that Innocoll Ireland has completed properly the pre-merger acts and formalities for the Merger in accordance with the Irish Regulations will be sought;

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an order by the Irish High Court approving the completion of the Merger pursuant to the Irish Regulations will be sought;

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the Merger Proposal will be signed by Innocoll Germany and Innocoll Ireland on or around December •, 2015 and will be notarized for German law purposes, in each case before the Extraordinary Meeting;

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the sole shareholder of Innocoll Ireland will be asked to approve the Merger Proposal; and

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Innocoll Germany shareholders will be asked to vote to approve the Merger Proposal at the Extraordinary Meeting.

Conditional upon approval of the Merger Proposal by the existing Innocoll Ireland shareholder, and the Innocoll Germany shareholders, and the satisfaction of the other conditions to completing the Merger, Innocoll Germany will merge with and into Innocoll Ireland, Innocoll Germany will dissolve without going into liquidation and the Merger will be effective.
As a result of the Merger:
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all assets and liabilities of Innocoll Germany shall transfer by universal succession of title to Innocoll Ireland;

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Innocoll Germany shall cease to exist;

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each shareholder will receive, as consideration in the Merger, 13.25 Innocoll Ireland ordinary shares for each Innocoll Germany ordinary share held immediately prior to the Merger, rounded down to the nearest whole Innocoll Ireland ordinary share;

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aggregated entitlements to fractional Innocoll Ireland ordinary shares will be sold by the exchange agent and sale proceeds will be distributed in cash pro rata to registered shareholders whose fractional entitlements have been sold;

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the Innocoll Germany ADS facility will be terminated and holders of ADSs will have their ADSs cancelled with each ADS so cancelled effectively becoming exchangeable, for one Innocoll Ireland ordinary share;

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each share of Innocoll Germany will be cancelled and will cease to exist; and

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Innocoll Ireland will assume all rights and obligations of Innocoll Germany (including under the employee equity-based plans of Innocoll Germany) by operation of law.

Reasons that Innocoll may Decide to Abandon the Merger
If the Merger is approved at the Extraordinary Meeting of Innocoll Germany, the completion of the Merger will remain subject to the satisfaction of the following conditions unless Innocoll Germany decides to waive them:
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the SEC has declared the registration statement on Form F-4 that includes this prospectus effective, and no stop order with respect thereto shall be in effect at the date of the final hearing of the Irish High Court under Regulation 14 of the Irish Regulations;

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the ordinary shares of Innocoll Ireland are authorized for listing on NASDAQ, subject to official notice of issuance;

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the ordinary shares of Innocoll Ireland have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates; and

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no event, change, circumstance, discovery, announcement, occurrence, effect or state of facts having occurred that, individually or in the aggregate, leads or would reasonably be expected to lead the value of the assets and liabilities of Innocoll Germany to be transferred to Innocoll Ireland as a result of the Merger to be lower than the par value of the Innocoll Ireland ordinary shares to be issued on the effective date of the Merger.

In addition, the completion of the Merger will at all times also remain subject to the satisfaction of the following conditions which cannot be waived:
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the issuance of an order by the Irish High Court certifying that Innocoll Ireland has completed properly the pre-merger acts and formalities for the Merger in accordance with the Irish Regulations;

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the issuance of an order by the Irish High Court approving the completion of the Merger pursuant to the Irish Regulations; and

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the issuance of the “pre-merger certificate” by the German commercial register.

The Merger Proposal provides that we may decide to abandon the Merger at any time prior to the Extraordinary Meeting and at any time during the three day period following the Extraordinary Meeting for any reason, including if a significant number of Innocoll Germany shareholders exercise their withdrawal rights to accept the adequate compensation offer. The Merger Proposal further provides that we may abandon the Merger after this three day period if the conditions identified above are not satisfied. In each of these cases, the Merger Proposal provides that we have a right of rescission and may exercise this right and abandon the Merger.
If the Merger is approved by the Innocoll Germany shareholders and pre-merger certificates are received by Innocoll Germany and Innocoll Ireland, a joint application must be filed with the Irish High Court for the order approving the completion of the Merger in order to effect the Merger unless one of the conditions to closing fails to be satisfied and we exercise our right of rescission prior to filing the application with the Irish High Court. See “Risk Factors Relating to the Merger — We may choose to abandon the Merger.”
Effective Time
If the Merger is approved by the requisite vote of shareholders and the other conditions to implement the Merger are satisfied, Innocoll Ireland will request the issuance of an order by the Irish High Court certifying that Innocoll Ireland has completed properly the pre-merger acts and formalities in accordance with the Irish Regulations. Following this, a joint application will be submitted to the Irish High Court by Innocoll Ireland and Innocoll Germany for the issuance of an order approving the completion of the Merger. We anticipate that the Merger will be effected days after the date of such order, which is currently expected to be in the first quarter of 2016.
The expected timing for the completion of the Merger may be impacted by other conditions described in this prospectus.

Termination
The Merger Proposal provides that we may decide to abandon the Merger at any time prior to the Extraordinary Meeting and at any time during the three day period following the Extraordinary Meeting. After the Merger is approved by shareholders and pre-merger certificates are received by Innocoll Germany and Innocoll Ireland, a joint application must be filed with the Irish High Court for the order approving the completion of the Merger in order to effect the Merger unless one of the conditions to closing fails to be satisfied.
Interests of Directors and Executive Officers in the Merger
No change of control payments or additional compensation, including relocation costs and expenses, will be payable to our directors and executive officers in connection with the Merger. However, Innocoll Ireland will have greater flexibility in structuring options and will be able to issue options to the directors of Innocoll Ireland. Innocoll Germany is prohibited by German corporate law from issuing options to members of the supervisory board and options issued to officers and employees are not exercisable for four years upon issuance even in connection with a change in control. As a result of the Merger and becoming an Irish public company, Innocoll will be able to grant options to directors, officers and employees and such options will not be subject to the four year holding period applicable to Innocoll Germany today. In addition, directors of Innocoll Ireland, who were previously members of the supervisory board of Innocoll Germany and may have been subject to double taxation as a result of being resident in Germany, may not be subject to double taxation after the Merger with respect to compensation for serving on Innocoll Irelands board of directors.
We anticipate that some or all of the outstanding and previously issued Innocoll Germany options and awards granted by Innocoll Germany to its own and it subsidiaries’ members of the management board and employees pursuant to a stock option plan, will be reissued under the 2016 Plan after the effective time of the Merger, subject to the consent of the relevant option holder.
The existing executive officers of Innocoll Germany will become executive officers of Innocoll Ireland. Innocoll expects that the board of directors of Innocoll Ireland after the Merger will be composed of the following persons:
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Anthony P. Zook (CEO of Innocoll Germany);

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Jonathan Symonds (Chairperson of the Innocoll Germany Supervisory Board);

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Shumeet Banerji (Vice-Chairperson of the Innocoll Germany Supervisory Board);

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David R. Brennan (member of the Innocoll Germany Supervisory Board);

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A. James Culverwell (member of the Innocoll Germany Supervisory Board);

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Rolf D. Schmidt (member of the Innocoll Germany Supervisory Board); and

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Joseph Wiley (member of the Innocoll Germany Supervisory Board).

If the Merger is completed, the members of the Innocoll Ireland board of directors will hold office until the end of the next annual general meeting of shareholders, whereby they will retire unless they are reappointed during the meeting.
In connection with the Merger, one or more of Innocoll Ireland’s subsidiaries will enter into indemnification agreements with each of Innocoll Ireland’s directors, secretary and executive officers (as may be determined by the board of directors of Innocoll Ireland from time to time), providing for the indemnification of, and advancement of expenses to, such persons, to the fullest extent permitted by law.
Regulatory Matters
We are not aware of any governmental approvals or actions that are required to complete the Merger other than compliance with U.S. federal and state securities laws and various provisions of German law and Irish law.

Recommendation and Required Affirmative Vote
To be validly approved, the Merger requires the affirmative vote of holders of at least seventy five percent (75%) of the ordinary shares of Innocoll Germany represented in person or by proxy at the Extraordinary Meeting and the affirmative vote of the shareholder of Innocoll Ireland.
The Innocoll Germany board has unanimously approved the Merger Proposal and recommends that shareholders vote “FOR” the Merger.
Market Price and Dividend Information
On December 9, 2015, the last trading day before the public announcement of the Merger, the closing price of the Innocoll Germany ADSs on NASDAQ was $8.96 per share. On December •, 2015, the last practicable date before the date of this prospectus, the closing price of the Innocoll Germany ADSs was $• per ADS.
Innocoll Germany has not paid dividends on its ordinary shares. Following the completion of the Merger, Innocoll Ireland’s ability to declare and pay future dividends will depend on Innocoll Ireland’s distributable reserves’ position, results of operations, financial condition, cash requirements, future business prospects, contractual restrictions, other factors deemed relevant by Innocoll Ireland’s board of directors and restrictions imposed by Irish law.
Differences in Shareholder Rights
The completion of the Merger will change the governing law that applies to shareholders of our parent company from German law to Irish Law. The legal system governing corporations incorporated under Irish law differs from the legal system governing corporations organized under German law. As a result, we are unable to adopt governing documents for Innocoll Ireland that are identical to the governing documents for Innocoll Germany. Except with respect to (i) subscription rights to participate in equity issuances, which are being waived in the constitution of Innocoll Ireland for the five year period after its adoption, and (ii) approval of board remuneration which requires shareholder approval under German law and will be approved by the compensation committee of the board of directors of Innocoll Ireland after the Merger, and other than as required by Irish law or German law, we have, sought to preserve in the constitution of Innocoll Ireland a similar allocation of material rights and powers between the shareholders and our board of directors that exists under Innocoll Germany’s constitution. Nevertheless, the proposed constitution for Innocoll Ireland differs from Innocoll Germany’s constitution, both in form and substance. We summarize the differences between the governing documents for Innocoll Germany and Innocoll Ireland, and the changes in your rights as a shareholder resulting from the Merger, under “Comparison of Rights of Shareholders.” We believe that these changes either (i) are required by Irish law or otherwise result from differences between the corporate laws of Ireland and the corporate laws of Germany, or (ii) relate to the change of the place of incorporation of the publicly traded parent of the Innocoll group from Germany to Ireland.
Innocoll Ireland’s proposed constitution will differ from Innocoll Germany’s articles of association mostly to the extent that Irish law differs from German corporate law. Except with respect to (i) subscription rights to participate in equity issuances, which are being waived in the constitution of Innocoll Ireland for the five year period after its adoption, and (ii) approval of board remuneration which requires shareholder approval under German law and will be approved by the compensation committee of the board of directors of Innocoll Ireland after the Merger, and other than as required by Irish law or German law, we believe that the rights of shareholders under Innocoll Ireland’s constitution are comparable to those under Innocoll Germany’s articles of association. Under the Irish Companies Act 2014 (the “Irish Companies Act”), the financial liability of a shareholder of Innocoll Ireland is limited to the amount, if any, unpaid on the shares held by them. Once shares are credited as fully paid up, there is no further financial liability on the part of shareholders. Ordinary shares of Innocoll Ireland issued upon the Merger will be credited as fully paid up on issuance, subject to the receipt by the proposed allottees of an expert’s report on valuation of the non-cash consideration for the ordinary shares as required under the Irish Companies Act.

The characteristics of and the differences between Innocoll Germany shares and the ordinary shares of Innocoll Ireland are summarized under “Description of the Share Capital of Innocoll Ireland” and “Comparison of Rights of Shareholders.”
Exchange of Shares; Delivery of Shares to Former Record Holders
All ordinary shares of Innocoll Germany underlying Innocoll Germany ADSs held by Citibank N.A. through DTC will be converted into ordinary shares of Innocoll Ireland and recorded in book entry form by Citibank N.A. through DTC. If any action is required by a holder of ADSs to effect the exchange of such ADSs for the underlying ordinary share of Innocoll Ireland to be issued in the Merger, holders of ADSs will receive separate instructions on how to surrender and cancel their Innocoll Germany ADSs.
•, the exchange agent for the Merger, will, as soon as reasonably practicable after the effective time of the Merger, exchange Innocoll Germany shares for Innocoll Ireland’s ordinary shares to be received in the Merger pursuant to the terms of the Merger Proposal.
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If you are currently a beneficial holder of Innocoll Germany ordinary shares (i.e., your shares are held in “street name”), your ownership of Innocoll Ireland ordinary shares will be recorded in book entry form by your bank, broker or other nominee on the effective date of the Merger without the need for any further action on your part.

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If you are a registered uncertificated holder of Innocoll Germany ordinary shares, you will be sent instructions explaining the procedure for surrendering your Innocoll Germany book-entry shares in exchange for Innocoll Ireland ordinary shares. Innocoll Ireland ordinary shares will be initially delivered to the exchange agent for the Merger, for delivery to you, or in “street name” through DTC, in accordance with such instructions.

Holders of shares of Innocoll Germany or ADS holders of record that elect to receive a share certificate representing Innocoll Ireland ordinary shares should note that subsequent transfers of Innocoll Ireland ordinary shares outside of DTC may be subject to Irish stamp duty.
After the effective time of the Merger, each Innocoll Germany ordinary share will no longer be outstanding and will cease to exist, and each share certificate or book-entry share for registered holders that previously represented Innocoll Germany ordinary shares will represent only the right to receive Innocoll Ireland ordinary shares.
Share Compensation Plans and Investor Options
As a result of the Merger, Innocoll Ireland will assume, and become the plan sponsor of, each employee benefit and compensation plan, arrangement and agreement that is presently sponsored, maintained or contributed to by Innocoll Germany (including each equity and incentive plan and any outstanding award outstanding thereunder on the date of the Merger).
At the effective time of the Merger and pursuant to the terms of the Merger Proposal, each outstanding option to acquire shares of Innocoll Germany (including the options issued pursuant to the 2014 Investor Option Agreement) and each equity-based award issued by Innocoll Germany that is outstanding immediately prior to the effective time of the Merger will be converted, as applicable, into an option to acquire or an award covering a number of ordinary shares of Innocoll Ireland (rounded down to the nearest whole share) equal to the product obtained by multiplying (x) the number of Innocoll Germany ordinary shares subject to the option or award by (y) 13.25, at an exercise price (rounded up to the nearest whole cent) per Innocoll Ireland ordinary share equal to the quotient obtained by dividing (i) the exercise price per Innocoll Germany ordinary share by (ii) 13.25. In case upon exercise of such converted options or awards Innocoll Ireland would be required to issue fractional shares, Innocoll Ireland is entitled to make a cash payment in the amount of the value of the fractional options, which amount shall be equivalent to the corresponding fraction of Innocoll Ireland’s closing price of the Innocoll Irelands’ shares on NASDAQ Global Market on the day the option or award was exercised. At the effective time of the Merger and pursuant to the terms of the Merger Proposal, each outstanding option to acquire Innocoll Germany ADSs will be converted into an option to acquire one ordinary share of Innocoll Ireland at the same exercise price applicable to the converted option to acquire Innocoll Germany ADSs. Each Innocoll Ireland option or award as so assumed and converted will otherwise continue to have, and will otherwise be subject to, the same terms and conditions as applied to the applicable Innocoll Germany option or award immediately prior to the effective time of the scheme. We anticipate that some or all of the outstanding and previously issued Innocoll Germany options and awards, including the stock options, granted by Innocoll Germany to its own and it subsidiaries’ members of the management board and employees pursuant to a stock option plan, will be reissued under the 2016 Plan after the effective time of the Merger, subject to the consent of the relevant option holder. In the case of the 2014 Investor Option Agreement, subject to the consent of the option holders, the exercise price will be expressed in U.S. dollars based on the then applicable exchange rate of euros to dollars.
Stock Exchange Listing
Innocoll Germany’s ADSs are currently listed on NASDAQ. We intend to make an application so that, immediately following the effective time of the Merger, the ordinary shares of Innocoll Ireland will be listed and traded in U.S. dollars on NASDAQ under the symbol “INNL,” the same symbol under which the Innocoll Germany ADSs are currently listed. There is currently no established public trading market for the shares of Innocoll Ireland. We do not intend to seek an additional listing on the Irish Stock Exchange.
Accounting Treatment of the Merger
The Merger will represent a transaction between entities under common ownership. Assets and liabilities transferred between entities under common ownership are recorded at their existing carrying values rather than at fair value. Accordingly, the assets and liabilities of Innocoll Germany will be reflected at their carrying amounts in the accounts of Innocoll Ireland at the effective time of the Merger.

MATERIAL TAX CONSIDERATIONS
The information presented under the caption “German Tax Considerations” is a discussion of the material German tax consequences of the Merger. The information presented under the caption “U.S. Federal Income Tax Considerations” is a discussion of the material U.S. federal income tax consequences (1) to U.S. holders and non-U.S. holders (as defined below) of  (A) exchanging Innocoll Germany ordinary shares for Innocoll Ireland ordinary shares in the Merger, and (B) owning and disposing of Innocoll Ireland ordinary shares received in the Merger and (2) to Innocoll Germany and Innocoll Ireland of the Merger. The information presented under the caption “Irish Tax Considerations” is a discussion of the material Irish tax consequences to shareholders of the Merger and of ownership and disposition of the Innocoll Ireland ordinary shares.
You should consult your own tax advisor regarding the applicable tax consequences to you of the Merger and of ownership and disposition of the Innocoll Ireland ordinary shares under the laws of the U.S. (federal, state and local), Ireland, Germany, and any other applicable jurisdiction.
German Tax Considerations
Scope of Discussion
The following is a summary of material German tax consequences to shareholders of Innocoll Germany and Innocoll Ireland. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each Innocoll Germany shareholder. The summary is based on German tax law and the practice of the German Revenue currently in force in Germany. Legislative, administrative or judicial changes may modify the tax consequences described below, possibly with retrospective effect.
The summary deals with holders of Innocoll Germany ordinary shares who beneficially own their ordinary shares as capital assets. Particular rules not discussed below may apply to certain classes of taxpayers holding ordinary shares, such as dealers in securities, trusts, insurance companies, collective investment schemes and individuals who have or may be deemed to have acquired their shares by virtue of an office or employment. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Innocoll shareholders should consult their professional advisers on the German tax implications of the Merger and the tax implications in other relevant jurisdictions.
The summary does not address the German tax consequences resulting from ordinary shares or ADSs being attributable to
(1)
a permanent establishment outside of the shareholder’s country of residence, or

(2)
a permanent representative outside of the shareholder’s country of residence.

Tax on Capital Gains at the Time of the Merger
Under the German Transformation Tax Act the Merger is considered as a disposition of the Innocoll Germany ordinary shares at fair market value and the acquisition of Innocoll Ireland ordinary shares at the same value. Therefore, the Merger triggers a capital gain or loss from a German tax perspective at shareholder level.
Depending on whether the Innocoll Germany shareholder is an individual or a corporation the capital gain is regularly 40% to 95% tax exempt.
An option to use historic acquisition cost as relevant value for the Merger and to avoid a capital gain at the time of the Merger (but not permanently, see below “German tax on Capital Gains After the Time of the Merger”) is in principle available.
As an exception, individuals who at no time within five years prior to the Merger directly or indirectly held ADSs, ordinary shares and/or other rights as private assets representing together 1% or more of Innocoll Germany ordinary shares have to apply historic acquisition cost as relevant value for the Merger. This means that the Merger is treated tax-neutrally and no capital gain is triggered for German tax purposes. However, the Innocoll Ireland ordinary shares remain subject to German tax and a subsequent sale of them is taxable (even if after the Merger a double tax treaty in principle provides protection) and the respective capital gain is calculated as the difference between the sales price and the historical acquisition costs of the Innocoll Germany ordinary shares.
Tax on Capital Gains After the Merger
In case the disposition of the Innocoll Germany ordinary shares was done applying the option to treat the Merger tax-neutrally, the capital gain realized upon a sale of the Innocoll Ireland ordinary shares is subject to German tax. The capital gain is calculated as the difference between the fair market value at the time of the sale of Innocoll Ireland ordinary shares and the acquisition cost for the Innocoll Germany ordinary shares prior to the merger.
Depending on whether the shareholder is an individual or a corporation, the capital gain is 40% to 95% tax exempt.
Additional implications for U.S. and Irish Holders of Innocoll ordinary shares
A U.S. holder in terms of this section on the German taxation of the Merger is
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a resident of the United States in terms of the agreement between the United States of America and the Federal Republic of Germany for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital and to certain other Taxes as of June 4, 2008 (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung und zur Verhinderung der Steuerverkürzung auf dem Gebiet der Steuern vom Einkommen und vom Vermögen und einiger anderer Steuern in der Fassung vom 4. Juni 2008, “Treaty”);

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who is not subject to German unlimited tax liability by way of a German residence or habitual abode or, as the case may be, a German registered seat or place of management;

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who is the beneficial owner of ordinary shares or ADSs in Innocoll Germany before and of Innocoll Ireland after the Merger and any payments such as dividends under the ordinary shares or the ADSs; and

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who is not subject to the limitation of benefits clause of the Treaty.

An Irish holder in terms of this section on the German taxation of the Merger is
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a resident of Ireland in terms of the Agreement between Ireland and the Federal Republic of Germany for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital as of March 30, 2011 (Abkommen zwischen der Bundesrepublik Deutschland und Irland zur Vermeidung der Doppelbesteuerung und zur Verhinderung der Steuerverkürzung auf dem Gebiet der Steuern vom Einkommen und vom Vermögen in der Fassung vom 30. März 2011, “Treaty”);

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who is not subject to German unlimited tax liability by way of a German residence or habitual abode or, as the case may be, a German registered seat or place of management;

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who is the beneficial owner of the ordinary shares or the ADSs and any payments such as dividends under the ordinary shares or the ADSs; and

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who is not subject to the limitation of benefits clause of the Treaty.

In particular because it is not possible to take into account the personal circumstances of prospective U.S. or Irish holders, they should consult their tax advisors as to the consequences under the tax laws of Germany resulting from the Merger.

As Innocoll Germany has its registered seat in Germany, capital gains resulting from the Merger realized by a U.S. or Irish holder are treated as German source income and are subject to German limited tax liability (beschränkte Steuerpflicht):
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if such U.S. or Irish holder is an individual holding the ADSs as private property and at any time within five years prior to the disposition directly or indirectly held ADSs, ordinary shares and/or other rights representing together 1% or more of Innocoll Germany’s ordinary shares;

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if such holder had acquired the ADSs without consideration, the previous owner’s holding period and percentage of the holding would also be taken into account; or

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if such shareholder is an entity recognized as a corporation under German tax law.

However, such U.S. and Irish holders by reason of protection under the respective double tax Treaty should be exempt from German taxation on capital gains resulting from the disposition of the Innocoll ordinary shares including the gains resulting from the Merger.
German Tax Treatment of ADRs/ADSs
At the time of preparation of this prospectus, no explicit tax law deals with the treatment of ADSs or ADRs and no decisions of German tax courts have been published that comprehensively outline the treatment of ADRs or ADSs under German tax law. However, from circulars issued by the fiscal authorities it can be concluded that in the practice of the authorities, under German tax law, holders of ADRs or ADSs are in general treated like the beneficial owners of the respective Innocoll ordinary shares for German tax purposes.
German Withholding Tax
Under German law, disbursing agents are required to levy withholding tax of 26.375% on capital gains from the sale of shares or other securities held in a custodial account. Disbursing agent in this context means a German bank, a financial services institution, a securities trading enterprise or a securities trading bank (each as defined in the German Banking Act (Kreditwesengesetz) and, in each case, including a German branch of a foreign enterprise, but excluding a foreign branch of a German enterprise) that holds the ordinary shares or ADSs in custody or administers the ADSs for the holder or conducts sales or other dispositions and disburses or credits the income from the ADSs to the holder of the ADSs. Under German law, the obligation to withhold taxes on capital gains does not explicitly depend on the capital gains being subject to German limited or unlimited taxation nor on applicability of a double taxation treaty permitting Germany to tax such capital gains.
However, the German Federal Ministry of Finance has issued a circular dated October 9, 2012 (reference number BMF IV C 1 — S 2252/10/10013, “Capital Income Circular”) due to which taxes need not be withheld when the capital gains are not subject to German taxation. The Capital Income Circular further states that there is no obligation to withhold such tax on capital gains even if a foreign holder owns 1 % or more of the shares. While the Capital income Circular is only binding on the tax authorities, but not on the tax courts, in practice, the disbursing agents nevertheless typically rely on the guidance contained in such circular. If not, the foreign holder should be entitled to claim a refund of the withholding tax from the German tax authorities under the relevant tax treaty, if any.
U.S. Federal Income Tax Considerations
Scope of Discussion
Subject to the limitations and qualifications described herein and in the opinion of Dentons US LLP, filed as Exhibit 8.1 to the registration statement, the following discussion constitutes the opinion of our U.S. tax counsel, Dentons US LLP, as to (i) the material U.S. federal income tax consequences to Innocoll Germany, Innocoll Ireland, and our shareholders of the Merger and (ii) the material U.S. federal income tax consequences to our shareholders of owning and disposing of Innocoll Ireland ordinary shares. This discussion does not generally address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all of the possible tax consequences of the consummation of the

Merger or of holding and disposing of Innocoll Ireland ordinary shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. In particular, this discussion deals only with holders that hold their Innocoll Germany ADSs or ordinary shares and will hold their Innocoll Ireland ordinary shares as capital assets and, except as otherwise indicated below, does not address the tax treatment of special classes of holders, such as:
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a holder of Innocoll Germany ADSs or ordinary shares who, at any time within the five year period ending on the date of the Merger, has actually and constructively owned 10% or more of the total combined voting power of all classes of stock entitled to vote of Innocoll Germany, after taking into account any voting restrictions on treasury shares or otherwise imposed under German law;

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a holder of Innocoll Germany ADSs or ordinary shares who, immediately before the Merger, actually and constructively owns at least 5% of either the total combined voting power or the total value of all classes of stock of Innocoll Germany;

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a bank or other financial institution;

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a tax-exempt entity;

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an insurance company;

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a person holding shares as part of a “straddle,” “hedge,” “wash sale,” “integrated transaction,” or “conversion transaction”;

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a person holding shares through a partnership or other pass-through entity (including arrangements treated as partnerships under U.S. federal income tax law);

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a former citizen or resident of the United States under Section 877 or Section 877A of the Code;

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a non-resident alien who has elected to be treated as a resident of the United States or is a bona fide resident of Puerto Rico, Guam, American Samoa or the Northern Mariana Islands;

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a person who is liable for alternative minimum tax;

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a broker-dealer or trader in securities or currencies;

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a U.S. holder whose “functional currency” is not the U.S. dollar;

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a regulated investment company or real estate investment trust;

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a trader in securities who has elected the mark-to-market method of accounting for its securities;

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a holder that has filed a gain recognition agreement with respect to Innocoll Germany ADSs or ordinary shares;

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a holder who received Innocoll Germany ordinary shares through the exercise of employee stock options or otherwise as compensation or through a tax qualified retirement plan; or

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a non-corporate holder of Innocoll Ireland ordinary shares who, because of limitations under the U.S. securities laws or other legal limitations, is not free to dispose of those shares without restriction.

This discussion is based on the laws of the United States, including the U.S. Internal Revenue Code of 1986, as amended (“Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder (“Regulations”), judicial decisions, published rulings, administrative pronouncements and income tax treaties to which the United States is a party, each as in effect on the date of this prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that the U.S. Internal Revenue Service (“IRS”) will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion.

For purposes of this discussion, a “U.S. holder” means (a) a beneficial owner of Innocoll Germany ADSs or ordinary shares or (b), after the completion of the Merger, a beneficial owner of Innocoll Ireland ordinary shares that for U.S. federal income tax purposes is:
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an individual citizen or resident alien of the United States;

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a corporation or other entity (or arrangement) taxable as a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if it (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. holder” means a holder (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Innocoll Germany ADSs or ordinary shares or, after the completion of the Merger, Innocoll Ireland ordinary shares that is not a U.S. holder. For purposes of this summary, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Innocoll Germany ADSs or ordinary shares or Innocoll Ireland ordinary shares, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of Innocoll Germany ADSs or ordinary shares or Innocoll Ireland ordinary shares that are partnerships and partners in these partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them of the Merger and the ownership and disposition of the Innocoll Ireland ordinary shares.
Innocoll intends to take the position that, after the Merger, Innocoll Ireland will be a foreign corporation for U.S. tax purposes (a “non-U.S. corporation”). Except as provided below in “Certain Tax Consequences if Innocoll Ireland and/or Innocoll Germany are Treated as a U.S. Corporation for U.S. Federal Income Tax Purposes,” this summary assumes that Innocoll Germany, and after the completion of the Merger, Innocoll Ireland, is a non-U.S. corporation.
Consequences of the Merger
For U.S. federal income tax purposes, (i) the Merger will qualify as a “reorganization” under Section 368(a) of the Code and (ii) no gain or loss will be recognized by us, Innocoll Ireland, or our shareholders as a result of the Merger, except to the extent relating to the exercise of withdrawal rights or with respect to cash received in lieu of fractional ordinary shares of Innocoll Ireland or as provided in the following sentence. In the event that (i) the Merger does not qualify as an “F” reorganization, (ii) Innocoll Germany is or was a PFIC (as defined below) during a U.S. holder’s holding period of the ordinary shares or ADSs of Innocoll Germany, and (iii) Innocoll Ireland is not a PFIC (as defined below) on the effective date of the Merger, all or a portion of a U.S. holder’s gain may be subject to tax as ordinary income notwithstanding the Merger qualifying as a nontaxable reorganization. See discussion under “— PFIC Rules.” For those U.S. holders that do not recognize gain as a result of the Merger, the basis of a shareholder’s Innocoll Ireland ordinary shares received in exchange for such shareholder’s Innocoll Germany ADSs or ordinary shares will be equal to the basis of the Innocoll Germany ADSs or ordinary shares exchanged, reduced by an amount allocable to a fractional ordinary share of Innocoll Ireland. The holding period of the Innocoll Ireland ordinary shares will include the period such shareholders held the Innocoll Germany ADSs or ordinary shares exchanged. Shareholders who hold their Innocoll Germany ADSs or ordinary shares with differing bases or holding periods should consult their tax advisors as to the determination of the bases and holding periods of the Innocoll Ireland ordinary shares received in the Merger.

Taxation of Holders Who Exercise Withdrawal Rights or Who Receive Cash in Lieu of Fractional Innocoll Ireland ordinary shares.
The discussion above in “— Consequences of the Merger” does not apply to shareholders of Innocoll Germany ADSs or ordinary shares who properly exercise withdrawal rights with respect to the such ADSs or shares, or who receive cash in lieu of fractional ordinary shares of Innocoll Ireland. Generally, a shareholder who exercises withdrawal rights and receives cash compensation and has its Innocoll Ireland ordinary shares converted into Innocoll Ireland deferred shares will be treated as redeeming such Innocoll Ireland ordinary shares. Principles similar to the principles described in “Subsequent Dispositions of Innocoll Ireland Ordinary Shares” in the “U.S. holder” section and “Subsequent Dispositions of Innocoll Ireland Ordinary Shares” in the “non-U.S. holder” section shall apply to U.S. holders and non-U.S. holders, respectively. Shareholders who receive cash in lieu of fractional ordinary shares of Innocoll Ireland are deemed to receive such shares and then Innocoll Ireland is treated as redeeming such shares for the cash received in exchange therefor. Principles similar to the principles described in “Subsequent Dispositions of Innocoll Ireland Ordinary Shares” in the “U.S. holder” section and “Subsequent Dispositions of Innocoll Ireland Ordinary Shares” in the “non-U.S. holder” section shall apply to U.S. holders and non-U.S. holders, respectively.
Certain Consequences of Owning and Disposing of Innocoll Ireland Ordinary Shares.
U.S. HOLDERS
Taxation of Distributions on Innocoll Ireland Ordinary Shares.
Under the U.S. federal income tax laws and subject to the passive foreign investment company (“PFIC”) rules discussed below in “— PFIC Rules”, the gross amount of any distribution that is actually or constructively received (as described below, including any Irish withholding tax or other withholding tax on such amount) by a U.S. holder with respect to Innocoll Ireland ordinary shares, will be a dividend for U.S. federal income tax purposes to the extent of Innocoll Ireland’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent that the amount of such distribution exceeds Innocoll Ireland’s current and accumulated earnings and profits as so computed, it will be treated first as a non-taxable return of capital to the extent of such U.S. holder’s adjusted tax basis in its Innocoll Ireland ordinary shares, and to the extent the amount of such distribution exceeds such adjusted tax basis, will be treated as gain from the sale of Innocoll Ireland ordinary shares. Because we do not compute our earnings and profits under U.S. tax principles, however, we expect to report the full amount of any distribution as a dividend for U.S. tax purposes if and when we pay a dividend to our shareholders. With respect to non-corporate U.S. holders, certain dividends received from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 20%. As long as Innocoll Ireland ordinary shares are listed on NASDAQ or certain other exchanges and/or Innocoll Ireland qualifies for benefits under the income tax treaty between the United States and Ireland or another applicable income tax treaty, Innocoll Ireland will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. If Innocoll Ireland is a PFIC as discussed below under “— PFIC Rules,” distributions paid by Innocoll Ireland with respect to its ordinary shares will not be eligible for the preferential income tax rate.
You must include any Irish tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The gross amount of the dividend is taxable to you when you receive the dividend, actually or constructively. Dividends paid on Innocoll Ireland ordinary shares generally will constitute income from sources outside the United States and will generally not be eligible for the dividends-received deduction generally available to corporate U.S. holders. Because we expect to pay any future dividends in a non-U.S. currency, the gross amount of any such dividend will be included in the gross income of a U.S. holder in an amount equal to the U.S. dollar value of the non-U.S. currency calculated by reference to the exchange rate in effect on the date the dividend distribution is includable in the U.S. holder’s income, regardless of whether the payment is in fact converted into U.S. dollars. If the non-U.S. currency is converted into U.S. dollars on the date of receipt by the U.S. holder, a U.S. holder generally should not be required to recognize non-U.S. currency gain or loss in respect of the dividend. If the non-U.S. currency received is not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the non-U.S. currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the non-U.S. currency will be treated as ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The amount of any distribution of property other than cash will be the fair market value of the property on the date of the distribution, less the sum of any encumbrance assumed by the U.S. holder.
Subject to applicable limitations that may vary depending upon a U.S. holder’s circumstances, a U.S. holder will be entitled to a credit against its U.S. federal income tax liability for any Irish withholding taxes withheld in respect of our dividend distributions not in excess of the applicable rate under the income tax treaty between the United States and Ireland. For purposes of calculating the foreign tax credit, dividends paid on Innocoll Ireland ordinary shares generally will be treated as income from sources outside the United States, except that a portion of such dividends may be treated as income from U.S. sources. In addition, the limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income, such as “passive” or “general” income. In addition, the amount of the qualified dividend income, if any, paid to a U.S. holder that is subject to the reduced dividend income tax rate and that is taken into account for purposes of calculating the U.S. holder’s U.S. foreign tax credit limitation must be reduced by the rate differential portion of the dividend. The rules governing foreign tax credits are complex. Investors should consult their own tax advisors regarding the availability of foreign tax credits in their particular situation. In lieu of claiming a foreign tax credit, U.S. holders may elect to deduct all non-U.S. taxes paid or accrued in a taxable year in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.
Subsequent Dispositions of Innocoll Ireland Ordinary Shares.
Subject to the discussion below under “— PFIC Rules,” U.S. holders of Innocoll Ireland ordinary shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of Innocoll Ireland ordinary shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Innocoll Ireland ordinary shares exceeds one year. Under current law, long-term capital gain of non-corporate shareholders is subject to tax at a maximum rate of 20%. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. There are limitations on the deductibility of capital losses.
A U.S. holder that receives non-U.S. currency on the sale or other disposition of Innocoll Ireland ordinary shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency on the date of sale (or, in the case of cash basis and electing accrual basis taxpayers, the U.S. dollar value of the non-U.S. currency on the settlement date) provided that the Innocoll Ireland ordinary shares are treated as being “traded on an established securities market.” If a U.S. holder receives non-U.S. currency upon a sale or exchange of Innocoll Ireland ordinary shares, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such non-U.S. currency will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. However, if such non-U.S. currency is converted into U.S. dollars on the date received by the U.S. holder, a cash basis or electing accrual U.S. holder should not recognize any gain or loss on such conversion. In addition, depending on the circumstances, a redemption of Innocoll Ireland ordinary shares by Innocoll Ireland will be treated as a sale of the redeemed shares by the U.S. holder or as a distribution to the U.S. holder (which is taxable as described above under “— Taxation of Distributions on Innocoll Ireland Ordinary Shares”).
Controlled Foreign Corporation Rules.
Generally, a non-U.S. corporation, such as Innocoll Ireland, will be classified as a controlled foreign corporation (“CFC”) if more than 50% (by vote or value) of the shares of the corporation are held directly, indirectly, or constructively, by “U.S. Shareholders.” For this purpose, a U.S. Shareholder is generally any U.S. holder that possesses, directly, indirectly or constructively, 10% or more of the combined voting power of all classes of shares of the corporation. Based on our current and anticipated ownership structure, we do not expect that Innocoll Ireland will be classified as a CFC. However, we can offer no assurances in this regard.

If Innocoll Ireland were classified as a CFC, however, each of Innocoll Ireland’s U.S. Shareholders generally would be required to include in gross income (as ordinary income) at the end of each of Innocoll Ireland’s taxable years an amount equal to the U.S. Shareholder’s pro rata share of our “subpart F income.” Subpart F income generally includes dividends, interest, rents and royalties, gains from the sale of securities, and income from certain transactions with related parties. If Innocoll Ireland is classified as both a CFC and a PFIC, it generally will not be treated as a PFIC with respect to those U.S. holders that meet the definition of a U.S. Shareholder.
PFIC Rules.
The treatment of U.S. holders of Innocoll Ireland ordinary shares could be materially different from that described above if, at any relevant time, Innocoll Germany or Innocoll Ireland were a PFIC. In general, if you are a U.S. holder, Innocoll Germany and/or Innocoll Ireland will be a PFIC with respect to you if for any taxable year in which you held ADSs or ordinary shares of Innocoll Germany or ordinary shares of Innocoll Ireland: (i) at least 75% of the gross income of Innocoll Germany or Innocoll Ireland, as applicable, for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the assets of Innocoll Germany or Innocoll Ireland, as applicable, is attributable to assets that produce or are held for the production of passive income. The determination of whether a non-U.S. corporation is a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or, in the case of Innocoll Ireland, any future taxable year due to changes in Innocoll Ireland’s asset or income composition.
Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from the disposition of assets that produce passive income. Any cash held generally will be treated as held for the production of passive income for the purpose of the PFIC test, and any income generated from cash or other liquid assets generally will be treated as passive income for such purpose. If a non-U.S. corporation owns at least 25% by value of the shares of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. We believe that Innocoll Germany should not be treated as having been a PFIC in any prior taxable year and should not be treated as a PFIC in the taxable year in which the Merger will occur. In addition, we believe that Innocoll Ireland should not be treated as a PFIC following the Merger. However, the tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, we cannot assure U.S. holders that Innocoll Germany and Innocoll Ireland will not be or become a PFIC. Moreover, the determination of PFIC status depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. As a result, whether Innocoll Germany or Innocoll Ireland is or will be a PFIC for any relevant taxable year cannot be predicted with certainty, and there can be no assurance that the IRS will not challenge our determination concerning our PFIC status.
If Innocoll Germany prior to the consummation of the Merger, and Innocoll Ireland, after the consummation of the Merger, were to be treated as a PFIC, except as otherwise provided by election regimes described below, a U.S. holder would be subject to special adverse tax rules with respect to (i) “excess distributions” received on our ADSs or ordinary shares of Innocoll Germany, and ordinary shares of Innocoll Ireland, as the case may be, and (ii) any gain recognized upon a sale or other disposition (including a pledge) of ADSs or ordinary shares of Innocoll Germany or ordinary shares of Innocoll Ireland, as the case may be. A U.S. holder would be treated as if it had realized such gain and certain “excess distributions” ratably over its holding period for such shares. The amounts allocated to the current taxable year and to any taxable year in the holding period prior to the first taxable year in which we were a PFIC would be taxed as ordinary income. The amounts allocated to any other taxable year would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. Special rules apply for calculating the amount of the foreign tax credit with respect to “excess distributions” by a PFIC.
Dividends that a U.S. holder receives from Innocoll Ireland will not be eligible for the special tax rates applicable to qualified dividend income if Innocoll Germany and/or Innocoll Ireland are treated as a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income, or if an excess distribution treated as discussed above.

If a U.S. holder owns ordinary shares in a PFIC that are treated as “marketable stock,” the U.S. holder may make a mark-to-market election. If a U.S. holder makes this election, the U.S. holder will not be subject to all of the PFIC rules described above. Instead, in general, the U.S. holder will include as ordinary income the excess, if any, of the fair market value of its Innocoll Ireland ordinary shares at the end of the taxable year over the U.S. holder’s adjusted basis in its Innocoll Ireland ordinary shares. Similarly, any gain realized on the sale, exchange or other disposition of the Innocoll Ireland ordinary shares will be treated as ordinary income, and will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. holder will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Innocoll Ireland ordinary shares over the fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). A U.S. holder’s basis in the Innocoll Ireland ordinary shares will be adjusted to reflect any such income or loss amount.
A U.S. holder may in certain circumstances also mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund (“QEF”), if the PFIC complies with certain reporting requirements. However, in the event that we are or become a PFIC, Innocoll Ireland does not intend to comply with such reporting requirements necessary to permit U.S. holders to elect to treat us as a QEF.
U.S. holders should consult their own tax advisors regarding the application of the CFC rules and PFIC rules to their investment and the elections discussed above.
Tax on Net Investment Income.
An additional 3.8% tax generally will be imposed on the “net investment income” of individuals (other than nonresident aliens) with a modified adjusted gross income over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For this purpose, “net investment income” generally includes interest, dividends (including dividends paid with respect to Innocoll Ireland ordinary shares), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the taxable disposition of the Innocoll Ireland ordinary shares) and certain other income, as reduced by any deductions properly allocable to such income or gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the tax on net investment income to your income and gains in respect of your investment in Innocoll Ireland ordinary shares.
Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Innocoll Ireland Ordinary Shares.
Dividends on Innocoll Ireland ordinary shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of Innocoll Ireland ordinary shares. If the sale is made through a non-U.S. office of a non-U.S. broker, however, the sale will generally not be subject to either backup withholding or information reporting. This exception may not apply if the non-U.S. broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.
In addition to being subject to backup withholding, if a U.S. holder of Innocoll Ireland ordinary shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.
Certain specified individuals and, to the extent provided by future guidance, certain U.S. entities, who, at any time during the taxable year, hold interests in specified foreign financial assets that are not held in an account maintained by a financial institution and that have an aggregate value in excess of applicable reporting thresholds (which depend on the individual’s filing status and tax home, and begin at a low of more than $50,000 on the last day of the taxable year or more than $75,000 at any time during the taxable year) are required to attach a disclosure statement on Form 8938 (Statement of Specified Foreign Financial Assets) to their U.S. federal income tax return. A specified person who reports its ordinary shares on a Form 8621 does not have to report the ordinary shares on the Form 8938 if the person identifies the Form 8621 which includes the ordinary shares on the Form 8938. No Form 8938 is required to be filed by a specified person who is not required to file a U.S. federal income tax return for the taxable year. Investors are urged to consult their own tax adviser regarding these reporting requirements.
NON-U.S. HOLDERS
Taxation of Distributions on Innocoll Ireland Ordinary Shares.
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on dividends received on its Innocoll Ireland ordinary shares, unless the dividends are effectively connected with the holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the holder in the United States or such holder is subject to backup withholding as discussed below.
Except to the extent otherwise provided under an applicable income tax treaty, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder on dividends paid and gains recognized that are effectively connected with the holder’s conduct of a trade or business in the United States. Effectively connected dividends received and gains recognized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.
Subsequent Disposition of Innocoll Ireland Ordinary Shares.
In general, a non-U.S. holder of Innocoll Ireland ordinary shares will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of the Innocoll Ireland ordinary shares, unless: (1) such gain is effectively connected with the conduct by the holder of a trade or business within the United States and, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such holder in the United States, (2) in the case of capital gain of a holder who is an individual, such holder is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met, or (3) such holder is subject to backup withholding as discussed below. In addition, depending on the particular circumstances, a redemption of Innocoll Ireland ordinary shares by Innocoll Ireland will be treated as a sale of the redeemed shares by the non-U.S. holder or as a distribution to the non-U.S. holder (which is taxable as described in the preceding paragraph under “— Taxation of Distributions on Innocoll Ireland ordinary shares.”
Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Innocoll Ireland Ordinary Shares.
In order not to be subject to backup withholding tax on distributions and disposition proceeds with respect to Innocoll Ireland ordinary shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status, or otherwise establish an exemption. Non-U.S. holders of Innocoll Ireland ordinary shares should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules may be allowed as a refund or credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.
Certain Tax Consequences if Innocoll Ireland and/or Innocoll Germany are Treated as a U.S. Corporation for U.S. Federal Income Tax Purposes
For U.S. federal income tax purposes, a corporation generally is considered a domestic corporation for U.S. federal tax purposes (a “U.S. corporation”) if it is created or organized in the United States or under the law of the United States or of any state thereof or the District of Columbia. Entities treated as U.S.

corporations are generally subject to U.S. federal income tax on their worldwide income, and U.S. reporting and withholding tax rules may apply to dividends that they pay. Because we were formed and organized under the law of Germany, we would ordinarily not be treated for U.S. federal income tax purposes as a U.S. corporation. Section 7874 of the Code, however, contains special rules that could result in a non-U.S. corporation being taxed as a U.S. corporation for U.S. federal income tax purposes where the corporation, directly or indirectly, re-domiciles from the U.S. to another country. Under Section 7874 of the Code, as a result of our re-domiciling from the U.S. to Germany in 2013 (the “2013 Transaction”), we would be treated as a U.S. corporation for U.S. federal income tax purposes unless our “expanded affiliated group” (“EAG”) is treated as having “substantial business activities” in Germany. While we believe that we satisfied this “substantial business activities” test at the time of the 2013 Transaction (and, thus, should not be treated as a U.S. corporation for U.S. federal income tax purposes), due to the complexity of certain aspects of the law and the very fact-specific nature of the inquiry, there is no assurance that the IRS will not challenge our determination. Further, the IRS has issued recent guidance in Notice 2015-79 that provides that an EAG cannot meet the substantial business activities test with respect to a foreign country unless the foreign acquiring corporation is a tax resident of that foreign country. This new requirement for the substantial business activities test is effective for acquisitions completed on or after November 19, 2015. However, Notice 2015-79 also states that no inference is intended regarding the treatment under current law of any transaction described in Notice 2015-79 and that the IRS may challenge such transactions under applicable Code sections or judicial doctrines. In addition, there have been proposals to expand the scope of U.S. corporate tax residence and there could be prospective or retroactive legislative changes to Section 7874 of the Code that would result in Innocoll Germany and/or Innocoll Ireland being treated as a U.S. corporation.
In addition to the issues discussed above regarding the 2013 Transaction, we have made the determination to re-domicile in 2016 to Ireland. If the Merger is treated as a related transaction to the 2013 Transaction, then Innocoll Germany and/or Innocoll Ireland would be treated as a U.S. corporation as of the 2013 Transaction unless our EAG is treated as having substantial business activities in Ireland. In that case, we would not satisfy the substantial business activities test in Ireland, and thus, we would be treated as a U.S. corporation, even if we would have met the substantial business activities test had we remained a German corporation. Due to the complexity of certain aspects of the law and the very fact-specific nature of the inquiry, there is no assurance that the IRS will not successfully challenge our position that we are a non-U.S. corporation. If Innocoll Germany and/or Innocoll Ireland are treated as U.S. corporations, Innocoll Germany and Innocoll Ireland would be liable for U.S. federal income taxes in addition to German and Irish taxes. In addition, our non-U.S. holders would be subject to U.S. withholding tax (including under the Foreign Account Tax Compliance Act) on the receipt of dividends from Innocoll Ireland.
Certain U.S. Federal Income Tax Consequences to Innocoll Germany and Innocoll Ireland
If we are treated as a U.S. corporation, Innocoll Germany and Innocoll Ireland would be treated as a U.S. Shareholder of the non-U.S. subsidiaries owned by Innocoll Germany prior to the Merger, and Innocoll Ireland, after the Merger, and such subsidiaries would be “controlled foreign corporations”. See the discussion above in “— Controlled Foreign Corporation Rules” that could apply to Innocoll Germany or Innocoll Ireland. Regardless of whether Innocoll Germany or Innocoll Ireland is treated as a U.S. corporation, it is expected that it will continue to be treated as an Ireland tax resident for Irish and German tax purposes, and therefore it could be liable for both Ireland and U.S. taxes, which could have a material adverse effect on its financial condition and results of operations. In addition, any loans made to Innocoll Germany or Innocoll Ireland by a non-U.S. subsidiary corporation of Innocoll Germany or Innocoll Ireland, could result in adverse U.S. federal income tax consequences. Further, any determination by the IRS or a U.S. court that we are a U.S. corporation would apply retroactively, and so we could face substantial U.S. federal income tax, interest, and penalties for taxable years prior to such determination.
Certain U.S. Federal Income Tax Consequences to U.S. Holders
If Innocoll Ireland is treated as a U.S. corporation, then U.S. holders, among other tax consequences, would not be eligible to obtain a U.S. foreign tax credit with respect to any Irish tax withheld from any dividend distributions. This is because dividend distributions from U.S. corporations are treated as U.S. source income for U.S. federal income tax purposes, and therefore such Irish withholding taxes will likely not be creditable for U.S. foreign tax credit purposes. Thus, to the extent a U.S. holder receives dividend distributions, such holder could be liable for both Irish and U.S. taxes on the receipt of such dividends without the ability to take a foreign tax credit for the Irish taxes. The interaction of Section 7874 of the Code to certain other U.S. federal income tax provisions is not yet well defined under U.S. federal income tax law. This summary does not discuss all of the U.S. federal income tax considerations that could affect a U.S. holder if Innocoll Ireland is treated as a U.S. corporation for U.S. federal income tax purposes. Each U.S. holder is urged to contact its own tax advisor regarding U.S. federal income tax consequences if Innocoll Ireland is treated as a U.S. corporation.
Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders
If Innocoll Ireland is treated as a U.S. corporation for U.S. federal income tax purposes, the following additional U.S. federal income tax consequences could arise.
Taxation of Distributions on Innocoll Ireland Ordinary Shares.
If distributions are made with respect to Innocoll Ireland ordinary shares, such distributions will be treated as dividends to the extent of Innocoll Ireland’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes and will be subject to withholding as described below. Any portion of a distribution that exceeds Innocoll Ireland’s current and accumulated earnings and profits will be applied first to reduce the non-U.S. holder’s tax basis in Innocoll Ireland’s ordinary shares, and, to the extent such portion exceeds the non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Innocoll Ireland’s ordinary shares, the tax treatment of which is discussed below under “Subsequent Disposition of Innocoll Ireland ordinary shares.” In addition, special adverse rules may apply if Innocoll Ireland is a U.S. real property holding corporation within the meaning of Section 897(c) of the Code (“USRPHC”). We would not, however, expect to be a USRPHC.
Dividends paid to a non-U.S. holder of Innocoll Ireland’s ordinary shares will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Special rules could apply if the dividends would be effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States. The interaction of Section 7874 of the Code to certain other U.S. federal income tax provisions is not yet well defined under U.S. federal income tax law. This summary does not discuss all of the U.S. federal income tax considerations that could affect a non-U.S. holder if Innocoll Ireland is treated as a U.S. corporation for U.S. federal tax purposes. Each non-U.S. holder is urged to contact its own tax advisor regarding U.S. federal income tax consequences if Innocoll Ireland is treated as a U.S. corporation.
Subsequent Disposition of Innocoll Ireland Ordinary Shares.
If a non-U.S. holder were to dispose of ordinary shares of Innocoll Ireland, the same U.S. federal income tax considerations that are applicable to non-U.S. holders as described above in “— Subsequent Disposition of Innocoll Ireland Ordinary Shares” shall apply. However, if Innocoll Ireland were treated as a USRPHC within the meaning of Section 897(c) of the Code, in certain cases, U.S. federal income tax could apply. Nonetheless, even if Innocoll Ireland were treated as a U.S. corporation, we do not anticipate that it would be treated as a USRPHC.
Foreign Account Tax Compliance Act.
Under the Foreign Account Tax Compliance Act (“FATCA”), a person who makes a withholdable payment (as defined in Section 1473 of the Code) to a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) must withhold at a 30% rate unless the FFI or NFFE meets certain requirements or provides certain information to the person making the payment. Withholdable payments generally include fixed or determinable annual or periodical (“FDAP”) payments (such as dividends) from U.S. sources and gross proceeds from the sale or other disposition of any property of a type which can produce U.S.-source interest or dividends (e.g., Innocoll Ireland ordinary shares, if Innocoll Ireland was treated as a U.S. corporation). Thus, if Innocoll Ireland is treated as a U.S. corporation, Innocoll Ireland ordinary shares will be subject to the requirements imposed under FATCA. FATCA withholding on U.S.-source FDAP payments generally commenced on July 1, 2014, and FATCA withholding on payments of gross proceeds is generally scheduled to commence on January 1, 2017.
Because we are taking the position that neither Innocoll Germany nor Innocoll Ireland should be treated as a U.S. corporation, we do not believe that we have obligations to report or withhold under FATCA. If FATCA were to apply to Innocoll Ireland as a result of its being treated as a U.S. corporation, however, Innocoll Ireland would have withholding tax obligations, possibly retroactively, for FATCA and regular U.S. withholding tax purposes. In such an event, there can be no assurance that Innocoll Ireland or a paying agent will be able to comply with the relevant requirements, or that it or an intermediary financial institution would not be required to deduct FATCA withholding from payments on Innocoll Ireland ordinary shares.
FATCA is particularly complex and its application is uncertain at this time. The above description is based in part on regulations and official guidance, all of which is subject to change or may be implemented in a materially different form. Investors should consult their tax advisors on how these rules may apply to us or other party and to payment they may receive in connection with Innocoll Ireland ordinary shares.
Irish Tax Considerations
Scope of Discussion
The following is a summary of the material Irish tax consequences to shareholders of the Merger and of ownership and disposition of the Innocoll Ireland ordinary shares. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each shareholder. The summary is based on Irish tax law and the practice of the Irish Revenue Commissioners currently in force in Ireland and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below, possibly with retrospective effect.
The summary deals with holders who beneficially own their shares as capital assets. Particular rules not discussed below may apply to certain classes of taxpayers holding shares, such as dealers in securities, trusts, insurance companies, collective investment schemes and individuals who have or may be deemed to have acquired their shares by virtue of an office or employment. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Innocoll shareholders should consult their professional advisers on the Irish tax implications of the Merger and the purchase, holding, redemption or sale of Innocoll Ireland ordinary shares and the tax implications in other relevant jurisdictions.
Innocoll Ireland expects to enter into arrangements with DTC to allow Innocoll Ireland ordinary shares to be settled through the facilities of DTC. As such the summary below deals with shareholders who hold their shares through DTC and shareholders who hold their shares outside of DTC.
Irish Tax on Chargeable Gains
Irish Tax on Chargeable Gains (at the time of the Merger)
The receipt by Innocoll Germany shareholders of Innocoll Ireland ordinary shares as consideration for the cancellation of their Innocoll Germany ordinary shares or ADSs pursuant to the Merger will not give rise to a liability to Irish tax on chargeable gains for persons that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold such shares or ADSs in connection with a trade carried on by such holder in Ireland through a branch or agency.
Innocoll Germany shareholders who are resident or ordinarily resident in Ireland for Irish tax purposes, or Innocoll Germany shareholders who hold their shares or ADSs in connection with a trade carried on by such holder in Ireland through a branch or agency, will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish tax on chargeable gains arising on the cancellation of their Innocoll Germany ordinary shares or ADSs pursuant to the Merger. However on the basis that the Merger is treated as a ‘scheme of reconstruction or amalgamation’ for Irish CGT purposes, being:

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a scheme for the amalgamation of any two or more companies;

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which is effected for bona fide commercial reasons and does not form part of any arrangement or scheme of which the main purpose or one of the main purposes is the avoidance of liability to tax; and

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subject to certain other conditions so that the provisions of section 587 of the Taxes Consolidation Act 1997 of Ireland, as amended, apply,

the cancellation of Innocoll Germany ordinary shares or ADSs and receipt of Innocoll Ireland ordinary shares should not be treated as a disposal of Innocoll Germany ordinary shares or ADSs for Irish CGT purposes. Instead the Innocoll Ireland ordinary shares received should be treated as the same asset as those Innocoll Germany ordinary shares or ADSs which are cancelled and as acquired at the same time and for the same consideration as those Innocoll Germany ordinary shares or ADSs which are cancelled.
The receipt by Innocoll Germany shareholders who are resident or ordinarily resident in Ireland for Irish tax purposes, or who hold their ordinary shares or ADSs in connection with a trade carried on by such holder in Ireland through a branch or agency, of cash in lieu of fractional ordinary shares of Innocoll Ireland will be treated as a part disposal of their Innocoll Germany ordinary shares or ADSs for Irish CGT purposes in respect of the cash consideration received. This may, subject to the availability of any exemptions and reliefs, give rise to a chargeable gain (or allowable loss) for the purposes of Irish CGT in respect of the cash received.
Shareholders of Innocoll Germany who are resident or ordinarily resident in Ireland for Irish tax purposes or who hold their ordinary shares or ADSs in connection with a trade carried on by such holder in Ireland through a branch or agency, and who exercise withdrawal rights and receive the cash compensation should be treated as having made a disposal for Irish CGT purposes and should consult their professional advisers on the Irish tax implications and the tax implications in other relevant jurisdictions including the deductibility of the shareholders’ tax basis in those shares.
Irish Tax on Chargeable Gains (on shares held post-Merger)
The rate of tax on chargeable gains (where applicable) in Ireland is currently 33%. Innocoll Ireland shareholders that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold their shares in connection with a trade carried on by such holder in Ireland through a branch or agency will not be liable for Irish tax on chargeable gains realized on a subsequent disposal of their Innocoll Ireland ordinary shares provided at the time of disposal: (i) the Innocoll Ireland ordinary shares are quoted on a recognized stock exchange; or (ii) the Innocoll Ireland ordinary shares do not derive the greater part of their value from land, buildings, minerals, or mineral or exploration rights in Ireland.
Innocoll Ireland shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes or shareholders that hold their shares in connection with a trade carried on by such holder in Ireland through a branch or agency will, subject to the availability of exemptions and reliefs, be within the charge to Irish tax on chargeable gains arising on a subsequent disposal of their Innocoll Ireland ordinary shares.
A holder of Innocoll Ireland ordinary shares who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal during the period in which such individual is non-resident.
Withholding Tax on Dividends
Distributions made by Innocoll Ireland will generally be subject to dividend withholding tax (“DWT”) at the standard rate of income tax (currently 20%) unless one of the exemptions described below applies. For DWT purposes, a dividend includes any distribution made by Innocoll Ireland to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. Innocoll Ireland is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.
Certain shareholders (both individual and corporate) are entitled to an exemption from DWT. In particular, a non-Irish resident shareholder is not subject to DWT on dividends received from Innocoll Ireland if the shareholder is beneficially entitled to the dividend and is:

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an individual shareholder resident for tax purposes in a “relevant territory,” and the individual is neither resident nor ordinarily resident in Ireland;

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a corporate shareholder that is controlled, directly or indirectly, by a person or persons resident in a “relevant territory” who is or are (as the case may be) not controlled, directly or indirectly, by a person or persons who is or are not resident in a “relevant territory”;

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a corporate shareholder resident for tax purposes in a “relevant territory,” provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

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a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75% parent) is substantially and regularly traded on a recognized stock exchange either in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

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a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (and the relevant information is further transmitted to Innocoll Ireland’s qualifying intermediary before the record date for the dividend in the case of shares held through DTC), or to Innocoll Ireland’s transfer agent at least seven business days before such record date (in the case of shares held outside of DTC).
Prior to paying any dividend, Innocoll Ireland intends to put in place an agreement with an entity which is recognized by the Irish Revenue Commissioners as a “qualifying intermediary” which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC.
Innocoll Ireland will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are generally valid until December 31st of the fifth year after the year of issue of the forms and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.
For a list of  “relevant territories” as defined for the purposes of DWT, see Annex B to this prospectus.
For shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is a party to reduce the rate of DWT.
Shares Held by U.S. Resident Shareholders
Dividends paid on Innocoll Ireland ordinary shares that are owned by residents of the United States and held through DTC will not be subject to DWT provided that the address of the beneficial owner of the shares in the records of the broker is in the United States. Innocoll Ireland strongly recommends that such shareholders ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to Innocoll Ireland’s qualifying intermediary).
Dividends paid on Innocoll Ireland ordinary shares that are owned by residents of the United States and held outside of DTC will not be subject to DWT provided that the shareholder has provided a valid Irish DWT form showing a U.S. address to Innocoll Ireland’s transfer agent at least seven business days before the record date for the first dividend payment to which they are entitled. Innocoll strongly recommends that such shareholders ensure that the appropriate Irish DWT form has been provided to Innocoll Ireland’s transfer agent as soon as possible after acquiring their shares.

If any shareholder who is resident in the United States receives a dividend subject to DWT, he or she may be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form, subject to certain time limits.
Shares Held by Residents of  “Relevant Territories” Other than the United States
Shareholders who are residents of  “relevant territories” other than the United States (regardless of when such shareholders acquired their shares) must satisfy the conditions of one of the exemptions referred to above including the requirement to complete the appropriate Irish DWT form in order to receive dividends without DWT.
Shareholders must provide the appropriate Irish DWT form to their brokers (so that such brokers can provide the relevant information to a qualifying intermediary appointed by us) before the record date for the first dividend to which they are entitled (in the case of Innocoll Ireland ordinary shares held through DTC), or to Innocoll Ireland’s transfer agent at least seven business days before such record date (in the case of Innocoll Ireland ordinary shares held outside of DTC). We strongly recommend that such shareholders complete the appropriate Irish DWT form and provide them to their brokers or Innocoll Ireland’s transfer agent, as the case may be, as soon as possible.
If any shareholder who is resident in a “relevant territory” receives a dividend subject to DWT, he or she may be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form, subject to certain time limits.
Shares Held by Residents of Ireland
Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on their Innocoll Ireland ordinary shares.
Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish DWT forms and provide them to their brokers (so that such brokers can further transmit the relevant information to Innocoll Ireland’s qualifying intermediary) before the record date for the first dividend to which they are entitled (in the case of shares held through DTC), or to Innocoll Ireland’s transfer agent at least seven business days before such record date (in the case of shares held outside DTC). Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.
Shares Held by Other Persons
Innocoll Ireland shareholders who do not reside in “relevant territories” or in Ireland will be subject to DWT, but there are a number of other exemptions that could apply on a case-by-case basis. Dividends paid to such shareholders will be paid subject to DWT unless the relevant shareholder has provided the appropriate Irish DWT form to his or her broker (so that such broker can further transmit the relevant information to Innocoll Ireland’s qualifying intermediary) prior to the record date for the first dividend to which they are entitled (in the case of shares held through DTC), or to Innocoll Ireland’s transfer agent at least seven business days before such record date (in the case of shares held outside DTC). Innocoll Ireland strongly recommends that such shareholders to whom an exemption applies complete the appropriate Irish forms and provide them to their brokers or Innocoll Ireland’s transfer agent, as the case may be, as soon as possible.
If any shareholder who is not a resident of a “relevant territory” or Ireland but is exempt from withholding receives a dividend subject to DWT, he or she may be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form, subject to certain time limits.
Income Tax on Dividends Paid on Innocoll Ireland Ordinary Shares
A shareholder who is not resident or ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability to Irish income tax or the universal social charge on a dividend from Innocoll Ireland unless he or she holds their Innocoll Ireland shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder who is not resident or ordinarily resident for tax purposes in Ireland and who is not entitled to an exemption from DWT, generally has no additional liability to Irish income tax or the universal social charge unless that shareholder holds the shares through a branch or agency which carries on a trade in Ireland. The shareholder’s liability to Irish income tax and the universal social charge is effectively limited to the amount of DWT already deducted by the company.
Irish resident or ordinarily resident shareholders may be subject to Irish tax and (in the case of an individual) the universal social charge and in certain circumstances pay related social insurance on dividends received from Innocoll Ireland. Such shareholders should consult their own tax advisor.
Capital Acquisitions Tax
Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of Innocoll Ireland ordinary shares irrespective of the place of residence, ordinary residence or domicile of the deceased or donor of the shares (collectively referred to as the “donor”) or the successor or donee of the shares (collectively referred to as the “donee”). This is because Innocoll Ireland ordinary shares are regarded as property situated in Ireland as the share register of Innocoll must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT. However there are certain circumstances where another person such as an agent or personal representative may become accountable for the CAT.
CAT is currently levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Shareholders should consult their own tax advisor as to whether CAT is creditable or deductible in computing any domestic tax liabilities.
Stamp Duty
The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises it is generally a liability of the transferee.
No stamp duty will be payable on the cancellation of the ordinary shares of Innocoll Germany or the issue of Innocoll Ireland ordinary shares pursuant to the Merger.
Irish stamp duty may, depending on the manner in which the Innocoll Ireland ordinary shares are held, be payable in respect of transfers of Innocoll Ireland ordinary shares.
Innocoll Ireland expects to enter into arrangements with DTC to allow Innocoll Ireland ordinary shares to be settled through the facilities of DTC (including Innocoll Ireland ordinary shares issued upon conversion of the Innocoll Germany ordinary shares underlying ADSs). As such, the summary below deals with shareholders who hold their shares through DTC and shareholders who hold shares outside of DTC.
Shares Held Through DTC
A transfer of Innocoll Ireland ordinary shares effected by means of the transfer of book-entry interests in DTC will not be subject to Irish stamp duty.
Shares Held Outside of DTC or Transferred Into or Out of DTC
A transfer of Innocoll Ireland ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty.
Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty, provided:
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there is no change in the ultimate beneficial ownership of such shares as a result of the transfer; and

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the transfer into (or out of) DTC is not on a sale or in contemplation of a sale.

Because of the potential Irish stamp duty on transfers of Innocoll Ireland ordinary shares, we strongly recommend that any person who wishes to acquire Innocoll Ireland ordinary shares after completion of the Merger acquires such shares through DTC.
Innocoll Ireland expects that it may be required to assume the obligation for paying the stamp duty liability with respect to certain transfers of Innocoll Ireland ordinary shares as a result of the arrangements it enters into with DTC. Innocoll Ireland’s constitution as it will be in effect after the Merger provides that, if stamp duty resulting from the transfer of Innocoll Ireland ordinary shares, which would otherwise be payable by the transferee, is paid by Innocoll Ireland or any subsidiary of Innocoll Ireland on behalf of or as agent for the transferee, then in those circumstances, Innocoll Ireland shall on its behalf or on behalf of any such subsidiary, be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at Innocoll Ireland’s or relevant subsidiary’s discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at Innocoll Ireland’s or relevant subsidiary’s discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by Innocoll Ireland or any subsidiary for the amount of stamp duty paid. Innocoll Ireland’s lien shall extend to all dividends paid on those shares.

DESCRIPTION OF THE SHARE CAPITAL OF INNOCOLL IRELAND
The following information is a summary of the material terms of Innocoll Ireland ordinary shares, nominal (i.e. par) value $0.01 per share, as specified in the form of Innocoll Ireland constitution that will be effective as of completion of the Merger.
Pursuant to the Merger Proposal, holders of Innocoll Germany ordinary shares will receive, as consideration, 13.25 ordinary shares of Innocoll Ireland in exchange for each share of Innocoll Germany they hold immediately prior to the Merger. Since Irish law does not recognize fractional shares held of record, Innocoll Ireland will not issue any fractions of Innocoll Ireland ordinary shares to Innocoll Germany shareholders in the transaction. Instead, all entitlements to fractional Innocoll Ireland ordinary shares will be aggregated and sold by the exchange agent, with any sale proceeds being distributed in cash pro rata to the Innocoll Germany shareholders whose fractional entitlements have been sold. After the Merger, you will continue to own an interest in a parent company that will carry on, through its subsidiaries, the same businesses as conducted by Innocoll Germany before the Merger and your relative economic interest in the Innocoll group will remain unchanged. All of the Innocoll Ireland ordinary shares will be issued fully paid and will not be subject to any further calls or assessments by Innocoll Ireland.
The following description of Innocoll Ireland ordinary shares is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the constitution of Innocoll Ireland, which is included as Schedule 1 to Annex A to this prospectus. See also “Comparison of Rights of Shareholders.”
Capital Structure
ISSUED SHARE CAPITAL
Immediately prior to the Merger, the issued share capital of Innocoll Ireland will be €25,000, comprised of 25,000 euro ordinary shares with a par value of  €1.00 per share. The euro ordinary shares will convert into euro deferred shares with a par value of  €1.00 per share on the effective date of the Merger. Based on the number of Innocoll Germany shares that are outstanding as of December 9, 2015, Innocoll Ireland is expected to issue 24,346,782 ordinary shares with a par value of  $0.01 per share to the former shareholders of Innocoll Germany on the completion of the Merger. The number of Innocoll Germany shares that will be actually outstanding at the effective time of the Merger may be increased if Innocoll issues additional ordinary shares or if options to purchase Innocoll ordinary shares are exercised prior to the effective time of the Merger. All shares issued on completion of the Merger will be issued as fully paid up on issuance subject to the receipt by the proposed allottees of an expert’s report on valuation of the non-cash consideration for the ordinary shares as required under the Irish Companies Act.
AUTHORIZED SHARE CAPITAL
The authorized share capital of Innocoll Ireland is currently $10,250,000 and €200,000, divided into 1,000,000,000 ordinary shares with a par value of  $0.01 per share, 100,000 euro ordinary shares with a par value of  €1.00 per share, 100,000 euro deferred shares with a par value of  €1.00 per share and 25,000,000 deferred shares with a par value of  $0.01 per share. The issued share capital includes 25,000 euro ordinary shares with a par value of  €1.00 per share in order to satisfy minimum capital requirements for Irish public limited companies.
On the effective date of the Merger, the euro ordinary shares will convert into euro deferred shares and the authorized share capital will be reduced by €100,000 through the cancellation of 100,000 euro ordinary shares from the authorized share capital. The deferred shares with a par value of  $0.01 per share were created to accommodate the conversion of ordinary shares of Innocoll Ireland held by shareholders that exercise withdrawal rights into deferred shares with a par value of  $0.01 per share, on a one for one basis, upon the receipt of cash compensation. The deferred shares will carry no voting rights or income rights and have only limited rights on a return of capital equal to the par value of those shares. The number of deferred shares available to be issued post-merger will depend on the number of shareholders that exercise withdrawal rights. See “Approval of the Merger Proposal — Shareholder Withdrawal Rights.”

The board of directors of Innocoll Ireland may issue shares up to the amount of its authorized but unissued share capital contained in its constitution. Based on the number of Innocoll Germany shares that are outstanding as of December 9, 2015, Innocoll Ireland is expected to issue 24,346,782 ordinary shares with a par value of  $0.01 per share to the former shareholders of Innocoll Germany on the completion of the Merger. As a result, upon completion of the Merger, Innocoll Ireland would be able to issue further ordinary shares with a total par value of  $9,756,532, comprised of 975,653,218 ordinary shares with a par value of  $0.01 per share. The number of Innocoll Ireland ordinary shares to be issued in the Merger, upon exercise of options after the Merger and which are to be available for issuance after the Merger are subject to change based upon option exercises and option issuances that occur between December 9, 2015 and the effective time of the Merger.
In connection with the Merger, Innocoll Ireland will also assume Innocoll Germany’s existing obligations to deliver shares under options issued to investors under the 2014 Investor Option Agreement and options issued to management and employees under our equity incentive plans. Based on the number of outstanding such options as of December 9, 2015, Innocoll Ireland would be expected to issue an additional 3,884,635 Innocoll Ireland ordinary shares with a par value of  $0.01 per share if all such options are exercised.
As a matter of Irish company law, the directors of a company may issue new shares without shareholder approval once authorized to do so by the constitution of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution. Accordingly, the constitution of Innocoll Ireland authorizes the board of directors of Innocoll Ireland to issue new shares without shareholder approval for a period of five years from the date of adoption of Innocoll Ireland’s constitution.
Notwithstanding this authority, under the Irish Takeover Rules the board of directors would not be permitted to issue any Innocoll Ireland ordinary shares during a period when an offer has been made for Innocoll Ireland or is believed to be imminent unless the issue is (i) approved by shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of the voting rights in Innocoll Ireland; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by the directors of Innocoll Ireland prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.
The authorized but unissued share capital may be increased or reduced by way of an ordinary resolution of Innocoll Ireland’s shareholders. The shares comprising the authorized share capital of Innocoll Ireland may be divided into shares of such par value as the resolution shall prescribe. The rights and restrictions to which the ordinary shares with a par value of  $0.01 per share will be subject will be prescribed in Innocoll Ireland’s constitution.
Irish law does not recognize fractional shares held of record; accordingly, Innocoll Ireland’s constitution does not provide for the issuance of fractional shares of Innocoll Ireland, and the official Irish register of Innocoll Ireland will not reflect any fractional shares.
Dividends
Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of a company less accumulated realized losses of the company on a standalone basis. In addition, no distribution or dividend may be made unless the net assets of Innocoll Ireland are equal to, or in excess of, the aggregate of Innocoll Ireland’s called up share capital plus undistributable reserves and the distribution does not reduce Innocoll Ireland’s net assets below such aggregate. Undistributable reserves include Innocoll Ireland’s undenominated capital and the amount by which Innocoll Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Innocoll Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Innocoll Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant entity financial statements” of Innocoll Ireland being either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Innocoll Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the constitution of Innocoll Ireland. Innocoll Ireland’s constitution authorizes the directors to declare such dividends as appear justified from the profits of Innocoll Ireland without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.
The directors of Innocoll Ireland may deduct from any dividend payable to any member all sums of money (if any) payable by him to Innocoll Ireland in relation to the shares of Innocoll Ireland.
For information about the Irish tax issues relating to dividend payments, see “Material Tax Considerations — Irish Tax Considerations.”
Preemptive Rights and Advance Subscription Rights
Certain statutory pre-emption rights apply automatically in favor of Innocoll Ireland’s shareholders where Innocoll Ireland ordinary shares are to be issued for cash. The statutory pre-emption right can be disapplied in the constitution of a company or by a special resolution passed by the shareholders of the company at a general meeting. A special resolution requires not less than 75% of the votes of Innocoll Ireland’s shareholders cast at a general meeting. Innocoll Ireland has opted out of these pre-emption rights in its constitution as permitted under Irish company law for the maximum five year period. Because Irish law requires that this opt-out will lapse unless renewed every five years by a special resolution of the shareholders, Innocoll Ireland’s constitution provides that this opt-out will lapse at the end of this period. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Innocoll Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration or in respect of certain employee share plans or generally as bonus shares.
Issuance of Warrants and Options
The constitution of Innocoll Ireland provides that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Innocoll Ireland is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The directors may issue share warrants or options without shareholder approval once authorized to do so by the constitution or an ordinary resolution of shareholders. The authority conferred can be for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by ordinary resolution. Because of this requirement of Irish law, the constitution of Innocoll Ireland authorizes the board of directors to issue warrants or options without shareholder approval for a period of five years from the date of adoption of Innocoll Ireland’s constitution. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization provided that the original warrants or options were issued when valid authorization was in place.
Notwithstanding the right of the Innocoll Ireland board to issue options without shareholder approval for a period of five years from the date of adoption of Innocoll Ireland’s constitution, shareholders of Innocoll Germany are being asked to ratify the 2016 Plan.

As a result of the Merger, Innocoll Ireland will assume, and become the plan sponsor of, each employee benefit and compensation plan, arrangement and agreement that is presently sponsored, maintained or contributed to by Innocoll Germany (including each equity and incentive plan and any outstanding award outstanding thereunder on the date of the Merger).
At the effective time of the Merger and pursuant to the terms of the Merger Proposal, each outstanding option to acquire shares of Innocoll Germany (including the options issued pursuant to the 2014 Investor Option Agreement) and each equity-based award issued by Innocoll Germany that is outstanding immediately prior to the effective time of the Merger will be converted, as applicable, into an option to acquire or an award covering a number of ordinary shares of Innocoll Ireland (rounded down to the nearest whole share) equal to the product obtained by multiplying (x) the number of Innocoll Germany ordinary shares subject to the option or award by (y) 13.25, at an exercise price (rounded up to the nearest whole cent) per Innocoll Ireland ordinary share equal to the quotient obtained by dividing (i) the exercise price per Innocoll Germany ordinary share by (ii) 13.25. In case upon exercise of such converted options or awards Innocoll Ireland would be required to issue fractional shares, Innocoll Ireland is entitled to make a cash payment in the amount of the value of the fractional options, which amount shall be equivalent to the corresponding fraction of Innocoll Ireland’s closing price of the Innocoll Irelands’ shares on NASDAQ Global Market on the day the option or award was exercised. At the effective time of the Merger and pursuant to the terms of the Merger Proposal, each outstanding option to acquire Innocoll Germany ADSs will be converted into an option to acquire one ordinary share of Innocoll Ireland at the same exercise price applicable to the converted option to acquire Innocoll Germany ADSs. Each Innocoll Ireland option or award as so assumed and converted will otherwise continue to have, and will otherwise be subject to, the same terms and conditions as applied to the applicable Innocoll Germany option or award immediately prior to the effective time of the scheme. We anticipate that some or all of the outstanding and previously issued Innocoll Germany options and awards, including the stock options, granted by Innocoll Germany to its own and it subsidiaries’ members of the management board and employees pursuant to a stock option plan, will be reissued under the 2016 Plan after the effective time of the Merger, subject to the consent of the relevant option holder. In the case of the 2014 Investor Option Agreement, subject to the consent of each option holder, the exercise price will be, with an exercise price expressed in U.S. dollars based on the then applicable exchange rate of euros to dollars.
Share Repurchases and Redemptions
Overview
Innocoll Ireland’s constitution provides that any ordinary share which Innocoll Ireland has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Innocoll Ireland will technically be effected as a redemption of those shares as described below under “— Share Repurchases and Redemptions — Repurchases and Redemptions by Innocoll Ireland.” If the constitution of Innocoll Ireland did not deem such shares to be redeemable shares, repurchases by Innocoll Ireland would be subject to additional requirements imposed by Irish law described below under “— Share Repurchases and Redemptions — Purchases by Subsidiaries of Innocoll Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of Innocoll Ireland, we are referring to the redemption of ordinary shares by Innocoll Ireland pursuant to the constitution of Innocoll Ireland or the purchase of ordinary shares of Innocoll Ireland by a subsidiary of Innocoll Ireland, in each case in accordance with the Innocoll Ireland constitution and Irish company law as described below.

Repurchases and Redemptions By Innocoll Ireland
Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or the proceeds of a new issue of shares for that purpose. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem Innocoll Ireland ordinary shares pursuant to the Innocoll Ireland constitution.
Repurchased and redeemed shares may be cancelled or held as treasury shares. The par value of treasury shares held by Innocoll Ireland at any time must not exceed 10% of the par value of the issued share capital of Innocoll Ireland. While Innocoll Ireland holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Innocoll Ireland or re-issued subject to certain conditions.
Purchases By Innocoll Ireland and Its Subsidiaries
Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Innocoll Ireland either on-market or off-market subject to having the necessary distributable reserves. A general authority of the shareholders of Innocoll Ireland is required to allow a subsidiary of Innocoll Ireland to make on-market purchases of Innocoll Ireland ordinary shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Innocoll Ireland ordinary shares is required. Such an authority will be adopted by Innocoll Ireland’s shareholder prior to the Merger. In order for a subsidiary of Innocoll Ireland to make an on-market purchase of Innocoll Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” NASDAQ, on which the ordinary shares of Innocoll Ireland will be listed following the Merger, is a recognized stock exchange for this purpose. For an off-market purchase by a subsidiary of Innocoll Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders of Innocoll Ireland before the contract is entered into. The special resolution will not be effective if the person whose shares are to be bought back voted in favor of the special resolution and it would not have been passed had such votes not been cast in favor of the resolution. For at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Innocoll Ireland from the date of the notice convening the relevant shareholder meeting at which the resolution is to be voted on and the date of that shareholder meeting.
The number of shares held by the subsidiaries of Innocoll Ireland at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the par value of the issued share capital of Innocoll Ireland. While a subsidiary holds shares of Innocoll Ireland, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Innocoll Ireland by a subsidiary must be funded out of distributable reserves of the subsidiary.
Bonus Shares
Under Innocoll Ireland’s constitution, the board may resolve to capitalize any amount for the time being credited to any of Innocoll Ireland’s reserves (including any capital redemption reserve fund or share premium account) or fund available for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.
Consolidation and Division; Subdivision
Under its constitution, Innocoll Ireland may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its constitution.
Reduction of Share Capital
The Innocoll Ireland constitution provides that Innocoll Ireland may, by ordinary resolution, reduce its authorized share capital in any way permitted by the Irish Companies Act. Innocoll Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital (which includes undenominated capital) in any way permitted by Irish Companies Act.

General Meetings of Shareholders
Innocoll Ireland is required to hold annual general meetings at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year following the first annual general meeting. The accounts that are presented at the annual general meeting must be made up to a date no more than nine months before the date of the annual general meeting. Any annual general meeting of Innocoll Ireland may be held outside Ireland. Unless all shareholders have consented to the meeting being held outside Ireland, the company must make all necessary arrangements to ensure that members can participate by technological means in the meeting without leaving Ireland. Because of the fifteen-month requirement described in this paragraph, Innocoll Ireland’s constitution includes a provision reflecting this requirement of Irish law.
Extraordinary general meetings of Innocoll Ireland may be convened by (i) the board of directors of Innocoll Ireland (ii) on requisition of the Innocoll Ireland shareholders holding not less than 10% of the paid up share capital of Innocoll Ireland carrying voting rights (iii) on requisition of Innocoll Ireland’s auditors in certain circumstances or (iv) in exceptional cases by court order. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Innocoll Ireland as may be required from time to time.
Notice of a general meeting must be given to all shareholders of Innocoll Ireland, the directors and secretary of Innocoll Ireland and to the auditors of Innocoll Ireland. The minimum notice periods under the Irish Companies Act are 21 clear days’ notice (that is, not including the day the notice is given or the day of the meeting to which the notice relates) in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of the auditors of Innocoll Ireland and all of the shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, Innocoll Ireland’s constitution includes provisions reflecting these requirements of Irish law.
In the case of an extraordinary general meeting convened by shareholders of Innocoll Ireland, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has two months to convene a meeting of Innocoll Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such two month period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.
The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the review by the members of the company’s affairs and the appointment of auditors. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office subject to limited exceptions. Directors are elected or appointed at the annual general meeting or at any extraordinary general meeting called for that purpose. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director.
At each annual general meeting, directors will be elected for a term of one year. Any nominee for director who does not receive a majority of the votes cast is not elected to the board of directors. Under the constitution of Innocoll Ireland, the board of directors has the authority to appoint directors to the board of directors, either to fill a vacancy or as an additional director. A vacancy on the board of directors created by the removal of a director may be filled by an ordinary resolution of the shareholders and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The board of directors of Innocoll Ireland may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum. If there is an insufficient number of directors to constitute a quorum, the board of directors may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Under the constitution of Innocoll Ireland, if the board of directors fills a vacancy, the director’s term expires at the same time as the term of the other directors. If there is an appointment to fill a casual vacancy or an addition to the board of directors, the total number of directors shall not at any time exceed the number of directors from time to time fixed by the board of directors in accordance with the constitution.

If the directors become aware that the net assets of Innocoll Ireland are half or less of the amount of Innocoll Ireland’s called-up share capital, the directors of Innocoll Ireland must convene an extraordinary general meeting of Innocoll Ireland’s shareholders not later than 28 days from the date that they learn of this fact and the meeting must be held not more than 56 days from that date. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.
General
Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Innocoll Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Innocoll Ireland’s constitution. The constitution of Innocoll Ireland permits the appointment of proxies by the shareholders to be notified to Innocoll Ireland electronically, when permitted by the directors.
Innocoll Ireland’s constitution provides that all resolutions shall be decided by a show of hands unless a poll is demanded by the chairman, by at least three shareholders (present in person or by proxy) as of the record date for the meeting or by any shareholder or shareholders holding not less than 10% of the total voting rights of Innocoll Ireland as of the record date for the meeting or any shareholder(s) holding Innocoll Ireland ordinary shares conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. Each Innocoll Ireland shareholder of record as of the record date for the meeting has one vote at a general meeting on a show of hands.
Treasury shares will not be entitled to be voted at general meetings of shareholders.
Supermajority Voting
Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Innocoll Ireland’s shareholders at a general meeting at which a quorum is present. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Innocoll Ireland’s shareholders cast at a general meeting at which a quorum is present. Examples of matters requiring special resolutions include:
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amending the objects of Innocoll Ireland;

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amending the constitution of Innocoll Ireland;

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approving the change of name of Innocoll Ireland;

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authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•
opting out of pre-emption rights on the issuance of new shares;

•
re-registration of Innocoll Ireland from a public limited company as a private company;

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variation of class rights attaching to classes of shares;

•
purchase of own shares off-market;

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the reduction of share capital;

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resolving that Innocoll Ireland be wound up by the Irish courts;

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resolving in favor of a shareholders’ voluntary winding-up;

•
re-designation of shares into different share classes; and

•
setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.
Variation of Class Rights Attaching to Shares
Variation of all or any special rights attached to any class of shares of Innocoll Ireland is addressed in the constitution of Innocoll Ireland as well as the Irish Companies Act. Any variation of class rights attaching to the issued shares of Innocoll Ireland must be approved by a special resolution of the shareholders of the class affected.
Quorum for General Meetings
The presence, in person or by proxy, of two or more shareholders (or, if there is only one shareholder of the relevant class or series of shareholders, one shareholder) which entitle the holders to a majority of the voting power of Innocoll Ireland constitutes a quorum for the conduct of business. No business other than the appointment of a chairman may take place at a general meeting of Innocoll Ireland if a quorum is not present at the time the meeting proceeds to business.
Inspection of Books and Records
Under Irish law, shareholders have the right to: (1) receive a copy of the constitution of Innocoll Ireland and any act of the Irish Parliament which alters the constitution; (2) inspect and obtain copies of the minutes of general meetings and resolutions of Innocoll Ireland; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Innocoll Ireland; (4) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of a subsidiary company of Innocoll Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Innocoll Ireland will also have the right to inspect all accounting records of Innocoll Ireland. The auditors’ report must be circulated to the shareholders with Innocoll Ireland’s audited financial statements at least 21 days before the annual general meeting and must be read to the shareholders at Innocoll Ireland’s annual general meeting.
Acquisitions and Appraisal Rights
There are a number of mechanisms for acquiring an Irish public limited company, including:
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a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

•
through a tender offer by a third party for all of the shares of Innocoll Ireland. Where the holders of 80% or more of Innocoll Ireland’s shares have accepted an offer for their Innocoll Ireland ordinary shares, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Innocoll Ireland were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union (“E.U.”), this threshold would be increased to 90%;

•
the merger of an Irish public limited company into another company to which the provisions of the Irish Companies Act apply; and

•
it is also possible for Innocoll Ireland to be acquired by way of a merger with an EEA-incorporated company under the E.U. Cross-Border Merger Directive 2005/56. Such a merger must be approved by a special resolution.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If Innocoll Ireland was to be merged as the transferor company with another EEA company under the Irish European Communities (Cross-Border Mergers) Regulations 2008 or if it was to be merged with another Irish company under the Irish Companies Act, (i) any of our shareholders who voted against the special resolution approving the Merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders, may be entitled to require that the successor company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the transaction.
Disclosure of Interests in Shares
Under the Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. A shareholder of Innocoll Ireland must notify Innocoll Ireland (but not the public at large) if as a result of a transaction the shareholder will be interested in 3% or more of any class of shares of Innocoll Ireland carrying voting rights; or if as a result of a transaction a shareholder who was interested in more than 3% of any class of shares of Innocoll Ireland carrying voting rights ceases to be so interested. Where a shareholder is interested in more than 3% of any class of shares of Innocoll Ireland carrying voting rights, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Innocoll Ireland (but not the public at large).
The relevant percentage figure is calculated by reference to the aggregate par value of the class of shares in which the shareholder is interested as a proportion of the entire par value of the issued shares of that class. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures must be notified to Innocoll Ireland within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify.
Where a person fails to comply with the notification requirements described above (other than with respect to a person ceasing to have a notifiable interest in shares), no right or interest of any kind whatsoever in respect of any Innocoll Ireland ordinary shares concerned, held by such person, will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the Irish High Court to have the rights attaching to the shares concerned reinstated.
In addition to the above disclosure requirement, Innocoll Ireland, under the Irish Companies Act, may by notice in writing require a person whom Innocoll Ireland knows or has reasonable cause to believe to be or, at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Innocoll Ireland’ relevant share capital: (i) to indicate whether or not it is the case, and (ii) where such person holds or has during that time held an interest in any shares so comprised, including particulars of such person’s own past or present interests in such class of shares of Innocoll Ireland. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.
Where such a notice is served by Innocoll Ireland on a person who is or was interested in any shares of Innocoll Ireland carrying voting rights and that person fails to give Innocoll Ireland any information required within the reasonable time specified, Innocoll Ireland may apply to the Irish High Court for an order directing that the affected shares be subject to certain restrictions.
Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are as follows:
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any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, is void;

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no voting rights are exercisable in respect of those shares;

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no further shares may be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

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no payment may be made of any sums due from Innocoll Ireland on those shares, whether in respect of capital or otherwise.

Where the Innocoll Ireland ordinary shares are subject to these restrictions, the court may direct that the shares will cease to be subject to these restrictions.
Anti-Takeover Provisions
Shareholder Rights Plans and Share Issuances
Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law, and shareholder approval may be required under Irish law to implement such a plan. In addition, such a plan would be subject to the Irish Takeover Rules described below.
Irish Competition Law
Under Irish competition legislation, the Irish Competition and Consumer Protection Commission must be notified of a merger or acquisition if the transaction meets certain criteria under the relevant legislation. Failure to properly notify the Irish Competition and Consumer Protection Commission of such merger or acquisition will result in the voiding of the transaction, as well as the potential imposition of fines. A merger or acquisition that does not meet the criteria under the relevant legislation but which may give rise to competition concerns, though not legally required, may be voluntarily reported to the Irish Competition and Consumer Protection Commission in order to seek legal comfort that the merger or acquisition is not anti-competitive.
Irish Takeover Rules and Substantial Acquisition Rules
A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Innocoll Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.
General Principles
The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:
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in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

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the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

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the board of a company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

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if the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

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false markets (i.e., a market based on erroneous, imperfect or unequally disclosed information) in the securities of the target company or any other company concerned by the offer must not be created in such a way that the rise or fall of the price of the securities becomes artificial and the normal functioning of the markets is distorted;

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a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

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a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•
a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer
Under certain circumstances, a person who acquires Innocoll Ireland ordinary shares may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding Innocoll Ireland ordinary shares at a price not less than the highest price paid for the shares by the acquirer or (any parties acting in concert with the acquirer) during the previous 12 months. This mandatory offer requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in Innocoll Ireland, unless the Irish Takeover Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in Innocoll Ireland would also trigger the mandatory offer requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements when purchasing additional securities.
Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements
A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Innocoll Ireland within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Innocoll Ireland ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.
If the bidder or any of its concert parties has acquired ordinary shares of Innocoll Ireland (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Innocoll Ireland or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Innocoll Ireland ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of  (i), the period of 12 months prior to the commencement of the offer period and, in the case of  (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Innocoll Ireland in the 12-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.
An offer period will generally commence from the date of the first announcement of the offer or proposed offer.
Substantial Acquisition Rules
The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Innocoll Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Innocoll Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Innocoll Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action
Under the Irish Takeover Rules, the board of directors of Innocoll Ireland is not permitted to take any action which might frustrate an offer for the shares of Innocoll Ireland once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:
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the action is approved by the offeree at a general meeting; or

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with the consent of the Irish Takeover Panel where:

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the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

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the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

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in accordance with a contract entered into prior to the announcement of the offer; or

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the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, see “— Preemptive Rights and Advance Subscription Rights,” “— Issuance of Warrants and Options” and “— Disclosure of Interests in Shares,” in addition to “— Corporate Governance,” “Comparison of Rights of Shareholders — Election of Directors,” “Comparison of Rights of Shareholders — Board Vacancies,” “Comparison of Rights of Shareholders — Resignation, Removal and Disqualification of Directors,” “Comparison of Rights of Shareholders — Shareholder Action by Written Consent” and “Comparison of Rights of Shareholders — Amendment to Articles of Association/Constitution” below.
Corporate Governance
The constitution of Innocoll Ireland delegates the day-to-day management of Innocoll Ireland to the board of directors. The board of directors may then delegate management of Innocoll Ireland to committees, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Innocoll Ireland. It is the intention of Innocoll Ireland to replicate the existing committees that are currently in place for Innocoll Germany which include a Compensation Committee, a Nominating and Governance Committee and an Audit Committee.
Following the Merger, our corporate governance guidelines and general approach to corporate governance as reflected in Innocoll Ireland’s constitution and our internal policies and procedures will be guided by U.S. practice and applicable federal securities laws and regulations and NASDAQ requirements. Although Innocoll Ireland is an Irish public limited company, Innocoll Ireland will not be subject to the listing rules of the Irish Stock Exchange and Innocoll Ireland is therefore not subject to, nor will Innocoll Ireland adopt, any other non-statutory Irish governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the Irish governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board and the criteria for determining the independence of directors.
Duration; Dissolution; Rights upon Liquidation
Innocoll Ireland’s corporate existence has unlimited duration. Innocoll Ireland may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of Innocoll Ireland is required. Innocoll Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Innocoll Ireland has failed to file certain returns.

The rights of the shareholders to a return of Innocoll Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Innocoll Ireland’s constitution. If the constitution contains no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid up par value of the shares held. Innocoll Ireland’s constitution provides that the ordinary shareholders of Innocoll Ireland are entitled to participate pro rata in a winding up.
Stock Exchange Listing
It is expected that, immediately following the effective time, the Innocoll Ireland ordinary shares will be listed on NASDAQ under the symbol “INNL,” the same symbol under which Innocoll Germany ADSs are currently listed. We do not plan to be listed on the Irish Stock Exchange at the present time.
Transfer and Registration of Shares
Innocoll Ireland’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in Innocoll Ireland. A shareholder of Innocoll Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in Innocoll Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.
A written instrument of transfer is required under Irish law in order to register on Innocoll Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Innocoll Ireland’s official Irish share register.
Stamp Duty
The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises it is generally a liability of the transferee.
No stamp duty will be payable on the cancellation of the ordinary shares of Innocoll Germany or the issue of Innocoll Ireland ordinary shares pursuant to the Merger.
Irish stamp duty may, depending on the manner in which the Innocoll Ireland ordinary shares are held, be payable in respect of transfers of Innocoll Ireland ordinary shares.
Shares Held Through DTC
A transfer of Innocoll Ireland ordinary shares effected by means of the transfer of book-entry interests in DTC will not be subject to Irish stamp duty.
Shares Held Outside of DTC or Transferred Into or Out of DTC
A transfer of Innocoll Ireland ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty.

Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty, provided:
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there is no change in the ultimate beneficial ownership of such shares as a result of the transfer; and

•
the transfer into (or out of) DTC is not on a sale or in contemplation of a sale.

Because of the potential Irish stamp duty on transfers of Innocoll Ireland ordinary shares, we strongly recommend that any person who wishes to acquire Innocoll Ireland ordinary shares after completion of the Merger acquires such shares through DTC.
Innocoll Ireland expects that it may be required to assume the obligation for paying the stamp duty liability with respect to certain transfers of Innocoll Ireland ordinary shares as a result of the arrangements it enters into with DTC. Innocoll Ireland’s constitution as it will be in effect after the Merger provides that, if stamp duty resulting from the transfer of Innocoll Ireland ordinary shares, which would otherwise be payable by the transferee, is paid by Innocoll Ireland or any subsidiary of Innocoll Ireland on behalf of or as agent for the transferee, then in those circumstances, Innocoll Ireland shall on its behalf or on behalf of any such subsidiary, be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at Innocoll Ireland’s or relevant subsidiary’s discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at Innocoll Ireland’s or relevant subsidiary’s discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by Innocoll Ireland or any subsidiary for the amount of stamp duty paid. Innocoll Ireland’s lien shall extend to all dividends paid on those shares.
Innocoll Ireland’s constitution as it will be in effect after the Merger delegate to Innocoll Ireland’s secretary, assistant secretary (or their nominee) the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Innocoll Ireland ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above)1. In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Innocoll Ireland for this purpose) or request that Innocoll Ireland execute an instrument of transfer on behalf of the transferring party in a form determined by Innocoll Ireland. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Innocoll Ireland’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Innocoll Ireland’s official Irish share register (subject to the matters described below).
The directors of Innocoll Ireland have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.
The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.
Legal Name; Formation; Fiscal Year; Registered Office
The legal and commercial name of the recently reregistered Irish company is Innocoll Holdings plc, a public limited company. Innocoll Ireland was incorporated in Ireland as a private limited company on May 28, 2014 with company registration number 544604 and reregistered as a public company on December 1, 2015. Innocoll Ireland’s fiscal year ended on October 31, 2015 and Innocoll Ireland’s registered address is 9 Block D, Monksland Business Park, Monksland, Athlone, County Roscommon, Ireland. Innocoll Ireland’s fiscal year will be changed prior to the Merger to begin on January 1 and end on December 31.

1
To be confirmed.

No Sinking Fund
The shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
The Innocoll Ireland ordinary shares to be issued in exchange for Innocoll Germany ordinary shares in the Merger will be duly and validly issued and fully paid.

COMPARISON OF RIGHTS OF SHAREHOLDERS
Your current rights as a shareholder are governed by German law and Innocoll Germany’s articles of association. After the Merger, your rights will be governed by Irish law and Innocoll Ireland’s constitution.
Many of the principal attributes of Innocoll Germany’s ordinary shares and Innocoll Ireland’s ordinary shares will be similar. However, if the Merger is consummated, your future rights under Irish corporate law as a holder of ordinary shares of Innocoll Ireland will differ from your current rights under German corporate law as a holder of ordinary shares of Innocoll Germany. In addition, Innocoll Ireland’s proposed constitution differs in some respects from Innocoll Germany’s articles of association and organizational regulations. The following discussion is a summary of material changes to your rights resulting from the Merger.
This summary is not complete and does not cover all of the differences between Irish law and German law affecting companies and their shareholders or all the differences between our German articles of association and organizational regulations and Innocoll Ireland’s proposed constitution. We believe this summary is complete and accurate in all material respects. It is, however, subject to the complete text of the relevant provisions of the Irish Companies Act 2014, Innocoll Ireland’s constitution, Innocoll Germany’s articles of association and organizational regulations and the German Stock Corporations Act. We encourage you to read those laws and documents. Innocoll Ireland’s proposed constitution are attached as Schedule 1 to Annex A to this prospectus. For information as to how you can obtain our German articles of association and organizational regulation, see “Where You Can Find More Information.”
In the discussion below, we refer to Innocoll AG as currently constituted under the laws of Germany and its current German articles of association and organizational regulations as “Innocoll Germany” and as proposed to be constituted under Irish law and the proposed Irish constitution as “Innocoll Ireland.”
Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)
The rights of Innocoll Germany shareholders are governed by German law and the Innocoll Germany Articles.	The rights of Innocoll Ireland shareholders are governed by Irish law and the Innocoll Ireland constitution.
Authorized and Issued Shares

As of the effective time of the Merger, Innocoll Germany is expected to have a registered share capital of  €1,837,493, divided into 1,837,493 no par-value ordinary registered shares (Namensaktien) with a notional value of  €1.00 per share. The registered share capital may be higher if additional shares are issued upon the exercise of outstanding options to purchase Innocoll Germany ordinary shares.
Innocoll Germany’s management board is entitled to increase its share capital by up to €196,192 by issuing new ordinary registered shares in the aggregate, or Authorized Capital I, with the approval of the supervisory board, by June 15, 2019 against contribution in cash or in kind once or several times by issuing new ordinary shares.
Innocoll Germany’s management board is entitled to increase our share capital by up to €24,784 by issuing new ordinary registered shares in the aggregate, or Authorized Capital II, with the approval of the supervisory board, by June 15,

The authorized share capital of Innocoll Ireland after the Merger will be $10,250,000 and €100,000, divided into 100,000,000 ordinary shares with a par value of  $0.01 per share, 100,000 euro deferred shares with a par value of  €1.00 per share and 25,000,000 deferred shares with a par value of $0.01 per share.
Based on the number of Innocoll Germany shares that are outstanding as of December 9, 2015, Innocoll Ireland is expected to issue 24,346,782 ordinary shares with a par value of  $0.01 per share to the former shareholders of Innocoll Germany on the completion of the Merger. All shares issued upon the effective time of the Merger will be duly and validly issued as fully paid up. The number of Innocoll Ireland ordinary shares to be issued in the Merger, upon exercise of options after the Merger and which are to be available for issuance after the Merger are subject to change based upon option exercises and option issuances that occur between December 9, 2015 and the effective time of the Merger.

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)

2019 against contribution in cash or in kind once or several times by issuing new ordinary shares.
Innocoll Germany’s management board is entitled to increase our share capital by up to €665,739 by issuing new ordinary registered shares in the aggregate, or Authorized Capital III, with the approval of the supervisory board, by August 23, 2020 against contribution in cash or in kind once or several times by issuing new ordinary shares.

The board of directors of Innocoll Ireland may issue up to the amount of its authorized but unissued share capital. As a result, upon completion of the Merger, Innocoll Ireland would be able to issue further shares with a total par value of  $9,756,532, comprised of 975,653,218 ordinary shares with a par value of  $0.01 per share. The number of deferred shares available to be issued post-merger will depend on the number of shareholders that exercise withdrawal rights. See “Approval of the Merger Proposal — Shareholder Withdrawal Rights.”
In connection with the Merger, Innocoll Ireland will also assume Innocoll Germany’s existing obligations to deliver shares under our equity incentive plans and other similar employee awards pursuant to the terms thereof.
As a matter of Irish company law, the directors of a company may issue new ordinary shares up to the amount of its authorized but unissued share capital without shareholder approval once authorized to do so by the constitution of Innocoll Ireland or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution. Accordingly, the constitution of Innocoll Ireland authorizes the board of directors of Innocoll Ireland to issue new ordinary shares without shareholder approval for a period of five years from the date of the adoption of the constitution of Innocoll Ireland.
The authorized but unissued share capital may be increased or reduced by way of an ordinary resolution of Innocoll Ireland’s shareholders.

Preemptive Rights and Advance Subscription Rights
Under the German Stock Corporation Act, an existing shareholder has a general subscription right (Bezugsrecht) to subscribe for any issue by such corporation of shares, debt instruments convertible into shares and participating debt instruments in proportion to the shares held by such shareholder in the existing capital of such corporation. The German Stock Corporation Act provides that this subscription right can be excluded only by a resolution of the general
Certain statutory pre-emption rights apply automatically in favor of Innocoll Ireland’s shareholders when Innocoll Ireland ordinary shares are to be issued for cash.
However, Innocoll Ireland has opted out of these pre-emption rights in its constitution, as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, Innocoll

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)

shareholders’ meeting, or, if authorized to do so by the general shareholders’ meeting, by the Management Board with the consent of the Supervisory Board, and only based on reasonable justification. A majority of at least 75% of the issued shares exercising their voting rights at the meeting is required for the exclusion.
Innocoll Germany’s management board is in particular authorized to exclude the subscription rights of its shareholders with the approval of the supervisory board:
•   to the extent necessary in order to balance
fractional amounts,
•   where the subscription amount of the new
shares is not significantly less than the stock exchange price of shares carrying the same rights already listed on a stock exchange, and where the portion in the registered share capital represented by the new shares does not exceed 10% in the aggregate, either at the time of issuance, consummation or at the point of time the authorization is exercised. The 10% limit includes shares which (i) were or will be sold by us pursuant to or in reliance on Section 186 of the German Stock Corporation Act, or (ii) were, or, as the case may be, will be issued with in connection with instruments with conversion or option rights to service the bonds, in both cases provided that this is done on the basis of a valid authorization at the effective date of this authorization,
•   to the extent necessary in order to grant
holders of option rights attached to bonds or creditors of convertible bonds which were or will be issued by us or any of our affiliated companies/group companies a right to subscribe for new shares in an amount for which they would be entitled to subscribe subsequent to the option or conversion rights being exercised or, as the case may be, following the discharge of conversion obligations, and

Ireland’s constitution provides that this opt-out will lapse at the end of this period.
A special resolution requires not less than 75% of the votes of Innocoll Ireland’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Innocoll Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders.
The statutory pre-emption rights do not apply where shares are issued for non-cash consideration, as well as to certain issues of preferred shares pursuant to an employee share plan. Innocoll Ireland may also, before lapse of the opt-out, make an offer or agreement which would or might require Innocoll Ireland ordinary shares to be allotted (or rights to be granted) after such lapse, and the directors may allot such shares or grant such rights as if the opt-out had not lapsed.

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)
• if the capital increase against contributions in kind is made for the purpose of acquiring other companies, or participations in other companies.
Dividends
According to the German Stock Corporation Act (Aktiengesetz), dividends may only be paid out of the corporation’s distributable profits as set forth in the annual accounts prepared by the management board and adopted by the supervisory board and based on a resolution of the shareholders at the general meeting of shareholders for the preceding fiscal year.	Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Innocoll Ireland less accumulated realized losses of the company on a standalone basis. In addition, no distribution or dividend may be made unless the net assets of Innocoll Ireland are equal to, or in excess of, the aggregate of Innocoll Ireland’s called up share capital plus undistributable reserves and the distribution does not reduce Innocoll Ireland’s net assets below such aggregate. Undistributable reserves include Innocoll Ireland’s undenominated capital and the amount by which Innocoll Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Innocoll Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.
Size and Classification of the Board of Directors

As required by the German Stock Corporation Act (Aktiengesetz), Innocoll Germany has a two-tier board system consisting of the Innocoll Germany Management Board (Vorstand) and the Innocoll Germany Supervisory Board (Aufsichtsrat). The Innocoll Germany Management Board is responsible for managing Innocoll Germany and representing Innocoll Germany in its dealings with third parties, while the Innocoll Germany Supervisory Board appoints and removes the members of the Innocoll Germany Management Board and oversees the management of Innocoll Germany.
Under German law, the minimum number of members of the Supervisory Board is three, unless the articles of association provide for a higher number, which must be a multiple of three. The maximum number of Supervisory Board members allowed depends on the amount of the issued share capital of the company (Grundkapital) and can be between nine and twenty-one members. If a company has more than 2,000 employees, the number of members depends on the number of employees of the company.

Innocoll Ireland will have a single unitary board of directors which is expected to consist of • directors.
The Irish Companies Act provides for a minimum of two directors. Innocoll Ireland’s constitution provides for a minimum of two directors and a maximum that may be fixed by the board. The shareholders of Innocoll Ireland may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by a special resolution amending the constitution (but no such resolution minimum may reduce the number of directors below two).

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)

The Innocoll Germany Supervisory Board consists of six members — as provided in the current articles of association — all of whom are elected by the shareholders by a simple majority of the votes cast at a shareholders’ meeting in accordance with the provisions of the German Stock Corporation Act. The Supervisory Board appoints a chairman and one or more vice-chairmen from among its members.
The Innocoll Germany Management Board (Vorstand) currently consists of four members. Under Innocoll Germany’s articles of association, the Supervisory Board determines the size of the Management Board, which must have at least one member under the German Stock Corporation Act.

Term of Office of Directors

The members of the Supervisory Board are elected for terms of up to approximately five years. The term expires at the end of the annual general shareholders’ meeting after the fourth fiscal year following the year in which the Supervisory Board was elected, unless the shareholders’ meeting, when electing the members for the Supervisory Board, decides on shorter terms. Re-election is possible.
The statutory maximum term for members of the Management Board is five years. Management Board members may be reappointed.
The constitution of Innocoll Ireland provides that at each annual general meeting, directors will be elected for a term of one year. Any nominee for director who does not receive a majority of the votes cast is not elected to the board of directors.
Election of Directors
Resolutions of the general shareholders’ meeting are adopted with a simple majority of the votes cast and, if a capital majority is required, with a simple majority of the share capital represented, unless a greater majority is required by mandatory statutory provisions or the articles of association. If a simple majority of votes cast is not achieved on the first ballot during an election, a second ballot shall take place. If the highest number of votes was received by two or more persons, there shall be a run-off ballot between the two persons who received the highest number of votes. In the event of a tie on the second ballot, a decision shall be made by random drawing.
Directors are elected or appointed at the annual general meeting or at any extraordinary general meeting called for that purpose. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director.
The constitution of Innocoll Ireland provides that at each annual general meeting, directors will be elected for a term of one year. Any nominee for director who does not receive a majority of the votes cast is not elected to the board of directors. Under the constitution of Innocoll Ireland, the board of directors has the authority to appoint directors to the board of directors, either to fill a vacancy or as an additional director. A vacancy on the board of directors created by the removal of a director may be filled by an ordinary resolution of the shareholders and, in the absence of such election or appointment, the remaining directors

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)
may fill the vacancy. The board of directors of Innocoll Ireland may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum. If there is an insufficient number of directors to constitute a quorum, the board of directors may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Under the constitution of Innocoll Ireland, if the board of directors fills a vacancy, the director’s term expires at the next annual general meeting. If there is an appointment to fill a casual vacancy or an addition to the board of directors, the total number of directors shall not at any time exceed the number of directors from time to time fixed by the board of directors in accordance with the constitution.
Resignation, Removal and Disqualification of Directors

The Supervisory Board may remove a member of the Management Board prior to the expiration of his or her term if such member commits a gross breach of duty or is incapable of carrying out his or her duties or if there is a bona fide vote of no confidence by a majority of the votes cast at a general shareholders’ meeting. In the case of vacancies, the Innocoll Germany Supervisory Board may fill the vacancy by appointing a new member of the Innocoll Germany Management Board.
A member of the Supervisory Board elected by the shareholders may be removed by the shareholders by a simple majority vote cast at a meeting of shareholders. Further, any member of the Innocoll Germany Supervisory Board can be removed for good cause, including gross breach of duty, by a court decision upon request of the Innocoll Germany Supervisory Board. In such case, the Innocoll Germany Supervisory Board’s determination to take such action requires a simple majority vote with the member affected having no voting power.

The Irish Companies Act provides that, notwithstanding anything contained in the constitution of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution, of which 28 day’s notice has been given to the company to remove a director from office before the expiration of his or her term. The director has a right to be heard at the meeting which such resolution is to be considered. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) which the director may have against Innocoll Ireland in respect of his or her removal.
The office of a director will also be vacated if the director resigns, dies or suffers an incapacitating illness.
The constitution of Innocoll Ireland provides for the vacation of the office of a director where such director:
•   is restricted or disqualified from acting as a
director of any company under the provisions of the Irish Companies Act;
•   becomes bankrupt or makes any
arrangement or composition with his creditors generally;
•   in the opinion of a majority of the board of
directors of Innocoll Ireland, becomes incapable by reason of mental disorder of discharging his duties as a director;

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)

•   (not being a director holding for a fixed term
an executive office in his capacity as a director) resigns his office by notice to Innocoll Ireland;
•   is convicted of an indictable offence, unless
the directors otherwise determine;
•   shall have been absent for more than six
consecutive months without permission of the board of directors of Innocoll Ireland from meetings of the directors held during that period, and the directors pass a resolution that by reason of such absence he has vacated office;
•   is required in writing (whether in electronic
form or otherwise) by all his co-directors to resign; or
•   is removed from office by an ordinary
resolution of Innocoll Ireland.

Board Vacancies
At the general shareholders’ meeting, shareholders may at the same time when appointing the Supervisory Board members appoint substitutes for the Supervisory Board members which they have elected and who may cease to continue as members of the Supervisory Board prior to the expiration of such members’ respective terms. Such substitutes will then become members of the Supervisory Board if the respective member of the Supervisory Board ceases as determined by the general shareholders’ meeting. The term of office of such a substitute member expires upon the end of the term of office of the member of the Supervisory Board for which such substitute is acting. In the case of vacancies, the competent court upon a motion by the Management Board, by a member of the Supervisory Board, by a shareholder or by an employee representative, may fill the vacancy for the interim period until the next election by the shareholders.
Innocoll Ireland’s constitution provides that the directors shall have the authority to appoint directors to Innocoll Ireland’s board, subject to the maximum number determined by the board of directors from time to time. A vacancy caused by the removal of a director may be filled at the meeting at which the director is removed by resolution of Innocoll Ireland’s shareholders. If not, it may be filled by the board of directors.
During any vacancy in the board, the remaining directors shall have full power to act as the board.

Notice of Meetings of Shareholders
Notice of a general meeting must be given at least 30 days prior to the date by which the company must have received the shareholders’ registration for participation in the meeting. The notice, the agenda and the text of proposed resolutions (drafted by the Management Board and the	Notice of an annual general meeting must be given to all shareholders of Innocoll Ireland, the directors, the secretary and to the auditors of Innocoll Ireland. The constitution of Innocoll Ireland provides that the maximum notice period is 60 days. The minimum notice periods under the

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)
Supervisory Board or, in certain cases, only by the Supervisory Board) must be published in the company’s designated journal for public disclosures, the electronic version of the German Federal Gazette at least 36 days prior to the shareholders’ meeting. The ordinary general shareholders’ meeting takes place immediately after the Management Board receives the report of the Supervisory Board pursuant to section 175 German Stock Corporation Act and no later than within the first eight months of each business year at the registered office of the company.	Irish Companies Act are 21 clear days’ notice (that is, not including the day the notice is given or the day of the meeting to which the notice relates) in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of the auditors of Innocoll Ireland and all of the shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, Innocoll Ireland’s constitution includes provisions reflecting these requirements of Irish law.
Record Date for Meetings of Shareholders
Pursuant to the company’s articles of association, only those shareholders are entitled to attend the shareholders’ meeting and exercise their right to vote who register with the company by giving written (Textform) notice of their attendance in German or English. The notice of attendance must reach the company at its business address, or any other address designated in the published notice through which the shareholders’ meeting is announced, no later than six days prior to the date of the shareholders’ meeting. The day the shareholders’ meeting is held and the day of receipt shall not be included in this calculation; the notice of attendance must include the amount of shares the shareholder is registering. If the end of the deadline falls on a Sunday, on a legally recognized holiday at the registered office of the company or on a Saturday, then the notice of attendance must be received by the company on the workday prior to such day. In addition, the shareholders must provide proof of their eligibility to attend the general shareholders’ meeting.	Innocoll Ireland’s constitution provides that the directors may, from time to time, fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of Innocoll Ireland, but that such record date shall be not more than 60 nor less than 10 days before the date of such meeting. Innocoll Ireland’s constitution provides that if no record date is fixed by the directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given.
General Meeting of Shareholders
According to the articles of association the general meeting of shareholders may be called by the Management Board or, if the well-being of the company so requires, the Supervisory Board. A general meeting of shareholders also must be called upon the written request of one or more shareholders holding ordinary shares representing an aggregate of 5% or more of the issued share capital of Innocoll Germany.	Extraordinary general meetings of Innocoll Ireland may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Innocoll Ireland carrying voting rights, (iii) on requisition of Innocoll Ireland’s auditors or (iv) the High Court of Ireland in exceptional circumstances. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Innocoll Ireland as may be required from time to time.

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)
In the case of an extraordinary general meeting convened by shareholders of Innocoll Ireland, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has two months to convene a meeting of Innocoll Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such two month period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.
Adjournment of Shareholder Meetings
The general meeting of shareholders can be adjourned by the body which called the general meeting of the shareholders. The competence to adjure a called general meeting corresponds with the competence to call such meeting. This is also the case if the general meeting was called upon a shareholders’ request. The right of the respective body to adjure the general meeting of the shareholders is limited by the time announced for the beginning of the meeting of the shareholders and the shareholders have already entered the room where the meeting of the shareholders shall be held.	Innocoll Ireland’s constitution provide that if a quorum is not present, within half an hour from the time appointed for the meeting, the meeting shall be adjourned to the same day in the next week at the same time and place (unless Innocoll Ireland shall notify shareholders in accordance with the usual notice requirements or to such place as the directors may determine.
Shareholder Quorum and Voting Rights

Neither the German Stock Corporation Act (Aktiengesetz) nor Innocoll German’s articles of association have any minimum quorum requirement applicable to shareholders meetings.
Shareholder resolutions are generally passed at a general meeting of the shareholders of Innocoll Germany by a simple majority of the votes cast, unless a greater majority or further requirements are required by law or by Innocoll German’s articles of association.
Each Innocoll Germany ordinary share entitles the holder to one vote at meetings of the shareholders. Shareholders may appoint proxies to represent them at a shareholders meeting. Shareholder resolutions are generally passed with a simple majority of the votes cast, unless statutory law or Innocoll German’s articles of association require otherwise.

The presence, in person or by proxy, of two or more shareholders (or, if there is only one shareholder of the relevant class or series of shareholders, one shareholder) which entitle the holders to a majority of the voting power of Innocoll Ireland constitutes a quorum for the conduct of business at a general meeting of Innocoll Ireland. No business other than the appointment of a chairman may take place at a general meeting of Innocoll Ireland if a quorum is not present at the time the meeting proceeds to business.
Notices of annual general meetings of Innocoll Ireland and meetings called for the passing of a Special Resolution must be made in writing at least 21 clear days (that is, not including the day the notice is given or the day of the meeting to which the notice relates) before the meeting. Notice of meetings other than annual general meetings or

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)

meetings called for the passing of a Special Resolution must be made in writing at least 14 clear days before the meeting.
Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Innocoll Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Innocoll Ireland’s constitution. The constitution of Innocoll Ireland permit the appointment of proxies by the shareholders to be notified to Innocoll Ireland electronically, where permitted by the directors.
Innocoll Ireland’s constitution provides that all resolutions shall be decided by a show of hands unless a poll is demanded by the chairman, by at least three shareholders as of the record date for the meeting or by any shareholder, shareholders holding not less than 10% of the total voting rights of Innocoll Ireland as of the record date for the meeting by a shareholder or shareholders present (in person or by proxy) holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth (1/10) of the total sum paid up on all the shares conferring that right. Each Innocoll Ireland shareholder of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

Advance Notice Provisions
According to the German Stock Corporation Act (Aktiengesetz), one or more shareholders holding ordinary shares representing an aggregate of at least 5% of the issued share capital are entitled to request that a general shareholders’ meeting be called. Shareholders holding ordinary shares representing an aggregate of at least 5% of the issued share capital or holding shares in an aggregate nominal amount of at least €500,000 are entitled to require that a matter be placed on the agenda of the general shareholders’ meeting for resolution. The requests must be made in writing
In addition, the Irish Companies Act provide that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described above under “— General Meetings of Shareholders.”
Notices of annual general meetings of Innocoll Ireland and meetings called for the passing of a Special Resolution must be made in writing at least 21 clear days (that is, not including the day the notice is given or the day of the meeting to which

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)

stating the purpose and the reasons therefore and must be addressed to the Management Board (Vorstand) as representative of the company. A proper request shall be published together with the notice of the shareholders’ meeting and the agenda in the electronic version of the German Federal Gazette (elektronischer Bundesanzeiger), or, if a request was made after the publication of the notice and agenda, shall be published separately within ten days after the notice was published. In addition, each shareholder may also submit, at or prior to the shareholders’ meeting, counter proposals to the proposals submitted by the Management Board and the Supervisory Board. Under certain circumstances, such counter proposals must be published in the electronic version of the German Federal Gazette prior to such shareholders’ meeting.
If the election of members of the Supervisory Board is an item on the agenda of the shareholders’ meeting, shareholders may nominate individuals for election to the Supervisory Board, in addition to those recommended by the Supervisory Board. The company will publish a shareholder’s nomination in the electronic version of the German Federal Gazette if it receives the nomination at least two weeks prior to the date of the shareholder’s meeting. The nomination must contain the name, profession, domicile and membership in other Supervisory Boards or in other comparable domestic or foreign financial supervisory bodies of the individual so nominated. In addition, any shareholder entitled to attend and vote at the shareholders’ meeting can nominate individuals for the Supervisory Board at the shareholders’ meeting if the election of members of the Supervisory Board is an item on the agenda.
the notice relates) before the meeting. Notice of meetings other than annual general meetings or meetings called for the passing of a Special Resolution must be made in writing at least 14 clear days before the meeting.
Supermajority Vote

According to the applicable German Stock Corporation Act (Aktiengesetz), certain resolutions of fundamental importance require not only a majority of votes cast but also a majority of at least 75% of the share capital represented when a vote is taken on the resolution.
Resolutions of fundamental importance that require such a 75% majority under German Law include resolutions on:
•   the creation of authorized or conditional
share capital;

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Innocoll Ireland’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Innocoll Ireland’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:
•   amending the constitution of Innocoll
Ireland;

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)

•   the obligation to transfer the entire assets of
the company pursuant to Section 179a of the German Stock Corporation Act (Aktiengesetz);
•   the execution of certain corporate contracts
(e.g. control agreements and profit and loss transfer agreements); and
•   the dissolution of the company.
•   the issuance of convertible bonds
(Wandelschuldverschreibungen);
•   the increase or decrease of the share capital;
•   the redemption of shares;
•   transformations pursuant to the German
Transformation Act (Umwandlungsgesetz) (such as mergers, splits, spin-offs, asset transfers and change of the company’s corporate form).
•   amendments to the articles of association;
and
•   the appointment of members of a
supervisory board.

•   approving a change of name of Innocoll
Ireland;
•   authorizing the entering into of a guarantee
or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;
•   opting out of pre-emption rights on the
issuance of new shares;
•   re-registration of Innocoll Ireland from a
public limited company to a private company;
•   variation of class rights attaching to classes
of shares;
•   purchase of own shares off-market;
•   the reduction of share capital;
•   resolving that Innocoll Ireland be wound up
by the Irish courts;
•   resolving in favor of a shareholders’
voluntary winding-up;
•   re-designation of shares into different share
classes; and
•   setting the re-issue price of treasury shares.
A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Amendment to Articles of Association/Constitution
Amendments of the Innocoll Germany articles of association may be proposed by the Innocoll Germany Supervisory Board or the Innocoll Germany Management Board — in which case they must be announced together with the notice and the agenda for the shareholders’ meeting — or by one or more shareholders holding ordinary shares representing an aggregate of at least 5% of the issued share capital or holding ordinary shares in the aggregate amount of at least €500,000. Any amendment of the articles of association requires a	Under Irish law, Irish companies may only alter their constitution by a resolution of the shareholders approved by 75% of the votes cast at a general meeting. An Irish company is not permitted to opt out of this requirement.

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)

resolution of the general shareholders’ meeting passed by at least 75% of the share capital represented when a vote is taken on the resolution.
In addition, the Supervisory Board may adopt amendments that relate solely to the wording of the articles of association.

Anti-Takeover Provisions

On December 20, 2001, the German Securities Purchase and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz, hereinafter, the “TOA”) came into effect. The TOA, as amended, regulates all public offers to acquire certain market traded equity securities of German-based stock corporations (Aktiengesellschaft) or partnerships limited by shares (Kommanditgesellschaft auf Aktien), whose stock is admitted to trading on a regulated market in Germany or anywhere within the European Economic Area, whether for stock, cash or a combination thereof and irrespective of the size or purpose of the acquisition.
Under the German Stock Corporation Act (Aktiengesetz), the shareholders of a corporation can, at the request of a person or a legal entity that holds, directly or indirectly, at least 95% of the share capital of the corporation (a “majority shareholder”), resolve to “squeeze-out” the remaining minority shareholders for a settlement in cash. Upon entry of such shareholder’s resolution in the Commercial Register, the shares of the minority shareholders are transferred to the majority shareholder. The majority shareholder determines the amount of the cash settlement to be paid to the minority shareholders. However, if such amount is not adequate, an adequate amount will be determined by the competent court at the request of any minority shareholder. If a shareholder owns more than 95% of the share capital immediately following a takeover offer a court will, at the request of such a shareholder filed within three months after the takeover procedure, decide to squeeze out the remaining minority shareholders for a settlement in cash. In such a case, but only if the majority shareholder received at least 90% of the share capital through the takeover offer itself, the offer price is considered adequate compensation for the squeezed out minority shareholders.

Mandatory Offer
Under certain circumstances, a person who acquires Innocoll Ireland ordinary shares may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding Innocoll Ireland ordinary shares at a price not less than the highest price paid for the shares by the acquirer or (any parties acting in concert with the acquirer) during the previous 12 months. This mandatory offer requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in Innocoll Ireland, unless the Irish Takeover Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in Innocoll Ireland would also trigger the mandatory offer requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements when purchasing additional securities.
Shareholder Rights Plans and Share Issuances
Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law, and shareholder approval may be required under Irish law to implement such a plan. In addition, such a plan would be subject to the Irish Takeover Rules described below.

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)
It should be noted that German anti-takeover law does not apply to Innocoll Germany as Innocoll is not listed on any stock exchange in the EU or Germany.
Subject to the Irish Takeover Rules described below, the board of directors also has power to issue any authorized and unissued shares of Innocoll Ireland on such terms and conditions as it may determine (as described above under “Description of the Share Capital of Innocoll Ireland — Capital Structure — Authorized Share Capital”) and any such action should be taken in the best interests of Innocoll Ireland.
Irish Takeover Rules and Substantial Acquisition Rules
A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Innocoll Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. A detailed description of the Irish Takeover Rules is included above under “Description of the Share Capital of Innocoll Ireland — Anti-Takeover Provisions — Irish Takeover Rules and Substantial Acquisition Rules.”
For other provisions that could be considered to have an anti-takeover effect, see “— Preemptive Rights and Advance Subscription Rights,” “— Issuance of Warrants and Options” and “— Disclosure of Interests in Shares,” in addition to “— Corporate Governance,” “Comparison of Rights of Shareholders — Election of Directors,” “Comparison of Rights of Shareholders — Board Vacancies,” “Comparison of Rights of Shareholders — Resignation, Removal and Disqualification of Directors,” “Comparison of Rights of Shareholders — Shareholder Action by Written Consent” and “Comparison of Rights of Shareholders — Amendment to Articles of Association/Constitution.”

Limitation of Liability and Indemnification
Under compulsory provisions of the German Stock Corporation Act (Aktiengesetz), a stock corporation is not allowed to limit or eliminate the personal liability of the members of either the Management Board or the Supervisory Board for damages due to breach of duty in their official capacity. For a discussion of the standard of conduct of the Innocoll Germany Management Board and the Innocoll Germany Supervisory Board, see “— Duties of Directors — Innocoll Germany.” Innocoll Germany may, however, waive its claims for damages due to a breach of duty or
Under Irish law, Innocoll Ireland may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.
The Irish Companies Act only permits Innocoll Ireland to enter into an agreement to pay the costs

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)

reach a settlement with regard to such claims if more than three years have passed after such claims have arisen, but only with the approval of the general meeting of the shareholders, provided that such waiver may not be granted and such settlement may not be reached if shareholders holding, in the aggregate, at least 10% of the issued shares file an objection to the protocol of the shareholders’ meeting.
Under German law, Innocoll Germany may indemnify its officers (Leitende Angestellte), and, under certain circumstances, German labor law requires a stock corporation to provide such indemnification. However, Innocoll Germany may not, as a general matter, indemnify members of the Innocoll Germany Management Board or the Innocoll Germany Supervisory Board where such members are liable towards the company based on a breach of their fiduciary duties or other obligations towards the company. A German stock corporation (Aktiengesellschaft) may, however, purchase directors and officers insurance. Such insurance may be subject to mandatory restrictions imposed by German law. In addition, German law may permit a corporation to indemnify a member of the Management Board or the Supervisory Board for attorneys’ fees incurred if such member is the successful party in a suit in a country, such as the United States, where winning parties are required to bear their own costs, if German law would have required the losing party to pay such member’s attorneys’ fees had the suit been brought in Germany.
Innocoll Germany maintains insurance for the members of its Management Board and Supervisory Board with certain deductibles as recommended by the German Corporate Governance Code and with respect to the Supervisory Board, as provided by Innocoll German’s articles of association.

or discharge the liability of a director or the secretary where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the secretary of Innocoll Ireland. Any obligation of an Irish company which purports to indemnify a director or secretary of an Irish company over and above this will be void under Irish law, whether contained in its constitution or any contract between the director and the company.
Irish companies may take out directors’ and officers’ liability insurance, as well as other types of insurance, for their directors and officers.
In connection with the Merger, we expect that one or more of Innocoll Ireland’s subsidiaries will enter into indemnification agreements with those directors and officers who currently have indemnity agreements with Innocoll Germany, upon terms substantially similar to the Innocoll Germany agreements to the extent permitted by Irish law.

Shareholder Action by Written Consent
The German Stock Corporation Act does not permit shareholders to act by written consent outside a general shareholders’ meeting.	The Companies Act provides that shareholders may approve a resolution without a meeting if (i) all shareholders sign the written resolution and (ii) the company’s constitution permits written resolutions of shareholders. The Innocoll Ireland constitution permits written resolutions of shareholders to be passed where approved by all shareholders.

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)
Appraisal Rights
An appraisal proceeding (Spruchverfahren) is available to Innocoll German’s shareholders under the German Appraisal Proceedings Law (Spruchverfahrensgesetz) according to which a court can be asked to determine the adequacy of the consideration or compensation paid to (minority) shareholders in certain corporate transactions. These transactions include, inter alia, (a) the consolidation or merger of companies according to the provisions of the German Transformation Act (Umwandlungsgesetz); (b) the conclusion of a control or profit transfer agreements between a controlling shareholder and its dependent company; (c) the “squeeze-out” of minority shareholders by a shareholder holding at least 95% of the share capital of a corporation; and, (d) according to the German Federal Court of Justice, the delisting of the company from the German stock exchange; provided, in each case, that the shareholder seeking the adequacy determination complies with the procedural requirements specified in the respective statutory provisions.	Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 and the domestic merger provisions set out in the Companies Act, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire its shares for cash.
Shareholder Inspection Rights

German law does not permit shareholders to inspect corporate books and records. However, Section 131 of the German Stock Corporation Act (Aktiengesetz) provides each shareholder with a right to information at the general meeting of the shareholders, to the extent that such information is necessary to permit a proper evaluation of the relevant item on the agenda.
The right to information is a right only to oral information at a general shareholders’ meeting of the shareholders. Information may be given in writing to shareholders, but they are neither entitled to receive written information nor to inspect any documents of the corporation. As a practical matter, shareholders may receive certain written information about Innocoll Germany through its public filings with the commercial register (Handelsregister) and the electronic German Federal Gazette (elektronischer Bundesanzeiger) and other places for publication of the company.
Under Irish law, shareholders have the right to: (i) receive a copy of the constitution of Innocoll Ireland and any act of the Irish Parliament which alters the constitution; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Innocoll Ireland; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Innocoll Ireland; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of Innocoll Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years.

Innocoll Germany Shareholder Rights before the Merger (German law and articles of association)	Innocoll Ireland Shareholder Rights after the Merger (Irish law and proposed constitution)
Conflicts of Interest of Directors

As a matter of Irish law, a director is under a fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have an interest in a contract or proposed contract with a company are required to declare the nature of their interest at a meeting of the board of directors of that company. A company is required to maintain a register of declared interests, which must be available for shareholder inspection.
The Innocoll Ireland constitution provides that a director must declare any interest he or she may have in a contract with Innocoll Ireland at a meeting of the board of directors. No director is prevented by his or her office from being a party to, or otherwise interested in, any transaction or arrangement with Innocoll Ireland or any subsidiary or associated company, provided that he or she has declared the nature of his or her interest in the contract.
Provided a director has disclosed the interest that he or she has in a transaction or arrangement, he or she may be counted in the quorum for and may vote at the board meeting at which such transaction or arrangement is to be considered.
Under the Innocoll Ireland constitution, a director of Innocoll Ireland may be a director of, other officer of, or otherwise interested in, any company promoted by Innocoll Ireland or in which Innocoll Ireland is interested, and such director will not be accountable to Innocoll Ireland for any remuneration received from such employment or other interest.

PROPOSAL TO RATIFY THE INNOCOLL 2016 OMNIBUS INCENTIVE COMPENSATION PLAN
The 2016 Plan was adopted by Innocoll Ireland and approved by the shareholders of Innocoll Ireland on December •, 2015, subject to Innocoll Germany shareholder ratification and consummation of the Merger. The following description of the 2016 Plan is a summary, does not purport to be a complete description of the 2016 Plan and is qualified in its entirety by the full text of the 2016 Plan. If the 2016 Plan is ratified by the Innocoll German shareholders and the Merger is consummated, the 2016 Plan will become effective immediately after the effective time of the Merger. Innocoll Germany shareholders are urged to read the actual text of the 2016 Plan in its entirety, which is set forth in Annex C to this prospectus.
General
The 2016 Plan covers the grant of awards to Innocoll Ireland’s employees (including officers), non-employee consultants and non-employee directors and those of Innocoll Ireland’s affiliates. Under the terms of the 2016 Plan, an aggregate of 2,850,000 ordinary shares will be authorized for delivery in settlement of awards (including incentive stock options).
We expect that the compensation committee of the board of directors will administer the 2016 Plan. The committee may delegate any or all of its administrative authority to our Chief Executive Officer or to a management committee except with respect to awards to executive officers who are subject to Section 16 of the Exchange Act. In addition, the full board of directors must serve as the committee with respect to any awards to our non-employee directors.
The ordinary shares delivered to settle awards made under the 2016 Plan may be authorized and unissued shares or treasury shares. If any shares subject to any award granted under the 2016 Plan (other than a substitute award) is forfeited or otherwise terminated without delivery of such shares, the shares subject to such awards will again be available for issuance under the 2016 Plan. However, any shares that are withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will continue to be treated as having been delivered under the 2016 Plan and will not again be available for grant under the 2016 Plan.
If a dividend or other distribution (whether in cash, ordinary shares or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or repurchase or exchange of our shares or other securities, or other rights to purchase shares of our securities or other similar transaction or event affects our ordinary shares such that the committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the 2016 Plan, the committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to awards (whether or not then outstanding) and the related exercise price relating to an award.
The maximum number of ordinary shares that are subject to awards granted to any individual in a single calendar year may not exceed 400,000 shares. In addition, the maximum value of all awards to be settled in cash or property other than our ordinary shares that may be granted to any individual in a single calendar year may not exceed $2,500,000 million. These limitations apply to the calendar year in which the awards are granted and not the year in which such awards settle.
Types of Awards
The 2016 Plan permits the granting of any or all of the following types of awards to all grantees:
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stock options, including incentive stock options, or ISOs;

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stock appreciation rights, or SARs;

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restricted stock;

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deferred stock and restricted stock units;

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performance units and performance shares;

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dividend equivalents;

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bonus shares;

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other stock-based awards; and

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cash incentive awards.

Generally, awards under the 2016 Plan are granted for no consideration other than prior and future services. Awards granted under the 2016 Plan may, in the discretion of the committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2016 Plan or other plan of ours; provided, however, that if an SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and us.
Stock Options and SARs
The committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our subsidiary corporations). A stock option allows a grantee to purchase a specified number of our ordinary shares at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or an SAR will be determined by the committee and set forth in the award agreement but the exercise price may not be less than the fair market value of an ordinary share on the grant date. The term of each option or SAR is determined by the committee and set forth in the award agreement, except that the term may not exceed 10 years. Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), or, with the approval of the committee, by delivering ordinary shares previously owned by the grantee, by delivery of ordinary shares acquired upon the exercise of such option or by delivering restricted shares. The committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us.
Restricted Shares
The committee may award restricted shares consisting of ordinary shares which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement. Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.
Restricted Stock Units and Deferred Stock
The committee may also grant restricted stock unit awards and/or deferred stock awards. A deferred stock award is the grant of a right to receive a specified number of our ordinary shares at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of Section 409A of the Internal Revenue Code. A restricted stock unit award is the grant of a right to receive a specified number of our ordinary shares upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership. The award agreement will provide whether grantees may receive dividend equivalents with respect to restricted stock units or deferred stock, and if so, whether such dividend equivalents are distributed when credited or deemed to be reinvested in additional shares of restricted stock units or deferred stock.
Performance Units
The committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the committee and reflected in the award agreement. The initial value of a performance unit will be determined by the committee at the time of grant. The committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.
Performance Shares
The committee may grant performance shares, which entitle a grantee to a certain number of ordinary shares, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the committee and reflected in the award agreement. The committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.
Bonus Shares
The committee may grant fully vested ordinary shares as bonus shares on such terms and conditions as specified in the award agreement.
Dividend Equivalents
The committee is authorized to grant dividend equivalents which provide a grantee the right to receive payment equal to the dividends paid on a specified number of our ordinary shares. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the 2016 Plan. If deferred such dividend equivalents may be credited with interest or may be deemed to be invested in our ordinary shares or in other property. No dividend equivalents may be granted in conjunction with any grant of stock options or SARs.
Cash Incentive Awards
The committee may grant cash incentive awards to any eligible person in such amounts and upon such terms, including the achievement of specific performance goals during the applicable performance period, as the committee may determine. An eligible person may have more than one cash incentive award outstanding at any time. For instance, the committee may grant an eligible employee one cash incentive award with a calendar year performance period as an annual incentive bonus and a separate cash incentive award with a multi-year performance period as a long-term cash incentive bonus.
The committee shall establish performance goals applicable to each cash incentive award in its discretion and the amount that will be paid to the grantee pursuant to such cash incentive award if the applicable performance goals for the performance period are met. If an eligible person earns the right to receive a payment with respect to a cash incentive award, such payment will be made in cash in accordance with the terms of the award agreement. If the award agreement does not specify a payment date with respect to a cash incentive award, payment of the cash incentive award will be made no later than the 15th day of the third month following the end of the taxable year of the grantee or our fiscal year during which the performance period ends.

Other Stock-Based Awards
In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2016 Plan authorizes the committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.
Performance-Based Awards
The committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the 2016 Plan, or as a condition to accelerating the timing of such events. The committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals.
Awards may be settled in cash, ordinary shares, other awards or other property, in the discretion of the committee.
Change of Control
If there is a merger or consolidation of us with or into another corporation or a sale of substantially all of our ordinary shares (a “Corporate Transaction”), and the outstanding awards are not assumed by surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the committee accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the committee may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of our ordinary shares and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee.
Amendment to and Termination of the 2016 Plan
The 2016 Plan may be amended, altered, suspended, discontinued or terminated by our board of directors without further shareholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the ordinary shares are then listed or quoted. Thus, shareholder approval will not necessarily be required for amendments which might increase the cost of the 2016 Plan or broaden eligibility. Shareholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although our board of directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.
In addition, subject to the terms of the 2016 Plan, no amendment or termination of the 2016 Plan may materially and adversely affect the right of a grantee under any award granted under the 2016 Plan.
Unless earlier terminated by our board of directors, the 2016 Plan will terminate when no ordinary shares remain reserved and available for issuance or, if earlier, on the tenth anniversary from the date of adoption.

U.S. Federal Income Tax Consequences
The grant of an option or SAR will create no tax consequences for the participant or us at the time of the grant. A participant will have no taxable income upon exercise of an incentive stock option except that a participant must recognize income equal to the fair market value of the ordinary shares acquired minus the exercise price for alternative minimum tax purposes. Upon exercise of an option (other than an incentive stock option) or a SAR, a participant generally must recognize ordinary income equal to the fair market value of the ordinary shares acquired minus the exercise or grant price. Upon a disposition of shares acquired by exercise of an incentive stock option on or before the earlier of the second anniversary of the grant of such incentive stock option or the first anniversary of the exercise of such option, the participant generally must recognize ordinary income equal to the lesser of  (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss. Other awards under the 2016 Plan, including restricted stock and restricted stock units will generally result in ordinary income to the participant equal to the cash or the fair market value of the ordinary shares or other property (minus the amount, if any, paid by the participant for shares or other property) at the time such cash, ordinary shares or other property is received by the participant or the time that the risk of forfeiture of such ordinary shares or other property lapses.
We are generally entitled to claim a tax deduction with respect to an award granted under the Plan when the participant recognizes ordinary income with respect to the award in an amount equal to the ordinary income that is recognized by the participant. We are not entitled to claim any tax deduction for any amount recognized by a participant as capital gains.
Section 83(b) of the Code
A participant may elect under Section 83(b) of the Code to be taxed at the time of grant of restricted stock or other restricted property on the fair market value of the ordinary shares or other property at that time rather than to be taxed when the risk of forfeiture lapses on the value of the property at that time, and we would have a deduction available at the same time and in the same amount as the participant recognizes income. If a participant files an election under Section 83(b) of the Code and the participant subsequently forfeits the restricted shares or other restricted property, he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the ordinary shares or property on which he or she previously paid tax. Except as discussed below, we generally will be entitled to a tax deduction at the time and equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.
Section 162(m) of the Code
Section 162(m) of the Code limits the amount of compensation we may deduct with respect to our Chief Executive Officer and each of the other three highest paid named executive officers (other than a chief financial officer) to $1 million per year. This deduction limit generally applies to companies that have any class of equity securities that is publicly held. This limitation does not apply, however, to performance-based compensation that satisfies certain requirements, including approval of the material terms of the plan by the company’s shareholders. In addition, the deduction limitations imposed under Section 162(m) of the Code do not apply to options, SARs and restricted shares granted prior to the expiration of the transition period (as described below) if such equity awards are granted under a plan that was adopted before any class of the company’s equity securities became publically traded. The transition period ends on the earliest of  (i) the date the plan expires, (ii) the date on which the terms of the plan are materially modified, (iii) the date all of the ordinary shares issuable under the plan have been issued, or (iv) the first meeting of the shareholders of the Corporation at which directors are elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs (or, if the company’s stock becomes publicly held without an initial public offering, the first calendar year following the calendar year in which the company’s stock becomes publicly held). Pursuant to this transition relief, compensation attributable to stock options, SARs and restricted shares granted under the 2016 Plan prior to the expiration of the transition period should be exempt from the deduction limitations under Section 162(m) of the Code.
Section 409A of the Code
Some restricted stock units and other awards subject to deferral features may be subject to Section 409A of the Code, which regulates deferral arrangements. In such cases, the timing of the settlement of the award would have to meet certain restrictions in order for the participant not to be subject to accelerated tax and a tax penalty at the time of vesting rather than at the time of settlement. One significant restriction would be a requirement that the timing of the settlement not be controlled by the participant’s exercise of discretion. If the participant is subject to accelerated tax at the time of vesting (instead of the time of settlement), our deduction would also be accelerated. If we grant awards under the 2016 Plan that constitute deferred compensation within the meaning of Section 409A of the Code, such awards will generally be structured to comply with the applicable requirements imposed under Section 409A.
Required Vote; Board Recommendation
While the 2016 Plan is not required to be approved by the Innocoll Germany shareholders under Irish law to be implemented, Innocoll has decided only to implement the 2016 Plan if it is ratified by the affirmative vote of the holders of at least a majority of the shares of Innocoll Germany ordinary shares represented and voting either in person or by proxy at the special meeting.
The vote on this Proposal to approve the 2016 Plan is a vote separate and apart from the vote on the Merger Proposal and approve the Merger. Accordingly, you may vote against this Proposal and vote to adopt the Merger Proposal and approve the Merger. Approval of this Proposal is not a condition to the completion of the Merger and whether or not this Proposal is approved will have no impact on the completion of the Merger. However, if the Merger Proposal is not ratified, or if the Merger is otherwise not completed, then the 2016 Plan will not become effective.
The board recommends that the Innocoll Germany shareholders vote “FOR” the Proposal to ratify the 2016 Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Innocoll Germany
The following table sets forth information with respect to the beneficial ownership of ordinary shares as of December 9, 2015 by:
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members of our supervisory board;

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members of our management board;

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members of our supervisory and management boards as a group;

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each person who is known by us to own beneficially more than 5% of our outstanding ordinary shares as of the date of this annual report.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power, or the economic benefit of ownership of the shares. Applicable percentage ownership is based on 1,837,493 ordinary shares outstanding on December 9, 2015.
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, and other rights held by such person that are currently exercisable or will become exercisable within 60 days of the date of this prospectus are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. None of our shareholders has different voting rights from other shareholders. As of the date of this prospectus, there is one holder of record in the United States, which is Citibank, N.A., the depositary for our ADSs.
Unless otherwise indicated, the address of each beneficial owner or selling shareholder listed below is c/o Innocoll AG, Unit 9, Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon, Ireland. We believe, based on information provided to us, that each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, unless noted otherwise, subject to community property laws where applicable.
Name of Beneficial Owner	Number	Percentage
5% or Greater Shareholders
Cam Investment Cayman Holdings L.P.(1)	378,462	19.8%
Morgan Stanley & Co. LLC(2)	314,367	16.6%
Sofinnova Venture Partners VIII, L.P.(3)	142,558	7.8%
Members of Supervisory and Management Boards
Jonathan Symonds, CBE(4)	35,005	1.9%
Shumeet Banerji, Ph.D.(5)	23,295	1.3%
David R. Brennan(6)	17,920	1.0%
A. James Culverwell(7)	25,570	1.4%
Rolf D. Schmidt(8)	35,637	1.9%
Joseph Wiley M.D.(9)	—	—
Anthony P. Zook(10)	39,857	2.2%
Jose Carmona(11)	—	—
Gordon Dunn(12)	41,501	2.2%
Michael Myers, Ph.D.(13)	41,614	2.3%
All members of our supervisory and management boards as a group (10 persons)	260,401	14.1%

(1)
Consists of 308,337 ordinary shares and 70,125 ordinary shares issuable upon the exercise of options that have vested or will vest within 60 days of the date of this annual report. The individuals listed below, by virtue of their positions in the entities described below, may be deemed to hold voting and investment control over Cam Investment Cayman Holdings L.P. The general partner of Cam Investment Cayman Holdings L.P. is Cam Investment Cayman Holding G.P. Inc. FCOF II Europe UB Securities Limited (“FCOF II Limited”), FTS SIP (Europe) Limited (“FTS SIP Limited”), FCO MA II Europe UB Securities Limited (“MA II Limited”), FCO Europe MA LSS Limited (“LSS Limited”), FGO (Yen) Investments Limited (“FGO Yen Limited”) and FCO Europe MA ML Limited (“MA ML Limited”) collectively hold a 100% interest in Cam Investment Cayman Holdings L.P. and its general partner Cam Investment Cayman Holdings GP Inc. FCOF II UB Securities LLC (“FCOF II UB Securities”) holds a 70% interest in FCOF II Limited. Fortress Credit Opportunities Fund II (A) LP (“FCOF II A”), FCOF II UB Holdings Ltd. (“UB Holdings”) and Fortress Credit Opportunities Fund II (E) LP (“FCOF II E”) collectively hold a 100% interest in FCOF II UB Securities. FCOF II BCD Holdings LLC (“BCD Holdings”) holds a 100% interest in UB Holdings. Fortress Credit Opportunities Fund II (B) LP (“FCOF II B”), Fortress Credit Opportunities Fund II (C) L.P. (“FCOF II C”) and Fortress Credit Opportunities Fund II (D) L.P. (“FCOF II D”) collectively hold a 100% interest in BCD Holdings. FCO Fund II GP LLC (“FCO II GP”) is the general partner of each of FCOF II A, FCOF II B, FCOF II C, FCOF II D and FCOF II E. Fortress Credit Opportunities Advisors LLC (“FCO Advisors”) is the investment advisor of each of FCOF II A, FCOF II B, FCOF II C, FCOF II D and FCOF II E. FTS SIP L.P. (“FTS SIP”) holds a 70% interest in FTS SIP Limited. FCO MA GP LLC (“FCO MA GP”) is the general partner of FTS SIP. Fortress Credit Opportunities MA Advisors LLC (“FCO MA Advisors”) is the investment advisor of FTS SIP. FCO MA II UB Securities LLC (“FCO MA II UB Securities”) holds a 70% interest in MA II Limited. FCO MA II LP (“FCO MA II”) holds a 100% interest in FCO MA II UB Securities. FCO MA II GP LLC (“FCO MA II GP”) is the general partner of FCO MA II. Fortress Credit Opportunities MA II Advisors LLC (“FCO MA II Advisors”) is the investment advisor of FCO MA II. FCO MA LSS LP (“FCO MA LSS”) holds a 70% interest in LSS Limited. FCO MA LSS GP LLC (“FCO MA LSS GP”) is the general partner of FCO MA LSS. FCO MA LSS Advisors LLC (“FCO MA LSS Advisors”) is the investment advisor of FCO MA LSS. Fortress Global Opportunities (Yen) Fund L.P. (“FGO Yen”) holds a 70% interest in FGO Yen Limited. FGO (Yen) GP LLC (“FGO Yen GP”) is the general partner of FGO Yen. Fortress Global Opportunities (Yen) Advisors LLC (“FGO Yen Advisors”) is the investment advisor of FGO Yen. FCO MA Maple Leaf LP (“FCO MAPLE LEAF”) holds a 70% interest in MA ML Limited. FCO MA MAPLE LEAF GP LLC (“FCO MAPLE LEAF GP”) is the general partner of FCO MAPLE LEAF. Fortress Credit Opportunities MA MAPLE LEAF Advisors LLC (“FCO MAPLE LEAF Advisors”) is the investment advisor of FCO MAPLE LEAF. Hybrid GP Holdings LLC (“Hybrid GP Holdings”) holds a 100% interest in each of FCO II GP, FCO MA GP, FCO MA II GP, FCO MA LSS GP, FGO Yen GP and FCO MAPLE LEAF GP. Fortress Operating Entity I LP (“FOE I”) is the sole managing member of Hybrid GP Holdings. FIG LLC (“FIG”) holds a 100%interest in FCO Advisors, FCO MA Advisors, FCO MA II Advisors, FCO MA LSS Advisors, FGO Yen Advisors and FCO MAPLE LEAF Advisors. FOE I is the sole managing member of FIG. FIG Corp. is the general partner of FOE I. FIG Corp. is wholly-owned by Fortress Investment Group, LLC. Although Fortress Investment Group, LLC is a publicly-held company, Peter L. Briger, Jr. and Constantine M. Dakolias, by virtue of their positions as Co-Chief Investment Officers of the Credit Funds at Fortress Investment Group, LLC, may be deemed to be the natural persons that hold voting and investment control over the ordinary shares held of record by Cam Investment Cayman Holdings L.P. Each of Messrs. Briger and Dakolias disclaims beneficial ownership of such ordinary shares. The address of all entities listed above is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(2)
Consists of 254,293 ordinary shares and 60,074 ordinary shares issuable upon the exercise of options that have vested or will vest within 60 days of the date of this annual report. Adam Savarese is a Managing Director of the business unit at Morgan Stanley & Co. LLC that holds the shares in the ordinary course of its business and as such may be deemed to have voting and dispositive power over the shares held by Morgan Stanley & Co. LLC. Adam Savarese disclaims beneficial ownership of these shares. Morgan Stanley & Co. LLC, a registered broker-dealer, is a subsidiary of Morgan Stanley, a widely held reporting company under the Exchange Act. The address for Morgan Stanley & Co. LLC is 1585 Broadway, Floor 2, New York, New York 10036.
(3)
Consists of 142,558 ordinary shares, all of which are directly owned by Sofinnova Venture Partners VIII, L.P. (“SVP VIII”), except that Sofinnova Management VIII, L.L.C. (“SM VIII”), the general partner of SVP VIII, may be deemed to have sole voting and dispositive power, and Dr. Michael F. Powell, Dr. James I. Healy, Dr. Anand Mehra and Dr. Srinivas Akkaraju, the managing members of SM VIII, may be deemed to have shared power to vote and dispose of these ordinary shares. The address for SVP VIII is c/o Sofinnova Ventures, Inc., 3000 Sand Hill Road, Bldg 4, Suite 250, Menlo Park, CA 94025.

(4)
Mr. Symonds is the chairperson of the supervisory board.

(5)
Dr. Banerji is a member of the supervisory board.

(6)
Mr. Brennan is a member of the supervisory board.

(7)
Mr. Culverwell is a member of the supervisory board. Consists 21,250 ordinary shares, 4,320 ordinary shares issuable upon the exercise of options that have vested or will vest within 60 days of the date of this annual report.

(8)
Mr. Schmidt is a member of the supervisory board. Consists of 29,176 ordinary shares and 6,461 ordinary shares issuable upon the exercise of options that have vested or will vest within 60 days of the date of this annual report.

(9)
Dr. Wiley is a member of the supervisory board.

(10)
Mr. Zook is our Chief Executive Officer and the chairperson of the management board. Consists of 38,431 shares and 1,426 shares held by Patricia Zook, Mr. Zook’s wife.

(11)
Jose Carmona is a member of the management board.

(12)
Mr. Dunn is our Vice President, Finance Director of Europe, and a member of the management board. Consists of 8,715 ordinary shares held beneficially by the Rebecca F. Dunn 2011 Irrevocable Trust, 2,874 ordinary shares issuable upon the exercise of options that have vested or will vest within 60 days of the date of this annual report held by the Rebecca F. Dunn 2011 Irrevocable Trust, of 4,193 ordinary shares held beneficially by the George J. Dunn Trust, 21,047 ordinary shares and 4,672 ordinary shares issuable upon exercise of options that have vested or will vest within 60 days of the date of this annual report. Mr. Dunn is joint trustee and beneficiary of each of the Rebecca F. Dunn 2011 Irrevocable Trust and the George J. Dunn Trust and has a shared power to vote, acquire, hold and dispose of the shares and options held by each trust.

(13)
Dr. Myers is a member of our management board and was our Chief Executive Officer until December 2014. Consists of 29,876 ordinary shares and 11,738 ordinary shares issuable upon the exercise of options that have vested or will vest within 60 days of the date of this annual report.

INFORMATION REGARDING INNOCOLL GERMANY
Overview
Innocoll Germany is a global, commercial stage specialty pharmaceutical company with late stage development programs targeting areas of significant unmet medical need. We utilize our proprietary collagen-based technology platform to develop our biodegradable and fully bioresorbable products and product candidates which can be broken down by the body without the need for surgical removal. Using our proprietary processes at our manufacturing facility, we derive and purify bovine and equine collagen and then utilize our technology platform to incorporate the purified collagen into our topical and implantable products. These products combine proven therapeutics, including small molecules and biologics, with highly customized drug release profiles, localized drug delivery and superior handling properties.
Our lead product candidates are XaraColl® for the treatment of post-operative pain and Cogenzia® for the treatment of diabetic foot infections, or DFIs. We initiated our Phase 3 efficacy trials for Cogenzia in both the United States and Europe in the second quarter of 2015. We also initiated our Phase 3 trials for XaraColl in the third quarter of 2015. We expect that data from those Phase 3 efficacy trials for XaraColl will be available in the first half of 2016 and for Cogenzia in the third quarter of 2016. CollaGUARD, which prevents post-surgical adhesions, has been approved in 12 countries in Asia, the Middle East and Latin America and we expect to commence the pivotal trial required for approval in the United States in the first quarter of 2016. In 2014, we generated €4.5 million of sales from four marketed products: (i) CollaGUARD, which utilizes our CollaFilm® technology, a transparent, bioresorbable collagen film for the prevention of post-operative adhesions in multiple surgical applications, including digestive, colorectal, gynecological and urological surgeries; (ii) Collatamp Gentamicin Surgical Implant, or CollatampG, which utilizes our CollaRx® sponge technology indicated for the treatment or prevention of post-operative infection; (iii) Septocoll®, a bioresorbable, dual-action collagen sponge, indicated for the treatment or prevention of post-operative infection, which we manufacture and supply to Biomet Orthopedics Switzerland GmbH, or Biomet; and (iv) RegenePro, a bioresorbable collagen sponge for dental applications which we manufacture and supply to Biomet 3i. We utilize our proprietary collagen-based technology platform to develop our biodegradable and bioresorbable products and product candidates. We manufacture our products in our own commercial scale facility. We have strategic partnerships in place with large international healthcare companies, such as Takeda, EUSA Pharma and Biomet, which market certain of our approved products in their applicable territory within Asia, Australia, Canada, Europe, Latin America, the Middle East, and the United States. Our corporate headquarters are located in Athlone, Ireland.
Our Product Candidates
XaraColl
Our first lead product candidate, XaraColl, is an implantable, bioresorbable collagen sponge that we designed to provide sustained post-operative pain relief through controlled delivery of bupivacaine at the surgical site. The worldwide post-operative pain market was estimated to be $5.9 billion in 2010. The current standard of care for the treatment of post-operative pain relies heavily on the use of opioids supplemented by other classes of pain medications, the combination of which is known as multi-modal pain therapy. However, 75% of patients receiving standard treatments still report inadequate post-operative pain relief and 79% of patients report adverse events from these medications. Opioid-related adverse events, such as nausea, constipation and respiratory depression, which are potentially severe, may require additional medications or treatments and prolong a patient’s hospital stay, thereby increasing overall treatment costs significantly. Additionally, opioids are highly addictive and induce drug resistance and tolerance. Given the negative side effects and costs associated with opioid use in particular, there is increasing focus from hospitals, payors and regulators on treatments that reduce opioid use in the treatment of post-operative pain.
We designed XaraColl to:
•
provide an initial rapid burst of bupivacaine followed by slower, sustained release that delivers effective analgesia over a 48 to 72 hour period, the crucial timeframe that impacts a patient’s quality and duration of recovery;

•
provide safe and effective pain relief as part of a multi-modal therapy;

•
reduce opioid use and related adverse events;

•
target both the incisional and deep visceral pain components associated with moderate and major surgery;

•
reduce patient costs, including those associated with length of hospital stay;

•
be used in both open and laparoscopic surgery; and

•
be easily positioned at different layers within the surgical wound.

XaraColl has been studied in one Phase 1 and four completed Phase 2 clinical trials enrolling approximately 184 patients, including 103 patients in two Phase 2 trials in hernia repair at doses of 100 mg and 200 mg of bupivacaine. Results from both trials demonstrated that XaraColl reduces both pain intensity and opioid consumption with the 200 mg dose resulting in an overall greater combined effect at 48 hours. XaraColl-treated patients in the 100 mg dose trial experienced significantly less pain through 24 hours (44% reduction; p = 0.001), 48 hours (37% reduction; p = 0.012) and 72 hours (34% reduction; p = 0.030). In our subsequent 200 mg dose trial, XaraColl demonstrated a statistically significant reduction in opioid consumption through 24 and 48 hours (44% reduction at 24 hours, p = 0.004, and 36% reduction at 48 hours, p = 0.042), and demonstrated a statistical trend in reduction in pain intensity through 24 hours (p = 0.080). After the revised guidance we received from the FDA in July 2015, we determined that we will rely upon a primary endpoint of summed pain intensity, or SPI, in our two Phase 3 trials. Based on the results of our pivotal pharmacokinetic study in which we tested both a 200 mg and a 300 mg dose compared to standard bupivacaine infiltration, we plan to run both Phase 3 trials in parallel, focusing only on the 300 mg dose. The FDA deemed our single-dose approach acceptable in our recent Type C meeting. Because bupivacaine is believed to work locally by blocking the generation and the conduction of nerve impulses and it is considered dose dependent, we believe a higher dose should increase the local analgesic effect. In September 2015, the first patient was dosed in both our MATRIX-1 (Multisite Assessment of PosToperative PainReduction with XaraColl) and MATRIX-2 Phase 3 studies for the treatment of postoperative pain following open hernia repair with mesh using XaraColl, Innocoll’s surgically implantable and bioresorbable bupivacaine-collagen matrix. Our MATRIX Phase 3 studies are two identical randomized, placebo-controlled, double-blinded studies to investigate the safety and efficacy of XaraColl, with pivotal data anticipated in the first half of 2016. We expect to submit an NDA for XaraColl at the end of the third quarter of 2016. We intend to build commercial capabilities in the U.S. to effectively support our brands, including XaraColl, in the U.S. In Europe, assuming positive data from our MATRIX Phase 3 studies, we plan to work with the European Medicines Agency, or EMA, to finalize our regulatory pathway based on Scientific Advice received from the EMA in late October 2015. We will, however, continue to evaluate the benefits of select partnerships or co-promotion alternatives if we believe it is in the best interest of shareholders, and the success of our brands, now or into the future.
Cogenzia
Our second lead product candidate, Cogenzia, is a topically applied, bioresorbable collagen sponge for the treatment of DFIs. Cogenzia is designed to release a high dose of gentamicin directly at the site of DFIs. There is a significant unmet medical need for more effective treatments of DFIs. Patients suffering from DFIs face a high rate of treatment failure, leading to hospitalization, and potentially limb amputation, which has a five-year mortality rate as high as 80%. Of the approximately 27 million patients globally who suffered a diabetic foot ulcer in 2014, 58%, or approximately 15 million, developed a DFI. DFIs are currently treated with systemic antibiotic therapy. However, peripheral vascular disease, or PVD, a frequent comorbidity of diabetes, leads to reduced blood flow to the extremities thereby rendering systemic antibiotic therapy less effective in this patient population. Published data demonstrates that systemic antibiotics have a treatment failure rate of approximately 30%. Patients with a DFI face hospitalization risk that is more than 55 times higher and risk of amputation more than 150 times higher than diabetic patients with uninfected foot ulcers. The direct cost of an amputation associated with the diabetic foot is estimated to be between $30,000 and $60,000. In addition, major amputation is associated with mortality rates as high as 40% within one year and 80% within five years. We believe Cogenzia, when used in combination with standard systemic antibiotic therapy, addresses this significant unmet need and will provide substantially higher infection cure rates than obtained from systemic therapy alone. Cogenzia acts by delivering a high dose of gentamicin directly to the wound site at a concentration that achieves broad eradication of both Gram positive and Gram negative bacteria, including methicillin-resistant Staphylococcus aureus, or MRSA, all of which may be present in DFIs. Delivering gentamicin topically avoids the toxicity side effects associated with systemic dosing and enables the drug to be used in higher concentrations, thus, maximizing its effectiveness across a broader range of bacteria.
Cogenzia has been studied in a multicenter, randomized, placebo-controlled Phase 2 trial involving 56 patients with moderately infected DFIs. Cogenzia, administered in conjunction with systemic antibiotic therapy, achieved a 100% clinical cure rate compared to 70% cure rate for patients who received systemic antibiotic therapy alone, which was a statistically significant difference (p 0.025). In addition, Cogenzia achieved baseline pathogen eradication of 100% of all microbes present at the wound site for all patients treated and a reduced time to pathogen eradication (both statistically significant: p 0.038, and p ≤ 0.001, respectively) when compared to systemic therapy alone. This is a critically important outcome, because, if approved, these results provide practitioners with a comfort level that treatment with Cogenzia results in wounds that not only appear to be free of infection, but actually have achieved complete eradication of the pathogens. Treatment with systemic antibiotic therapy alone frequently results in wounds that appear to have achieved a clinical cure of infection, but still carry residual pathogens, often leading to rapid reinfection. Since a diabetic foot ulcer cannot heal in the presence of pathogens, treatment with Cogenzia has the potential to provide practitioners with a more effective wound healing platform. We have confirmed the regulatory path for Cogenzia with the FDA under an SPA, which we re-affirmed in the fourth quarter of 2014. Our protocols for these trials have also been accepted by the European Medicines Agency, or EMA, under the Scientific Advice procedure. We initiated both our COACT (COgenzia Adjuvant for Complete Therapy) trials in the second quarter of 2015 with pivotal data expected in the third quarter of 2016. We expect to submit an NDA in the fourth quarter of 2016 and we will also seek approval from the EMA for Cogenzia at that time. In June 2015, Cogenzia received Qualified Infectious Disease Product, or QIDP, designation for the adjunctive treatment of moderate and severe diabetic foot infection from the FDA. This designation is a key provision of the Generating Antibiotic Incentives Now Act, or GAIN Act, approved by Congress in 2012 to increase the incentives for drug manufacturers to produce new antibiotics for serious and hard-to-treat bacterial and fungal infections. QIDP designation for a drug adds an additional five years of market exclusivity, which means that the company that brings the drug into commercial use is protected from generic competitors for that period. For Cogenzia, that should result in eight years of data exclusivity in the United States, which would include three years of exclusivity for new clinical investigations that were essential for approval. QIDP designation also provides potential access to priority review of marketing applications and eligibility for fast track and priority review designations by the FDA. We expect to pursue a priority review designation for Cogenzia. A priority review designation means that the FDA’s goal is to take action on an application within 6 months, compared to 10 months under standard review. However, QIDP Designation for Cogenzia does not guarantee priority review designation by the FDA.
We maintain full rights to Cogenzia in the United States and Europe and, upon obtaining marketing approval, intend to commercialize the product in the United States, and potentially in Europe, using our own specialized sales and marketing organization focused on high volume wound treatment centers, primary care physicians and podiatrists. Cogenzia has been approved in Argentina, Australia, Canada, Jordan, Mexico, Russia and Saudi Arabia. We plan to enter into partnerships to market and distribute Cogenzia in countries where we do not intend to establish our own sales force. We have filed five patent applications for Cogenzia in Australia, Canada, Europe, Japan and the United States, all of which are currently in the examination phase. If and when our patents are issued, we expect patent protection for Cogenzia in the United States and Europe to expire at the earliest in 2031.
CollaGUARD
CollaGUARD is our transparent, bioresorbable collagen film for the prevention of post-operative adhesions in multiple surgical applications, including digestive, colorectal, gynecological and urological surgeries. The global market for anti-adhesion products is difficult to accurately measure, but it was estimated at approximately $0.6 billion to $1.3 billion in 2014. We believe that CollaGUARD’s unique combination of features for optimal handling, ease-of-use, hemostatic properties and anti-adhesion performance sets it apart from its competitors. Unlike other competitive products, CollaGUARD can be used in both open and laparoscopic procedures. CollaGUARD is highly robust and can withstand suturing or stapling if required during a procedure and is fully biodegradable and is designed to be safely and completely resorbed over approximately three to five weeks post implantation. CollaGUARD is also transparent which allows for constant visibility of the surgical field. In addition, CollaGUARD is highly stable at room temperature and has a four-year shelf life.
CollaGUARD is regulated as a Class III device in the United States and we expect it will require a single pivotal clinical trial to support premarket approval, or PMA, by the FDA. In the fourth quarter of 2014 we commenced a pilot clinical study for CollaGUARD, run in the Netherlands, in patients undergoing intrauterine adhesiolysis via operative hysteroscopy. In the first quarter of 2015, we initiated a second pilot efficacy study in patients undergoing gynecological laparoscopic adhesiolysis. However, we decided to terminate the second pilot efficacy study in favor of a planned pilot efficacy study in patients undergoing myomectomy via open laparotomy to be performed in the U.S. under an Investigational Device Exemption, or IDE. We anticipate that data from these pilot studies will help us to finalize the design of the U.S. pivotal study protocol. We plan to hold a pre-submission meeting with the FDA in the first quarter of 2016 intending to agree on the clinical program that we expect will be required for approval in the United States and afterward we plan to commence a U.S. clinical program. CollaGUARD has been approved in 12 countries in Asia, Latin America and the Middle East and we are preparing for a launch of the product in certain of these territories through our established distribution partners, such as Takeda, which launched and distributed CollaGUARD in Russia in 2014 and received approval in the first quarter of 2015 for the product in Belarus, Ukraine and Kazakhstan.
The initial European CE certificate for CollaGUARD was valid from October 7, 2011 to July 26, 2015. In accordance with normal practice for device recertification, we compiled an updated Design Dossier and submitted this to our European Notified Body (TÜV SÜD, Munich, Germany) in December 2014. As part of our application for recertification, we included an updated literature-based Clinical Evaluation Report and a Post Market Clinical Follow-up (or PMCF) Plan, which rationalized the objectives of our ongoing clinical investigations in accordance with the current 2012 European Guideline for PMCF studies. However, prior to the expiration of the original certificate, the Notified Body requested that we revise our PMCF plan to additionally include a direct clinical comparison of CollaGUARD’s performance and safety compared to another CE-certified adhesion barrier. We do not believe that current European medical device regulations specifically require that our PMCF plan includes such a clinical comparison, and we intend to meet with the Notified Body to seek clarification in resolving this issue. In particular, we will propose an updated PMCF plan to add the new clinical investigations that we anticipate proposing to the FDA for the development of CollaGUARD in the United States. Until a new CE-certificate has been issued, we will not supply CollaGUARD to our marketing partners for sale in Europe or other affected territories.
We submitted a family of patent applications aimed at protecting CollaGUARD on an international basis, including Australia, Canada, Eurasia, Europe, Japan, Mexico, and the United States, which are currently in the examination phase. If issued, these patents are expected to expire at the earliest in 2033 in the United States.
Our current late-stage product candidate pipeline is summarized in the table below:

*
Subject to positive pivotal results in U.S. in the first half of 2016.

**
Approved in Russia, Canada, Saudi Arabia, Jordan, Mexico, Australia, and Argentina; filed for approval in India.

***
Takeda for Canada, Mexico, Russian Federation, Belarus, Ukraine, Moldova, Kazakhstan, Kyrgyzstan, Tajikistan, Uzbekistan, Turkmenistan, Azerbaijan, Armenia, Georgia and Mongolia; Pioneer for The People’s Republic of China (including Hong Kong, Macau and Taiwan), Vietnam, Cambodia, Malaysia, Singapore, Indonesia, Brunei Darussalam, Laos and Myanmar; and other smaller partners for various territories.

****
Approved in 12 countries within Asia and emerging markets.

Innocoll will use code names to refer to its products in development and we expect to seek brand name approval for the names we currently use to refer to our products, which names may change in the future.
Our Collagen Based Technology Platform
All of our products and product candidates are based on our proprietary collagen-based technology platform, which includes CollaRx®, a lyophilized sponge which is the basis of our XaraColl and Cogenzia products, and CollaFilm®, a film cast membrane which is the basis of CollaGUARD. We utilize highly purified, biocompatible, biodegradable and fully bioresorbable type-1 bovine and equine collagen. Type 1 collagen is the primary fibril-forming collagen in bone, dermis, tendons and ligaments and is the most abundant protein in the human body. Our collagen plays an integral role in the repair and replacement of both soft and hard tissue by providing an extracellular scaffold, stimulating certain growth factors and promoting tissue healing. Our proprietary processes and technologies also enable us to finely control the texture, consistency, drug elution dynamics, resorption time and other physical characteristics of the finished product. These characteristics provide us with the ability to tailor our products characteristics to best meet the specific unmet medical need and provide clinically meaningful advantages over competing products. Our technologies have been fully scaled up and in some cases commercialized and our manufacturing processes are well controlled and cost efficient. Our products are manufactured in our own commercial scale facility.
Our Strategy
Our goal is to be a leading, fully integrated, specialty pharmaceutical company focused on the development, commercialization and manufacture of pharmaceutical and medical products based on our proprietary collagen-based technology platform. The key elements of our strategy are to:
•
Develop XaraColl for treatment of post-operative pain.   Based on the topline data received from our pivotal pharmacokinetic study in which we tested both a 200 mg and a 300 mg dose versus standard bupivacaine infiltration, we plan to conduct both our Phase 3 efficacy studies with a 300 mg dose of XaraColl. The FDA agreed with our single-dose approach. We initiated our two Phase 3 efficacy studies in the third quarter of 2015. We anticipate pivotal data from these trials in the first half of 2016.

•
Develop Cogenzia for the treatment of DFIs.   We initiated our COACT Phase 3 trials in patients with moderate to severe DFIs in both the United States and Europe in the second quarter of 2015, as agreed to with the FDA under an SPA, the design of which has also been accepted by the EMA, with pivotal data from both trials expected in the third quarter of 2016.

•
Develop CollaGUARD for prevention of post-surgical adhesions.   CollaGUARD, already approved in other parts of the world, is regulated by the FDA as a Class III device. In the fourth quarter of 2015, we plan to hold our pre-submission meeting with the FDA intending to agree on the clinical development plan for CollaGUARD which we expect to commence in the first quarter of 2016. We expect that PMA approval, if obtained, will enable promotion of CollaGUARD for surgical application in the United States.

•
Enter into and leverage strategic partnerships for the development and commercialization of our products and product candidates.   We intend to build commercial capabilities in the U.S. to effectively support our brands in the U.S. We will, however, continue to evaluate the benefits of select partnerships or co-promotion alternatives if we believe it is in the best interest of shareholders, and the success of our brands, now or into the future. We have entered, and intend to enter, into additional strategic partnerships for the development and commercialization of XaraColl and Cogenzia outside of the United States. As with certain of our other marketed products, through our network of strategic partnerships, CollaGUARD is available in several countries around the world. We believe that selectively partnering with healthcare companies who are well positioned to commercialize our products in specific markets will allow us to optimize our ability to obtain a greater return from our portfolio of products and product candidates.
•
Establish our own sales and marketing capabilities to commercialize Cogenzia, XaraColl and CollaGUARD in the United States and potentially in Europe.   Upon approval of our portfolio in the United States, we intend to establish our own specialized sales and marketing organization, focused on the commercialization of our products. Once established, our specialized sales force would also market each product for all indications that such product is approved for in the U.S.

•
Manufacture all of our products and product candidates, including, XaraColl, Cogenzia and CollaGUARD.   We plan to manufacture exclusively all clinical and commercial global supply of our products and product candidates in our facility in Saal, Germany. This facility is currently approved for the manufacture of all of our approved products in Europe, Canada, Australia, the Middle East and elsewhere outside of the United States. We believe we currently have adequate production capability to support our current production needs and clinical trials for XaraColl and Cogenzia. We also expect the expansion of our production facility by the second half of 2016 to increase capacity significantly in line with our commercial needs. We believe our ability to manufacture our products ourselves allows us to control more effectively the quality and cost of manufacturing, which in turn will enable us to achieve higher operating margins, providing us and our partners with a marketing advantage.

Corporate History and Information
The legal predecessor of our company, Innocoll Holdings, Inc., was incorporated in Delaware under the name Innocoll, Inc. in December 1997 and renamed Innocoll Holdings, Inc. in May 2004. In July 2013, we re-domiciled Innocoll Holdings, Inc. from the United States to Germany pursuant to a contribution in-kind and share-for-share exchange into the newly formed Innocoll GmbH, a German limited liability company.
Pursuant to a notarial deed entered into between the shareholders of Innocoll Holdings, Inc. and Innocoll GmbH in July 2013, the holders of ordinary shares, preferred shares and warrants to purchase ordinary shares of Innocoll Holdings contributed their shares and warrants by way of a contribution in kind to Innocoll GmbH in exchange for ordinary shares, preferred shares and options to purchase ordinary shares of Innocoll GmbH and as a result thereof, Innocoll Holdings, Inc. became Innocoll GmbH’s wholly-owned subsidiary. Innocoll Holdings, Inc. was subsequently liquidated and its assets consisting of subsidiary companies Innocoll Pharmaceuticals Ltd., Innocoll Technologies Ltd., both Irish companies, and Innocoll, Inc., a Virginia corporation, were distributed to Innocoll GmbH.
Pursuant to a notarial deed entered into on June 16, 2014, all shareholders of Innocoll GmbH agreed to amend and restate its articles of association and cancel and terminate all preference, redemption and cumulative dividend rights of the preferred shares (other than with respect to the series E shares regarding certain anti-dilution rights) in exchange for ordinary shares of Innocoll GmbH. On July 3, 2014, in connection with our initial public offering, Innocoll GmbH transformed into a German stock corporation (Aktiengesellschaft or AG) in accordance with the provisions of the German Reorganization Act (Umwandlungsgesetz), and all shares of Innocoll GmbH became ordinary shares of Innocoll Germany. Innocoll Germany is registered in the commercial register of Regensburg, Germany under the number HRB 14298.
On July 30, 2014, we sold 6,500,000 ADSs representing 490,567 ordinary shares in our initial public offering at a price of  $9.00 per ADS, thereby raising $54.4 million after deducting underwriting discounts and commissions. On August 20, 2014, the underwriters in our initial public offering partially exercised their over-allotment option to purchase an additional 186,984 ADSs, representing 14,112 Ordinary Shares, at a public offering price of   $9.00 per ADS. The sale of the over-allotment option by our ADSs occurred on September 12, 2014, at which we raised additional net proceeds of approximately $1.57 million, after deducting underwriting discounts and commissions. The ADSs we sold in the initial public offering represented new shares issued in a capital increase resolved by our shareholders for the purpose of the initial public offering on July 18, 2014. On April 30, 2015, we sold 1,999,690 ADSs to the public in an underwritten offering, representing 150,920 ordinary shares at a price of  $9.00 per ADS, thereby raising $16.9 million after deducting underwriting discounts and commissions. In the same offering certain selling shareholders offered 1,321,979 ADSs, representing 99,772 ordinary shares. We received no proceeds from the shares sold by the selling shareholders.
We are managed and controlled in Ireland and became an Irish tax resident as of January 1, 2014. Our principal executive offices are located at Unit 9, Block D, Monksland Business Park, Monksland, Athlone, Ireland, and our telephone number is +353 (0) 90 648 6834. Our website address is www.innocoll.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our ADSs. Our agent for service of process in the United States is Anthony P. Zook, Cottage 9, 3813 West Chester Pike, Newtown Square, PA 19073.
XaraColl®, Cogenzia®, CollaGUARD®, our localized drug delivery technologies trademarked as CollaRx®, CollaFilm®, CollaPress™ and LiquiColl™, the Innocoll logo and other trademarks or service marks of Innocoll appearing in this prospectus are our property. This prospectus contains additional trade names, trademarks and service marks of other companies.
Implications of Being an Emerging Growth Company
As a company with less than $1.0 billion in revenues for our fiscal year ended December 31, 2014, we qualify as an “emerging growth company” as defined in Section 2(a) of the U.S. Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act, or the JOBS Act, which was enacted in April 2012. An emerging growth company may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to:
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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

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being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

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reduced disclosure obligations regarding executive compensation; and

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We may choose to take advantage of some or all of the available exemptions and have taken advantage of some of these exemptions in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold shares. We do not know if some investors will find our shares less attractive as a result of our utilization of these or other exemptions. The result may be a less active trading market for our shares and increased volatility in the price of our shares.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We currently prepare our financial statements in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, which do not have separate provisions for publicly traded and private companies. At or prior to the effective time of the Merger, we intend to elect to voluntarily report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles instead of International Financial Reporting Standards. However, while we are still an emerging growth company, we may be able to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earliest of   (a) the last day of our fiscal year during which we had total annual gross revenues of at least $1.0 billion; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of ADSs in our initial public offering; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided to emerging growth companies in the JOBS Act.
Risk Factors
Our business is subject to a number of risks you should be aware of before making an investment decision. These risks include the following:
We expect to lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.
We are currently a foreign private issuer and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. In order to maintain our current status as a foreign private issuer, either (a) a majority of our ordinary shares must be either directly or indirectly owned of record by non-residents of the United States or (b) (i) a majority of our executive officers or directors may not be United States citizens or residents, (ii) more than fifty-percent (50%) of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. A foreign private issuer must determine its status on the last business day of its most recently completed second fiscal quarter. We expect to lose our status as a foreign private issuer, effective as of June 30, 2016. If a foreign private issuer no longer satisfies these requirements, it will become subject to U.S. domestic reporting requirements on the first day of its fiscal year immediately succeeding such determination. If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and NASDAQ Global Market rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members to our board.
If we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls over financial reporting and disclosure controls and procedures. In particular, we will be required, beginning with our fiscal year ending December 31, 2015, under Section 404 of the Sarbanes-Oxley Act, to perform system and process evaluations and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. We are not yet required to provide an attestation. This assessment will need to include disclosure of any material weaknesses in our internal control over financial reporting identified by our management or our independent registered public accounting firm. A material weakness is a control deficiency, or combination of control deficiencies, in internal control over financial reporting that results in more than a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Section 404 of the Sarbanes-Oxley Act also generally requires an attestation from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of the exemption permitting us not to comply with the independent registered public accounting firm attestation requirement. At the time when we are no longer an emerging growth company, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future.
Our compliance with Section 404 will cause us to incur substantial accounting expenses and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of the ordinary shares or ADSs could decline, and we could be subject to sanctions or investigations by the NASDAQ Global Market, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.
We could be treated as a U.S. corporation for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to us and investors.
For U.S. federal income tax purposes, a corporation generally is considered a U.S. corporation if it is created or organized in the United States or under the law of the United States or of any state thereof or the District of Columbia. Entities treated as U.S. corporations are generally subject to U.S. federal income tax on their worldwide income, and U.S. reporting and withholding tax rules may apply to dividends that they pay. Because we were formed and organized under the law of Germany, we would ordinarily not be treated for U.S. federal income tax purposes as a U.S. corporation. Section 7874 of the Code, however, contains special rules that could result in a non-U.S. corporation being taxed as a U.S. corporation for U.S. federal income tax purposes where the corporation, directly or indirectly, re-domiciles from the U.S. to another country. Under Section 7874 of the Code, as a result of our re-domiciling from the U.S. to Germany, we would be treated as a U.S. corporation for U.S. federal income tax purposes unless our “expanded affiliated group” is treated as having “substantial business activities” in Germany. While we believe that we satisfied this “substantial business activities” test (and, thus, should not be treated as a U.S. corporation for U.S. federal income tax purposes), due to the complexity of certain aspects of the law and the very fact-specific nature of the inquiry, there is no assurance that the IRS will not challenge our determination. In addition, there have been proposals to expand the scope of U.S. corporate tax residence and there could be prospective or retroactive changes to Section 7874 of the Code that would result in us being treated as a U.S. corporation. If it were determined that we should be treated as a U.S. corporation for U.S. federal tax purposes, we could be liable for substantial U.S. federal taxes. In addition, our investors could be subject to U.S. withholding tax (including under the Foreign Account Tax Compliance Act) on the receipt of dividends from us.

Risks Related to Our Financial Position and Capital Requirements
We have a history of operating losses and anticipate that we will continue to incur operating losses in the future and may never sustain profitability.
We have incurred operating losses in each year since inception because our research and development and general and administrative expenses exceeded our revenue. Our operating loss for the years ended December 31, 2012, 2013 and 2014 was €5.8 million, €6.9 million and €16.1 million, respectively. As of September 20, 2015, we had an accumulated deficit of  €143.6 million and our current assets exceeded our current liabilities by €30 million.
Our ability to become profitable depends on our ability to develop and commercialize our lead product candidates, XaraColl and Cogenzia. Our lead product candidates, are not yet approved for commercial sale in the United States or Europe and we do not know when, or if, we will generate significant revenues from their sale in the future. Cogenzia has been approved in seven countries outside of the United States and Europe but has not been commercialized yet in any of these countries. Our third late-stage product candidate, CollaGUARD, is approved for commercial sale in 12 countries, but not yet approved for commercial sale in the United States and we do not know when, or if, we will generate significant revenue from its sale in the United States in the future. We do not anticipate generating revenue from sales of XaraColl for at least the next several years and we will never generate revenue from XaraColl if we do not obtain regulatory approval. While we have products approved or commercialized and available for sale in certain markets, including CollatampG, RegenePro and Septocoll, our revenues to date from these products have been limited.
Even if we do generate product sales, we may never achieve or sustain profitability. We anticipate that our operating losses will substantially increase over the next several years as we execute our plan to expand our research, development and commercialization activities, including the clinical development and planned commercialization of our product candidates, and incur the additional costs of operating as a public company. In addition, if we obtain regulatory approval of our product candidates, we may incur significant sales and marketing expenses. Because of the numerous risks and uncertainties associated with developing pharmaceutical products, we are unable to predict the extent of any future losses or when we will become profitable, if ever.
Our existing and any future indebtedness could adversely affect our ability to operate our business.
Innocoll Germany and our wholly-owned subsidiary, Innocoll Pharmaceuticals Limited, or Innocoll Pharmaceuticals, entered into a Finance Contract with the European Investment Bank, or EIB, in March 2015 whereby the EIB has committed to lend to Innocoll Pharmaceuticals up to €25 million. No amounts were outstanding under this EIB loan as of the date of this prospectus, however, we are entitled to draw €15 million of the loan commitment at any time up to June 2016 and an additional €10 million when certain conditions are met. We could in the future incur additional debt obligations beyond our borrowings from the EIB. The EIB loan, our existing loan obligations, together with other similar obligations that we may incur in the future, could have significant adverse consequences, including:
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requiring us to dedicate a portion of our cash resources to the payment of interest and principal, reducing money available to fund working capital, capital expenditures, product development and other general corporate purposes;

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increasing our vulnerability to adverse changes in general economic, industry and market conditions;

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subjecting us to restrictive covenants that may reduce our ability to take certain corporate actions or obtain further debt or equity financing;

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limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

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placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

Once we draw on the EIB loan, we may not have sufficient funds, and may be unable to arrange for additional financing, to pay the amounts due under our existing loan obligations. Failure to make payments or comply with other covenants under our existing debt could result in an event of default and acceleration of amounts due. Under our agreement with the EIB the occurrence of an event that would reasonably be expected to have a material adverse effect on our business, operations, assets or condition is an event of default. If an event of default occurs and the lender accelerates the amounts due, we may not be able to make accelerated payments, and the lender could seek to enforce security interests in the collateral securing such indebtedness, such as the shares in and assets of Innocoll Pharmaceuticals Limited, which include substantially all of our assets. In addition, the covenants under our existing debt, and the pledge of our assets as collateral, could limit our ability to obtain additional debt financing.
Risks Related to the Clinical Development and Regulatory Approval of Our Product Candidates
We may not receive a general indication of postoperative analgesia for XaraColl, which would have an adverse effect on our ability to market XaraColl for use in surgical procedures other than those studied in our Phase 3 trials and could adversely affect our business and financial results.
The FDA strictly regulates marketing, labeling, advertising and promotion of prescription drugs. These regulations include standards and restrictions for direct-to-consumer advertising, industry-sponsored scientific and educational activities, promotional activities involving the Internet and off-label promotion. The FDA does not allow drugs to be promoted for “Off-label” uses — that is, uses that are not described in the product’s labeling and that differ from those that were approved by the FDA. In addition to the FDA approval required for new formulations, any new indication for an approved product also requires FDA approval.
If we are not able to obtain FDA approval for any desired future indications for XaraColl outside of open hernioplasty, our ability to effectively market and sell XaraColl may be limited, and our business may be adversely affected.
While physicians in the United States may choose, and are generally permitted to prescribe drugs for uses that are not described in the product’s labeling, and for uses that differ from those tested in clinical studies and approved by the regulatory authorities, our ability to promote our products is narrowly limited to those indications that are specifically approved by the FDA. “Off-label” uses are common across medical specialties and may constitute an appropriate treatment for some patients in varied circumstances. Regulatory authorities in the United States generally do not regulate the behavior of physicians in their choice of treatments. Regulatory authorities do, however, restrict communications by pharmaceutical companies on the subject of off-label use. Although recent court decisions suggest that certain off-label promotional activities may be protected under the First Amendment, the scope of any such protection is unclear. Moreover, while we intend to promote our products consistent with what we believe to be the approved indication for our drugs, the FDA may disagree. If the FDA determines that our promotional activities fail to comply with the FDA’s regulations or guidelines, we may be subject to warnings from, or enforcement action by, these authorities. In addition, our failure to follow FDA rules and guidelines relating to promotion and advertising may cause the FDA to issue warning letters or untitled letters, bring an enforcement action against us, suspend or withdraw an approved product from the market, require a recall or institute fines or civil fines, or could result in disgorgement of money, operating restrictions, injunctions or criminal prosecution, any of which could harm our reputation and our business.
The results of clinical trials may not support our product candidate claims. Certain of our completed Phase 2 clinical trials failed to meet their primary endpoints and involved small patient populations.
Even if our clinical trials are completed as planned, we cannot be certain that the results will support our product candidate claims or that the FDA or government authorities in other countries will agree with our conclusions regarding such results. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and the results of later clinical trials often do not replicate the results of prior clinical trials and preclinical testing.
In addition, we were unable to achieve certain primary efficacy endpoints in connection with the Phase 2 clinical studies for our two lead product candidates, XaraColl and Cogenzia. For example, in our two Phase 2 trials for XaraColl, which enrolled 53 and 50 patients, respectively, our primary endpoints were reduction of pain, based on patients’ SPI scores and the total consumption of opioid analgesia, respectively. Over the first 24 hours post operation, XaraColl-treated patients experienced significantly less pain in study 1 with a XaraColl dose of 100 mg (44% reduction; p = 0.001) but showed merely a trend towards significance for pain reduction in study 2 with a XaraColl dose of 200 mg (22% reduction; p = 0.080). Following a change in guidance we received from the FDA in July 2015, we plan to discontinue the use of integrated endpoints in our Phase 3 trials for XaraColl employing a statistical analysis known as the Silverman, and instead chose SPI as our primary endpoint for both XaraColl trials. In addition, we plan to conduct both our Phase 3 trials using a 300 mg dose of XaraColl, a dose that was not tested in our Phase 2 trials. Since bupivacaine is believed to work locally by blocking the generation and the conduction of nerve impulses and it is considered dose dependent, we believe a higher dose should increase the local analgesic effect, even though this dose-related response is not initially supported by the results of our Phase 2 trials, which involved small patient populations. We may fail to reach these endpoints and demonstrate efficacy for XaraColl.
In our Phase 2 trial for Cogenzia involving 56 patients, Cogenzia (50 mg) was applied daily for up to four weeks in combination with systemic antibiotic therapy for the treatment of moderately-infected diabetic foot ulcers with the control group receiving systemic therapy alone. The primary efficacy endpoint was the percentage of patients with a clinical outcome of    “clinical cure” on a study visit on day 7 of treatment. Efficacy versus the control group was not achieved. However, based on the modified intent-to-treat population, 100% of the patients who received Cogenzia and who completed the trial achieved a clinical cure two weeks after completion of treatment (test-of-cure date), compared to just 70% of patients who received systemic antibiotic therapy alone, which was a statistically significant difference (p = 0.024). Although we have selected a clinical cure measured 10 – 14 days after the last dose of treatment has been administered as our primary endpoint for our COACT Phase 3 trials for Cogenzia, we may fail to reach these endpoints and demonstrate efficacy for Cogenzia.
In addition, our completed clinical trials involved a small patient population. Because of the small sample size, the results of these clinical trials may not be indicative of future results in a larger and more diverse patient population. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure could cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay the filing of our NDAs with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues.
Our business depends substantially on the success of certain of our lead product candidates, XaraColl and Cogenzia, which are still in development. If we are unable to successfully develop and subsequently commercialize XaraColl and Cogenzia, or experience significant delays in doing so, our business will be materially harmed.
We have invested a significant portion of our efforts and financial resources in the development of XaraColl and Cogenzia, our two lead product candidates, which have not yet been approved for commercial sale in the United States or in Europe. There remains a significant risk that we will fail to successfully develop either XaraColl or Cogenzia, or both. We initiated our Phase 3 efficacy trials for Cogenzia in the second quarter of 2015. We recently received topline data from our pivotal pharmacokinetic study in which we tested both a 200 mg and a 300 mg dose versus standard bupivacaine infiltration and commenced our Phase 3 efficacy trials for XaraColl in the third quarter of 2015. We do not expect to have final pivotal data from our XaraColl Phase 3 trials and from our Cogenzia Phase 3 trials available until the first half of and the third quarter of 2016, respectively. Even if we ultimately obtain statistically significant, positive results from our Phase 3 clinical trials, we do not expect to submit applications for marketing approval for XaraColl and Cogenzia until 2016. The success of our product candidates will depend on several factors, including:
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successful completion of clinical trials;

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receipt of regulatory approvals from applicable regulatory authorities;

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maintaining regulatory compliance for our manufacturing facility;

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manufacturing sufficient quantities in acceptable quality;

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achieving meaningful commercial sales of our product candidates, if and when approved;

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obtaining reimbursement from third-party payors for product candidates, if and when approved;

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sourcing sufficient quantities of raw materials used to manufacture our products;

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successfully competing with other products;

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continued acceptable safety and effectiveness profiles for our product candidates following regulatory approval, if and when received;

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obtaining and maintaining patent and trade secret protection and regulatory exclusivity; and

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protecting our intellectual property rights.

If we do not achieve one or more of these factors in a timely manner, or at all, we could experience significant delays or an inability to successfully commercialize our product candidates, which would materially harm our business and we may not be able to earn sufficient revenues and cash flows to continue our operations.
Our ability to generate future revenues depends heavily on our success in:
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developing and securing U.S. and/or foreign regulatory approvals for our product candidates;

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manufacturing commercial quantities of our product candidates at acceptable costs;

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commercializing our product candidates, assuming we receive regulatory approval;

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achieving broad market acceptance of our product candidates in the medical community and with third-party payors and patients; and

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pursuing clinical development of our product candidates for additional indications.

Risks Related to Our Business and Strategy
If we fail to manufacture XaraColl, Cogenzia, CollaGUARD or our other marketed products and product candidates in sufficient quantities and at acceptable quality and cost levels, or to fully comply with current cGMP or other applicable manufacturing regulations, we may face a bar to, or delays in, the commercialization of our products, breach obligations to our licensing partners or be unable to meet market demand, and lose potential revenues.
The manufacture of our products based on our collagen-based technology platform, including XaraColl and Cogenzia, requires significant expertise and capital investment. Currently, we are manufacturing all commercial and clinical supply for all of our marketed products and product candidates in our sole facility in Saal, Germany without the benefit of any redundant or backup facilities. We need to spend substantial amounts to significantly expand our manufacturing infrastructure in order to satisfy any increases in future demand. Also, substantially all of our inventory of raw material and finished goods is held at this location. We take precautions to safeguard our facility, including acquiring insurance, employing back-up generators, adopting health and safety protocols and utilizing off-site storage of computer data. However, vandalism, terrorism or a natural or other disaster, such as a fire or flood, could damage or destroy our manufacturing equipment or our inventory of raw material or finished goods, cause substantial delays in our operations, result in the loss of key information, and cause us to incur additional expenses. Our insurance may not cover our losses in any particular case. In addition, regardless of the level of insurance coverage, damage to our facilities may have a material adverse effect on our business, financial condition and operating results. In addition, our competitors have substantially greater financial, technical and other resources, such as a larger staff and experienced manufacturing organizations.
We must comply with federal, state and foreign regulations, including FDA regulations governing cGMP enforced by the FDA through its facilities inspection program and by similar regulatory authorities in other jurisdictions where we do business. These requirements include, among other things, quality control, quality assurance and the maintenance of records and documentation. For our medical device products, we are required to comply with the FDA’s Quality System Regulation, or QSR, which covers the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our medical device products.
Our facility has not yet been inspected by the FDA for cGMP compliance. If we do not successfully achieve cGMP compliance for our facility in a timely manner, commercialization of our products could be prohibited or significantly delayed. Even after cGMP compliance has been achieved, the FDA or similar foreign regulatory authorities at any time may implement new standards, or change their interpretation and enforcement of existing standards for manufacture, packaging, testing of or other activities related to our products. For our marketed medical device products, the FDA audits compliance with the QSR through periodic announced and unannounced inspections of manufacturing and other facilities. The FDA may conduct inspections or audits at any time. Similar audit rights exist in Europe and other foreign jurisdictions. Any failure to comply with applicable cGMP, QSR and other regulations may result in fines and civil penalties, suspension of production, product seizure or recall, imposition of a consent decree, or withdrawal of product approval, and would limit the availability of our product. Any manufacturing defect or error discovered after products have been produced and distributed also could result in significant consequences, including adverse health consequences, injury or death to patients, costly recall procedures, re-stocking costs, damage to our reputation and potential for product liability claims. If we are required to find a new manufacturer or supplier, the process would likely require prior FDA and/or equivalent foreign regulatory authority approval, and would be very time consuming. An inability to continue manufacturing adequate supplies of our products at our facility in Saal, Germany, could result in a disruption in the supply of our products. We have licensed the commercial rights in specified foreign territories to market and sell our products. Under those licenses, we have obligations to manufacture commercial product for our commercial partners. If we are unable to fill the orders placed with us by our commercial partners in a timely manner, we may potentially lose revenue and be in breach of our licensing obligations under agreements with them.
We have engaged in only limited sales of our products to date, 80% of which are to one customer for the year ended December 31, 2014.
While we are a global, commercial-stage, specialty pharmaceutical company, with late-stage development programs targeting areas of significant unmet medical needs, we have engaged in only limited sales of our products to date with approximately 80% of our sales being generated by one customer in the year ended December 31, 2014. Our products may never gain significant acceptance in the marketplace and, therefore, never generate substantial revenue or profits for the company. We must establish a market for our products and build that market through marketing campaigns to increase awareness of, and consumer confidence in, our products. If we are unable to expand our current customer base and obtain market acceptance of our products, our operations could be disrupted and our business may be materially adversely affected. Even if we achieve profitability, we may not be able to sustain or increase profitability.
We are highly dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may be unable to successfully implement our business strategy.
Our ability to compete in the highly competitive pharmaceuticals industry depends upon our ability to attract and retain highly qualified managerial, scientific and medical personnel. We are highly dependent on our management, scientific, medical and operations personnel. The loss of the services of any of our executive officers or other key employees and our inability to find suitable replacements could potentially harm our business, prospects, financial condition or results of operations.
Despite our efforts to retain valuable employees, members of our management, scientific and development teams may terminate their employment with us on short notice or no notice. Although we have employment agreements with our key employees, these employment agreements provide for at-will employment, which means that any of our employees could leave our employment at any time, with or without notice. We do not maintain “key man” insurance policies on the lives of these individuals or the lives of any of our other employees. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level and senior managers as well as junior, mid-level and senior scientific and medical personnel.

Many of the other biotechnology and pharmaceutical companies that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than we do. They may also provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high quality candidates than what we can offer. If we are unable to continue to attract and retain high quality personnel, our ability to advance the development of our product candidates, obtain regulatory approval and commercialize our product candidates will be limited.
If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.
We face an inherent risk of product liability as a result of the clinical testing of our product candidates and will face an even greater risk if we commercialize our product candidates or our already commercialized products on a larger scale. For example, we may be sued if our product candidates allegedly cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing; defects in design; a failure to warn of dangers inherent in the product, negligence, strict liability; and a breach of warranties. Claims could also be asserted under state consumer protection acts. In Europe and Germany, medical products and medical devices may, under certain circumstances, be subject to no-fault liability (verschuldensunabhängige Haftung). If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates. Even a successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:
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costs to defend litigation and other proceedings;

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a diversion of management’s time and our resources;

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decreased demand for our product candidates;

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injury to our reputation;

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withdrawal of clinical trial participants;

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initiation of investigations by regulators;

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product recalls, withdrawals or labeling, marketing or promotional restrictions;

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loss of revenue;

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substantial monetary awards to trial participants or patients;

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exhaustion of any available insurance and our capital resources;

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the inability to commercialize our product candidates; and

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a decline in our share price.

Our inability to obtain and retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. We currently do not carry product liability insurance covering our clinical trials. If we determine that it is necessary to procure product liability coverage due to the commercial launch of our lead product candidates after approval, we may be unable to obtain such coverage on acceptable terms, or at all. Until we obtain product liability insurance, we will have to pay any amounts awarded by a court or negotiated in a settlement, and we may not have, or be able to obtain, sufficient capital to pay such amounts.
Risks Related to Our Dependence on Third Parties
We currently license the commercialization rights for some of our marketed products outside of the United States, which exposes us to additional risks of conducting business in international markets.

The non-U.S. markets are an important component of existing commercialization strategy for our existing marketed products as well as part of our growth strategy for Cogenzia and CollaGUARD. We have entered into commercial supply agreements for our three main commercialized products pursuant to which we exclusively supply and our partners exclusively purchase the products from us in their respective territories outside of the United States or worldwide. For CollaGUARD, we have entered into supply agreements with partners, the most significant of which are with Takeda, for 15 countries including Canada, Mexico and countries in the Commonwealth of Independent States, or CIS, where distribution of the product is subject to obtaining local marketing approvals, and Pioneer Pharma Co. Ltd., or Pioneer, for nine Asian countries, including China and its territories. For CollatampG, we have entered into an exclusive supply agreement with EUSA Pharma for all territories outside of the United States and for Septocoll, we have entered into an agreement with Biomet Orthopedics for global supply of the product. We are also manufacturing RegenePro, a bioresorbable collagen sponge for dental applications, which we supply to Biomet 3i. Our agreements require us to timely supply products that meet the agreed quality standards and require our customers to purchase products from us, in some cases in specified minimum quantities. If we fail to maintain these agreements and agreements with other partners or to enter into new distribution arrangements with selling parties, or if these parties are not successful, our revenue-generating growth potential will be adversely affected. Moreover, international business relationships subject us to additional risks that may materially adversely affect our ability to attain or sustain profitable operations, including:
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efforts to enter into distribution or licensing arrangements with third parties in connection with our international sales, marketing and distribution efforts may increase our expenses or divert our management’s attention from the development of product candidates;

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changes in a specific country’s or region’s political and cultural climate or economic condition;

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differing requirements for regulatory approvals and marketing internationally;

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difficulty of effective enforcement of contractual provisions in local jurisdictions;

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potentially reduced protection for intellectual property rights;

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potential third-party patent rights in countries outside of the United States;

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unexpected changes in tariffs, trade barriers and regulatory requirements;

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economic weakness, including inflation, or political instability, particularly in non-U.S. economies and markets, including several countries in Europe;

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compliance with tax, employment, immigration and labor laws for employees traveling abroad;

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the effects of applicable foreign tax structures and potentially adverse tax consequences;

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foreign currency fluctuations, which could result in increased operating expenses and reduced revenue and other obligations incidental to doing business in another country;

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workforce uncertainty in countries where labor unrest is more common than in the United States;

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the potential for so-called parallel importing, which is what happens when a local seller, faced with high or higher local prices, opts to import goods from a foreign market (with low or lower prices) rather than buying them locally;

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failure of our employees and contracted third parties to comply with Office of Foreign Asset Control rules and regulations and the Foreign Corrupt Practices Act;

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production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

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business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters, including earthquakes, volcanoes, typhoons, floods, hurricanes and fires.

These and other risks may materially adversely affect our ability to attain or sustain revenue from international markets.

LEGAL MATTERS
William Fry will pass upon the validity of the ordinary shares of Innocoll Ireland to be issued in the Merger and certain Irish tax consequences of the Merger. Dentons Europe LLP, will pass upon certain German tax consequences of the Merger. Dentons US LLP will pass upon certain U.S. federal income tax consequences of the Merger.
EXPERTS
The audited financial statements of Innocoll Germany incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
Innocoll Germany is a German stock corporation and its registered offices and all of its assets are located outside of the United States. In addition, certain members of our management board, our supervisory board, our senior management and the experts named herein are residents of jurisdictions other than the United States, namely Ireland, the United Kingdom and Germany. As a result, it may not be possible for you to effect service of process within the United States upon Innocoll Germany or these individuals to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against Innocoll in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against Innocoll Germany or the members of its supervisory board and management board, its senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our management board, supervisory board and senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our management board, supervisory board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus incorporates by reference important business and financial information about Innocoll from documents filed with the U.S. Securities and Exchange Commission (“SEC”) that have not been included herein or delivered herewith. Innocoll Germany is subject to the informational requirements of the U.S. Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports and other information with the SEC (Commission File No. 001-36565). You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Innocoll Germany’s SEC filings also are available to the public at the SEC’s web site at http://www.sec.gov.
Innocoll Ireland has filed a Registration Statement on Form F-4 with the SEC to register Innocoll Ireland ordinary shares in connection with the Merger. This prospectus is a part of that registration statement and constitutes a prospectus of Innocoll Ireland under applicable U.S. securities laws in addition to being the proxy statement of Innocoll Germany for the Extraordinary Meeting. This prospectus is not intended to be and is not a prospectus for the purposes of the Investment Funds, Companies and Miscellaneous Provisions Act of 2005 of Ireland (the “2005 Act”), the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) of Ireland or the Prospectus Rules issued under the 2005 Act, and the Central Bank of Ireland has not approved this document.

INCORPORATION BY REFERENCE
The SEC allows Innocoll Germany and Innocoll Ireland to “incorporate by reference” information into this prospectus, which means that:
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incorporated documents are considered part of this prospectus;

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we are disclosing important information to you by referring you to those documents; and

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information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below that Innocoll Germany previously filed with the SEC and any future filings Innocoll Germany makes with the SEC on Form 20-F under the Exchange Act and under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the date of the Innocoll Germany Extraordinary Meeting:
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Innocoll Germany’s Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on March 19, 2015; and

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Innocoll Germany’s Current Reports on Form 6-K filed with the SEC on May 14, 2015, July 8, 2015, July 16, 2015, August 14, 2015, August 28, 2015, September 21, 2015 and November 12, 2015.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at our headquarters, which is currently located at Unit 9, Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon, Ireland, and our telephone number is +353 (0) 90 648 6834. In order to ensure timely delivery of these documents, you should make such request no later than January •, 2016, which is five business days prior to the date of the Extraordinary Meeting.
You can also find these filings on Innocoll Germany’s website at www.innocoll.com. However, we are not incorporating the information on Innocoll Germany’s website other than these filings into this prospectus. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this prospectus.
You should rely only on the information contained in this prospectus or the information that we have referred you to. Neither Innocoll Germany nor Innocoll Ireland has authorized anyone to provide you with any additional information. This prospectus is dated as of the date listed on the cover page. You should not assume that the information in this prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

Annex A — Merger Proposal
COMMON CROSS-BORDER MERGER TERMS	GRENZÜBERSCHREITENDER VERSCHMELZUNGSPLAN
THE UNDERSIGNED	DIE UNTERZEICHNETEN
Innocoll Holdings PLC,	Innocoll Holdings PLC,
a public company limited by shares incorporated under and governed by the laws of Ireland which has its registered office at 9 Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon and is registered under the number 544604 on the register of companies in the Companies Registration Office in Ireland (hereinafter also the “Successor Company”), and	eine Aktiengesellschaft nach irischem Recht, mit Sitz in 9 Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon, eingetragen im Gesellschaftsregister (Companies Register) der Republik Irland unter der Eintragungsnummer 544604 (nachfolgend auch „Übernehmende Gesellschaft“), und
Innocoll AG,	Innocoll AG,
a stock corporation (Aktiengesellschaft) under German law, which has its corporate seat at Saal an der Donau, Germany (address: Donaustr. 24, 93342 Saal an der Donau) and is registered with the German commercial register of the Local Court of Regensburg under HRB 14298 (hereinafter also the “Transferor Company”),	eine Aktiengesellschaft nach deutschem Recht, mit Sitz in Saal an der Donau, Deutschland (Geschäftsanschrift: Donaustr. 24, 93342 Saal an der Donau), eingetragen im Handelsregister des Amtsgerichts Regensburg unter HRB 14298 (nachfolgend auch „Übertragende Gesellschaft“),
are hereinafter collectively referred to as the “Merging Companies”.	werden nachfolgend die „Verschmelzenden Gesellschaften“ genannt.
WHEREAS	VORBEMERKUNG
A.	A.
As at the date of this document the Successor Company’s issued share capital is EUR 25,000.00 consisting of 25,000 ordinary shares with a par value of EUR 1.00 each (hereinafter the “EURO Ordinary Shares”).	Zum Zeitpunkt der Unterzeichnung dieses Dokuments beträgt das Grundkapital der Übernehmenden Gesellschaft EUR 25.000,00, eingeteilt in 25.000 Aktien im Nominalwert von jeweils EUR 1,00 (nachfolgend „EURO-Standard-Aktien“).
The sole shareholder of the Successor Company is Mr. Turlough O’Connor, born 13 October 1969 and resident in 22 Barleyfields, Athlone, Co. Roscommon, Ireland (hereinafter referred to as the “Shareholder”).	Einziger Gesellschafter der Übernehmenden Gesellschaft ist Herr Turlough O’Connor, geb. am 13. Oktober 1969, wohnhaft in 22 Barleyfields, Athlone, Co. Roscommon, Irland (nachfolgend auch der „Gesellschafter“ genannt).
The authorized share capital of the Successor Company is USD 10,250,000 and EUR 200,000, divided into 1,000,000,000 ordinary shares with a par value of USD 0.01 per share, 100,000 Euro ordinary shares with a par value of EUR 1.00 per share, 100,000 Euro deferred shares with a par value of EUR 1.00 per share and 25,000,000 deferred shares with a par value of USD 0.01 per share.	Das genehmigte Kapital der Übernehmenden Gesellschaft beträgt USD 10.250.000 und EUR 200.000, eingeteilt in 1.000.000.000 Standard-Aktien mit einem Nominalwert von je USD 0,01, 100.000 Euro Nachrang-Aktien mit einem Nominalwert von je EUR 1,00 und 25.000.000 Nachrang-Aktien mit einem Nominalwert von je USD 0,01.

COMMON CROSS-BORDER MERGER TERMS	GRENZÜBERSCHREITENDER VERSCHMELZUNGSPLAN
B.	B.
The stock capital of the Transferor Company amounts to EUR 1,837,493 consisting of 1,837,493 new non par-value shares registered in the name of the owner with a notional participation in the Transferor Company’s stock capital of EUR 1.00 per share (hereinafter also “Existing Ordinary Shares”).	Das Grundkapital der Übertragenden Gesellschaft beträgt EUR 1.837.493 eingeteilt in 1.837.493 auf den Namen lautende Stückaktien mit einem anteiligen Betrag am Grundkapital der Übertragenden Gesellschaft in Höhe von EUR 1,00 je Aktie (nachfolgend auch „Bestehende Aktien“).
The Transferor Company’s “American Depositary Shares” or “ADSs” are represented by certificates that are known as “American Depositary Receipts” or “ADRs” and are listed on the NASDAQ Global Market under the symbol “INNL”. Each ADS represents 1/13.25 ordinary shares in the Transferor Company. Citibank, N.A. is the depositary for the Transferor Company’s ADSs and the holder of record of the Existing Ordinary Shares that underlie the ADSs.	Die „American Depositary Shares“ oder „ADS“ der Übertragenden Gesellschaft werden verkörpert durch Aktienurkunden die als „American Depositary Receipts“ oder „ADRs“ bezeichnet werden und an dem Börsenplatz NASDAQ Global Market unter dem Symbol „INNL“ gelistet sind. Jede ADS steht für 1/13,25 Aktien der Übertragenden Gesellschaft. Citibank, N.A. verwahrt die ADS für die Übertragende Gesellschaft und ist Inhaber der Bestehenden Aktien, für die die ADS ausgegeben wurden.
The Constitution of the Successor Company, the successor company of the merger, is set out in Schedule 1 to this Merger Plan. With effect from the Effective Time (as defined in no. 8 of the Merger Plan), the Successor Company will adopt the new Constitution as attached in Schedule 2 of this Merger Plan.	Die Satzung der Übernehmenden Gesellschaft, als aus der Gesellschaft hervorgehende Gesellschaft, ist als Anhang 1 zu diesem Verschmelzungsplan beigefügt. Mit Wirksamkeit zum Wirksamkeitszeitpunkt (definiert in Nr. 8 des Verschmelzungsplans) wird die Übernehmende Gesellschaft die neue Satzung, wie sie als Anhang 2 dem Verschmelzungsplan beigefügt ist, beschließen.
C.	C.
The Merging Companies have come to the conclusion that it is desirable that they effectuate a statutory merger within the meaning of the Directive 2005/56/EC of the European Parliament and of the Council of 26 October 2005 on cross-border mergers of limited liability companies (hereinafter “Directive”), the European Communities (Cross-Border Mergers) Regulations 2008 (Irish Statutory Instrument no. 157 of 2008) (hereinafter “Regulations”), and Sec. 122a et seq. of the German Reorganization Act (Umwandlungsgesetz, hereinafter “UmwG”).	Die Verschmelzenden Gesellschaften sind zu dem Schluss gekommen, dass die Umsetzung einer Verschmelzung im Sinne der der Richtlinie 2005/56/EG des Europäischen Parlaments und des Rates vom 26. Oktober 2005 über die Verschmelzung von Kapitalgesellschaften aus verschiedenen Mitgliedstaaten (nachfolgend: „Richtlinie“), der European Communities (Cross-Border Mergers) Regulations 2008 (Irish Statutory Instrument No. 157 of 2008) (nachfolgend „Regulations“) sowie der §§ 122a ff. des deutschen Umwandlungsgesetzes („UmwG“), gewünscht ist.
D.	D.
As a result of the Merger, the Transferor Company, on being dissolved without going into liquidation, transfers all its assets and liabilities to the Successor Company in exchange for the issue of shares to its shareholders (hereinafter the “Existing	Als Folge der Verschmelzung überträgt die Übertragende Gesellschaft ihr gesamtes Aktiv- und Passivvermögen auf die Übernehmende Gesellschaft. Die Übertragende Gesellschaft erlischt kraft Gesetzes ohne Abwicklung. Als

COMMON CROSS-BORDER MERGER TERMS	GRENZÜBERSCHREITENDER VERSCHMELZUNGSPLAN
Shareholders”) in the share capital of the Successor Company (hereinafter the “Merger”).	Gegenleistung werden den Aktionären des Übertragenden Rechtsträger (nachfolgend die „Alt-Aktionäre“) Aktien an der Übernehmenden Gesellschaft gewährt.
The Merger as described above is a “merger by acquisition” under the Irish Regulations and UmwG.	Die oben beschriebene Verschmelzung ist eine „Verschmelzung durch Aufnahme“ (merger by acquisition) nach den irischen Regulations und dem UmwG.
E.	E.
The financial year of the Transferor Company runs from 1 January to 31 December of the same year. The last adopted annual accounts of each of the Transferor Company pertain to the financial year that ended on 31 December 2014.	Das Geschäftsjahr der Übertragenden Gesellschaft beginnt mit dem 1. Januar und endet mit dem 31. Dezember desselben Jahres. Der letzte festgestellte Jahresabschluss der Übertragenden Gesellschaft bezieht sich auf das Geschäftsjahr endend am 31. Dezember 2014.
The financial year of the Successor Company is 28 May 2015 to 31 October 2015. The last audited annual accounts for the Successor Company pertain to the financial year that ended on 31 October 2015. The board of directors of the Successor Company intends to alter the financial year of the Successor Company prior to the Effective Time so that it will run from 1 January to 31 December in the same year.	Das Geschäftsjahr der Übernehmenden Gesellschaft beginnt am 28. Mai 2015 und endet am 31. Oktober 2015. Der letzte geprüfte Jahresabschluss der Übernehmenden Gesellschaft bezieht sich auf das Geschäftsjahr endend am 31. Oktober 2015. Die Geschäftsführung der Übernehmenden Gesellschaft beabsichtigt das Geschäftsjahr der Übernehmenden Gesellschaft noch vorm Wirksamkeitszeitpunkt zu ändern, so dass es jeweils am 1. Januar beginnen und am 31. Dezember desselben Jahres enden wird.
F.	F.
None of the Merging Companies has been declared bankrupt, been granted a suspension of payments or been dissolved.	Keine der zu verschmelzenden Gesellschaften befindet sich in Liquidation oder ist Gegenstand eines Insolvenz- oder Vergleichsverfahrens.
G.	G.
The shares in the capital of each of the Merging Companies have been paid up in full. No depositary receipts for shares have been issued in respect of these shares; nor rights of usufruct or pledge been created in respect thereof.	Die Anteile am Kapital von jeder der Verschmelzenden Gesellschaften sind voll erbracht. In Bezug auf diese Anteile sind keine Anteilzertifikate ausgegeben worden. Es wurden weder Nießbrauchrechte noch ein Pfandrechte daran bestellt.
H.	H.
The Merging Companies do not have a works council in place.	Keine der Verschmelzenden Gesellschaften hat einen Betriebsrat.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
MERGER PLAN:	VERSCHMELZUNGSPLAN:
1. MERGER PLAN	1. VERSCHMELZUNGSPLAN
The management board of the Transferor Company and the Board of Directors of the Successor Company propose to effectuate a statutory merger within the meaning of the Regulations and Sec. 122a para. 2 UmwG in connection with Sec. 2 no. 1 and Sec. 60 et seq. UmwG, as a result of which
Der Vorstand der Übertragenden Gesellschaft und der Vorstand der Übernehmenden Gesellschaft schlagen eine Verschmelzung im Sinne der Regulations sowie § 122a Abs. 2 in Verbindung mit § 2 Nr. 1 und §§ 60 ff. UmwG vor, mit der Folge dass

a. the assets and liabilities of the Transferor Company will be transferred to the Successor Company;	a. das gesamte Aktiv- und Passivvermögen der Übertragenden Gesellschaft auf die Übernehmende Gesellschaft übertragen wird;
b. the Transferor Company will, by operation of law, dissolve without liquidation;	b. die Übertragende Gesellschaft kraft Gesetzes ohne Abwicklung erlischt;
c. the shares in the capital of the Transferor Company will lapse and new shares will be allocated by the Successor Company in exchange;	c. die Aktien an der Übertragenden Gesellschaft untergehen und als Gegenleistung neue Aktien an der Übernehmenden Gesellschaft gewährt werden;
d. all legal proceedings pending by or against the Transferor Company shall be continued with the substitution for Transferor Company of the Successor Company as a party;	d. alle anhängigen Rechtsstreitigkeiten gegen oder für die Übertragende Gesellschaft mit der Übernehmenden Gesellschaft statt der Übertragenden Gesellschaft als Partei fortgeführt werden sollen;

e.
every contract, agreement or instrument to which the Transferor Company is a party shall, notwithstanding anything to the contrary contained in that contract, agreement or instrument, be construed and have effect as if the Successor Company had been a party thereto instead of the Transferor Company;

e.
jeder Vertrag, jede Vereinbarung oder jedes Dokument mit der Übertragenden Gesellschaft als Partei soll ungeachtet des Inhalts des Vertrages, der Vereinbarung oder des Dokuments so ausgelegt werden und so wirken, als ob die Übernehmende Gesellschaft statt der Übertragenden Gesellschaft hiervon Partei gewesen wäre.

f. the Successor Company shall become a shareholder in any companies in which the Transferor Company holds a shareholding.	f. die Übernehmende Gesellschaft soll Gesellschafter aller Gesellschaften werden, an denen die Übertragende Gesellschaft als Gesellschafter beteiligt ist.
2. LEGAL FORM, COMPANY’S NAME AND SEAT	2. RECHTSFORM, FIRMA UND SITZ
5(2)(a), (b) of the Regulations, Article 5(a) of the Directive, Sec. 122c para. 2 no. 1 UmwG
The Transferor Company is a stock corporation (Aktiengesellschaft) under German law, which has its corporate seat at Saal an der Donau, Germany (address: Donaustr. 24, 93342 Saal an der Donau) and is registered with the German commercial register of the Local Court of Regensburg under HRB 14298.
Die Übertragende Gesellschaft ist eine Aktiengesellschaftnach deutschem Recht, mit Sitz in Saal an der Donau (Geschäftsanschrift: Donaustr. 24, 93342 Saal an der Donau), eingetragen im Handelsregister des Amtsgerichts Regensburg unter HRB 14298.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
The Successor Company is a public company limited by shares incorporated under and governed by the laws of Ireland which has its registered office at 9 Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon and is registered under the number 544604 on the register of companies in the Companies Registration Office in Ireland.	Die Übernehmende Gesellschaft ist eine Aktiengesellschaft nach (public company limited by shares) irischem Recht, mit Sitz in 9 Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon, eingetragen im Gesellschaftsregister (Companies Register) der Republik Irland unter der Eintragungsnummer 544604.
3. CONSIDERATION	3. GEGENLEISTUNG
5(2)(c)(i) of the Regulations, Article 5(b) Directive, Sec. 122c para. 2 no. 2 UmwG
In consideration for the transfer to the Successor Company, on the Effective Time, of all the assets and liabilities of the Transferor Company pursuant to the Merger, each holder of Existing Ordinary Shares of with a notional participation of EUR 1.00 each in the stock capital of the Transferor Company shall receive, as of the Effective Time, 13.25 (hereinafter the “Exchange Ratio”) ordinary shares with a par value of USD 0.01 per share in the Successor Company (hereinafter the “Consideration Shares”) for each Existing Ordinary Share.	Als Gegenleistung für die Übertragung des gesamten Aktiv- und Passivvermögens auf die Übernehmende Gesellschaft durch die Verschmelzung zum Wirksamkeitszeitpunkt erhält jeder Inhaber von Bestehenden Aktien mit einem anteiligen Betrag am Grundkapital der Übertragenden Gesellschaft in Höhe von jeweils EUR 1,00 am Grundkapital der Übernehmenden Gesellschaft zum Wirksamkeitszeitpunkt 13,25 (nachfolgend „Umtauschverhältnis“) Aktie(n) mit einem Nominalwert von je USD 0,01 pro Aktie an der Übernehmenden Gesellschaft (nachfolgend „Gegenleistungsaktien“) für jede Bestehende Aktie.
Existing Shareholders that due to the number of Existing Ordinary Shares held by them and the Exchange Ratio cannot be offered an even number of Consideration Shares shall not receive fractional rights in a Consideration Share. Fractional shares resulting from the Exchange Ratio shall be aggregated and sold on behalf of the respective shareholders by the exchange agent appointed by the Successor Company prior to the Effective Time. The sale proceeds shall be allocated to the owners of the respective fractional rights pro rata. The sale of fractional rights shall be accomplished without any costs for the Existing Shareholders.	Alt-Aktionäre, denen aufgrund der Anzahl der von Ihnen gehaltenen Bestehenden Aktien und des Umtauschverhältnisses keine glatte Anzahl an Gegenleistungsaktien gewährt werden kann, werden keine Teilrechte an einer Gegenleistungsaktie erhalten. Diese Bruchteilsaktien werden stattdessen im Interesse der Alt-Aktionäre mit anderen Bruchteilsaktien zusammengefasst und von dem von der Übernehmenden Gesellschaft vor dem Wirksamkeitszeitpunkt bestellte Umtauschbevollmächtigten verkauft. Die Verkaufserlöse werden anteilig den Inhabern der relevanten Teilrechte zugeteilt. Die Veräußerung der Bruchteilsaktien erfolgt ohne Kosten für die Alt-Aktionäre.
There will not be any additional cash payments or further adjustments.	Eine zusätzliche Zahlung oder sonstige Anpassung erfolgt nicht.
Pursuant to Regulation 7 of the Regulations and the UmwG and any further applicable German provisions the appropriateness of the Exchange Ratio and the Cash Compensation as determined by the Merging Companies has been confirmed by TAP Dr. Schlumberger Krämer Pothorn & Partner	Gemäß der Regulation 7 der Regulations und des UmwG sowie aller sonstigen anwendbaren deutschen Regelungen wurde die Angemessenheit des von den an der Verschmelzung beteiligten Gesellschaften festgelegten Umtauschverhältnisses und die Barabfindung von der TAP Dr.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
mbB Wirtschafts-prüfungsgesellschaft Steuerberater-gesellschaft, Munich, appointed as joint independent expert by the Regional Court (Landgericht) of Nuremberg-Fuerth as of 24 November 2015.	Schlumberger Krämer Pothorn & Partner mbB Wirtschaftsprüfungsgesellschaft Steuerberatergesellschaft, München, ernannt als gemeinsamer Verschmelzungsprüfer vom Landgericht Nürnberg-Fürth am 24. November 2015, bestätigt.
The report of the independent expert appointed by the Regional Court (Landgericht) of Nuremberg-Fuerth for both Merging Companies jointly (the “Expert’s Report”) will be made available in respect of the Transferor Company pursuant to Sec. 122f UmwG and Sec. 63 para. 4 UmwG by publication on the Transferor Company’s website for a time period beginning one month prior to the general meeting of the Transferor Company convened to approve the consent to the Merger and in respect of the Successor Company by having it available for inspection at the registered office of the Successor Company one month prior to the date that the Shareholder of the Successor Company passes a special resolution by way of a written resolution to approve the Merger.	Der Bericht des vom Landgericht Nürnberg-Fürth für beide Verschmelzenden Gesellschaften bestellten Verschmelzungsprüfers (der „Prüfungsbericht“) wird betreffend die Übertragende Gesellschaft gemäß § 122f UmwG und § 63 Abs. 4 UmwG durch Veröffentlichung auf der Internetseite der Übertragenden Gesellschaft einen Monat vor der Hauptversammlung der Übertragenden Gesellschaft, die über die Zustimmung zur Verschmelzung entscheiden soll, zugänglich gemacht und betreffend die Übernehmende Gesellschaft durch Auslegung am Sitz der Übernehmenden Gesellschaft einen Monat vor dem Tag, an dem der Gesellschafter der Übernehmenden Gesellschaft im Wege schriftlicher Beschlussfassung einen Sonderbeschluss betreffend die Zustimmung zur Verschmelzung fasst, zur Einsichtnahme zugänglich gemacht.
The Transferor Company will further publish the audit report in accordance with applicable law.	Die Übertragende Gesellschaft wird den Prüfungsbericht außerdem entsprechend den gesetzlichen Vorschriften veröffentlichen.
Prior to the Effective Time, a separate expert’s report on the valuation of the non-cash consideration for the allotment of the Consideration Shares as a result of the Merger will be prepared in compliance with Irish law.	Nach irischem Recht wird vor dem Wirksamkeitszeitpunkt ein separater Sachverständigenbericht betreffend die Bewertung der Sachgegenleistung für die Ausgabe der Gegenleistungsaktien infolge der Verschmelzung erstellt werden.
The Transferor Company intends to terminate the ADS facility, with such termination to be effective immediately on the Effective Time. As a result of the Merger, the 1/13.25 of an ordinary share of the Transferor Company which is currently represented by the ADS of the Transferor Company will become one ordinary share with par value of USD 0.01 each in the Successor Company. Therefore, on the termination of the ADS facility, every ADS holder will be able to exchange each canceled ADS for the Consideration Share with par value of USD 0.01 in the Successor Company pursuant to the terms of the ADSs	Die Übertragende Gesellschaft beabsichtigt das ADS-Programm mit Wirksamkeit unmittelbar zum Wirksamkeitszeitpunkt zu beenden. Als Folge der Verschmelzung wird jeder 1/13,25-Bruchteil einer Bestehenden Aktie der Übertragenden Gesellschaft, der derzeit durch jeweils eine ADS repräsentiert wird, jeweils eine Gegenleistungsaktie mit einem Nominalwert von je USD 0,01 an der Übernehmenden Gesellschaft Repräsentieren. Mit Beendigung des ADS-Programms wird jeder ADS-Inhaber somit die Möglichkeit haben, jeweils eine seiner beendeten ADS gegen jeweils eine Gegenleistungsaktie im Nominalwert von je USD 0.01 gemäß den Bestimmungen für die ADSs auszutauschen.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
4. TERMS OF THE ALLOTMENT OF SHARES – TRUSTEE	4. BEDINGUNGEN DER ZUTEILUNG VON AKTIEN – TREUHÄNDER
5(2)(c)(ii) of the Regulations, Article 5(c) of the Directive, Sec. 122c para. 2 no. 3 UmwG
At the Effective Time and by virtue of the Merger, all Existing Ordinary Shares in the Transferor Company will be cancelled by operation of law. In exchange thereof, the Successor Company will allot and issue the Consideration Shares in exchange for the Existing Ordinary Shares on the basis of the Exchange Ratio.	Zum Wirksamkeitszeitpunkt und im Wege der Verschmelzung erlöschen alle Bestehenden Aktien an der Übertragenden Gesellschaft kraft Gesetzes. Als Gegenleistung wird die Übernehmende Gesellschaft gemäß dem Umtauschverhältnis Gegenleistungsaktien für die Bestehenden Aktien zuteilen und ausgeben.
No costs shall be incurred by the Existing Shareholders due to the exchange of shares.	Den Alt-Aktionären entstehen keine Kosten in Verbindung mit dem Aktientausch.
The Consideration Shares shall be allotted and issued to the Existing Shareholders by operation of law on the Effective Time. Under Irish law, it is not possible to issue a share certificate in respect of the Consideration Shares prior to the Effective Time. No share certificates shall be issued in respect of the Consideration Shares on the Effective Time and the Consideration Shares will be eligible for deposit and clearing through the facilities of the Depository Trust Company (“DTC”). As a result no trustee pursuant to Sec. 71 UmwG is appointed.	Die Gegenleistungsaktien werden den Alt-Aktionären kraft Gesetzes am Wirksamkeitszeitpunkt zugeteilt und an diese ausgegeben. Nach irischem Recht ist es nicht zulässig, vor dem Wirksamkeitszeitpunkt eine Aktienurkunde über die Gegenleistungsaktien auszustellen. Eine Ausgabe von Aktienurkunden zur Verbriefung der Gegenleistungsaktien erfolgt nicht zum Wirksamkeitszeitpunkt diese werden durch die Einrichtungen der Depository Trust Company („DTC“) einge bucht (deposit) und gecleart werden können. Aus diesem Grund erfolgt keine Bestellung eines Treuhänders im Sinne von § 71 UmwG.
The issued share capital of the Successor Company immediately after the Effective Time will be 24,346,782 ordinary shares with a par value of USD 0.01 each and 25,000 EURO Deferred Shares with a par value of EUR 1.00 each. The authorised share capital of the Successor Company will also contain deferred shares with par value of USD 0.01 each to accommodate the automatic conversion of Consideration Shares held by withdrawing shareholders into deferred shares with par value of USD 0.01 each on a one for one basis upon the receipt of cash compensation (see no. 17 of the Merger Plan). The number of deferred shares in issue post-Merger will depend on the number of withdrawing shareholders that accept cash compensation.	Das ausgegebene Grundkapital der Übernehmenden Gesellschaft wird unmittelbar nach dem Wirksamkeitszeitpunkt 24,346,782 Stammaktien mit einem Nominalwert von je USD 0,01 sowie 25.000 EURO-Nachrang-Aktien mit einem Nominalwert von je EUR 1,00 betragen. Außerdem wird das genehmigte Grundkapital der Übernehmenden Gesellschaft nachrangige Aktien mit einem Nominalwert von je USD 0,01 umfassen, um hieraus die Umwandlung von Gegenleistungsaktien bewirken zu können, die bei Erhalt der Barabfindung durch einen austretenden Aktionär automatisch erfolgt (vgl. Nr. 17 des Verschmelzungsplans). Die Anzahl der im Anschluss an die Verschmelzung ausgegebenen nachrangigen Aktien , hängt von der Anzahl der austretenden Aktionäre ab, die das Angebot auf Barabfindung annehmen.
The Consideration Shares are expected to be listed on NASDAQ Global Market immediately following the Effective Time.	Es ist geplant, dass die Gegenleistungsaktien unmittelbar nach dem Wirksamkeitszeitpunkt am NASDAQ Global Market gelistet werden.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
At the Effective Time, the Consideration Shares will be eligible for deposit and clearing through the facilities of the Depository Trust Company (“DTC”).	Zum Wirksamkeitszeitpunkt wird Hinterlegung und Clearing der Gegenleistungsaktien durch die Einrichtungen der Depository Trust Company („DTC“) erfolgen können.
5. LIKELY REPERCUSSIONS ON EMPLOYMENT	5. VORAUSSICHTLICHE AUSWIRKUNGEN AUF DIE BESCHÄFTIGUNG
5(2)(d) of the Regulations, Article 5(d) of the Directive, Sec. 122c para. 2 no. 4 UmwG
The Merger has no direct effect on employment, since neither of the Merging Companies has employees.	Die Verschmelzung hat keine unmittelbare Auswirkung auf die Beschäftigung, da keine der Verschmelzenden Gesellschaften Arbeitnehmer hat.
No works council or comparable employee representing body under German or Irish law has been established at the Transferor Company or at the Successor Company.	Weder bei der Übertragenden Gesellschaft noch bei der Übernehmenden Gesellschaft besteht ein Betriebsrat oder eine vergleichbare, nach dem deutschen oder dem irischen Recht gebildete Arbeitnehmervertretung.
6. PROVISIONS REGARDING THE PROCESS OF WORKERS’ PARTICIPATION	6. ANGABEN ZUM VERFAHREN DER ARBEITNEHMERMITBESTIMMUNG
5(2)(i) of the Regulations, Article 5(j) of the Directive, Sec. 122c para. 2 no. 10 UmwG
Neither the Transferor Company nor the Successor Company has any employees and neither of the Merging Companies is subject to statutory employee participation nor do they operate under voluntary employee participation systems. Therefore, the merger does not have any impact on the employee participation. Therefore, in case of a cross-border merger with the successor company being not subject to German but to Irish law pursuant to the then prevailing and solely applicable Regulations no procedures are to be implemented by which arrangements for the involvement of employees in the definition of their rights to participation in the Successor Company are determined as provided for in Sec. 122c para. 2 no. 10 UmwG and 5(2)(i) of the Regulations. Accordingly, no separate information is disclosed in this Merger Plan in this respect.	Weder die Übertragende Gesellschaft noch die Übernehmende Gesellschaft beschäftigt Arbeitnehmer und keine der Verschmelzenden Gesellschaften unterliegt der gesetzlichen Mitbestimmung oder hat ein System fakultativer Arbeitnehmermitbestimmung. Die Verschmelzung hat daher keine Auswirkungen auf die Mitbestimmung. Ein Verfahren zur Regelung der Beteiligung der Arbeitnehmer an der Festlegung ihrer Mitbestimmungsrechte im Sinne des § 122c Abs. 2 Nr. 10 UmwG und 5(2)(i) der Regulations ist daher gemäß den hierfür im Falle einer Herausverschmelzung, bei der die übernehmende Gesellschaft nicht dem deutschen, sondern dem irischen Recht unterliegt, vorrangigen und allein maßgeblichen Bestimmungen der Regulations nicht durchzuführen. Entsprechend entfallen diesbezügliche Angaben im Verschmelzungsplan.
7. DIVIDEND RIGHTS AND BENEFITS CONFERRED ON MEMBERS OF THE MERGING COMPANIES	7. RECHT AUF GEWINNBETEILIGUNG UND VORTEILE FÜR GESELLSCHAFTER DER VERSCHMELZENDEN GESELLSCHAFTEN
5(2)(c)(iii) of the Regulations, Article 5(e) of the Directive, Sec. 122c para. 2 no. 5 UmwG
The Consideration Shares will entitle the Existing Shareholders to participate in profits of the Successor Company from the date of allotment of	Die Gegenleistungsaktien berechtigen die Alt-Aktionäre zu einer Beteiligung am Gewinn der Übernehmenden Gesellschaft ab dem Zeitpunkt

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
the Consideration Shares subject to the Successor Company having distributable reserves.	der Ausgabe der Gegenleistungsaktien vorausgesetzt bei der Übernehmenden Gesellschaft bestehen verteilbare Mittel.
The Consideration Shares to be issued and allotted in connection with the Merger pursuant to the Share Exchange Ratio shall rank pari passu in all respects with all other Consideration Shares and shall have the same rights attaching to them.	Die Gegenleistungsaktien, die im Zusammenhang mit der Verschmelzung auf Grundlage des Umtauschverhältnisses ausgegeben und zugeteilt werden, sind in jeder Hinsicht gleichwertig zu allen anderen Gegenleistungsaktien und vermitteln die gleichen Rechte.

The Successor Company has not issued any securities other than the EURO Ordinary Shares to the Shareholder. These EURO Ordinary Shares will be automatically converted into deferred shares with par value of EUR 1.00 each (hereinafter “EURO Deferred Shares”) on the Effective Time.
Die Übernehmende Gesellschaft hat ausgenommen der EURO-Standard-Aktien, welche an den Gesellschafter ausgegeben wurden, keine Wertpapiere ausgegeben. Die EURO-Standard-Aktien werden am Wirksamkeitszeitpunkt automatisch in nachrangige Aktien mit einem Nominalwert von je EUR 1,00 umgewandelt (nachfolgend „EURO-Nachrang-Aktien“).
The EURO Deferred Shares will be issued to the Shareholder to satisfy the minimum share capital requirement applicable to a public company under Irish law and will carry no voting rights or income rights and have only limited rights on a return of capital.	Die EURO-Nachrang-Aktien, die an den Gesellschafter ausgegeben werden, um die Mindestkapitalanforderungen nach irischem Recht für Aktiengesellschaften zu erfüllen, vermitteln kein Stimmrecht und kein Dividendenrecht und vermitteln nur eingeschränkte Rechte auf Einlagenrückgewähr.
8. EFFECTIVENESS OF THE MERGER	8. WIRKSAMKEIT DER VERSCHMEL-ZUNG
14(1),(4) of the Regulations, Article 13 of the Directive, Sec. 122a para. 2, 20 UmwG
The effectiveness of the Merger Plan is subject to the approval by the general meeting of the Transferor Company in the form of a notarial deed in accordance with Sec. 122a para. 2, Sec. 13, 65 UmwG. Furthermore, the effectiveness of the Merger Plan is subject to the approval by the Shareholder of the Successor Company pursuant to Regulation 10 of the Regulations.	Der Verschmelzungsplan wird nur wirksam, wenn die Hauptversammlung der Übertragenden Gesellschaft ihre Zustimmung in einer notariell aufgenommenen Niederschrift gemäß § 122a Abs. 2, §§ 13, 65 UmwG erteilt. Außerdem wird der Verschmelzungsplan erst wirksam wenn der Gesellschafter der Übernehmenden Gesellschaft gemäß Regulation 10 der Regulations zustimmt.
The Merger will become effective on the date fixed by the High Court of Ireland (hereinafter the “Irish High Court”) (hereinafter the “Effective Time”).	Die Verschmelzung wird wirksam mit dem Datum, das durch Entscheidung des irischen High Court festgesetzt wird (nachfolgend der „Irish High Court“) (nachfolgend „Wirksamkeitszeitpunkt“).
9. MERGER DATE	9. VERSCHMELZUNGSSTICHTAG
5(2)(e) of the Regulations, Article 5(f) of the Directive, Sec. 122c para. 2 no. 6, 122l para. 1, Sec. 17 para. 2 UmwG
The transfer of the assets and liabilities of the Transferor Company is effected with internal effect between the Merging Companies on – and the	Die Übertragung des Vermögens der Übertragenden Gesellschaft und die Abbildung der Finanzdaten der Übertragenden Gesellschaft seit

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
figures of the Transferor Company as of 1 January 2016, 00:00 o’clock onwards shall be accounted for in the annual accounts of the Successor Company as per – 1 January 2016, 00:00 o’clock (the “Merger Date”).	dem 1. Januar 2016, 00:00 Uhr im Jahresabschluss der Übernehmenden Gesellschaft erfolgen im Innenverhältnis mit Wirkung zum 1. Januar 2016, 00:00 Uhr („Merger Date“).
From this point in time onwards all actions and business of the Transferor Company will be treated as being accomplished on account of the Successor Company.	Von diesem Zeitpunkt an gelten alle Handlungen und Geschäfte der Übertragenden Gesellschaft als für Rechnung der Übernehmenden Gesellschaft vorgenommen.
10. OTHER SECURITIES, SHARES AND SPECIAL RIGHTS	10. ANDERE WERTPAPIERE, AKTIEN UND SONDERRECHTE
5 (2)(f) of the Regulations, Article 5(g) of the Directive, Sec. 122c para. 2 no. 7 UmwG
The Transferor Company has neither issued preference shares, shares granting multiple voting rights or special rights in the sense of Sec. 122c para. 2 no. 7 UmwG nor have any comparable securities been issued apart from the rights set out in this no. 10 of the Merger Plan below.	Ausgenommen die folgende Darstellung in dieser Nr. 10 des Verschmelzungsplans hat die Übertragende Gesellschaft hat weder Vorzugsaktien noch Mehrstimmaktien ausgegeben oder Sonderrechte im Sinne von § 122c Abs. 2 Nr. 7 UmwG gewährt noch gibt es andere Wertpapiere in diesem Sinne.
The Transferor Company has entered into an option agreement dated July 2014 with certain shareholders and other option holders (together “Beneficiaries”) pursuant to which the current Beneficiaries are entitled to purchase up to 196,912 ordinary shares in the Transferor Company in the aggregate at the same adjusted exercise price of currently EUR 88.52 per ordinary share (hereinafter the “2014 Option Agreement”). According to a price adjustment as a result of the initial public offering, the USD 9.00 per ADSs price at the initial public offering led to the adjusted exercise price of EUR 88.52 per ordinary share, which initially amounted to EUR 100 per ordinary share. The total number of 205,199 options has been reduced to 196,912 options as 8,287 options have already been exercised. The 2014 Option Agreement is attached as Schedule 1. The Transferor Company created an authorized capital (Authorized Capital I) as set forth in its articles of association to cover at their management board’s sole discretion the required share issuance under the 2014 Option Agreement. The Successor Company will fully assume these obligations subject to adjustments to reflect the Exchange Ratio and its board of directors has the authority to issue the required amount of shares to meet its obligations under the 2014 Option Agreement in its	Im Juli 2014 hat die Übertragende Gesellschaft einen Optionsvertrag mit bestimmten Aktionären und anderen Optionsinhabern (zusammen „Begünstigte“) abgeschlossen, wonach die derzeitigen Begünstigten berechtigt sind, insgesamt bis zu 196.912 Aktien an der Übertragenden Gesellschaft zu dem gleichen angepassten Ausübungspreis von derzeit EUR 88,52 pro Aktie zu erwerben (der „2014 Optionsvertrag“). Gemäß einer Preisanpassung in Folge des Erstnotierung (IPO), führte der Betrag von USD 9,00 pro ADS beim IPO führte zu einem angepassten Ausübungspreis von EUR 88,52 pro Aktie, was ursprünglich bei EUR 100 pro Aktie lag. Die Gesamtanzahl der 205.199 Optionen wurde auf 196.912 Optionen reduziert, da 8.287 Optionen bereits ausgeübt wurden. Gemäß dem 2014 Optionsvertrag ist jeder Begünstigter jederzeit einzeln berechtigt, durch Mitteilung die Zuteilung von neuen Aktien zu verlangen und die Übertragende Gesellschaft hat, nach sorgfältiger und ordnungsgemäßer Ermessensausübung, die Zuteilung von solchen neuen Aktien sicherzustellen. Die Übertragende Gesellschaft hat ein genehmigtes Kapital (Genehmigtes Kapital I) geschaffen, wie es in der Satzung niedergelegt ist, damit der Vorstand nach seinem Ermessen die erforderliche Aktienausgabe nach dem 2014

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
authorized but unissued share capital. Therefore, the rights of the Beneficiaries shall remain unaffected by the Merger and shall continue with the Successor Company.	Optionsvertrag vornehmen kann. Die Übernehmende Gesellschaft wird diese Verpflichtungen vollständig übernehmen, vorbehaltlich Änderungen die dem Umtauschverhältnis Rechnung tragen und ihr Vorstand ist ermächtigt, die erforderliche Anzahl an Aktien auszugeben, um die Verpflichtungen nach dem 2014 Optionsvertrag durch sein genehmigtes, aber nicht ausgegebenes Kapital zu erfüllen. Demgemäß sollen die Rechte der Begünstigten durch die Verschmelzung unberührt bleiben und gegenüber der Übernehmenden Gesellschaft fortbestehen.
The Transferor Company has further entered into individual option agreements with members of the management board and executive employees in December 2014 (“Individual Option Agreements”) pursuant to which the beneficiaries have been granted options which are exercisable subject to certain black-out periods at an exercise price of USD 119.25 per option, which entitles the option holder to receive one ordinary share. The Individual Option Agreements are attached as Schedule 2. The Transferor Company created an authorized capital (Authorized Capital II) as set forth in its articles of association to cover at their management board’s sole discretion the required share issuance under the Individual Option Agreements. The Successor Company will fully assume these obligations subject to adjustments to reflect the Exchange Ratio and its board of directors has the authority to issue the required amount of shares to meet its obligations under the Individual Option Agreements in its authorized but unissued share capital.	Die Übertragende Gesellschaft hat weiterhin individuelle Optionsverträge mit Mitgliedern des Vorstands und leitenden Angestellten im Dezember 2014 abgeschlossen („Individuelle Optionsverträge“), wonach die Begünstigten insgesamt 24.784 Optionen erworben haben, welche vorbehaltlich gewisser Sperrperioden zu einem Ausübungspreis von USD 119,25 pro Option, ausgeübt werden können, wonach die Optionsinhaber berechtigt sind, eine Aktie pro Option zugeteilt zu bekommen und diese in ADSs zu wandeln. Keine dieser Optionen wurde ausgeübt. Die Übertragenden Gesellschaft hat ein genehmigtes Kapital (Genehmigtes Kapital II) geschaffen wie es in der Satzung niedergelegt ist, damit der Vorstand nach seinem Ermessen die erforderliche Aktienausgabe nach den Individuellen Optionsverträgen vornehmen kann. Die Übernehmende Gesellschaft wird diese Verpflichtungen vollständig übernehmen, vorbehaltlich Änderungen, die dem Umtauschverhältnis Rechnung tragen und ihr Vorstand ist ermächtigt, die erforderliche Anzahl an Aktien auszugeben, um die Verpflichtungen nach den Individuellen Optionsverträgen durch sein genehmigtes, aber nicht ausgegebenes Kapital zu erfüllen.
Based on shareholder resolution dated 4 December 2014 the Transferor Company pursuant to Sec. 192 para.2 no. 3 German Stock Corporation Act (Aktiengesetz, “AktG”) established a stock option plan in January 2015 pursuant to which members of its and its subsidiaries’ management board(s) and employees are eligible to acquire up to 150,920 ordinary shares in the Transferor Company pursuant to	Auf der Grundlage des Hauptversammlungsbeschlusses vom 4. Dezember 2014 hat die Übertragende Gesellschaft gemäß § 192 Abs.2 Nr. 3 AktG im Januar 2015 einen Aktienoptionsplan beschlossen, wonach die Mitglieder ihrer Geschäftsführung und die der Geschäftsführung sowie Arbeitnehmer ihrer Tochtergesellschaften berechtigt sind, bis zu 150.920 Aktienoptionen auf Bezug von Aktien der

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
stock options (“Stock Option Plan”). The shareholder resolution approved a contingent capital which provides for an increase of the Transferor Company’s stock capital by up to EUR 150,920 by issuance of up to 150,920 new ordinary shares issuable solely upon exercise of options granted under the stock option plan. The Transferor Company has granted 34,244 stock options to its subsidiaries’ management board(s) and employees. Stock options under the Stock Option Plan may be exercised at an exercise price determined, at the Transferor Company’s sole discretion, either (i) on the basis of 13,25 times the average closing price for the Transferors Company’s ADS on the NASDAQ Global Market on the last 10 trading days immediately preceding the date of grant or (ii) 13,25 times the price of the ADS on the NASDAQ Global Market on the date of grant. The exercise price is subject to adjustment upon changes in the Transferor Company’s capitalization provided that the exercise price is no less than EUR 1.00 per ordinary share. The Stock Option Plan is attached as Schedule 3. The Successor Company will assume these obligations, subject to adjustments in the price determination as the ADS program will be terminated and the Consideration Shares will be listed directly on NASDAQ through DTC and to reflect the Exchange Ratio, and the Successor Company’s board of directors has the authority to issue the required amount of shares to meet its obligations under the Stock Option Plan in its authorized capital but unissued share capital. It is anticipated that the stock options granted by Transferor Company to its own and it subsidiaries’ members of the management board and employees prior to the Merger will be reissued under the 2015 Plan after the Effective Time, subject to the consent of the relevant option holder.	Übertragenden Gesellschaft zu erwerben („Aktienoptionsplan“). Die Hauptversammlung hat ein bedingtes Kapital beschlossen, welches eine Erhöhung des Grundkapitals der Übertragenden Gesellschaft von bis zu EUR 150,920 durch Ausgabe von bis zu 150.920 neuen Aktien vorsieht, wobei die Ausgabe der Aktien allein aufgrund der Ausübung der Optionen nach dem Aktienoptionsplan erfolgt. Die Übertragende Gesellschaft hat den Geschäftsführungsmitgliedern und Arbeitnehmern ihrer Tochtergesellschaften 34.244 Optionen gewährt. Optionen gemäß dem Aktienoptionsplan können zu einem Ausübungspreis ausgeübt werden, der nach Ermessen der Übertragenden Gesellschaft bestimmt wird entweder (i) auf der Basis des 13,25 fachen des durchschnittlichen Schlusskurses der ADSs der Übertragenden Gesellschaft an der NASDAQ Global Market an den letzten 10 Handelstagen, die unmittelbar dem Zeitpunkt der Zuteilung vorangehen oder (ii) das 13,25-fache des ADS-Preises an der NASDAQ Global Market am Tag der Zuteilung. Der Ausübungspreis unterliegt Anpassungen aufgrund von Änderungen der Kapitalisierung der Übertragenden Gesellschaft, vorausgesetzt der Ausübungspreis sinkt nicht unter EUR 1,00 pro Aktie. Die Übernehmende Gesellschaft wird diese Verpflichtungen übernehmen, vorbehaltlich von Änderungen in der Preisfindung, da das ADS Programm beendet werden soll und die Gegenleistungsaktien über DTC unmittelbar an der NASDAQ gelistet werden sollen und vorbehaltlich von Änderungen die dem Umtauschverhältnis Rechnung tragen und der Vorstand der Übernehmenden Gesellschaft ist ermächtigt, die erforderliche Anzahl an Aktien auszugeben, um die Verpflichtungen nach dem Aktienoptionsplan durch sein genehmigtes, aber nicht ausgegebenes Kapital zu erfüllen. Es ist vorgesehen, dass die Aktienoptionen, die die Übertragende Gesellschaft ihren eigenen Geschäftsführungsmitgliedern und denen ihrer Tochtergesellschaften sowie deren Arbeitnehmern vor der Verschmelzung gewährt hat, nach dem 2015 Plan nach dem Wirksamkeitszeitpunkt erneut gewährt werden, vorbehaltlich der Zustimmung der relevanten Optionsinhaber.
At the Effective Time and pursuant to the terms of this Merger Plan, each above-mentioned	Zum Wirksamkeitszeitpunkt und gemäß den Bedingungen dieses Verschmelzungsplans, wird

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
outstanding option to acquire shares of Transferor Company immediately prior to the Effective Time will be converted, as applicable, into an option to acquire or an award covering a number of ordinary shares of the Successor Company equal to the product obtained by multiplying (x) the number of Transferor Company ordinary shares subject to the option or award by (y) 13.25, at an exercise price (rounded up to the nearest whole cent) per Successor Company ordinary share equal to the quotient obtained by dividing (i) the exercise price per Transferor Company ordinary share by (ii) 13.25. If upon exercise of such converted options or awards the Successor Company would be required to issue fractional shares, the Successor Company is entitled to make a cash payment in the amount of the value of the fractional options, which amount shall be equivalent to the corresponding fraction of the Successor Company’s closing price of the Successor Company’s shares on NASDAQ Global Market on the day the option or award was exercised. Each Successor Company’s option or award as so assumed and converted will otherwise continue to have, and will otherwise be subject to, the same terms and conditions as applied to the applicable Transferor Company option immediately prior to the effective time of the scheme.	jede der oben genannten ausgegebenen Optionen auf Aktien der Übertragenden Gesellschaft unmittelbar vor dem Wirksamkeitszeitpunkt, soweit anwendbar in eine Option oder in ein Anrecht umgewandelt, die einer Anzahl an Aktien der Übernehmenden Gesellschaft entsprechen, die dem Produkt entspricht, das resultiert aus der Multiplikation (x) der Anzahl der Aktien der Übertragenden Gesellschaft entsprechend den jeweiligen Optionen oder Anrechten mit (y) 13,25 des Ausübungspreises (gerundet auf den nächsten ganzen Cent) für eine Aktie der Übernehmenden Gesellschaft gemäß dem Quotient der gebildet wird durch die Teilung des (i) Ausübungspreises pro Aktie an der Übertragenden Gesellschaft durch (ii) 13,25. Falls auf Ausübung der so gewandelten Optionen oder Anrechte die Übernehmende Gesellschaft Bruchteilsaktien ausgeben müsste, ist die Übernehmende Gesellschaft berechtigt, Barauszahlungen in Höhe des Wertes der Bruchteilsoptionen auszuzahlen, wobei der Betrag dem entsprechenden Anteil des Schlusskurses der an der NASDAQ gelisteten Anteile der Übernehmenden Gesellschaft zum Tag der Ausübung der Option bzw. des Anrechts entsprechen muss. Jede Option bzw. jedes Anrecht, das so von der Übernehmenden Gesellschaft übernommen wurde, wird im Übrigen mit den gleichen Rechten ausgestattet sein und mit den gleichen Bedingungen fortbestehen wie unmittelbar vor dem Wirksamkeitszeitpunkt gegenüber der Übertragenden Gesellschaft bestanden.
11. SPECIAL RIGHTS, COMPENSATIONS AND PRIVILEGES	11. BESONDERE RECHTE, ENTSCHÄDIGUNG UND VORTEILE
5(2)(g) of the Regulations, Article 5(h) of the Directive, Sec. 122c para. 2 no. 8 UmwG
No specific advantages or benefits shall be provided, in connection with the Merger, to the independent expert, the members of the boards of directors / management board members or the supervisory board members of the Merging Companies or any other parties including experts who are involved in the Merger.	Im Zusammenhang mit der Verschmelzung werden keine besonderen Vorteile an den Verschmelzungsprüfer, Vorstands- oder Aufsichtsratsmitglieder der Verschmelzenden Gesellschaften oder sonstige Dritte einschließlich Sachverständige, die an der Verschmelzung beteiligt sind, gewährt.
The independent expert will receive adequate remuneration in relation to the tasks performed by it, in accordance with the terms agreed with the Merging Companies.	Der Verschmelzungsprüfer wird in Abstimmung zwischen den Verschmelzenden Gesellschaften eine im Verhältnis zu der von ihm durchgeführten Prüfung angemessene Vergütung erhalten.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
12. CONSTITUTION	12. SATZUNG
5 (2)(h) of the Regulations, Article 5 (i) of the Directive, Sec. 122c para. 2 no. 9 UmwG
The Constitution of the Successor Company is set out in Schedule 4 to this Merger Plan. The Constitution of the Successor Company that will apply from the Effective Time is attached in Schedule 5 of this Merger Plan.	Die Satzung der Übernehmenden Gesellschaft, ist diesem Dokument als Anlage 4 beigefügt. Ab dem Wirksamkeitszeitpunkt wird die als Anlage 5 beigefügte Satzung für die Übernehmende Gesellschaft gelten.
13. INFORMATION ON VALUATION OF ASSETS AND LIABILITIES THAT WILL BE TRANSFERRED TO THE SUCCESSOR COMPANY	13. ANGABEN ZUR BEWERTUNG DES AKTIV- UND PASSIVVERMÖGENS DAS AUF DIE ÜBERNEHMENDE GESELLSCHAFT ÜBERGEHT
5 (2)(j) of the Regulations, Article 5 (k) of the Directive, Sec. 122c para. 2 no. 11 UmwG
The valuation of assets and liabilities of the Transferor Company takes into account all ascertainable risks in accordance with the principles of conservative commercial accounting.	Die Bewertung der Vermögensgegenstände und Schulden der Übertragenden Gesellschaft trägt allen erkennbaren Risiken nach den Grundätzen vorsichtiger kaufmännischer Buchführung Rechnung.
The transfer of the assets and liabilities of the Transferor Company is carried out at book values for commercial purposes, as can be concluded from the Transferor Company’s balance sheet as of 31 December 2015. Principally, the Transferor Company’s balance sheet for tax purposes as of 31 December 2015 should show the fair market value of the assets and liabilities; however it could opt to record at intermediate values or at book values. In this case the recognition is intended to be carried out at book values in accordance with the applicable law.	Die Übertragung des Vermögens der Übertragenden Gesellschaft auf die Übernehmende Gesellschaft erfolgt handelsrechtlich zu Buchwerten, wie sie sich aus der Bilanz der Übertragenden Gesellschaft auf den 31. Dezember 2015 ergeben. In der steuerlichen Schlussbilanz der Übertragenden Gesellschaft auf den 31. Dezember 2015 ist das übergehende Vermögen grundsätzlich mit dem gemeinen Wert anzusetzen, wobei ein Wahlrecht zum Ansatz zu Zwischenwerten oder Buchwerten besteht. Vorliegend ist der Ansatz zu Buchwerten in Übereinstimmung mit den anwendbaren Vorschriften beabsichtigt.
The Successor Company will value the assets and liabilities of the Transferor Company at the Effective Time with a view to the financial reporting in its trade balance at the balance values as used in the interim statement of assets and liabilities of the Transferor Company.	Die Übernehmende Gesellschaft wird zum Wirksamkeitszeitpunkt für Zwecke der Rechnungslegung die Aktiva und Passiva der Übertragenden Gesellschaft in ihrer Handelsbilanz mit den in der Zwischenbilanz der Übertragenden Gesellschaft angesetzten Buchwerten ansetzen.
14. BALANCE SHEETS	14. BILANZEN
5(2)(k) of the Regulations, Article 5(l) of the Directive, Sec. 122c para. 2 no. 12 UmwG
For the purposes of Regulation 5(2)(k), of the Regulations, this Merger Plan has been prepared on the basis of the the audited accounts of the Successor Company to 31 October 2015 and the unaudited balance sheet of the Transferor Company as at 31 October 2015.
Hinsichtlich der Regelung in Regulation 5/2)(k) der Regulations wurde dieser Verschmelzungsplan auf Basis des geprüften Jahresabschlusses der Übernehmenden Gesellschaft zum 31. Oktober 2015 und der ungeprüften Bilanz der Übertragenden Gesellschaft zum 31. Oktober 2015 aufgestellt.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
The conditions for the Merger have been based on the audited accounts of the Successor Company to 31 December 2015 and on the balance sheet of the Transferor Company as per 31 December 2015.	Die Bedingungen der Verschmelzung wurden auf Grundlage des geprüften Jahresabschlusses der Übernehmenden Gesellschaft zum 31. Dezember 2015 und der Bilanz der Übernehmenden Gesellschaften zum 31. Oktober 2015 und der Bilanz der Übertragenden Gesellschaft zum 31. Dezember 2015 festgelegt.
15. Proposed Composition of Management BOARD	15. ZUSAMMENSETZUNG DES GESCHÄFTSFÜHRUNGSORGANS
The current composition of the board of directors of the Successor Company is as follows:	Aktuell setzt sich der Vorstand der Übernehmenden Gesellschaft wie folgt zusammen:
• Gordon Dunn; and • Turlough O’Connor.	• Gordon Dunn; und • Turlough O’Connor.
Following the Merger, the composition of the board of directors of the Successor Company will be as follows:	Im Anschluss an die Verschmelzung wird sich die Verwaltung der Übernehmenden Gesellschaft (board of directors) wie folgt zusammensetzen:
• Jonathan Symonds; • Shumeet Banerji; • David R. Brennan; • James Culverwell; • Rolf D, Schmidt; • Joseph Wiley; • Anthony Zook.	• Jonathan Symonds; • Shumeet Banerji; • David R. Brennan; • James Culverwell; • Rolf D, Schmidt; • Joseph Wiley; • Anthony Zook.
16. REAL PROPERTY	16. GRUNDBESITZ
The Transferor Company does not own any real estate.	Die Übertragende Gesellschaft hält keinen Grundbesitz.
17. CASH COMPENSATION	17. BARABFINDUNG
Article 4(2) of the Directive, Sec. 122i UmwG
Each Existing Shareholder of the Transferor Company who objects to the merger resolution on the record shall receive the following settlement offer from the Transferor Company in accordance with Sec. 122i UmwG:	Die Übertragende Gesellschaft macht jedem ihrer Aktionäre, der gegen den Verschmelzungsbeschluss Widerspruch zur Niederschrift erklärt, folgendes Abfindungsangebot im Sinne von § 122i UmwG:
Each shareholder of the Transferor Company, who records his objection at the general meeting that resolves on the consent to the Merger in the minutes (hereinafter “Objecting Shareholder”), is offered to receive a cash compensation in the amount of EUR […] (in words: Euro […]) per share against acquisition of his shares in the Transferor Company by the Transferor Company and this obligation is assumed by the Successor Company on the Effective Time.	Jedem Aktionär der Übertragenden Gesellschaft, der auf der Hauptversammlung, welche über die Zustimmung zur Verschmelzung beschließt, einen Widerspruch zur Niederschrift erklärt („Widersprechender Aktionär“), wird gegen Erwerb seiner Anteile an der Übertragenden Gesellschaft durch die Übertragende Gesellschaft eine Barabfindung in Höhe von EUR […] (in Worten: Euro […]) pro Anteil angeboten, wobei diese Verpflichtung infolge der Verschmelzung auf die

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
Übernehmende Gesellschaft übergeht.
The due cash compensation to be paid to Objecting Shareholders in accordance with the below provisions of the Transferor Company who record their objection at the general meeting in the minutes, shall be paid out following the Effective Time.	Die an die Widersprechenden Aktionäre der Übertragenden Gesellschaft, die auf der Hauptversammlung einen Widerspruch zur Niederschrift erklären, zahlbare Barabfindung wird gemäß der nachfolgenden Bestimmungen nach dem Wirksamkeitszeitpunkt ausbezahlt.
From the date on which notice of delivery of the order by the Irish High Court regarding the effectiveness of the Merger (see no. 8 of the Merger Plan) to the Registrar of the Irish Companies Register has been published by the Registrar in the Companies Registration Office Gazette maintained by the Registrar (hereinafter the “Merger Publication Date”) interest on the cash compensation shall accrue at the rate of 5 percentage points per annum above the applicable base interest rate pursuant to Sec. 247 German Civil Code (BGB).
Die Barabfindung ist mit Ablauf des Tages, an dem die Anzeige über die Übermittlung der Entscheidung des Irish High Court für das Wirksamwerden der Verschmelzung (vgl. Nr. 8 dieses Verschmelzungsplans) an den Registrar durch den Registrar in der Companies Office Registration Gazette geführt durch den Registrar veröffentlicht wird (nachfolgend „Verschmelzungsveröffentlichungsdatum“), mit jährlich fünf Prozentpunkten über dem jeweils gültigen Basiszinssatz gemäß § 247 BGB zu verzinsen.

The offer may be accepted only within two months from the Merger Publication Date (Sec. 122i para. 1 sent. 3, Sec. 30 para. 1 sent. 2, Sec. 15 para. 2 UmwG).	Das Angebot kann nur binnen zwei Monaten nach dem Verschmelzungsveröffentlichungsdatum (§§ 122i Abs. 1 S. 3, 30 Abs. 1 S. 2., 15 Abs. 2 UmwG) angenommen werden.
In case procedures contesting the cash compensation pursuant to Sec. 122i UmwG (Spruchverfahren) should be initiated, the time period to accept the offer of cash compensation shall lapse at the earliest two months following the day on which the final and binding decision of the competent court or a binding settlement has been published in due form.	Sollten Spruchverfahren gemäß § 122i UmwG eingeleitet werden, läuft die Frist für die Annahme des Angebots zur Zahlung einer Barabfindung frühestens zwei Monate nach dem Tag ab, an dem die endgültige und rechtskräftige Entscheidung des zuständigen Gerichts oder ein verbindlicher Vergleich ordnungsgemäß veröffentlicht wird.
On accepting the offer to receive cash compensation no costs shall be incurred by the Objecting Shareholders, including commissions or other bank administrative fees and no discount shall be made from the cash compensation.	Bei der Annahme des Angebots entstehen den Widersprechenden Aktionären keine Kosten, einschließlich Kommissionen oder sonstigen Verwaltungsgebühren der Bank und es wird dementsprechend kein Abzug von der Barabfindung vorgenommen.
The aforementioned shall not apply to any taxes on capital gains by the Objecting Shareholders. Each Objecting Shareholder shall bear such taxes separately.	Vorstehendes betrifft jedoch nicht Steuern auf etwaige Kapitalerträge eines Widersprechenden Aktionärs. Jeder Widersprechende Aktionär zahlt diese Steuern selbst.
From the perspective of the Successor Company and pursuant to the Constitution of the Successor Company as of the Effective Time and applicable Irish law the procedure for payment of cash compensation against transfer of shares will be implemented in two steps as follows: (i) following
Aus Sicht der Übernehmenden Gesellschaft und nach der Satzung der Übernehmenden Gesellschaft in der zum Wirksamkeitszeitpunkt geltenden Fassung und dem maßgeblichen irischen Recht erfolgt die Umsetzung der Zahlung der Barabfindung gegen Übertragung der Aktien in zwei

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)

acceptance of the cash compensation by an Objecting Shareholder and upon receipt of the cash compensation amount (plus applicable interest) by an Objecting Shareholder, the Consideration Shares received by such Objecting Shareholder are automatically converted into deferred shares of USD 0.01 each in the Successor Company on a one for one basis. The deferred shares will carry no voting rights or income rights and have only limited rights on a return of capital equal to the nominal value of those shares; (ii) post-conversion such deferred shares will either due to a decision of the Successor Company or upon request of the respective Objecting Shareholder be acquired by the Successor Company for nil consideration.
Schritten wie folgt: (i) Nach Annahme des Angebots auf Barabfindung durch einen Widersprechenden Aktionär und Erhalt der Barabfindung (zuzüglicher angefallener Zinsen) durch einen Widersprechenden Aktionär werden die Gegenleistungsaktien dieses Widersprechenden Aktionärs automatisch in nachranginge Aktien mit einem Wert von je USD 0,01 im Verhältnis 1:1 umgewandelt. Die nachrangigen Aktien vermitteln kein Stimmrecht und kein Dividendenrecht und vermitteln nur eingeschränkte Rechte auf Einlagenrückgewähr entsprechend deren Nominalwert; (ii) im Anschluss an die Umwandlung in nachranginge Aktien werden diese entweder aufgrund einer Entscheidung der Übernehmenden Gesellschaft oder auf Antrag des jeweiligen Widersprechenden Aktionärs durch die Übernehmende Gesellschaft ohne Gegenleistung erworben.
If a shareholder is unlawfully refused admission to the general meeting that votes on approval of the merger or if the general meeting is not properly called or the resolution to be voted on by the general meeting is not duly published in advance, this shall be deemed equivalent to an objection made in accordance with Sec. 122i UmwG.	Dem Widerspruch nach § 122i UmwG steht es gleich, wenn ein nicht erschienener Aktionär zu der die Zustimmung zum Verschmelzungsbeschluss beschließenden Hauptversammlung zu Unrecht nicht zugelassen worden ist oder die Hauptversammlung nicht ordnungsgemäß einberufen oder der Gegenstand der Beschlussfassung nicht ordnungsgemäß bekannt gemacht worden ist.
The cash compensation has been calculated based on a valuation of the Transferor Company executed in accordance with the statutory requirements under Irish and German law.	Die Barabfindung wurde auf Basis einer Bewertung der Übertragenden Gesellschafte in Übereinstimmung mit den gesetzlichen Vorgaben nach irischem und deutschem Recht berechnet.
In accordance with the Regulations and the UmwG as well as any further applicable German provisions the appropriateness of the cash compensation has been confirmed by the independent expert, TAP Dr. Schlumberger Krämer Pothorn & Partner mbB Wirtschaftsprüfungsgesellschaft Steuer-beratergesellschaft, Munich, appointed by the Regional Court (Landgericht) Nuremberg-Fuerth.	In Übereinstimmung mit den Regulations und dem UmwG sowie allen sonstigen anwendbaren deutschen Regelungen wurde die Angemessenheit der Barabfindung durch den Verschmelzungsprüfer, TAP Dr. Schlumberger Krämer Pothorn & Partner mbB Wirtschafts-prüfungsgesellschaft Steuerberatergesellschaft, München, bestellt durch das Landgericht Nürnberg-Fürth, bestätigt.
18. CONTESTATION OF CASH COMPENSATION	18. SPRUCHVERFAHREN
The German procedure to contest the cash compensation (Spruchverfahren) pursuant to the respective German provisions (Spruchverfahrensgesetz) shall be applicable regarding the shareholders of the Transferor	Für Aktionäre der Übertragenden Gesellschaft findet das deutsche Spruchverfahren nach dem deutschen Spruchverfahrensgesetz Anwendung. Für dieses Verfahren haben deutsche Gericht ausschließliche Gerichtsbarkeit.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
Company. The German courts shall have exclusive jurisdiction for such procedures.
19. RIGHT TO RESCISSION	19. RÜCKTRITTSRECHT
The Successor Company is entitled to rescind the Merger Plan by written notice provided to the Transferor Company at the latest until the end of the third day following the day of the general meeting of the Transferor Company resolving on the consent to the Merger.	Die Übernehmende Gesellschaft ist berechtigt durch schriftliche Erklärung gegenüber der Übertragenden Gesellschaft abzugeben bis spätestens zum Ende des dritten Tags nach dem Tag der Hauptversammlung der Übertragenden Gesellschaft, die über die Zustimmung zur Verschmelzung beschließt, von diesem Verschmelzungsplan zurückzutreten.
Furthermore, the Successor Company shall be entitled to rescind the Merger Plan by written notice provided to the Transferor Company in case the following conditions have not been fulfilled by the time of the final hearing of the Irish High Court under Regulation 14 of the Regulations:	Außerdem ist die Übernehmende Gesellschaft berechtigt durch schriftliche Erklärung gegenüber der Übertragenden Gesellschaft vom Verschmelzungsplan zurückzutreten, wenn eine der Folgenden Voraussetzungen nicht bis spätestens bis zur abschließenden Anhörung vor dem Irish High Court gemäß Regulation 14 der Regulations eingetreten ist:
• the SEC has declared the registration statement on Form F-4 filed by the Successor Company effective, and no stop order with respect thereto shall be in effect;	• die SEC hat das Registration Statement nach Form F-4, eingereicht durch die Übernehmende Gesellschaft, für wirksam erklärt und keine sog. Stop-Order ist diesbezüglich in Kraft;
• the Consideration Shares of the Successor Company are authorized for listing on NASDAQ, subject to official notice of issuance;	• die Gegenleistungsaktien der Übernehmenden Gesellschaft sind unter Voraussetzung der offiziellen Anzeige ihrer Ausgabe zugelassen zur Listung an der NASDAQ;
• the Consideration Shares of the Successor Company have been deemed eligible for deposit, book-entry and clearance services by the Depositary Trust Company and its affiliates;	• die Gegenleistungsaktien der Übernehmenden Gesellschaft wurden durch die Depositary Trust Company und ihre Tochtergesellschaften zur Hinterlegung, Einbuchung und Clearance zugelassen;
• the issuance of an order by the Irish High Court certifying that the Successor Company has completed properly the pre-merger acts and formalities for the Merger in accordance with the Regulations;
•
das Ergehen einer Anordnung des Irish High Court enthaltend die Bestätigung, dass die Übernehmende Gesellschaft alle Handlungen und Formalitäten ordnungsgemäß erfüllt hat, die gemäß der Regulations für eine Verschmelzung erforderlich sind;

• the issuance of a merger certificate (Verschmelzungsbescheinigung) by the German commercial register competent for the Transferor Company in accordance with Sec. 122k para. 2 UmwG;	• die Ausstellung einer Verschmelzungsbescheinigung gemäß § 122k Abs. 2 UmwG durch das für die Übertragende Gesellschaft zuständige Handelsregister;
• no event, change, circumstance, discovery,	• kein Eintritt eines Vorfalls, einer Änderung,

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)

announcement, occurrence, effect or state of facts having occurred that, individually or in the aggregate, leads or would reasonably be expected to lead to the value of the assets and liabilities of the Transferor Company to be transferred to the Successor Company as a result of the Merger to be lower than the nominal value of the Consideration Shares in the Successor Company to be issued on the Effective Time.

eines Umstand, einer Entdeckung, Bekanntmachung, eines Vorkommnisses, Effekts oder Sachverhalts, der einzeln oder zusammengenommen dazu führt oder vernünftigerweise davon ausgegangen werden kann, dass er dazu führt, dass der Wert der von der Übertragenden Gesellschaft im Wege der Verschmelzung auf die Übernehmende Gesellschaft zu übertragenden Aktiva und Passiva niedriger ist als der Nennbetrag der Gegenleistungsaktien, die die Übernehmende Gesellschaft zum Wirksamkeitszeitpunkt ausgeben werden.

For the avoidance of doubt, no such right of rescission shall be exercisable following the Effective Time.	Klarstellend wird festgehalten, dass nach dem Wirksamkeitszeitpunkt kein Rücktrittsrecht mehr ausgeübt werden kann.
In the event of a rescission a copy of the required notice of the Successor Company shall be forwarded for notification purposes to the notary notarizing this Merger Plan for German law purposes.	Im Falle eines Rücktritts soll eine Kopie der erforderlichen Rücktrittserklärung der Übernehmenden Gesellschaft dem diesen Verschmelzungsplan für deutsche rechtliche Zwecke beurkundenden Notar nachrichtlich weitergeleitet werden.
20. CREDITOR PROTECTION	20. GLÄUBIGERSCHUTZ
15 of the Regulations, Sec. 122j UmwG

Rights of creditors of the Transferor Company are set out in Sec. 122j UmwG. The creditors of the Transferor Company are entitled to receive security pursuant to Sec. 122j para. 1 sent. 1 UmwG insofar as they are not in a position to demand satisfaction. Such right shall only be granted to creditors of the Transferor Company pursuant to Sec. 122j para. 1 sent. 2 UmwG (i) who file their claim within two months following the day, on which the Merger Plan or its draft is published by the court competent with respect to the Transferor Company pursuant to Sec. 122d sent. 2 UmwG in written form stating the basis and amount of their claim, and (ii) who substantiate that the fulfillment of their claims is prejudiced by the Merger. Such right to receive security pursuant to Sec. 122j para. 2 UmwG shall only be granted to creditors of the Transferor Company with regard to such claims that have come into existence prior to or up to 15 days following the publication of the Merger Plan or its draft pursuant to Sec. 122d sent. 2 UmwG by the court competent for the Transferor Company.
Die Rechte der Gläubiger der Übertragenden Gesellschaft ergeben sich aus § 122j UmwG. Den Gläubigern der Übertragenden Gesellschaft ist gem. § 122j Abs. 1 S. 1 UmwG Sicherheit zu leisten, soweit sie nicht Befriedi-gung verlangen können. Dieses Recht steht den Gläubigern der Übertragenden Gesell-schaft gemäß § 122j Abs. 1 S. 2 UmwG jedoch nur zu, wenn sie (i) binnen zwei Monaten nach dem Tag, an dem der Verschmelzungsplan oder sein Entwurf gemäß § 122d S. 2 UmwG durch das für die Übertragende Gesellschaft zuständige Gericht bekannt gemacht worden ist, ihren Anspruch nach Grund und Höhe schriftlich anmelden, und (ii) glaubhaft machen, dass durch die Verschmelzung die Erfüllung ihrer Forderungen gefährdet wird. Ein solches Recht auf Sicherheitsleistung steht den Gläubigern der Übertragenden Gesellschaft gemäß § 122j Abs. 2 UmwG nur im Hinblick auf solche Forderungen zu, die vor oder bis zu 15 Tage nach Bekanntmachung des Verschmelzungsplans oder seines Entwurfs gemäß § 122d S. 2 UmwG durch das für die Übertragende Gesellschaft zuständige Gericht entstanden sind.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
Such claim shall be ascertained directly against the Transferor Company under its registered address (Donaustr. 24, 93342 Saal an der Donau, Germany).	Der Anspruch ist unmittelbar gegenüber der Übertragenden Gesellschaft unter deren Geschäftsanschrift (Donaustr. 24, 93342 Saal an der Donau) geltend zu machen.

Creditors of the Successor Company at the date of publication of the delivery of the Merger Plan to the Registrar of Companies in Ireland under Regulation 8 of the Regulations are entitled to be heard at the final hearing of the Irish High Court to confirm the Merger under Regulation 14 of the Regulations.
Zum Zeitpunkt der Veröffentlichung der Einreichung des Verschmelzungsplans beim Registrar of Companies in Irland gemäß Regulation 8 der Regulations existierende Gläubiger der Übernehmenden Gesellschaft haben das Recht, in der letzten Anhörung des irischen High Courts zur Bestätigung der Verschmelzung gemäß Regulation 14 der Regulations angehört zu werden.
Pursuant to Regulation 8(1)(b)(vi) and 8(1)(3)(b) of the Regulations notice regarding the arrangements for exercising rights of creditors of the Merging Companies shall be included in the Form CBM1 filed with the Registrar of Companies. The Successor Company shall procure the publication in the Companies Registration Office Gazette and two Irish national daily newspapers of the particulars as set forth in Regulation 8(1) of the Regulations at least one month before the date that the Shareholder passes by way of written resolution a special resolution to approve the Merger, which shall include information on the arrangements made for the exercise of the rights of creditors and of any minority shareholders of the Merging Companies and the addresses at which complete information on those arrangements may be obtained free of charge.	Nach Regulation 8(1)(b)(vi) und 8(1)(3)(b) der Regulations ist bei der Einreichung des Formulars CBM1 beim Registrar of Companies auf die Modalitäten der Ausübung der Rechte der Gläubiger der an der Verschmelzung beteiligten Gesellschaften hinzuweisen. Die Übernehmende Gesellschaft hat sicherzustellen, dass in der Companies Registration Office Gazette und in zwei irischen landesweiten Tageszeitungen die Angaben gemäß Regulation 8(1) der Regulations spätestens einen Monat vor dem Tag, an dem der Gesellschafter im Wege schriftlicher Beschlussfassung einen Sonderbeschluss betreffend die Zustimmung zur Verschmelzung fasst, veröffentlicht werden, welche Angaben betreffend die Modalitäten der Ausübung der Rechte von Gläubigern und Minderheitsgesellschaftern der Verschmelzenden Gesellschaftern enthalten und die Adressen angeben, unter denen vollständige Informationen betreffend diese Modalitäten kostenfrei eingeholt werden können.
21. APPROVAL BY THE SUPERVISORY BOARD	21. ZUSTIMMUNG DES AUFSICHTSRATS
On [date] 2015, the supervisory board of the Transferor Company approved the Merger Plan.	Der Aufsichtsrat der Übertragenden Gesellschaft hat dem Abschluss des Verschmelzungsplans am [Datum] 2015 zugestimmt.
22. FILING	22. HINTERLEGUNG / EINREICHUNG
8 of the Regulations, Sec. 122d UmwG
This Merger Plan will be filed with the competent German commercial register of the Transferor Company of the Local Court of Regensburg pursuant to Sec. 122d UmwG.	Dieser Verschmelzungsplan wird gemäß § 122d UmwG beim für die Übertragende Gesellschaft zuständigen Handelsregister des Amtsgerichts Regensburg eingereicht.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
This Merger Plan will further be filed with the Registrar of Companies in Ireland pursuant to Regulation 8 of the Regulations.	Dieser Verschmelzungsplan wird gemäß Regulation 8 der Regulations beim Registrar of Companies von Irland eingereicht werden.
23. COSTS	23. KOSTEN
The costs incurred by this Merger Plan and its execution shall be borne by the Successor Company except in case of a rescission of the Merger Plan in which case each Merging Company shall bear its own costs.	Die durch den Verschmelzungsplan und seine Durchführung entstehenden Kosten trägt die Übernehmende Gesellschaft, ausgenommen im Fall der Ausübung eines Rücktrittsrechts, in dem jede Verschmelzende Gesellschaft ihre eigenen Kosten zu tragen hat.
24. SEVERABILITY CLAUSE	24. SALVATORISCHE KLAUSEL
If any one or more of the provisions of this Merger Plan or any part thereof is or becomes invalid or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Merger Plan shall not in any way be affected or impaired thereby. In such circumstances, the parties shall agree to replace any invalid or unenforceable provision by a valid or enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision. This shall apply accordingly to gaps.	Sollten einzelne Bestimmungen dieses Verschmelzungsplans unwirksam oder nicht durchführbar sein oder werden, so bleiben die übrigen Teile insgesamt wirksam. An die Stelle der unwirksamen oder undurchführbaren Bestimmungen werden die Parteien solche vereinbaren, die den mit den unwirksamen oder undurchführbaren Bestimmungen verfolgten wirtschaftlichen Zwecken in zulässiger Weise am nächsten kommen. Dies gilt entsprechend für Lücken.
25. FINAL PROVISIONS	25. SCHLUSSBESTIMMUNGEN
This Merger Plan (which for German law purposes has been included in a notarial deed) have been prepared in German and English language. For purposes of the registration in Germany, the German version shall prevail. For purposes of the registration in Ireland, the English version shall prevail. This Merger Plan has been read out in German and English language.	Dieser Verschmelzungsplan (der für deutsches Recht in eine Notariatsurkunde aufgenommen wurde) wurde in deutscher und englischer Sprache verfasst. Für Zwecke der Eintragung in Deutschland, ist ausschließlich die deutsche Fassung maßgeblich. Für Zwecke der Eintragung in Irland ist die englische Fassung maßgeblich. Dieser Verschmelzungsplan wurde in deutscher und englischer Sprache verlesen.

SCHEDULE 1 to Annex A
MEMORANDUM OF ASSOCIATION
OF
INNOCOLL HOLDINGS PUBLIC LIMITED COMPANY
(As altered pursuant to a special resolution passed on [         ])
1.
The name of the Company is Innocoll Holdings Public Limited Company.

2.
The Company is a public limited company registered under Part 17 of the Companies Act, 2014.

3.
The objects for which the Company is established are:-

3.1
To carry on the business of a holding company and to co-ordinate the administration, finances and all other activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company including the incorporation of any one or more subsidiaries and in particular to carry on the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2
To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of such special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any corporation in which the Company is interested upon such terms as may be thought fit.

3.3
To acquire any such shares and other securities as are mentioned in the preceding paragraphs by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.4
To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of, and to act as financial advisers and consultants to, any corporation or corporations now or hereafter incorporated or acquired which may be or may become a Group Company of, or an Affiliate of the Company, or to any corporation or corporations now or hereafter incorporated or acquired (which are not Group Companies) with which the Company may be or may become associated.

3.5
To provide financing and financial investment, management and advisory services to any Group Company or Affiliate, which shall include granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company or Affiliate and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company or Affiliate by such bank.

3.6
To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.7
To apply for and register as a company with any stock exchange and to list all or any part of its share capital on any such stock exchange subject to the rules and regulations governing the listing of shares applicable in the relevant jurisdiction.

3.8
To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

3.9
To issue securities of the Company (or contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities) directly to any employees of the Company or Group Company, in consideration for employment or other services performed by those employees and to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors or consultants or former employees, directors or consultants of the Company or its predecessors or any Group Companies or Affiliates, or the dependants or connected persons of such employees, directors or consultants or former employees, directors or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes or employee share schemes, enabling employees, directors or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

3.10
To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

3.11
To sell, lease, exchange, grant, convey, transfer or otherwise dispose of any or all of the property, investment or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

3.12
To acquire and undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

3.13
To apply for, register, purchase, lease, hold, use, control, license, assign or otherwise acquire or dispose any patents, patent rights, brevets d’invention, copyrights, formulae, trademarks, licences, inventions, processes, distinctive marks, technology, know-how, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention or technology which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

3.14
To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to directly or indirectly benefit the Company.

3.15
To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.16
To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of the Company or not, and to give all kinds of indemnities.

3.17
To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency, swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.18
To carry on the business of financing and re-financing, whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.
3.19
To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the holding company or a subsidiary (as defined by Sections 7 and 8 of the Companies Act 2014) of the Company or another subsidiary as defined by the said Sections of the Company’s holding company or otherwise associated with the Company in business.

3.20
To borrow, raise finance or secure the payment of money (in any currency) in such manner as the Company shall think fit, and in particular by the provision of a guarantee or by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.21
To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.22
To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of the Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

3.23
To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.24
To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.25
To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.26
To construct, erect, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

3.27
To purchase and maintain insurance for the benefit of any person who is an officer or employee or former officer or employee of the Company or of a subsidiary of the Company or in which the Company has an interest whether direct or indirect or who is or was trustee of any retirement benefits scheme or any other trust in which any such officer or employee or former officer or employee is or has been interested, indemnifying such person against liability for negligence, default, breach of duty or breach of trust or any other liabilities which may lawfully be insured against.
3.28
To grant bonuses to any person or persons who are or have been in the employment of the Company or any Group Companies or Affiliates or any person or persons who are or have been directors of, or consultants to, the Company or any of its Group Companies or Affiliates.

3.29
To purchase and maintain insurance in respect of the payment of interest and/or capital on any notes, bonds or debentures issued by the Company for the benefit of such persons as may for the time being hold any such notes, bonds or debentures.

3.30
To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company or any of its subsidiary or associated companies and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.31
To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company, any Group Company or Affiliate.

3.32
To adopt such means of making known the products of the Company or of any Group Company or Affiliate as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.

3.33
To allot and issue fully paid shares of the Company in payment or part payment of any property or asset purchased or otherwise acquired by the Company or for any past services performed for the Company or any Group Company.

3.34
To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.35
To distribute among the members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, subject always to the provisions of the Act and any other applicable laws.

3.36
To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.37
To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.38
To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothecation, lien or charge.

3.39
To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.40
To procure that the central management and control of the Company be located in any country. To cause the Company or any Group Company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

3.41
To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.42
To grant bonuses to any person or persons who are or have been in the employment of the Company or any Group Companies or Affiliates or any person or persons who are or have been directors of, or consultants to, the Company or any of its Group Companies or Affiliates.

3.43
To sell, exchange, mortgage, charge, let and grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration.

3.44
To cease carrying on or wind up any business or activity of the Company and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

3.45
To obtain any provisional order or Act of the Oireachtas or Charter for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

3.46
To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation, which may be thought detrimental to the interests of the Company or any Group Companies or its or their employees and to subscribe to any association or fund for any such purposes.

3.47
To enter into any arrangement with any government or authority or person that may seem conducive to the Company’s objects or any of them, and to obtain from any such government, authority or person, any legislation, orders, rights, privileges, franchises and concessions which the Directors of the Company may think it desirable to obtain and to carry out, and to exercise and comply with the same.

3.48
To make or receive gifts by way of capital contribution, gratuity, charitable aid or otherwise.

3.49
To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.50
To receive voluntary dispositions of all or any part of the property and rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.51
To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purchase of shares in or debentures of the Company or any corporation which is at any given time the Company’s holding company.

3.52
To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are capable of being conveniently carried on in connection therewith.

NOTE A:   The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.
NOTE B:   It is hereby declared that:
(a)
the word “company” in this clause, except where used in reference to the Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph;

(b)
the term “corporation” means any body corporate, corporation, company, partnership, limited liability company or other legal entity wherever incorporated;

(c)
the term “Group Company” or “Group Companies” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;

(d)
the term “Affiliate” of any person means any other person that directly or indirectly controls, is controlled by, or is under common control with, such person; and

(e)
the term “Act” has the meaning ascribed to such term in the Articles of Association.

4.
The liability of the members is limited.

5.
The authorised share capital of the Company is US$10,250,000 and €100,000 divided into 1,000,000,000 Ordinary Shares of US$0.01 each, 25,000,000 Deferred Shares of US$0.01 each and 100,000 Euro Deferred Shares of  €1.00 each.

The shares forming the capital may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

ARTICLES OF ASSOCIATION
OF
INNOCOLL HOLDINGS PUBLIC LIMITED COMPANY
(As altered pursuant to a special resolution passed on [          ])

Part I — Preliminary
1.
Interpretation

(a)
The provisions of the Companies Act 2014 which are stated therein to apply to a public limited company (or a PLC as that term is defined in the Companies Act 2014), save to the extent that its constitution is permitted to provide or state otherwise, will apply to the Company subject to the alterations contained in these Articles and will bind the Company and its members.

(b)
Without prejudice to Section 1007(4) of the Companies Act 2014 and save as otherwise expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any optional provision of the Companies Act 2014, any such optional provision of the Companies Act 2014 shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions of the Companies Act 2014 (and the expression “optional provision” shall take its meaning from Section 1007(2) of the Companies Act 2014).

(c)
In these Articles the following expressions shall, unless the context otherwise requires, have the following meanings:

“Act”
the Companies Act 2014 and all acts of the Oireachtas and statutory instruments which are to be read as one with or construed or read together as one with the Companies Act 2014 and every statutory modification, amendment, extension or re-enactment thereof for the time being in force or, where the context so admits or requires, any one or more of such acts;
“address”
includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;
“advanced electronic signature”
the meaning given to that expression in the Electronic Commerce Act 2000;
“Approved Nominee”
a person appointed under contractual arrangements with the Company to hold Shares or rights or interests in Shares on a nominee basis including, without limitation, in connection with the provision of depository, system operator and/or back-entry transfer services;
“Articles”
these articles of association for the time being in force;
“Assistant Secretary”
any person appointed by the Secretary or the Board from time to time to assist the Secretary;
“Auditor” or “Auditors”
the statutory auditor or auditors from time to time of the Company;
“Clear Days”
in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;
“Company”
Innocoll Holdings Public Limited Company (company registration number 544604);
“Company Conversion Notice”
a notice in writing from the Company to a Holder of Ordinary Shares notifying them of the conversion of a specified number of the Ordinary Shares held by them in accordance with Article 5;

“Deferred Shares”
the deferred shares of US$0.01 each (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Articles;
“Directors” or “Board”
the directors from time to time of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name;
“dividend”
includes interim dividends and bonus dividends;
“electronic communication”
the meaning given to that word in the Electronic Commerce Act 2000;
“electronic signature”
the meaning given to that word in the Electronic Commerce Act 2000;
“Euro Deferred Shares”
the deferred shares of  €1.00 each (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Articles;
“Exchange”
any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time;
“Exchange Act”
The U.S. Securities and Exchange Act of 1934, as amended;
“Group”
the Company and its subsidiaries for the time being;
“Holder” or “Shareholder”
in relation to any share, the person whose name is entered in the Register as the holder of the share or, where the context permits, the persons whose names are entered in the Register as the joint holders of shares;
“Member Associated Person”
with respect to any member means (A) any person controlling, directly or indirectly, or acting as a “group” (as such term is used in Rule 13d-5(b) under the Exchange Act) with, such member, (B) any beneficial owner of shares of the Company owned of record or beneficially by such member and (C) any person controlling, controlled by or under common control with such Member Associated Person;
“Memorandum”
the memorandum of association of the Company for the time being in force;
“Merger”
the cross-border merger between Innocoll AG and the Company with Innocoll AG being the disappearing entity and the Company being the surviving entity in a merger by acquisition;
“Ordinary Resolution”
a resolution of the Company’s shareholders passed by a simple majority of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote at such meeting (or, if in writing, signed by all of the Shareholders entitled to attend and vote);
“Ordinary Shares”
ordinary shares of US$0.01 each (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Articles;

“paid up”
paid-up as to the nominal value and any premium payable in respect of the issue of any shares and includes credited as paid-up;
“qualified certificate”
the meaning given to that word in the Electronic Commerce Act 2000;
“Redeemable Shares”
shares in the capital of the Company that are redeemable in accordance with the provisions of these Articles or the terms of issue of such class or series of shares;
“Register”
the register of members to be kept by the Company as required by the Act;
“Registered Office”
the registered office for the time being of the Company within the meaning of Section 50 of the Act;
“Seal”
the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Act;
“SEC”
the Securities and Exchange Commission of the United States;
“Secretary”
the Secretary of the Company and any person appointed to perform the duties of the Secretary of the Company or if there are joint secretaries any of the joint secretaries;
“Share” or “share”
in relation to any share, unless specified otherwise or the context otherwise requires, any share in the capital of the Company;
“Special Resolution”
a resolution of the Company’s shareholders passed by at least 75% of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote at such meeting (or, if in writing, signed by all of the Shareholders entitled to attend and vote); and
“Treasury Shares”
shares in the Company which have been redeemed or purchased by the Company as are being held by the Company as treasury shares in accordance with Chapter 6 of Part 3 of the Act.
(d)
Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography, electronic mail and any other modes of representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company and the Company has agreed to its receipt in such form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these Articles referring to receipt or issuance of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(e)
Unless the contrary intention appears, the use of the word “address” in these Articles in relation to electronic communications includes any number or address used for the purpose of such communications.

(f)
Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

(g)
The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

(h)
References in these Articles to any enactment or any section or any regulation or provision thereof shall mean such enactment, section or provision as the same may be amended or re-enacted and may be from time to time and for the time being in force.

(i)
In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(j)
References in these Articles to US$, USD, or dollars shall mean the currency of the United States of America and to € or c or Euro or cent shall mean the currency for the time being of Ireland.

(k)
Reference herein to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security.

PART II — REGISTERED OFFICE
2.
Registered Office

The Registered Office shall be at such place in Ireland as the Board from time to time shall decide.
PART III — SHARE CAPITAL AND RIGHTS
3.
Share capital

Without prejudice to the power of the Board to issue and allot shares pursuant to the following Articles, the authorised share capital of the Company is US$10,250,000 and €100,000 divided into 1,000,000,000 Ordinary Shares of US$0.01 each, 25,000,000 Deferred Shares of US$0.01 each and 100,000 Euro Deferred Shares of  €1.00 each.
4.
Rights of shares on issue

Without prejudice to any special rights conferred on the Holders of any existing shares or class of shares and subject to the provisions of the Act, any share may be issued with such rights or restrictions as the Company may by Ordinary Resolution determine.
5.
Ordinary Shares

(a)
On the receipt by a Holder of Ordinary Shares of cash compensation in connection with the Merger (a “Withdrawing Shareholder”), the Company may, by the service of a Company Conversion Notice, convert some or all of the Ordinary Shares held by a Withdrawing Shareholder (the “Withdrawing Shares”) into fully paid Deferred Shares on a one for one basis. Upon conversion, the Withdrawing Shares shall convert by an automatic process of re-designation into Deferred Shares, without any further action by a Withdrawing Shareholder.

(b)
The conversion of any Ordinary Shares into Deferred Shares in accordance with this Article 5 shall not constitute an alteration, abrogation, variation or modification of the rights attached to those classes of shares.

6.
Deferred Shares

(a)
The holders of the Deferred Shares will not be entitled to receive any dividend or distribution and will not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Shareholders of the Company. On a return of assets, whether on liquidation or otherwise, the holders of the Deferred Shares will only be entitled to the payment of a total of €0.001 on such shares provided the net proceeds of the liquidation exceed €100,000,000,000,000 pari passu with the holders of Ordinary Shares and the Euro Deferred Shares and the holders of the Deferred Shares will not be entitled to any further participation in the assets or profits of the Company thereafter.

(b)
The Company may at any time by serving notice on a Holder of the Deferred Shares:

(i)
acquire some or all of the Deferred Shares held by that Holder otherwise than for valuable consideration in accordance with section 102(1) of the Act;

(ii)
appoint any person to execute on behalf of such Holder a transfer(s) in respect of the said Deferred Shares and/or an agreement to transfer the same otherwise than for valuable consideration to the Company (or to any such other person as the Company may nominate) and/or any other document the Board considers necessary or desirable to effectuate the aforementioned acquisition; and

(iii)
cancel any Deferred Shares so acquired.

(c)
A Holder of Deferred Shares may at any time, by serving notice on the Company, request the Company to acquire some or all of the Deferred Shares held by that Holder otherwise than for valuable consideration in accordance with section 102(1) of the Act. In that event, the Company may:

(i)
appoint any person to execute on behalf of the requesting Holder a transfer(s) in respect of the said Deferred Shares and/or an agreement to transfer the same otherwise than for valuable consideration to the Company (or to any such other person as the Company may nominate) and/or any other document the Board considers necessary or desirable to effectuate the aforementioned acquisition; and

(ii)
cancel any Deferred Shares so acquired.

(d)
In accordance with section 1040(3) of the Act the Company shall, not later than three years after any acquisition by it of any Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the issued share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Act.

(e)
Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Deferred Shares as aforesaid nor the cancellation thereof by the Company in accordance with this Article 6 shall constitute a variation or abrogation of the rights or privileges attached to the Deferred Shares and accordingly the Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the Holders of the Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

7.
Euro Deferred Shares

(a)
The holders of the Euro Deferred Shares will not be entitled to receive any dividend or distribution and will not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Shareholders of the Company. On a return of assets, whether on liquidation or otherwise, the holders of the Euro Deferred Shares will only be entitled to the payment of an aggregate sum of €0.001 on all such shares provided the net proceeds of the liquidation exceed €100,000,000,000 pari passu with the holders of Ordinary Shares and the Deferred Shares and the holders of the Euro Deferred Shares will not be entitled to any further participation in the assets or profits of the Company thereafter.

(b)
The Company may at any time by serving notice on the Holders of the Euro Deferred Shares:

(i)
acquire all or any of the Euro Deferred Shares in issue otherwise than for valuable consideration in accordance with section 102(1) of the Act and without obtaining the sanction of the Holders thereof;

(ii)
appoint any person to execute on behalf of the Holders of the said Euro Deferred Shares a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company (or to any such other person as the Company may nominate) and/or any other document the Board considers necessary or desirable to effectuate the aforementioned acquisition;

(iii)
cancel any Euro Deferred Shares so acquired; and

(iv)
pending such acquisition and/or transfer, retain the certificate (if any) for such Euro Deferred Shares.

(c)
In accordance with section 1040(3) of the Act the Company shall, not later than three years after any acquisition by it of any Euro Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the issued share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Act.

(d)
Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares as aforesaid nor the cancellation thereof by the Company in accordance with this Article 7 shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the Holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

8.
Redeemable shares

(a)
Subject to the provisions of the Act, any shares may be issued on the terms that they are, or at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company may by Special Resolution determine. In addition and subject as aforesaid, the Company is hereby authorised to redeem (on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles or a Special Resolution of the Company) any of its shares which have been converted into redeemable shares. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as Treasury Shares and re-issue such Treasury Shares as shares of any class or classes or cancel them subject to the provisions of the Act.

(b)
Subject to the provisions of the Act, the Company may convert any of its shares into redeemable shares.

(c)
Subject to Article 8(d), an Ordinary Share shall be automatically converted into a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade (in this Article an “arrangement”) between the Company and any person pursuant to which the Company acquires, agrees to acquire, or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such person. In these circumstances, the acquisition of such shares or interest in shares by the Company shall constitute the redemption of a Redeemable Share in accordance with Chapter 6 of Part 3 and Chapter 5 of Part 17 of the Act.

(d)
The provisions of Article 8(c) shall not apply to a particular arrangement if the Board resolves, prior to the existence or creation of that arrangement, that the arrangement concerned is to be treated as a purchase or acquisition of shares pursuant to Article 51(a) or as otherwise permitted by the Act (including Section 102(1) of the Act), in which case the arrangement shall be so executed as a purchase or acquisition, in accordance with Article 51(a) and/or the relevant provision(s) of the Act, and not a redemption of shares.

9.
Variation of rights

(a)
The rights attached to any class of shares may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of the class provided that, if the relevant class of Holders has only one Holder, that person present in person or by proxy shall constitute the necessary quorum. The rights attached to any class of shares may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such meeting the provisions of Article 61 shall apply.

(b)
The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or the terms of the issue of the shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

10.
Trusts not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder. This shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company. The obligations of an Approved Nominee under this Article shall be limited to disclosure of such information relating to the beneficial ownership of any share as has been recorded by it pursuant to arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed an Approved Nominee.
11.
Disclosure of interests

If at any time the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member:
(a)
(A) has been duly served with a notice under Section 1062 of the Act (a “Section 1062 notice”) and is in default for the prescribed period (as defined in sub-paragraph (f)(ii)) in supplying to the Company the information thereby required; or (B) in purported compliance with such a Section 1062 notice, has made a statement which is false or inadequate in a material particular, then the Directors may, in their absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that:

(i)
in respect of the shares in relation to which the default occurred (the “default shares”) the member shall not be entitled to attend or to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company; and

(ii)
where the nominal value of the default shares represents at least one-quarter of one per cent. (0.25%) of the nominal value of the issued shares of the class concerned, then the direction notice may additionally direct that:

(A)
except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the default shares, whether in respect of capital or dividend or otherwise, and the Company shall not have any liability to pay interest on any such payment when it is finally paid to the member (but the provisions of this sub-paragraph (A) shall apply only to the extent permitted from time to time by the listing rules of any Exchange on which the Company’s shares are listed); and/or

(B)
no other distribution shall be made on the default shares; and/or

(C)
no transfer of any of the default shares held by such member shall be registered unless:

(I)
the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Directors may in their absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(II)
the transfer is an approved transfer (as defined in sub-paragraph(f)(iii));

and the Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.
(b)
Where any person appearing to be interested in the default shares has been duly served with a direction notice or copy thereof and the default shares which are the subject of such direction notice are held by an Approved Nominee, the provisions of this Article shall be treated as applying only to such default shares held by the Approved Nominee and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Nominee.

(c)
Where the member upon whom a Section 1062 notice is served is an Approved Nominee acting in its capacity as such, the obligations of the Approved Nominee as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed as an Approved Nominee.

(d)
Any direction notice shall immediately cease to have effect:

(i)
in relation to any shares which are transferred by such member by means of an approved transfer; or

(ii)
when the Directors are satisfied that such member and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant Section 1062 notice.

On any direction notice ceasing to have effect the Company shall pay to the Holder (or, in the case of joint Holders, the first named Holder) on the Register in respect of the default shares as of the record date of any such dividend, distribution or other payment the amount withheld pursuant to the provisions of this Article subject always to the provisions of Article 127 which shall be deemed to apply equally to any amount so withheld.
(e)
The Directors may at any time give notice cancelling a direction notice.

(f)
For the purposes of this Article:

(i)
a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 1062 which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant Section 1062 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(ii)
the prescribed period is twenty eight (28) days from the date of service of the said Section 1062 notice unless the nominal value of the default shares represents at least one-quarter of one per cent. (0.25%) of the nominal value of the issued shares of that class, in which case the prescribed period is fourteen (14) days from that date;

(iii)
a transfer of shares is an “approved transfer” if but only if:

(A)
it is a transfer of shares to an offeror by way or in pursuance of acceptance of an offer made to all the Holders (or all the Holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them; or

(B)
the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(C)
the transfer results from a sale made through the Exchange.

(g)
Nothing contained in this Article shall limit the power of the Company under Section 1066 of the Act.

(h)
For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

12.
Allotment of shares

(a)
Subject to the provisions of these Articles relating to new shares, the unissued shares of the Company shall be at the disposal of the Board, and it may (subject to the provisions of the Act) issue, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as it may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount save in accordance with Sections 71(4) and 1026 of the Act, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter (1/4) of the nominal amount of the share and the whole of any premium thereon.

(b)
Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of the Exchange, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)
The Board is, for the purposes of Section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 1021) up to the amount of the Company’s authorised share capital from time to time and to allot and issue any shares purchased by the Company pursuant to the provisions of Parts 3 and 17 of the Act and held as Treasury Shares and this authority shall expire five years from the date of adoption of these Articles.

(d)
The Board is hereby empowered pursuant to Sections 1021 and 1023(3) of the Act to allot equity securities within the meaning of the said Section 1023 for cash pursuant to the authority conferred by Article 12(c) as if Section 1022 of the Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph had not expired.

(e)
Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

13.
Payment of commission

Subject to the Act, the Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.
14.
Payment by instalments

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the share.

PART IV — SHARE CERTIFICATES
15.
Issue of certificates

(a)
Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by the Exchange, a depository, or any operator of any clearance or settlement system, no Shareholder shall be entitled to receive a share certificate for any shares of any class held by him (nor on transferring a part of a holding, to a certificate for the balance).

(b)
Any share certificate, if issued, shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal or under a securities seal as provided for by Section 1017 of the Act. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the Seal or the securities seal and that any signature on such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be a facsimile printed on such certificates. In respect of a share or shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

(c)
Except as required by law, the rights and obligations of the Holders of uncertificated shares and the rights and obligations of the Holders of the shares represented by certificates of the same class, if any, shall be identical.

16.
Replacement of certificates

(a)
Subject to Article 16(b), if a share certificate is defaced, worn out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company in investigating evidence or in relation to any indemnity as the Directors may determine, but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

(b)
Any person claiming a share certificate to have been lost, destroyed or stolen, shall make an affidavit or affirmation of that fact, and if required by the Board shall advertise the same in such manner as the Board may require, and shall give the Company, its transfer agents and its registrars a bond of indemnity, in form and with one or more sureties satisfactory to the Board or anyone designated by the Board with authority to act thereon, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or stolen.

PART V — LIEN ON SHARES
17.
Extent of lien

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to all monies payable in respect of it.

18.
Power of sale

The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) Clear Days after notice demanding payment, and stating that if the notice is not complied with the share may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.
19.
Power to effect transfer

To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the share(s) sold to, or in accordance with the directions of, the purchaser. The purchaser shall be entered in the Register as the Holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the purchaser has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.
20.
Proceeds of sale

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any monies not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.
21.
Liability on shares

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any Holders or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Holder by the Company on or in respect of any shares registered as mentioned above or for or on account or in respect of any Holder and whether in consequence of:
(a)
the death of such Holder;

(b)
the non-payment of any income tax or other tax by such Holder;

(c)
the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such member or by or out of his estate; or

(d)
any other act or thing;

in every such case (except to the extent that the rights conferred upon Holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):
(A)
the Company shall be fully indemnified by such Holder or his executor or administrator from all liability;

(B)
the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Register as held either jointly or solely by such Holder for all monies paid or payable by the Company as referred to above in respect of such shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Holder under or in consequence of any such law, together with interest at the rate of fifteen per cent. (15%) per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(C)
the Company may recover as a debt due from such Holder or his executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company;

(D)
the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any shares by any such Holder or his executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company;

(E)
subject to the rights conferred upon the holders of any class of shares, nothing in this Article will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Holder as referred to above (and, his executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

Nothing in this Article shall impose any liability or obligation on an Approved Nominee or on any Share held by an Approved Nominee acting in its capacity as such.
PART VI — CALLS ON SHARES
22.
Making of calls

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any monies unpaid on their shares and each member (subject to receiving at least fourteen (14) Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.
23.
Time of call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be made by instalments.
24.
Liability of joint holders

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
25.
Interest on calls

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by Section 2(1) of the Act) but the Directors may waive payment of the interest wholly or in part.
26.
Instalments treated as calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.
27.
Power to differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

28.
Interest on monies advanced

The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent. (15%) per annum, as may be agreed upon between the Directors and the member paying such sum in advance.
PART VII — FORFEITURE
29.
Notice requiring payment

(a)
If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(b)
The notice shall name a further day (not earlier than the expiration of fourteen (14) Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(c)
If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

(d)
On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

30.
Power of disposal

Subject to the provisions of the Act, a forfeited share shall be deemed to be the property of the Company and may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
31.
Effect of forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares. The Board may waive payment of the sums due wholly or in part. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.
32.
Statutory declaration

A statutory declaration that the declarant is a Director or the Secretary, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the Holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
33.
Payment of sums due on share issues

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
34.
Surrender of shares

The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.
PART VIII — TRANSFER OF SHARES
35.
Form of instrument of transfer

Subject to compliance with the Act and to any applicable restrictions contained in these Articles, applicable law, including U.S. securities laws, and any agreement binding on such Holder as to which the Company is aware, any Holder may transfer all or any of its shares by an instrument of transfer in the usual common form or in any other form or by any other method permissible under applicable law, as may be approved by the Directors.
36.
Execution of instrument of transfer

(a)
The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, Assistant Secretary or any duly authorised delegate or attorney of the Secretary or Assistant Secretary (whether an individual, a corporation or other body of persons, whether corporate or not, and whether in respect of specific transfers or pursuant to a general standing authorisation) and the Secretary or Assistant Secretary or a relevant authorised delegate shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company.

(b)
In the case of transfers to Cede & Co (or any other affiliate of The Depository Trust Company) the instrument of transfer may be executed by the transferor or alternatively on behalf of the transferor by the Company (acting through the Secretary or such person as may be nominated by the Secretary for this purpose), and the Company shall be deemed to have been irrevocably appointed agent for the transferor with full power to execute, complete and deliver in the name of and on behalf of the transferor transfers of all shares held by the transferor in the share capital of the Company to Cede & Co (or any other affiliate of The Depository Trust Company).

(c)
In the case of transfers other than those to Cede & Co (or any other affiliate of The Depository Trust Company), the instrument of transfer of any share shall be executed by the transferor or alternatively for and on behalf of the transferor by the Company (acting through the Secretary or such person as may be nominated by the Secretary for this purpose), and the Company shall be deemed to have been irrevocably appointed agent for the transferor with full power to execute, complete and deliver in the name of and on behalf of the transferor all such transfers of shares held by the transferor.
(d)
Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares, shall, once executed in accordance with this clause, be deemed to be a proper instrument of transfer for the purposes of Section 94 of the Act.

(e)
The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(f)
Notwithstanding the provisions of these Articles and subject to any regulations made under Section 1086 or 1087 of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 1086 or 1087 of the Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates, in order to give effect to such regulations.

37.
Stamp duty

Subject to the Act, the Company, at its absolute discretion, may, or may procure that a subsidiary of the Company or any other person shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company, which would otherwise be payable by the transferee, is paid by the Company or any subsidiary of the Company on behalf of or as agent for the transferee, then in those circumstances, the Company shall on its behalf or on behalf of any such subsidiary, be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at the Company’s or relevant subsidiary’s discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at the Company’s or relevant subsidiary’s discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or any subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares. The members of the Company appoint the Company and any subsidiary of the Company from time to time as their agent in relation to stamp duty. Nothing in this Article shall impose any liability or obligation on an Approved Nominee or on any Share held by an Approved Nominee acting in its capacity as such.
38.
Refusal to register transfers

The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a share which is not fully paid. The Directors may also decline to recognise any instrument of transfer unless:
(i)
the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)
the instrument of transfer is in respect of one class of share only;

(iii)
the instrument is properly stamped (in circumstances where stamping is required);

(iv)
in the case of a transfer to joint holders, the instrument of transfer is in favour of not more than four (4) transferees;

(v)
it is lodged at the Registered Office or at such other place as the Directors may appoint;

(vi)
they are satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

(vii)
they are satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

39.
Procedure on refusal

If the Directors refuse to register a transfer then, within two (2) months after the date on which the transfer was lodged with the Company, they shall send to the transferee notice of the refusal.
40.
Closing of transfer books

The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.
41.
Absence of registration fees

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.
42.
Retention of transfer instruments

All instruments of transfer shall upon their being lodged with Company remain the property of the Company and the Company shall be entitled to retain them, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.
43.
Renunciation of allotment

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.
44.
Transfer of warrants

Subject to such of the restrictions of these Articles and to such of the conditions of issue of any share warrants as may be applicable, any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.
PART IX — TRANSMISSION OF SHARES
45.
Death of a member

In the case of the death of a member, the survivor or survivors, where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons. For greater certainty, where two or more persons are registered as joint Holders of a share or shares, then in the event of the death of any joint Holder or Holders the remaining joint Holder or Holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint Holder except in the case of the last survivor of such joint Holders.
46.
Transmission on death or bankruptcy

A person becoming entitled to a share in consequence of the death or bankruptcy of a member may elect, upon such evidence being produced as the Directors may properly require, either to become the Holder of the share or to have some person nominated by him registered as the transferee thereof but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be. If the person so becoming entitled elects to become the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All of the Articles herein relating to the right to transfer and the registration of transfers of shares will apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.
47.
Rights before registration

A person becoming entitled to a share by reason of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that, before being registered as the Holder of the share, he shall not be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company, so, however, that the Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety (90) days, the Directors thereupon may withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.
PART X — ALTERATION OF SHARE CAPITAL
48.
Increase of capital

The Company from time to time by Ordinary Resolution may increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.
49.
Consolidation, sub-division and cancellation of capital

The Company, by Ordinary Resolution, may:
(a)
reduce its authorised share capital;

(b)
consolidate and divide all or any of its share capital into shares of larger amount;

(c)
subject to the Act, subdivide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub-division, one or more of the shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares);

(d)
make provision for the issue and allotment of shares which do not carry any voting rights;

(e)
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled; or

(f)
subject to applicable law, change the currency denomination of its share capital.

50.
Fractions on consolidation

Subject to the provisions of these Articles, whenever as a result of an issuance, alteration, reorganisation, consolidation, division, or subdivision of the share capital of the Company any member would become entitled to fractions of a share, no such fractions shall be issued or delivered to the members. The Directors may sell, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion, rounding to the nearest cent, among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

51.
Purchase of own shares

(a)
Subject to the Act, the Company may, without prejudice to any relevant special rights attached to any class of shares, pursuant to Sections 105 and 1071 of the Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Holders or Holders of the same class) and may cancel any shares so purchased or hold them as Treasury Shares and may reissue any such shares as shares of any class or classes. The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Act. The holder of the shares being purchased shall be bound to deliver up to the Company at its Registered Office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation (or, in the case of any defaced, worn out, lost, stolen or destroyed share certificate, an indemnity in lieu thereof in terms satisfactory to the Board) and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

(b)
The Company may in addition acquire any of its own fully paid shares otherwise than for valuable consideration in accordance with Section 102(1) of the Act and on such other terms (if any) as it deems appropriate and may cancel such shares on acquisition.

52.
Reduction of capital

The Company, by Special Resolution, may reduce its company capital (as defined in Section 64(1) of the Act) in any manner and with, and subject to, any incident authorised, and consent required, by law. In relation to such reductions, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected.
53.
Financial assistance

The Company may give any form of financial assistance which is permitted by the Act for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in the Company’s holding company.
PART XI — GENERAL MEETINGS
54.
General Meetings outside Ireland & satellite meetings

(a)
Subject to Section 176 of the Act, all general meetings of the Company may be held outside Ireland.

(b)
Subject to the Act, the Board may resolve to enable persons entitled to attend a general meeting of the Company to do so by simultaneous attendance and participation by means of two-way, audio visual electronic facilities at a satellite meeting place anywhere in the world and by such electronic means as the Board may from time to time approve. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote will be counted in the quorum for, and will be entitled to vote at, the meeting in question if the chairman is satisfied that the conditions referred to in Articles 54(c) (i), (ii) and (iii) have been met.

(c)
If it appears to the chairman of a general meeting that the place of the meeting (or any satellite meeting) specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting nevertheless is duly constituted and its proceedings nevertheless are valid if the chairman is satisfied that adequate facilities have been made available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to:

(i)
communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities;

(ii)
have access to all documents which are required by the Act and these Articles to be made available at the meeting; and

(iii)
participate in any poll required to vote on any resolutions of the Company,

and in that case the chairman may elect to use such adequate facilities described in this Article for the purposes of the meeting and any provision of these Articles relating to meetings will apply to any meeting so extended by the use of such facilities.
(d)
The chairman of the general meeting will be present at, and the meeting will be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to in Articles 54(c) (i), (ii) and (iii), the chairman may, without the consent of the meeting adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment will be valid.

(e)
The Board may, and at any general meeting or meeting of a class of members, the chairman of such meeting may, make any arrangement and impose any requirement as may be reasonable for the purpose of verifying the identity of members participating by way of electronic facilities, as described in Article 54(b).

55.
Annual general meetings

The Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than fifteen (15) months shall elapse between the date of one (1) annual general meeting and that of the next.
56.
Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.
57.
Convening general meetings

(a)
The Directors may whenever they think fit convene general meetings. Extraordinary general meetings may also be convened on such requisition, or in default may be convened by such requisitionists, and in such manner as may be provided by the Act.

(b)
Upon request in writing of Shareholders holding such number of shares as is prescribed by Section 178 of the Act (as amended by Section 1101 of the Act), delivered to the Registered Office, it shall be the duty of the Directors to convene a general meeting to be held within two (2) months from the date of the deposit of the requisition in accordance with Section 178 of the Act (as amended by Section 1101 of the Act). If such notice is not given within two (2) months after the delivery of such request, the requisitionists, or any one (1) of them representing more than one half  (1/2) of the total voting rights of all of them, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three (3) months from the said date and any notice of such meeting shall be in compliance with these Articles.

(c)
Any request to convene an extraordinary general meeting pursuant to Article 57(b) must be made in accordance with Article 78.

58.
Postponing or cancelling general meetings

(a)
The Directors may postpone a general meeting of the members (other than a meeting requisitioned by a member in accordance with Section 178 of the Act (as amended by Section 1101 of the Act) or where the postponement of which would be contrary to the Act or a court order pursuant to the Act) after it has been convened, and notice of such postponement shall be served in accordance with Article 60 upon all members entitled to notice of the meeting so postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Article 60.

(b)
The Directors may, with cause, cancel a general meeting of the members (other than a meeting requisitioned by a member in accordance with Section 178 of the Act (as amended by Section

1101 of the Act) or where the cancellation of which would be contrary to the Act or a court order pursuant to the Act) after it has been convened, and notice of such cancellation shall be served in accordance with Article 60 upon all members entitled to notice of the meeting so cancelled.
59.
Class meetings

All provisions of these Articles relating to general meetings of the Company shall apply equally to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:
(a)
the necessary quorum shall be two (2) or more Holders (or, if there is only one (1) Holder of the relevant class or series of Holders, one (1) Holder) present in person or by proxy or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute the necessary quorum;

(b)
any Holder of shares of the class present in person or by proxy may demand a poll; and

(c)
on a poll, each Holder of shares of the class shall have one vote in respect of every share of the class held by him.

60.
Notice of general meetings

(a)
Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a Special Resolution shall be called by at least twenty-one (21) Clear Days’ notice and all other extraordinary general meetings shall be called by at least fourteen (14) Clear Days’ notice.

(b)
Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of the Directors who are to retire at the meeting and of any persons who are recommended by the Board or a committee thereof for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Provided that the latter requirement shall only apply where notice of the intention to propose the person has been received by the Company in accordance with the provisions of these Articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the Holders of any class of shares of the Company as of the record date set by the Directors other than shares which, under the terms of these Articles or the terms of allotment of such shares, are not entitled to receive such notice from the Company, and to the Directors and the Auditors.

(c)
The accidental omission to give notice of a meeting to, or, in cases where instruments of proxy are sent out without the notice, the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or instrument of proxy by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d)
Where, by any provision contained in the Act, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight (28) days (or such shorter period as the Act permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.

(e)
Notice of every general meeting shall be given in any manner permitted by these Articles to all Shareholders (other than those who, under the provisions of these Articles or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director, to the Auditors and to the Secretary.

PART XII — PROCEEDINGS AT GENERAL MEETINGS
61.
Quorum for general meetings

(a)
No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, two (2) or more Shareholders (or, if there is only one (1) Shareholder of the relevant class or series of Shareholders, one (1) Shareholder) present in person or by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) and holding shares representing at least fifty per cent. (50%) of the issued shares carrying the right to vote at such meeting shall constitute a quorum. Abstention and broker votes not voted by Shareholders present in person or by proxy will be counted as present for purposes of determining whether there is a quorum.

(b)
If such a quorum is not present within half an hour (30 minutes) from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place (unless Shareholders are notified of another place), or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour (30 minutes) from the time appointed for the meeting, the meeting, if convened otherwise than by resolution of the Directors, shall be dissolved, but if the meeting shall have been convened by resolution of the Directors, one (1) person entitled to be counted in a quorum present at the meeting shall be a quorum.

62.
Security of the meeting

The Board may, and at any general meeting or meeting of a class of members, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of the meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting or meeting of a class of members, the chairman of such meeting, is entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.
63.
Business of the meeting

(a)
No business may be transacted at a meeting of Shareholders, other than business that is either proposed by or at the direction of the Directors; proposed at the direction of the High Court of Ireland; proposed on the requisition in writing of such number of members as is prescribed by, and is made in accordance with, the relevant provisions of the Act and Articles 57(b) and 78 hereof and, in respect of an annual general meeting only, these Articles; or the chairman of the meeting determines in his absolute and sole discretion that the business may properly be regarded as within the scope of the meeting.

(b)
For business or nominations to be properly brought by a member at any general meeting, it must be brought in accordance with Articles 78, 79 and 80 and the member proposing such business must be a Holder of record at the time of giving of the notice.

64.
Special business

All business shall be deemed special that is transacted at an extraordinary general meeting. All business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the consideration of the statutory financial statements and the report of the Directors and the report of the Auditors on those statements and the report of the Directors, the review by the members of the Company’s affairs, the election of Directors in the place of those retiring, the fixing of the remuneration of the Directors, subject to Sections 380 and 382 to 385 of the Act, the appointment or the re-appointment of the Auditors and the fixing of the remuneration of the Auditors.

65.
Chairman of general meetings

(a)
The chairman of the board of Directors or, in his absence, the deputy chairman (if any) or, in his absence, some other Director nominated by the Directors, shall preside as chairman at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes (15) after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one (1) of their number to be chairman of the meeting and, if there is only one (1) Director present and willing to act, he shall be chairman.

(b)
If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of the members personally present to be chairman of the meeting.

66.
Directors’ and Auditors’ right to attend general meetings

A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.
67.
Adjournment of general meetings

The chairman, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting to an alternative time or indefinitely and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned indefinitely, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen (14) days or more or indefinitely, at least seven (7) Clear Days’ notice shall be given specifying the time and meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.
68.
Resolutions

(a)
Subject to the Act, a resolution may only be put to a vote at a general meeting of the Company if:

(i)
it is specified in the notice of the meeting; or

(ii)
it is otherwise properly brought before the meeting by the chairman of the meeting or by or at the direction of the Board; or

(iii)
it is proposed at the direction of a court of competent jurisdiction; or

(iv)
it is proposed with respect to an extraordinary general meeting in the requisition in writing for such meeting made by such number of Shareholders as is prescribed by (and such requisition in writing is made in accordance with) Section 178 of the Act (as amended by Section 1101 of the Act); or

(v)
it is proposed in accordance with Article 98; or

(vi)
the chairman of the meeting in his discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)
No amendment may be made to a resolution at or before the time when it is put to a vote unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(c)
If the chairman of the meeting rules a resolution or an amendment to a resolution inadmissible or out of order, as the case may be, the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive, subject to any subsequent order by a court of competent jurisdiction.

69.
Determination of resolutions

(a)
Except where a greater majority is required by the Act or these Articles, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

(b)
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Unless a poll is so demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn before the poll is taken but only with the consent of the chairman, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

70.
Entitlement to demand poll

Subject to the provisions of the Act, a poll may be demanded:
(a)
by the chairman of the meeting;

(b)
by at least three (3) members present (in person or by proxy) having the right to vote at the meeting;

(c)
by any member or members present (in person or by proxy) representing not less than one-tenth (1∕10) of the total voting rights of all the members having the right to vote at the meeting; or

(d)
by a member or members present (in person or by proxy) holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth (1/10) of the total sum paid up on all the shares conferring that right.

71.
Taking of a poll

(a)
Save as provided in paragraph (b) of this Article, a poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(b)
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty (30) days after the poll is demanded) and place as the chairman of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(c)
No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven (7) Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.

(d)
A Holder entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses.

72.
Votes of members

Votes may be given either personally or by proxy or a duly authorised representative of a corporate member. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member shall have one (1) vote, so, however, that no individual shall have more than one (1) vote, and on a poll every member present in person or by proxy or a duly authorised representative of a corporate member shall have one (1) vote for every share carrying voting rights of which he is the Holder. On a poll a member entitled to more than one (1) vote need not use all his votes or cast all the votes he uses in the same way.
73.
Voting by joint Holders

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.
74.
Voting by incapacitated Holders

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Registered Office or at such other address as is specified in accordance with these Articles for the receipt of appointments of proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.
75.
Written resolution of the members

(a)
Subject to Section 191 of the Act a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

(b)
For the purposes of any written resolution under this Article, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Article, a reference to such date.

76.
Restriction of voting rights

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all monies then payable by him in respect of that share have been paid.
77.
Time for objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.
78.
Notice members’ business for extraordinary general meetings

A member’s notice to the Secretary in respect of a meeting requisitioned in accordance with Article 57(b) must set forth as to each matter such member proposes to bring before the meeting:
(a)
a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Articles, the text of the proposed amendment) and the reasons for conducting such business at the meeting;

(b)
as to the member giving the notice:

(i)
the name and address, as they appear in the Register, of such member and any Member Associated Person covered by clause (ii) below;

(ii)
(A) the class and number of shares of the Company which are held of record or are beneficially owned by the member and by any Member Associated Person with respect to the Company’s securities; (B) a description of any agreement, arrangement or understanding in connection with the proposal of such business between or among such member and any Member Associated Person, any of their respective affiliates or associates, and any others (including their names) acting as a “group” (as such term is used in Rule 13d-5(b) under the Exchange Act) with any of the foregoing; (C) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned securities) that has been entered into, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such member or such Member Associated Person, with respect to shares of the Company; (D) a representation that the member is a Holder of shares of the Company (either of record or beneficially) entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (E) a representation whether the member or the Member Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and / or form of proxy to Holders of at least the percentage of the Company’s outstanding shares required to adopt the proposal and / or (y) otherwise to solicit proxies from members in support of such proposal. If requested by the Company, the information required under clauses (A), (B) and (C) of the preceding sentence shall be supplemented by such member and any Member Associated Person not later than ten (10) days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed to disclose such information as of the record date; and

(c)
any material interest of the member or any Member Associated Person in such business.

The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Article, and if any proposed business is not in compliance with this Article, to declare that such defective proposal shall be disregarded. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge that a proposal that is not made in compliance with the procedure specified in this Article, and any such proposal not properly brought before the meeting, be considered.
79.
Notice of member Director nominations for extraordinary general meetings

A member’s notice to the Secretary in respect of a meeting requisitioned in accordance with Article 57(b) must set forth as to each nomination such member proposes to bring before the meeting:
(a)
as to each person whom the member proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares which are beneficially owned by such person, (iv) particulars which would, if he were so appointed, be required to be included in the Company’s register of Directors and Secretaries and (v), all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or its otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as nominee and to serving as director if elected); and

(b)
as to the member giving the notice, the provisions of Article 78(b) apply mutatis mutandis.

80.
Member nominations for extraordinary general meetings

(a)
The Company may require any proposed nominee to furnish such other information as it may reasonably require, including the completion of any questionnaires to determine the eligibility of such proposed nominee to serve as a Director of the Company and the impact that such service would have on the ability of the Company to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Company or its Directors.

(b)
The chairman of the meeting shall have the power and duty to determine whether a nomination to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Article, and if any proposed nomination is not in compliance with this Article, to declare that such defective nomination shall be disregarded. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge a nomination that is not made in compliance with the procedure specified in this Article, and any such nomination not properly brought before the meeting shall not be considered.

(c)
Notwithstanding the foregoing provisions of Articles 78 and 79, unless otherwise required by law, if the member (or a qualified representative of the member) does not appear at the general meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For the purposes of Articles 78 and 79, to be considered a qualified representative of the member, a person must be a duly authorised officer, manager or partner of such member or must be authorised by written notice executed by such member or an electronic transmission delivered by such member to act for such member as proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the general meeting of members.

(d)
In addition, if the member intends to solicit proxies from the members of the Company, such member shall notify the Company of this intent in accordance with Rule 14a-4 and/or Rule 14a-8 under the Exchange Act. Any references in these Articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to member nominations or proposals as to any other business to be considered pursuant to these Articles and compliance with these Articles shall be the exclusive means for a member to make nominations or submit proposals for any other business to be considered at a general meeting (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, or any successor rule). Nothing in these Articles shall be deemed to affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act.

81.
Appointment of proxy

(a)
Every member entitled to attend and vote at a general meeting may appoint a proxy or proxies to attend, speak and vote on his behalf provided that, where a shareholder appoints more than one (1) proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by him. The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointer. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal, under the hand of a duly authorised officer thereof or in such manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic form shall only be effective in such manner as the Directors may approve.

(b)
An appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

(c)
A standing proxy shall be valid for all meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received by the Company. Where a standing proxy exists, its operation shall be deemed to have been suspended at any meeting or adjournment thereof at which the Holder is present or in respect to which the Holder has specially appointed a proxy. The Directors may from time to time require such evidence as they shall deem necessary as to the due execution and continuing validity of any standing proxy and the operation of any such standing proxy shall be deemed to be suspended until such time as the Directors determine that they have received the requested evidence or other evidence satisfactory to it.
(d)
The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

(e)
Subject to the foregoing, a Holder may appoint a proxy by means of an “omnibus” or “enduring” proxy with or without a power of substitution. Such “omnibus” or “enduring” proxy may provide that all persons who appear in a specified register maintained by an Approved Nominee (each a “specified holder”) may act as proxy for so long as the name of the specified holder appears in the specified Approved Nominee register in respect of the relevant number of Shares which appear opposite the name of the specified holder in the Approved Nominee register from time to time (the “Relevant Shares”) in relation to all meetings of the Company, and if any specified holder does not attend a meeting of the Company, the relevant Holder may appoint such other persons as may be nominated by the specified holder from time to time in accordance with the proxy registration system for specified holders as the Holder’s proxy in relation to all meetings of the Company in respect of the Relevant Shares.

(f)
The instrument of proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office of the Company or at such other place within Ireland as is specified for that purpose in the notice convening the relevant meeting, and shall be so deposited not later than:

(i)
48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(ii)
in the case of a poll, 48 hours before the time appointed for the taking of the poll.

82.
Electronic appointment of proxy

Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.
83.
Bodies corporate acting by representatives at meetings

Any body corporate which is a member of the Company may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or any class of members of the Company, and any person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. Where a member appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise rights attached to a different share or shares held by the member. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

84.
Effect of proxy appointment

A proxy shall have the right to exercise all or any of the rights of his appointer, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he has appointed to the proxy to attend, to demand or join in demanding a poll and to speak and vote at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain in his discretion on any resolution put to the vote. The appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.
85.
Effect of revocation of proxy or of authorisation

A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal or revocation of the proxy or of the authority under which the proxy or authority was executed or the transfer of the share in respect of which the proxy or authority is given, if no intimation in writing (whether in electronic form or otherwise) of such death, insanity, winding up, revocation or transfer as aforesaid is received by the Company at the Registered Office, at least one (1) hour before the commencement of the meeting or adjourned meeting at which the proxy is used or the representative acts provided however that where such intimation is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.
PART XIII — DIRECTORS
86.
Number of Directors

The number of Directors will not be less than two (2) and will not exceed such number as may from time to time be fixed by the Board. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two (2) Shareholders may summon a general meeting for the purpose of appointing Directors.
87.
Share qualification

A Director shall not require a share qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.
88.
Ordinary remuneration of Directors

(a)
Each Director shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine.

(b)
The Board may from time to time determine that, subject to the requirements of the Act, all or part of any fees or other remuneration payable to any Director of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

89.
Special remuneration of Directors and use of Company property

(a)
Any Director who holds any executive office (including for this purpose the office of chairman or deputy chairman) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

(b)
The Directors are expressly permitted (as contemplated by Section 228(1)(d) of the Act) to use the Company’s property subject to any conditions as may be set by the Board from time to time (or as may be set pursuant to any authority delegated pursuant to Part XIV of these Articles).

90.
Expenses of Directors

The Directors may be paid all reasonable travelling, hotel and incidental expenses properly incurred by them in the conduct of the Company’s business or in the discharge of their duties as Director including in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company.
91.
Other positions

Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.
PART XIV — POWERS OF DIRECTORS
92.
Directors’ powers

Subject to the provisions of the Act, the Memorandum and these Articles and to any directions by the members given by Special Resolution, not being inconsistent with these Articles or with the Act, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Act or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the Memorandum or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.
93.
Power to delegate

Without prejudice to the generality of the preceding Article, the Directors may delegate any of their powers to any managing Director or any Director holding any other executive office. Any such delegation may be made subject to any conditions the Directors may impose, either collaterally with or to the exclusion of their own powers and may be revoked.
94.
Appointment of attorneys

The Directors, from time to time and at any time by power of attorney may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.
95.
Borrowing powers

Subject to the Act the Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount subject to any limitations by applicable law or Exchange rules.

96.
Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.
PART XV — APPOINTMENT AND RETIREMENT OF DIRECTORS
97.
Appointment of Directors

(a)
Each Director shall retire at the annual general meeting held in the calendar year following the year in which he was appointed or last re-appointed but unless he falls within Article 97(b) below he shall be eligible for re-appointment.

(b)
A Director shall also retire at any general meeting if he has agreed to do so (whether in accordance with the terms of his appointment or otherwise) and, unless the Directors have agreed otherwise, he shall not be eligible for re-appointment.

(c)
Any Director whose term of office is expiring at an annual general meeting will retain office until the close of that meeting.

98.
Nominations of Directors

No person shall be appointed a Director, unless nominated in accordance with the provisions of this Article or Article 101. Nominations of persons for appointment as Directors may be made:
(a)
by recommendation of the Board or a committee thereof; or

(b)
with respect to election at an extraordinary general meeting requisitioned in accordance with Section 178 of the Act (as amended by Section 1101 of the Act), by a Shareholder or Shareholders who hold Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting and in compliance with the other provisions of these Articles and the Act relating to nominations of Directors and the proper bringing of special business before an extraordinary general meeting; or

(c)
by Holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue, (sub-clauses (b) and (c) being the exclusive means for a Shareholder to make nominations of persons for election to the Board).

For nominations of persons for election as Directors at an extraordinary general meeting to be in proper written form, a Shareholder’s notice must comply with the requirements set out in Article 79.
The determination of whether a nomination of a candidate for election as a Director of the Company has been timely and properly brought before such meeting in accordance with this Article will be made by the chairman of such meeting. If the chairman determines that any nomination has not been timely and properly brought before such meeting, he or she will so declare to the meeting and such defective nomination will be disregarded.
99.
Retirement

Subject to Article 100, a Director who retires at an annual general meeting may be reappointed, if willing to act. If he is not reappointed (or deemed to be reappointed pursuant to these Articles) he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.
100.
Deemed reappointment

If a Director stands for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution for the re-election of such Director has been defeated.

101.
Appointment of additional Directors

Subject as aforesaid, the Directors may appoint a person to be a Director either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors.
PART XVI — DISQUALIFICATION AND REMOVAL OF DIRECTORS
102.
Disqualification of Directors

The office of a Director shall be vacated thereupon if the Director:
(a)
is restricted or disqualified from acting as a director of any company under the provisions of Part 14 of the Act;

(b)
becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)
in the opinion of a majority of the Board, becomes incapable by reason of mental disorder of discharging his duties as a Director;

(d)
(not being a Director holding for a fixed term an executive office in his capacity as a Director) resigns his office by notice to the Company;

(e)
is convicted of an indictable offence, unless the Directors otherwise determine;

(f)
shall have been absent for more than six (6) consecutive months without permission of the Directors from meetings of the Directors held during that period, and the Directors pass a resolution that by reason of such absence he has vacated office;

(g)
is required in writing (whether in electronic form or otherwise) by all his co-Directors to resign; or

(h)
is removed from office under Section 146 of the Act or Article 103.

103.
Removal of Directors

The Company, by Ordinary Resolution of which extended notice has been given in accordance with the provisions of the Act, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by Ordinary Resolution appoint another person as Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.
PART XVII — DIRECTORS’ OFFICES AND INTERESTS
104.
Executive offices

(a)
The Directors may appoint one (1) or more of their body to the office of chairman, President, Vice-President, Managing Director or Joint Managing Director or to any other executive office (except that of Auditor) under the Company (including, where considered appropriate, the office of chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

(b)
A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

(c)
The appointment of any Director to the office of chairman, President, Vice-President, Managing Director or Joint Managing Director shall determine automatically if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(d)
The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claims for damages for breach of any contract of service between him and the Company.

(e)
A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

(f)
Any person elected or appointed pursuant to this Article shall hold his office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.

(g)
In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office or executive or official position.

(h)
Except as provided in the Act or these Articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to this Article shall be such as are determined from time to time by the Board.

(i)
The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Act.

105.
Directors’ interests

(a)
Subject to the provisions of the Act, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director or entities in which any such Director has an interest or of which any such director is an officer, director, member, partner or employee, notwithstanding his office:

(i)
may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or associated company thereof or in which the Company or any subsidiary or associated company thereof is otherwise interested;

(ii)
may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or associated company thereof is otherwise interested; and

(iii)
shall not be accountable, by reason of his office, to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(b)
Subject to the provisions of the Act, no Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director’s interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.
(c)
A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(d)
The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

(e)
Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor for the Company.

(f)
For the purposes of this Article:

(i)
a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(ii)
an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

106.
Restriction on Directors’ voting

(a)
A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the Act and these Articles with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present, but the resolution with respect to the contract, transaction or arrangement will fail unless it is approved by a majority of the disinterested Directors voting on the resolution.

(b)
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(c)
For the purposes of this Article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director.

(d)
The Company by Ordinary Resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

(e)
The provisions of Section 228(1)(e) of the Act shall not apply to restrict any Director from entering into any commitment that has been approved by the Board (or which has been has been approved pursuant to any authority delegated by the Board in accordance with Part XIV of these Articles).

107.
Entitlement to grant pensions

The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated company of the Company or a predecessor in business of the Company or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.
PART XVIII — PROCEEDINGS OF DIRECTORS
108.
Convening and regulation of Directors’ meetings

(a)
Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of the Directors to any Director who, being a resident of Ireland, is for the time being absent from Ireland.

(b)
Notwithstanding anything in these Articles or in the Act which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors either by mail not less than 48 hours before the date of the meeting, by telephone, email, or any other electronic means on not less than 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Any Director may waive any notice required to be given under these Articles, and the attendance of a Director at a meeting shall be deemed to be a waiver by such Director.

109.
Quorum for Directors’ meetings

(a)
The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be a majority of the Directors.

(b)
The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

110.
Voting at Directors’ meetings

Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting shall have a second or casting vote.
111.
Board committees

The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings of committees; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees. Subject to no appointment to the office of chairman of any such Committee having been made pursuant to a resolution of the Board, a committee may elect a chairman of its meeting. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting. Subject to any provisions of this Article, the proceedings of a committee shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.
112.
Telecommunication meetings

A meeting of the Directors or any committee appointed by the Directors may be held by means of such telephone, electronic or other communication facilities (including, without limiting the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.
113.
Chairman of the Board

Subject to any appointment to the office of chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected or if at any meeting the chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.
114.
Validity of acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.
115.
Directors’ resolutions or other documents in writing

A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.
116.
Minutes of meetings

The Directors shall cause minutes to be made in books provided for the purpose:
(a)
of all appointments of officers and committees made by the Directors;

(b)
of the names of the Directors present at each meeting of the Directors and of any Directors and all other members thereof present at every meeting of any committee appointed by the Directors; and

(c)
of all resolutions and proceedings at all meetings of the Company and of the Holders of any class of shares in the Company and of the Directors and of committees of Directors.

Any such minute as aforesaid, if purporting to be signed by the chairman of the meeting at which the proceedings were had, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matter stated in such minute without any further proof.
PART XIX — THE SECRETARY
117.
Appointment of Secretary

The Secretary shall (subject to Section 1112 of the Act) be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. Anything required or authorised by the Act or these Articles to be done by the Secretary may be done, if the office is vacant or there is for any other reason no Secretary readily available and capable of acting, by or to any assistant or acting secretary readily available and capable of acting, or by or to any officer of the Company authorised generally or specially in that behalf by the Directors; provided that any provision of the Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.
PART XX — RIGHTS PLAN
118.
Rights plan

Subject to applicable law, the Board is hereby expressly authorised to adopt any shareholder rights plan or similar plan, agreement or arrangement pursuant to which, under circumstances provided therein, some or all Shareholders will have rights to acquire Shares or interests in Shares at a discounted price, upon such terms and conditions as the Board deems expedient and in the best interests of the Company.
PART XXI — THE SEAL
119.
Use of Seal

The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Act) shall be used only by the authority of the Directors or of a committee authorised by the Directors.
120.
Seal for use abroad

The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad and a securities seal as provided for in Section 1017 of the Act and such powers shall be vested in the Directors.
121.
Signature of sealed instruments

(a)
Every instrument to which the Seal shall be affixed shall be signed by a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may determine by resolution that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the Auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled).

(b)
For the purposes of this Article, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a qualified certificate of a Director and the Secretary or of a second Director or by some other person appointed by the Directors for the purpose.

PART XXII — DIVIDENDS AND RESERVES
122.
Declaration of dividends

Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the members, but no such dividend shall exceed the amount recommended by the Directors.
123.
Interim and fixed dividends

Subject to the provisions of the Act, the Directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.
124.
Payment of dividends

(a)
Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share.

(b)
If several persons are registered as joint Holders of any share, any one of them may give effectual receipts for any dividend or other monies payable on or in respect of the share.

125.
Deductions from dividends

The Directors may deduct from any dividend or other monies payable to any member in respect of a share any monies presently payable by him to the Company in respect of that share.
126.
Dividends in specie

The Board or any general meeting declaring a dividend (upon the recommendation of the Board), may direct that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all the members and may vest any such specific assets in trustees as may seem expedient to the Board.
127.
Dividend payment mechanism

(a)
Any dividend or other monies payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other monies payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.
(b)
In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the Holder or joint Holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other monies by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system). Every such payment made by means of the relevant system shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the Holder or joint Holders.

128.
Dividends not to bear interest

No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.
129.
Payment to Holders on a particular date

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such shares in respect of such dividend. The provisions of this Article shall apply equally to capitalisations to be effected in pursuance of these Articles. Any dividend, interest or other sum payable which remains unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.
130.
Unclaimed dividends

If the Directors so resolve, any dividend which has remained unclaimed for six (6) years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.
131.
Reserves

Before recommending any dividend, the Directors may carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.

PART XXIII — ACCOUNTS
132.
Accounts

(a)
The Directors shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

(i)
correctly record and explain the transactions of the Company;

(ii)
will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(iii)
will enable the Directors to ensure that any financial statements of the Company can be prepared in accordance with the requirements of the Act; and

(iv)
will enable the financial statements of the Company so prepared to be audited.

The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall not be deemed to be kept if there are not kept such accounting records as are necessary to facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the group and to explain its transactions.
The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its shareholders or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members unless so required under applicable Exchange rules or SEC rules.
(b)
The accounting records shall be kept at the Registered Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)
The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting.

(d)
In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.

(e)
A copy of  (i) the statutory financial statements of the Company which are to be laid before the annual general meeting of the Company, together with a copy of the Directors’ report and Auditors’ report thereon or (ii) summary financial statements prepared in accordance with Section 1119 of the Act shall be sent by post, electronic mail or any other means of electronic communication not less than twenty one (21) Clear Days before the date of the annual general meeting of the Company to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes and the required number of copies of these documents shall be forwarded at the same time to the appropriate section of the Exchange.

(f)
Auditors shall be appointed and their duties regulated in accordance with the Act.

(g)
Where the Directors elect to send summary financial statements to the members in accordance with Section 1119 of the Act, any member may request a copy of the statutory financial statements of the Company and a copy of the Directors’ report and Auditors’ report thereon.

PART XXIV — CAPITALISATION OF PROFITS OR RESERVES
133.
Capitalisation of distributable profits and reserves

The Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). In pursuance of any such resolution under this Article, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.
134.
Implementation of capitalisation issues

Whenever such a resolution is passed in pursuance of the immediately preceding Article the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.
PART XXV — NOTICES
135.
Notices in writing

Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).
136.
Service of notices

(a)
A notice or document (including a share certificate) to be given, served, sent or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company:

(i)
by handing same to him or his authorised agent;

(ii)
by leaving the same at his registered address;

(iii)
by sending the same by the post in a pre-paid cover addressed to him at his registered address;

(iv)
by sending the same by courier in a pre-paid cover addressed to him at his registered address; or

(v)
by sending the same by means of electronic mail or making it available by other means of electronic communication approved by the Directors, provided that any Holder may require the Company to send him a physical copy of the notice or document by requesting the Company to do so provided further however that such request is made after the date of adoption of this Article and it may not take effect until five (5) days after written notice of the request is received by the Company.

(b)
For the purposes of these Articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (i) or (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be). In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this Article the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four 24 hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(f)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twelve (12) hours after despatch.

(g)
Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(v), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(h)
Without prejudice to the provisions of sub-paragraphs (a) (ii) and (iii) of this Article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice issued through a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisement or advertisements shall appear. In any such case the Company shall put a full copy of the notice of the general meeting on its website and shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside Ireland (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of Ireland unaffected by such suspension or curtailment of postal services and if at least ninety-six (96) hours prior to the time appointed for the holding of the meeting the posting of notices to members in Ireland, or any part thereof which was previously affected, has become practical in the opinion of the Directors, the Directors shall send forthwith confirmatory copies of the notice by post to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting. For the purposes this Article, “public announcement” shall mean disclosure in a press release reported by a national news service or a document publicly filed by the company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(i)
Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(j)
Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited financial statements and the Directors’ and Auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him of its intention to use electronic communications for such purposes and the member has not, within 4 weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he may revoke such consent at any time by requesting the Company to communicate with him in documented form provided however that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company.

137.
Service on joint Holders

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.
138.
Service on transfer or transmission of shares

(a)
Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

(b)
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

139.
Signature to notices

The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.
140.
Deemed receipt of notices

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
PART XXVI — WINDING UP
141.
Distribution on winding up

Subject to Articles 5, 6, 7 and 8 if the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.
142.
Sale by a liquidator

(a)
In case of a sale by the liquidator under Section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members direct of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b)
The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

143.
Distribution in specie

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Act, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.
PART XXVII — MISCELLANEOUS
144.
Inspection and secrecy

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting. No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.
145.
Closing the Register or fixing record date

(a)
For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Board may provide, subject to the requirements of Section 174 of the Act that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty (30) days in each year. If the Register shall be so closed for the purpose of determining members entitled to notice of or to vote at a meeting of members such Register shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

(b)
In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date (a) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, and (b) for the purpose of determining the members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or the taking of any action to which such determination of members is relevant. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors.

(c)
If the Register is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members or members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

146.
Destruction of records

The Company may destroy:
(a)
any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company:

(b)
any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration;

(c)
all share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof;

(d)
all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof;

(e)
all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use;

(f)
all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded; and

(g)
any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it, and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i)
the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)
nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) are not fulfilled; and

(iii)
references in this Article to the destruction of any document include references to its disposal in any manner.

147.
Untraced shareholders

(a)
The Company shall be entitled to sell at the best price reasonably obtainable any share of a Holder or any share to which a person is entitled by transmission if and provided that:

(i)
for a period of twelve (12) years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Holder or to the person entitled by transmission to the share at his address on the Register or the other last known address given by the Holder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Holder or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

(ii)
at the expiration of the said period of twelve (12) years by advertisement in a national daily newspaper published in Ireland and in a newspaper circulating in the area in which the address referred to in sub-paragraph (a)(i) of this Article is located the Company has given notice of its intention to sell such share;

(iii)
during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the Holder or person entitled by transmission; and

(iv)
the Company has first given notice in writing to the relevant securities exchange on which the Company’s shares are listed of its intention to sell such shares.

(b)
To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the Holder or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

(c)
The Company shall account to the Holder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Monies carried to such separate account may be either employed in the business of the Company or invested in such investments as the Directors may think fit, from time to time.

(d)
To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

(e)
The Company may only exercise the powers granted to it in this Article 147 in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

(f)
If during any six year period referred to in Article 147, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Article (other than the requirement that they be in issue for six years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

148.
Indemnity

(a)
Subject to Articles 148 (g) and (h), the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he or she is or was an Indemnified Person (including, without limitation, any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company), against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Indemnified Person (i) did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of such employee benefit plan and (ii) with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful.

(b)
Subject to Articles 148 (g) and (h), the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favour by reason of the fact that he or she is or was an Indemnified Person, against expenses (including legal fees) actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company and except that no such indemnification will be made in respect of any claim, issue or matter as to which such Indemnified Person will have been adjudged to be liable for wilful neglect or wilful default in the performance of his or her duty to the Company or to such employee benefit plan unless and only to the extent that the Irish High Court or the court in which such action, suit or proceeding was brought will determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.

(c)
Subject to Articles 148 (g) and (h), to the extent that an Indemnified Person has been successful on the merits or otherwise in defence, of any action, suit or proceeding referred to in Articles 148 (a) and (b) above, or in defence of any claim, issue or matter therein, he or she will be indemnified against expenses (including legal fees) actually and reasonably incurred by him or her in connection therewith.

(d)
Any indemnification under Articles 148 (a) and (b) above (unless ordered by a court) will be made by the Company only as authorised in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Articles 148 (a) and (b). Such determination will be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable (or, even if obtainable, if a quorum of disinterested Directors so directs), by independent legal counsel in a written opinion or (iii) by the Shareholders entitled to vote at general meetings of the Company.

(e)
The Board will have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Indemnified Persons or employees or agents of the Company or any Group Company or of any other corporation or employee benefit plan in which the Company or any Group Company has any direct or indirect interest, including insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other corporation.
(f)
Subject to Articles 148 (g) and (h), expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the manner provided in Article 148 (d), upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount unless it will ultimately be determined that he or she is entitled to be indemnified by the Company as authorised in this Article.

(g)
The provisions for indemnity contained in these Articles will have effect to the fullest extent permitted by law but will not extend to any matter which would render them void pursuant to the Act. In the event of any amendments or judicial interpretations of the Act which may permit a wider indemnification, this Article will be interpreted accordingly.

(h)
The rights to indemnification and reimbursement of expenses provided by these Articles are in addition to (i) any other rights to which a person may be entitled, including any other rights under these Articles, under any other applicable bye-laws or Articles of any other corporation, under any agreement, under any insurance purchased by the Company or any Group Company, pursuant to any vote of shareholders or disinterested Directors or pursuant to the direction (however embodied) of any court of competent jurisdiction, both as to action in his or her official capacity while holding such office and as to action in another capacity while holding such office and (ii) the power of the Company to indemnify or otherwise make payments (without prior commitment upon the authorisation of the Board) of the type contemplated by this Article in respect of any person who is or was an employee, office holder or director of the Company or of another corporation, any joint venture, trust or other enterprise which he is serving or has served at the request of the Company. The indemnification provided by this Article will continue as to a person who has ceased to be an Indemnified Person and will inure to the benefit of his heirs, executors and administrators.

(i)
In this Article, the term “Indemnified Person” means any officer of the Company (including any Director or Secretary) or any other person appointed pursuant to Article 104, any member of a committee constituted under Article 111, any person acting as an office holder of the Company, any person holding any other executive or official position of the Company, any employee or agent of the Company, and any person serving at the request of the Company as a director, officer, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company or any Group Company. As used in this Article, references to the “Company” include all constituent companies in a consolidation or merger or other business combination transaction in which the Company or a predecessor to the Company by consolidation or merger or other business combination transaction was involved.

(j)
To the fullest extent permitted under Irish law, no Director, officer of the Company or other person appointed pursuant to Article 104 (each a “Covered Person”) will be liable or answerable for the acts, receipts, neglects, or defaults of any other Covered Person or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company will be invested or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person with whom any monies, securities or effects will be deposited or for any loss occasioned by any error of judgment or oversight on his or her part or for any other loss, damage, or misfortune whatever which will happen in or about the execution of the duties of his or her office or other position with the Company or in relation thereto, unless the same happen through his or her own wilful neglect or wilful default.

149.
Alteration of Articles

The Company may by Special Resolution amend or alter these Articles.

Annex B — Relevant Territories
1.
Albania

2.
Armenia

3.
Australia

4.
Austria

5.
Bahrain

6.
Belarus

7.
Belgium

8.
Bosnia & Herzegovina

9.
Botswana

10.
Bulgaria

11.
Canada

12.
Chile

13.
China

14.
Croatia

15.
Cyprus

16.
Czech Republic

17.
Denmark

18.
Egypt

19.
Estonia

20.
Ethiopia

21.
Finland

22.
France

23.
Georgia

24.
Germany

25.
Greece

26.
Hong Kong

27.
Hungary

28.
Iceland

29.
India

30.
Israel

31.
Italy

32.
Japan

33.
Republic of Korea

34.
Kuwait

35.
Latvia

36.
Lithuania

37.
Luxembourg

38.
Macedonia

39.
Malaysia

40.
Malta

41.
Mexico

42.
Moldova

43.
Montenegro

B-1

44.
Morocco

45.
Netherlands

46.
New Zealand

47.
Norway

48.
Pakistan

49.
Panama

50.
Poland

51.
Portugal

52.
Qatar

53.
Romania

54.
Russia

55.
Saudi Arabia

56.
Serbia

57.
Singapore

58.
Slovak Republic

59.
Slovenia

60.
South Africa

61.
Spain

62.
Sweden

63.
Switzerland

64.
Thailand

65.
Turkey

66.
United Arab Emirates

67.
Ukraine

68.
United Kingdom

69.
United States of America

70.
Uzbekistan

71.
Vietnam

72.
Zambia

B-2

Annex C — 2016 Plan
INNOCOLL HOLDINGS PLC
2016 OMNIBUS INCENTIVE COMPENSATION PLAN
Article 1.
Effective Date, Objectives and Duration
1.1   Effective Date of the Plan.   Innocoll Holdings Public Limited Company, an Irish public company (the “Company”), adopted the 2016 Omnibus Incentive Compensation Plan (the “Plan”) on December ___, 2015, subject to approval by the Company’s shareholder and the ratification of the Plan by the shareholders of Innocoll AG and consummation of the Merger. The terms of the Plan are set forth herein.
1.2   Objectives of the Plan.   The Plan is intended (a) to allow selected employees of and consultants to the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, officers and consultants and retaining existing employees and consultants, (b) to provide annual cash incentive compensation opportunities that are competitive with those of other peer corporations, (c) to optimize the profitability and growth of the Company and its Subsidiaries through incentives which are consistent with the Company’s goals, (d) to provide Grantees with an incentive for excellence in individual performance, (e) to promote teamwork among employees, consultants and Non-Employee Directors, and (f) to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors’ interests more closely with the interests of the Company’s shareholders.
1.3   Duration of the Plan.   The Plan shall commence on the effective date of the Merger (the “Effective Date”) and shall remain in effect, subject to the right of the Board of Directors of the Company (“Board”) to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of January __, 2026, or the date all Shares subject to the Plan shall have been issued and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.
Article 2.
Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below:
2.1   “Affiliate” means any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) shares or stock possessing more than fifty percent (50%) of the total combined voting power of all classes of shares or stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of shares or stock of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.
2.2   “Applicable Law” means the laws of Delaware, any legal or regulatory requirement relating to the Plan, Awards and/or Shares under applicable U.S. federal, state and local laws, the requirements of any stock exchange or automated quotation system upon which the Shares are listed, the Code, the laws of Ireland applicable to the Company and the applicable laws, rules, regulations and requirements of any country or jurisdiction where Awards are or are to be granted, exercised, vest or be settled, as such laws, rules, regulations and requirements shall be in place from time to time;
2.3   “Award” means Options (including non-qualified options and Incentive Stock Options), SARs, Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Restricted Stock Units, Dividend Equivalents, Bonus Shares, Cash Incentive Awards or Other Stock-Based Awards granted under the Plan.
2.4   “Award Agreement” means either (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.
2.5   “Board” means the Board of Directors of the Company.
2.6   “Bonus Shares” means Shares that are awarded to a Grantee with or without cost (save in all events for payment by the Grantee in cash of the nominal value per Share) and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an inducement to become an Eligible Person or, with the consent of the Grantee, as payment in lieu of any cash remuneration otherwise payable to the Grantee.
2.7   “Cash Incentive Award” means an Award granted under Article 15 of the Plan.
2.8   “CEO” means the Chief Executive Officer of the Company.
2.9   “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.
2.10   “Committee” or “Incentive Plan Committee” has the meaning set forth in Section 3.1(a).
2.11   “Compensation Committee” means the compensation committee of the Board.
2.12   “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is recognizable as income for federal income tax purposes, is a “covered employee,” within the meaning of Code Section 162(m), with respect to the Company.
2.13   “Deferred Stock” means a right, granted under Article 10, to receive Shares at the end of a specified deferral period.
2.14   “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:
(a)   Except as provided in (b) below, a disability within the meaning of Section 22(e)(3) of the Code; and
(b)   In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, a disability as defined in regulations under Code Section 409A. For purpose of Code Section 409A, a Grantee will be considered Disabled if:
(i)   the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or
(ii)   the Grantee is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.
2.15   “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of Shares.
2.16   “Effective Date” has the meaning set forth in Section 1.1.
2.17   “Eligible Person” means any employee (including any officer) of, or non-employee consultant to, or Non-Employee Director of, the Company or any Affiliate, or potential employee (including a potential officer) of, or non-employee consultant to, the Company or an Affiliate; provided, however, that solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation. Solely for purposes of Section 5.6(b), current or former employees or non-employee directors of, or consultants to, an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.18   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.
2.19   “Exercise Price” means (a) with respect to an Option, the price at which a Share may be subscribed for by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise the SAR.
2.20   “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on the NASDAQ Global Market (“NASDAQ”), or if not the NASDAQ, on the established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date or the preceding trading day. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation 1.409A-1(b)(5)(iv)(B).
2.21   “Forfeiture” means, in relation to Restricted Shares, the compulsory transfer of Restricted Shares by the Grantee, in accordance with and on and subject to the terms set out in the Award Agreement to one of the following, at the election of the Company; the Company, subject to Applicable Law and the Constitution of the Company, an employee benefit trust established by the Company, or a third party nominated by the Company, and “Forfeitable,” “Forfeited” and “non-Forfeitable” shall be construed accordingly;
2.22   “Forfeiture Transferee” means the person to which or whom Restricted Shares are transferred pursuant to Forfeiture;
2.23   “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.
2.24   “Grantee” means a person who has been granted an Award.
2.25   “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.
2.26   “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.
2.27   “Irish Takeover Rules” means the takeover rules made from time to time by the Irish Takeover Panel under the powers granted to it by the Irish Takeover Panel Act 1997.
2.28   “Management Committee” has the meaning set forth in Section 3.1(b)
2.29   “Merger” means the cross-border merger between Innocoll AG and the Company with Innocoll AG being the disappearing entity and the Company being the surviving entity in a merger by acquisition;
2.30   “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.
2.31   “Option” means an option granted under Article 6 of the Plan.
2.32   “Ordinary Share” means an Ordinary Share, par value $0.01, in the capital of the Company.
2.33   “Other Stock-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.
2.34   “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provisions for options thereunder). No Award (other than Stock Options and Restricted Shares granted during the Section 162(m) Transition Period) granted after the Company becomes Publicly Held shall satisfy the Performance-Based Exception unless such Award is granted after the shareholders have approved the material terms of this Plan (including the provisions of Section 4.3 and 4.4) after the Company becomes Publicly Held. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.
2.35   “Performance Measures” has the meaning set forth in Section 4.4.
2.36   “Performance Period” means the time period during which performance goals must be met.
2.37   “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.
2.38   “Period of Restriction” means the period during which Restricted Shares are subject to Forfeiture if the conditions specified in the Award Agreement are not satisfied.
2.39   “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.
2.40   “Personal Data” has the meaning assigned to that term in Section 2 of Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data;
2.41   “Publicly Held” has the meaning set forth in Section 4.3.
2.42   “Restricted Shares” means Shares issued under Article 8, that are both subject to Forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.
2.43   “Restricted Stock Units” are rights, granted under Article 10, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights, and subject always to the Grantee paying the nominal value in cash for each such Share;
2.44   “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.
2.45   “SEC” means the United States Securities and Exchange Commission, or any successor thereto.
2.46   “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.
2.47   “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.
2.48   “Section 162(m) Transition Period” means the transition period commencing on the date the Company becomes Publicly Held and ending on the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 4.1) after the Company becomes Publicly Held; (b) the issuance of all of the Ordinary Shares reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of shareholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company becomes Publicly Held pursuant to an initial public offering of any class of the Company’s common equity securities; or (e) if the Company becomes Publicly Held without an initial public offering of any class of its common equity securities, the first calendar year following the calendar year in which the Company becomes Publicly Held.
2.49   “Separation from Service” means, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Grantee reasonably anticipate that the level of bona fide services the Grantee would perform for the Company and/or any Affiliates after that date (whether as an employee,

Non-Employee Director or consultant or independent contractor) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs for individuals providing services to the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller who provides services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).
2.50   “Share” means an Ordinary Share, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.
2.51   “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.
2.52   “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns shares or stock possessing 50% or more of the total combined voting power of all classes of shares or stock in one of the other corporations in such chain.
2.53   “Surviving Company” means the surviving corporation in any merger or consolidation, involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding shares or stock of the Company.
2.54   “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding 10 years.
2.55   “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Affiliate in the capacity of an employee, officer or consultant or with respect to an individual who is an employee or officer of or a consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company; provided, however, that if an Award constitutes deferred compensation within the meaning of Code Section 409A, Termination of Affiliation with respect to such Award shall mean the Grantee’s Separation from Service.
Article 3.
Administration
3.1   Committee.
(a)   Subject to Article 14, and to Section 3.2, the Plan shall be administered by a Committee (the “Incentive Plan Committee” or the “Committee”) appointed by the Board from time to time. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. To the extent the Board or Compensation Committee considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.
(b)   The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers, Non-Employee Directors, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

(c)   Unless the context requires otherwise, any references herein to “Committee” include references to the Incentive Plan Committee, the Board or the Compensation Committee to the extent Incentive Plan Committee, the Board or the Compensation Committee, as applicable, has assumed or exercises administrative powers itself as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that (i) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3 or meet the Performance-Based Exception, “Committee” shall include only the Incentive Plan Committee or the Compensation Committee.
3.2   Powers of Committee.   Subject to and consistent with the provisions of the Plan (including Article 14), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:
(a)   to determine when, to whom and in what types and amounts Awards should be granted;
(b)   to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);
(c)   to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, Other Stock-Based Award or Cash Incentive Award and to determine whether any performance or vesting conditions have been satisfied;
(d)   to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;
(e)   to determine the Term of any Option or SAR;
(f)   to determine the amount that a Grantee shall pay for Restricted Shares, which shall be no less than the nominal value per Restricted Share, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be Forfeited and whether such shares shall be held in escrow;
(g)   to determine whether, to what extent and under what circumstances, subject to Applicable Law and the Company’s Constitution, an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;
(h)   to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise);
(i)   to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j)   to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;
(k)   to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;
(l)   to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
(m)   to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Applicable Law or change in an existing Applicable Law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;
(n)   to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;
(o)   to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;
(p)   to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in Applicable Laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;
(q)   adopt rules and/or procedures (including the adoption of any subplan under the Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures;
(r)   to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and
(s)   to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and shareholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)).
3.3   No Repricings.   Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having with a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without shareholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Company has a class of shares or stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under to Section 4.2.
Article 4.
Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance
4.1   Number of Shares Available for Grants.   Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery under the Plan shall be 2,850,000, including Shares delivered pursuant to the exercise of Incentive Stock Options granted hereunder.
If any Award terminates without the delivery of Shares, whether by lapse, forfeiture, cancellation or otherwise, the Shares subject to such Award, to the extent of any such termination, shall again be available for grant under the Plan. Subject to Applicable Law if any Shares subject to an Award granted hereunder are Forfeited or withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Moreover, the number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. Upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.
Shares may be allotted and issued pursuant to the Plan from the Company’s authorized but unissued share capital, or the reissue of treasury Shares.
4.2   Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.
(a)   Adjustment in Authorized Shares and Awards.   In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of  (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any Award of Restricted Stock Units, Deferred Stock or other outstanding Share-based Award. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or otherwise subject any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(b)   Merger, Consolidation or Similar Corporate Transaction.   In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the shares or stock of the Company, including by way of a court sanctioned compromise or scheme of arrangement (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such Awards) and with respect to any vested and nonforfeitable Awards, the Committee may either (i) allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Options or SARs) if such vested Awards were settled or distributed or such vested Options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR exceeds the amount payable per Share in the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.
(c)   Liquidation or Dissolution of the Company.   In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable and allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.
(d)   Deferred Compensation and Awards Intended to Comply With the Performance-Based Exception.   Notwithstanding the forgoing provisions of this Section 4.2,
(i)   if an Award (other than an Option or SAR) is intended to comply with the Performance-Based Exception, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c) until the earlier (i) the consummation of a change of control of the Company (as determined by the Committee in its sole discretion) or (ii) the attainment of the Performance Measure(s) upon which the Award is conditioned as certified by the Committee; and
(ii)   if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation Section 1.409A-3(i)(5).
4.3   Compliance with Section 162(m) of the Code.
(a)   Section 162(m) Compliance.   To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, this Section 4.3(a) shall apply. Each Award that is intended to meet the Performance-Based Exception and is granted to a person the Committee believes is likely to be a Covered Employee at the time such Award is settled shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic shareholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.
(b)   Annual Individual Limitations.   Except as provided in Section 5.6(b), no Grantee may be granted Awards (other than Awards that cannot be settled in Shares) with respect to more than 400,000 Shares in a single calendar year, subject to adjustment as provided in Section 4.2(a). The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted in any calendar year to any Grantee shall not exceed $2,500,000 million for all such Awards.

(c)   Section 162(m) Transition Rules.   The foregoing restrictions and limitations set forth in the forgoing provisions of this Section 4.3 shall not apply to any grants made before the Company becomes Publicly Held or to any grant made during the Section 162(m) Transition Period. The Company will be “Publicly Held” if any class of its common equity securities is required to be registered under Section 12 of the Exchange Act. The determination of whether and when the Company becomes Publicly Held and the deductibility of Awards granted before the Company becomes Publicly Held will be made in accordance with regulations promulgated under Code Section 162(m).
4.4   Performance-Based Exception Under Section 162(m).   Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options or SARs) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following: the attainment by a Share of a specified Fair Market Value for a specified period of time or within a specified period of time; earnings per Share; earnings per Share from continuing operations; total shareholder return; return on assets; return on equity; return on capital; earnings before or after taxes, interest, depreciation, and/or amortization; return on investment; interest expense; cash flow; cash flow from operations; revenues; sales; costs; assets; debt; expenses; inventory turnover; economic value added; cost of capital; operating margin; gross margin; net income before or after taxes; operating earnings either before or after interest expense and either before or after incentives or asset impairments; attainment of cost reduction goals; revenue per customer; customer turnover rate; asset impairments; financing costs; capital expenditures; working capital; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; customer satisfaction, aggregate product price and other product price measures; safety record; service reliability; debt rating; and achievement of business and operational goals, such as market share, new products, and/or business development. Any applicable Performance Measure may be applied on a pre- or post-tax basis. The Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices). For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code.
The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.
In the event that Applicable Laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 5.
Eligibility and General Conditions of Awards
5.1   Eligibility.   The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion. No Award may be granted at a time when such grant would constitute a breach of Applicable Law or, in the opinion of the Committee, would or may result in the Eligible Person and/or any other parties being obligated under the Irish Takeover Rules to make a general offer to all shareholders of the Company.
5.2   Award Agreement.   To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.
5.3   General Terms and Termination of Affiliation.   The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 16.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture or transfer, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Awards may be granted for no consideration other than prior and future services save that in no event will Shares the subject to Award be allotted and issued unless the nominal value per Share is paid in cash, save to the extent permitted by Applicable Law and the Company’s Constitution. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Options that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company.
5.4   Nontransferability of Awards.
(a)   Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
(b)   No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company or other Forfeiture Transferee) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(c)   Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Options (other than Incentive Stock Options) and Restricted Shares, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, any person sharing the Grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Option may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d)   Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under Applicable Law.
5.5   Cancellation and Rescission of Awards.   Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.
5.6   Stand-Alone, Tandem and Substitute Awards.
(a)   Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code; provided further that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the Incentive Stock Option.
(b)   The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for share or stock and share or stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or shares or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).
5.7   Compliance with Rule 16b-3.   The provisions of this Section 5.7 will not apply unless and until the Company has a class of shares or stock that is registered under Section 12 of the Exchange Act.
(a)   Six-Month Holding Period Advice.   Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.
(b)   Reformation to Comply with Exchange Act Rules.   To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.
(c)   Rule 16b-3 Administration.   Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.
5.8   Deferral of Award Payouts.   The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards or Cash Incentive Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code and Article 17 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.
Article 6.
Stock Options
6.1   Grant of Options.   Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
6.2   Award Agreement.   Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine. No Option may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law or, in the opinion of the Committee, would or may result in the Eligible Person and/or any other parties being obligated under the Irish Takeover Rules to make a general offer to all shareholders of the Company.
6.3   Option Exercise Price.   The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than 100% of the Fair Market Value of a Share on the Grant Date and in no event will be less than the nominal value per Share.
6.4   Grant of Incentive Stock Options.   At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:
(a)   shall be granted only to an employee of the Company or a Subsidiary Corporation;
(b)   shall have an Exercise Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than 10% Owner”), have an Exercise Price not less than 110% of the Fair Market Value of a Share on its Grant Date;
(c)   shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;
(d)   shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e)   shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;
(f)   shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;
(g)   shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and
(h)   shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.
Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.
6.5   Payment of Exercise Price.   Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:
(a)   cash, personal check, cash equivalent or wire transfer;
(b)   subject to Applicable Law and the Company’s Constitution and with the approval of the Committee, by delivery of Ordinary Shares owned by the Grantee prior to exercise, valued at their Fair Market Value on the date of exercise;
(c)   subject to Applicable Law and the Company’s Constitution and with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at the their Fair Market Value on the date of exercise;
(d)   subject to Applicable Law and the Company’s Constitution and with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or
(e)   subject to Applicable Law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.
The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.
Stock Appreciation Rights
7.1   Issuance.   Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.
7.2   Award Agreements.   Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.
7.3   SAR Exercise Price.   The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the SAR.
7.4   Exercise and Payment.   Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)   The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by
(b)   The number of Shares with respect to which the SAR is exercised.
SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.
7.5   Grant Limitations.   The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.
Article 8.
Restricted Shares
8.1   Grant of Restricted Shares.   Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.
8.2   Award Agreement.   Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under Applicable Law; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”
8.3   Consideration for Restricted Shares.   The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares provided that it shall be no less than the nominal value per Restricted Share.
8.4   Effect of Forfeiture.   If Restricted Shares are Forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Forfeiture Transferee at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such Forfeiture. The Forfeiture Transferee shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the event causing the Forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.
8.5   Escrow; Legends.   The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock transfer form executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become non-Forfeitable or are Forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonForfeitable, the Company shall cause certificates for such shares to be delivered without such legend.
Article 9.
Performance Units and Performance Shares
9.1   Grant of Performance Units and Performance Shares.   Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
9.2   Value/Performance Goals.   The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.
(a)   Performance Unit.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.
(b)   Performance Share.   Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.
9.3   Earning of Performance Units and Performance Shares.   After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.
At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement provided that if is to be in Shares, issuance of the Shares shall be subject to payment by the Grantee in cash of the nominal value for each Share so issued.
If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.
At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Grantee.
Article 10.
Deferred Stock and Restricted Stock Units
10.1   Grant of Deferred Stock and Restricted Stock Units.   Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock and/or

Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Deferred Stock must conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 17 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Deferred Stock.
10.2   Vesting and Delivery.
(a)   Delivery With Respect to Deferred Stock.   Delivery of Shares subject to a Deferred Stock grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Stock. An Award of Deferred Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Deferred Stock remains subject to a substantial risk of forfeiture, such Deferred Shares shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”
(b)   Delivery With Respect to Restricted Stock Units.   Delivery of Shares subject to a grant of Restricted Stock Units shall occur no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Company in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Restricted Stock Units remains subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”
10.3   Voting and Dividend Equivalent Rights Attributable to Deferred Stock and Restricted Stock Units.   A Grantee awarded Deferred Stock or Restricted Stock Units will have no voting rights with respect to such Deferred Stock or Restricted Stock Units prior to the delivery of Shares in settlement of such Deferred Stock and/or Restricted Stock Units. Unless otherwise determined by the Committee, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Stock and/or Restricted Stock Units, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock or Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Deferred Stock or Restricted Stock Units to which such Dividend Equivalents relate.
Article 11.
Dividend Equivalents
The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents may be granted in conjunction with any grant of Options or SARs. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.
Article 12.
Bonus Shares
Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.
Article 13.
Other Stock-Based Awards
The Committee is authorized, subject to limitations under Applicable Law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.
Article 14.
Non-Employee Director Awards
Subject to the terms of the Plan, the Board may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the full Board in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards with respect to more than 400,000 Shares in a single calendar year, subject to adjustment as provided in Section 4.2(a).
Article 15.
Cash Incentive Awards
15.1   Cash Incentive Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash Incentive Awards to any Eligible Person in such amounts and upon such terms, including the achievement of specific performance goals during the Performance Period, as the Committee may determine. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. An Eligible Person may have more than one Cash Incentive Award outstanding at any time. For instance, the Committee may grant an Eligible Person one Cash Incentive Award with a calendar year or fiscal year Performance Period (an annual incentive bonus) and a separate Cash Incentive Award with a Performance Period that covers more than one calendar or fiscal year (a long-term cash incentive bonus).
15.2   Value of Cash Incentive Awards.   Each Cash Incentive Award shall specify a payment amount or payment range as determined by the Committee. The Committee shall establish performance goals applicable to each Cash Incentive Award in its discretion and the amount that will be paid to the Grantee pursuant to such Cash Incentive Award if the applicable performance goals for the Performance Period are met.
15.3   Payment of Cash Incentive Awards.   Payment, if any, with respect to a Cash Incentive Award shall be made in cash in accordance with the terms of the Award Agreement; provided, however, that if the Award Agreement does not specify a payment date with respect to a Cash Incentive Award, payment of the Cash Incentive Award will be made no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Company during which the Performance Period ends.
15.4   Termination of Affiliation.   The Committee shall determine the extent to which a Grantee shall have the right to receive Cash Incentive Awards following his or her Termination of Affiliation. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Grantee, but need not be uniform among all Cash Incentive Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Article 16.
Amendment, Modification, and Termination
16.1   Amendment, Modification, and Termination.   Subject to Section 16.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s shareholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any Applicable Law, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to shareholders for approval.
16.2   Awards Previously Granted.   Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.
Article 17.
Compliance with Code Section 409A
17.1   Awards Subject to Code Section 409A.   The provisions of this Article 17 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.
17.2   Deferral and/or Distribution Elections.   Except as otherwise permitted or required by Code Section 409A, the following rules shall apply to any deferral and/or elections as to the form or timing of distributions (each, an “Election”) that may be permitted or required by the Committee with respect to a 409A Award:
(a)   Any Election must be in writing and specify the amount being deferred, and the time and form of distribution (i.e., lump sum or installments) as permitted by this Plan. An Election may but need not specify whether payment will be made in cash, Shares or other property.
(b)   Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such Performance Period.
(c)   Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.
17.3   Subsequent Elections.   Except as otherwise permitted or required by Code Section 409A, any 409A Award which permits a subsequent Election to further defer the distribution or change the form of distribution shall comply with the following requirements:
(a)   No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;
(b)   Each subsequent Election related to a distribution upon separation from service, a specified time, or a change in control as defined in Section 17.4(e) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and
(c)   No subsequent Election related to a distribution to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the first scheduled payment would otherwise be made.
17.4   Distributions Pursuant to Deferral Elections.   Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than:
(a)   Separation from Service;
(b)   The date the Participant becomes Disabled (as defined in Section 2.14(b);
(c)   The Participant’s death;

(d)   A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (ii) specified by the Grantee in an Election complying with the requirements of Section 17.2 and/or 17.3, as applicable; or
(e)   A change in control of the Company within the meaning of Treasury Regulation Section 1.409A-3(h)(5).
17.5   Six Month Delay.   Notwithstanding anything herein or in any Award Agreement or Election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death.
17.6   Death or Disability.   Unless the Award Agreement otherwise provides, if a Grantee dies or becomes Disabled before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Participants Election. If the Participant has made no Election with respect to distributions upon death or Disability, all such distributions shall be paid in a lump sum within 90 days following the date of the Participant’s death or Disability.
17.7   No Acceleration of Distributions.   This Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Code Section 409A and/or applicable regulations or rulings issued thereunder.
Article 18.
Withholding
18.1   Required Withholding.
(a)   The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:
(i)   payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted an irrevocable instructions to deliver promptly to the Company, the amount to be withheld);
(ii)   delivering part or all of the amount to be withheld in the form of Ordinary Shares valued at its Fair Market Value on the Tax Date;
(iii)   requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or
(iv)   withholding from any compensation otherwise due to the Grantee.
The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SARs, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)   Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).
18.2   Notification under Code Section 83(b).   If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.
Article 19.
Additional Provisions
19.1   Successors.   All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.
19.2   Severability.   If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
19.3   Requirements of Law.   The granting of Awards and the delivery of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any Applicable Law or regulation.
19.4   Securities Law Compliance.
(a)   If the Committee deems it necessary to comply with any Applicable Law, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.
(b)   If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any Applicable Law, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

19.5   Concert-Party Restrictions under the Irish Takeover Rules. In the event that any individual who is eligible to receive an Award or any Eligible Person is, or is presumed to be, a “person acting in concert” for the purposes of the Irish Takeover Rules, and the grant, exercise, vesting, settlement or any other action in relation to an Award to such individual or Eligible Person may, in the reasonable opinion of the Committee, result in the individual or Eligible Person and/or any person acting, or presumed to be acting, in concert with such individual or the Eligible Person becoming obliged under the Irish Takeover Rules to make an offer for the Company (“a Concert-Party Offer”), such grant, exercise, vesting, settlement or other action in relation to such individual or Participant shall not take effect unless the Company is in receipt of a confirmation, direction or ruling from the Irish Takeover Panel that satisfies the Board that such grant, exercise, vesting, settlement or other action would not result in an obligation to make a Concert-Party Offer. If the Committee determines that the exercise or settlement of any such Award by way of the issuance of Shares is not possible or desirable, it may determine that such Award shall be settled in cash, on such conditions as the Committee may determine
19.6   Data Protection.   As a condition of the grant of an Award, a Grantee consents to the collection, retention, use, processing and transfer of his Personal Data by the Company, any Affiliate, any administrator of the Plan, the Company’s registrars, transfer agent, brokers and other agents (whether between themselves or to any third party and including transfer to countries outside the European Economic Area) for the purposes of implementing and operating the Plan.
19.7   Awards Subject to Claw-Back Policies.   Notwithstanding any provisions herein to the contrary, if the Company has a class of shares or stock that is registered under Section 12 of the Exchange Act, all Awards granted hereunder shall be subject to the terms of any recoupment policy currently in effect or subsequently adopted by the Board to implement Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) or Section 10D of the Exchange Act (or with any amendment or modification of such recoupment policy adopted by the Board) to the extent that such Award (whether or not previously exercised or settled) or the value of such Award is required to be returned to the Company pursuant to the terms of such recoupment policy.
19.8   No Rights as a Shareholder.   No Grantee shall have any rights as a shareholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.
19.9   Nature of Payments.   Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.
19.10   Non-Exclusivity of Plan.   Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.
19.11   Governing Law.   The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.
19.12   Unfunded Status of Awards; Creation of Trusts.   The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such

Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.
19.13   Affiliation.   Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.
19.14   Participation.   No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.
19.15   Military Service.   Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.
19.16   Construction.   The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.
19.17   Headings.   The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.
19.18   Obligations.   Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.
19.19   No Right to Continue as Director.   Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
To the fullest extent permitted by Irish law, the constitution of Innocoll Holdings plc (the “Registrant”) confers an indemnity on the Registrant’s directors and officers (each an “Indemnified Person”) who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was an Indemnified Person against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding (subject to them meeting an applicable standard of conduct). However, this indemnity is limited by the Irish Companies Acts, which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or secretary where judgment is given in favor of the director or secretary in any civil or criminal action in respect of such costs or liability, where he is acquitted or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or secretary over and above the limitations imposed by the Irish Companies Acts will be void under Irish law, whether contained in its articles of association or any contract between the company and the director or secretary. This restriction does not apply to our executives who are not directors or company secretary and our constitution also contains indemnification provisions for persons who are not directors or our company secretary.
We are permitted under our Articles and the Irish Companies Acts to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents.
In connection with the Merger, one or more of the Registrant’s subsidiaries will enter into indemnification agreements with each of the Registrant’s directors, secretary and executive officers (as may be determined by the board of directors of the Registrant from time to time), providing for the indemnification of, and advancement of expenses to, such persons, to the fullest extent permitted by law.
Item 21.   Exhibits and Financial Statement Schedules
(a)
Exhibits

The following exhibits are filed as part of this registration statement, unless otherwise indicated.
Exhibit No.	Description
2.1*	Form of Common Draft Terms (incorporated from Annex A to the prospectus).
4.1*	Constitution of Innocoll Holdings plc
4.2*	Form of Constitution of Innocoll Holdings plc to be adopted prior to the Merger
5.1**	Opinion of William Fry as to the legality of the securities being registered
8.1**	Opinion of Dentons US LLP as to U.S. tax matters
8.2**	Opinion of Dentons Europe LLP as to German tax matters
8.3**	Opinion of William Fry as to Irish tax matters
23.1**	Consent of Dentons US LLP (included in Exhibit 8.1)
23.2**	Consent of Dentons Europe LLP (included in Exhibit 8.2)
23.3**	Consent of William Fry (included in Exhibit 5.1 and 8.3)
23.4*	Consent of Grant Thornton, independent registered public accounting firm
99.1*	Consent of persons named to become directors of the Innocoll Holdings plc who have not signed this registration statement on Form F-4

*
Filed herewith

**
To be filed by amendment

Item 22.   Undertakings
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes:
(1)
that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(2)
that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athlone, Ireland on December 10, 2015.
INNOCOLL HOLDINGS PUBLIC LIMITED COMPANY
By:	/s/ Gordon Dunn
Name: Gordon Dunn Title: Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title
/s/ Gordon Dunn Gordon Dunn	Principal Executive Officer and Director
/s/ Turlough O’Connor Turlough O’Connor	Principal Financial Officer, Principal Accounting Officer and Director